As filed with the Securities and Exchange Commission on July 3, 2001

                                                      Registration No. 333-60188
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                   ------------------------------------------

                                 AMENDMENT NO. 1
                                    FORM S-4/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   -------------------------------------------

                           DELTA FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      DELAWARE                        6163                      11-3336165
(STATE OF INCORPORATION)  (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
                            IDENTIFICATION NUMBER)          CLASSIFICATION
                                                              CODE NUMBER)

                               1000 Woodbury Road
                            Woodbury, New York 11797
                                 (516) 364-8500
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                  DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                      6189                     52-2325327
(STATE OF INCORPORATION)  (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
                            IDENTIFICATION NUMBER)         CLASSIFICATION
                                                            CODE NUMBER)

                               1000 Woodbury Road
                            Woodbury, New York 11797
                                 (516) 364-8500
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     DELTA FUNDING RESIDUAL MANAGEMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                   6189                       52-2325326
(STATE OF INCORPORATION) (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
                           IDENTIFICATION NUMBER)            CLASSIFICATION
                                                              CODE NUMBER)

                               1000 Woodbury Road
                            Woodbury, New York 11797
                                 (516) 364-8500
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                   ------------------------------------------
                              Marc E. Miller, Esq.
                           Delta Financial Corporation
                               1000 Woodbury Road
                            Woodbury, New York 11797
                                 (516) 364-8500

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                   ------------------------------------------
                                    COPY TO:

                            James R. Tanenbaum, Esq.
                              Anna T. Pinedo, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                            New York, New York 10038
                                 (212) 806-5400
                   ------------------------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
            As soon as practicable after the effective date of this
                             registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company, and there is compliance with General Instruction G, check the following box. [ ]

     If the form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                   ------------------------------------------

                         CALCULATION OF REGISTRATION FEE


------------------------ ---------------------- ---------------------- ------------------------ ---------------------
Title of Each Class of          Amount            Proposed Maximum            Proposed               Amount of
   Securities to be              to be             Offering Price              Maximum            Registration Fee
      Registered            Registered (1)          Per Security              Aggregate
                                                                         Offering Price (2)
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
  Preferred stock of
    Delta Financial
  Corporation, par value    150,000 shares             $1,000*              $150,000,000*            $ 37,500**
    $0.01 per share
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
Delta Funding Residual
 Exchange Company, LLC    150,000 membership           $1,000*              $150,000,000*            $ 37,500**
 Membership Interests          interests
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
Delta Funding Residual
   Management, Inc.
     common stock,          150,000 shares             $1,000*              $150,000,000*            $ 37,500**
  $0.01 par value per
         share
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
         TOTAL                  150,000                $1,000*              $150,000,000*            $ 37,500**
------------------------ ---------------------- ---------------------- ------------------------ ---------------------

(1) Represents the aggregate number of securities to be issued if all of Delta's outstanding 9 1/2% Senior Notes due 2004 and 9 1/2% Senior Secured
     Notes due 2004 are tendered for exchange and accepted for exchange by Delta.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(f) under the Securities Act.

* Proposed maximum offering price per security of $1,000 and the proposed maximum aggregate offering price of $150,000,000 is for all three class of securities to be registered combined.

** Amount of registration fee of $37,500 is for all three class of securities to be registered, of which $37,009.25 was previously paid to the SEC on May
     3, 2001.

                   ------------------------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a) MAY DETERMINE.

         THE INFORMATION CONTAINED IN THIS DOCUMENT IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS DOCUMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                      SUBJECT TO COMPLETION, JULY 3, 2001
PROSPECTUS                                                         [DELTA LOGO]

                          DELTA FINANCIAL CORPORATION,
                DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC, AND
                     DELTA FUNDING RESIDUAL MANAGEMENT, INC.

                 OFFER TO EXCHANGE DELTA FINANCIAL CORPORATION'S
                          9 1/2% SENIOR NOTES DUE 2004
                                       AND
                      9 1/2% SENIOR SECURED NOTES DUE 2004
                                       FOR
                 PREFERRED STOCK OF DELTA FINANCIAL CORPORATION,
     DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC MEMBERSHIP INTERESTS, AND
             COMMON STOCK OF DELTA FUNDING RESIDUAL MANAGEMENT, INC.
     ----------------------------------------------------------------------
        THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                  ON AUGUST 13, 2001, UNLESS EXTENDED BY DELTA
     ----------------------------------------------------------------------
We are offering the holders of our 9 1/2% Senior Notes due 2004 and the holders of our 9 1/2% Senior Secured Notes due 2004 an opportunity to exchange their notes for:

     o    shares of our newly issued preferred stock;

     o voting membership interests of Delta Funding Residual Exchange Company, LLC, a newly organized Delaware limited liability company; and

     o shares of common stock of Delta Funding Residual Management, Inc., a newly created Delaware corporation.

We will not pay noteholders any cash in connection with exchanging their notes.

Delta Funding Residual Exchange Company, LLC's only assets will be comprised of mortgage-related securities that we or our affiliates currently hold. If you exchange your notes, you will no longer receive regular interest payments or a return of your principal. Instead, if you exchange your notes,

     o as a holder of shares of our preferred stock, you will receive dividends, only if declared and paid by our board of directors, beginning in July 2003;

     o as a holder of LLC membership interests of Delta Funding Residual Exchange Company, LLC you will receive cash payments, if any, produced by the mortgage-related securities held by the LLC after the LLC makes required payments of fees and expenses; and

     o as a holder of shares of common stock of Delta Funding Residual Management, Inc., you will receive dividends, only if declared and paid by its board of directors.

     IN CONNECTION WITH EXCHANGING YOUR NOTES, WE URGE YOU TO READ THIS DOCUMENT IN ITS ENTIRETY, INCLUDING THE SECTION DESCRIBING RISKS RELATING TO THE EXCHANGE OFFER, OUR BUSINESS, THE LLC, AND DELTA FUNDING RESIDUAL MANAGEMENT, INC. SEE "RISK FACTORS" BEGINNING ON PAGE 26.

     As part of the exchange offer, we also will ask the note holders to consent to certain proposed amendments to the indentures which govern the notes. We describe these proposed amendments under "The Exchange Offer -- The Proposed Amendments" beginning on page 57.

     We will keep the exchange offer open until 5:00 p.m., New York City time on August 13, 2001. We may decide to extend the exchange offer and if we do so we will notify you through the issuance of a press release.

     Our offer to exchange your notes is conditioned upon receiving at least 95% in aggregate principal amount of the outstanding notes for exchange.

     We describe the procedure for tendering your notes for exchange under "The Exchange Offer" beginning on page 57.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AND EXCHANGE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is July 3, 2001.

                                TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER...............................1

PROSPECTUS SUMMARY...........................................................5
     Summary of the Exchange Offer...........................................5
     Structure of the Exchange Offer.........................................8
     Delta Financial Corporation.............................................9
     Delta Funding Residual Exchange Company, LLC...........................19
     Delta Funding Residual Management, Inc.................................21
     Risk Factors...........................................................21

DELTA SUMMARY HISTORICAL FINANCIAL DATA.....................................22

SUMMARY PRO FORMA FINANCIAL DATA FOR DELTA FUNDING  RESIDUAL EXCHANGE
   COMPANY, LLC.............................................................23

SUMMARY PRO FORMA FINANCIAL DATA FOR DELTA FUNDING RESIDUAL MANAGEMENT, INC.25

RISK FACTORS................................................................26
     Risks Associated with The Exchange Offer...............................26
     Risks Affecting Us and Our Business....................................29
     Risks Associated with Delta Funding Residual Exchange Company, LLC.....39
     Risks Associated with The Underlying Mortgage-Related Securities.......44
     Risks Associated with Delta Funding Residual Management, Inc...........50

USE OF PROCEEDS.............................................................52

DELTA FINANCIAL CORPORATION CAPITALIZATION..................................53

DELTA SELECTED HISTORICAL FINANCIAL DATA....................................55

THE EXCHANGE OFFER..........................................................57
     Terms of the Exchange Offer; Period for Tendering Notes................57
     The Proposed Amendments................................................57
     Expiration Date; Extensions; Amendments................................59
     Release of Legal Claims by Tendering Note Holders......................59
     Procedures for Tendering Notes.........................................60
     Acceptance of Notes for Exchange; Delivery of shares of our
       Preferred Stock, the LLC interests and shares of the common stock....62
     Book-Entry Transfers...................................................62
     Guaranteed Delivery Procedures.........................................63
     Withdrawal Rights......................................................64
     Conditions to the Exchange Offer.......................................65
     Exchange Agent.........................................................66
     Information Agent; Assistance..........................................67
     Fees and Expenses......................................................67
     Transfer Taxes.........................................................67
     Consequences of Failure to Exchange....................................67

CONSIDERATIONS FOR NOTEHOLDERS  WHO ELECT NOT TO PARTICIPATE IN
   THE EXCHANGE OFFER.......................................................68
     Effect of the Proposed Amendments......................................68
     Adverse Effects on Trading Market for the Secured Notes................69
     Liquidation Value of the Assets Securing the Senior Secured Notes......69

DESCRIPTION OF OUR PREFERRED STOCK..........................................71
     General................................................................72
     Rank...................................................................72
     Dividends..............................................................72
     Voting Rights - General................................................73
     Election of Additional Directors.......................................73
     Optional Redemption....................................................74
     Mandatory Redemption...................................................74
     Liquidation Rights.....................................................75
     Amendment..............................................................75
     Reacquired Shares......................................................76

DESCRIPTION OF DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC.................76
     General................................................................76
     Terms of the LLC Agreement.............................................76
     Assets of the LLC......................................................78

DESCRIPTION OF DELTA FUNDING RESIDUAL  EXCHANGE COMPANY, LLC
   MEMBERSHIP INTERESTS.....................................................90
     Restrictions On Transfer...............................................90
     Withdrawal.............................................................91
     Voting Rights..........................................................91
     Rights Upon Liquidation................................................91

DESCRIPTION OF DELTA FUNDING RESIDUAL MANAGEMENT, INC.......................92

DESCRIPTION OF DELTA FUNDING RESIDUAL  MANAGEMENT, INC. COMMON STOCK........94
     Dividends..............................................................95
     Rights Upon Liquidation................................................95

COMPARISON OF RIGHTS OF HOLDERS OF THE NOTES AND OUR PREFERRED
   STOCK, THE LLC INTERESTS AND THE COMMON STOCK............................95

FEDERAL AND STATE REGULATORY REQUIREMENTS...................................97

ERISA CONSIDERATIONS........................................................97

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER.........99
     Taxation of Holders of Secured Notes..................................100
     Taxation of Holders of Our Preferred Stock............................102
     Taxation of Delta Funding Residual Exchange Company, LLC and
        Holders of the LLC Interests.......................................104
     Taxation of Holders of Shares of Common Stock of Delta Funding
        Residual Management, Inc...........................................108
     Tax Consequences to Delta.............................................109
     Retention of Notes; Adoption of Proposed Amendments...................110
     Backup Withholding....................................................111

LEGAL MATTERS..............................................................111

EXPERTS....................................................................111

WHERE YOU CAN FIND MORE INFORMATION........................................112

INCORPORATION OF DOCUMENTS BY REFERENCE....................................113

FORWARD-LOOKING STATEMENTS.................................................113

INFORMATION NOT REQUIRED IN PROSPECTUS.......................................1
     Item 20. Indemnification of Directors and Officers......................1
     Item 21. Exhibits and Financial Statements and Schedules................3
     Item 22. Undertakings...................................................4

ANNEX A - THE PROPOSED AMENDMENTS..........................................A-1

Exhibits A through V - TRUSTEE REPORTS ON SECURITIZATION TRUSTS............B-1

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 20. Indemnification of Directors and Officers...................II-1

     Item 21. Exhibits and Financial Statements and Schedules.............II-3

     Item 22. Undertakings................................................II-4

ANNEX A - THE PROPOSED AMENDMENTS..........................................A-1

Exhibits A through V - TRUSTEE REPORTS ON SECURITIZATION TRUSTS............B-1

                 QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

Q:   WHY ARE WE PROPOSING THE EXCHANGE OFFER?

A: Based on our current estimates it is unlikely that we will have sufficient funds to both make interest payment due on the notes in August 2001 and thereafter, and comply with certain covenants in our warehouse line of credit, and otherwise operate our business.

     We would like to continue improving our operating efficiencies and reducing our negative cashflow from operations. If we are able to complete the exchange offer, we will no longer have an obligation to make regular interest payments on the notes. In addition, we will have greater operating and financial flexibility because we will not be subject to the covenants in the senior secured notes indenture.

Q:   WHAT WILL YOU RECEIVE IN THE EXCHANGE OFFER?

A: Each noteholder will receive shares of our preferred stock, membership interests in Delta Funding Residual Exchange Company, LLC and shares of common stock of Delta Funding Residual Management, Inc. You will not receive any cash.

Q:   WHAT IS DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC?

A: Delta Funding Residual Exchange Company, LLC, a Delaware limited liability company, was created to facilitate completion of this exchange offer. The LLC will not conduct any business or operations; it exists solely to hold mortgage-related securities for the benefit of the noteholders.

Q:   WHAT ARE THE ASSETS OF DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC?

A: The LLC will hold mortgage-related securities which currently are held by us or by our affiliates and serve as the collateral securing our obligations under the senior secured notes. All of these securities were issued in connection with our securitization transactions and represent the right to receive payments from securitization trusts. We describe the securities in more detail beginning on page 78 under the section "Description of Delta Funding Residual Exchange Company, LLC -- Assets of the LLC."

Q:   WHAT IS DELTA FUNDING RESIDUAL MANAGEMENT, INC.?

A: Delta Funding Residual Management, Inc. is our wholly-owned subsidiary and was created to facilitate the exchange offer and manage the assets held by the LLC. It will not conduct any business or operations other than those associated with its management of the LLC.

Q:   WHAT ARE THE ASSETS OF DELTA FUNDING RESIDUAL MANAGEMENT, INC.?

A: Delta Funding Residual Management, Inc. will not have substantial assets. It will have minimal capitalization and it will hold a non-voting membership interest in the LLC.

Q: WHAT PAYMENTS DO YOU CURRENTLY HAVE A RIGHT TO RECEIVE AS A HOLDER OF THE NOTES?

A: The notes entitle you to receive regular interest payments from us and to receive, at maturity, the return of your principal. However, we may not have the cash required to continue to make regular interest payments on the notes. If we are unable to make the interest payments on the notes, we will have defaulted on our obligations under the indentures governing the notes. The noteholders may declare the entire amount then due on the notes immediately payable. The holders of the secured notes would then have their right to payment satisfied by looking to the collateral securing our obligations to them under the secured notes. The senior secured notes are secured indirectly by pledges of mortgage-related securities having an approximate value of $152.8 million as of March 31, 2001.

Q: WHAT PAYMENTS WOULD YOU RECEIVE FOLLOWING THE EXCHANGE OFFER AS A HOLDER OF SHARES OF OUR PREFERRED STOCK, THE LLC INTERESTS, AND SHARES OF THE COMMON STOCK?

A: If you exchange your notes, you will not receive regular payments of interest and you may not receive a return of your principal. As a holder of our preferred stock, beginning in July 2003, you will receive dividend payments if, and only if, declared by our board of directors out of funds which are legally available for this purpose. We describe the terms of our preferred stock in more detail under the section titled "Description of Our Preferred Stock" beginning on page 71.

     As a holder of LLC interests, you will receive quarterly cash payments only to the extent that the LLC receives cash from its mortgage-related securities in an amount that exceeds the expenses of the LLC. The LLC's expenses will include paying income tax liabilities arising in connection with the mortgage-related securities, portions of our settlement with the New York Department of Banking and between 10% and 15% of the net after tax cashflow of the LLC to us. Only once all of the LLC's expenses are paid will the LLC interest holders receive any payment. We describe the LLC interests in more detail under the section titled "Description of Delta Funding Residual Exchange Company, LLC Membership Interests" beginning on page 90.

     As a holder of the common stock, you may receive dividend payments if, and only if, declared by Delta's Funding Residual Management's board of directors out of funds legally available for this purpose. However, Delta Funding Residual Management does not intend to make dividend payments. We describe the terms of the common stock in more detail under the section titled "Description of Delta Funding Residual Management, Inc.'s Common Stock" beginning on page 94.

Q: WILL YOU BE ABLE TO TRANSFER SHARES OF OUR PREFERRED STOCK, THE LLC INTERESTS, AND SHARES OF THE COMMON STOCK?

A: You only will be able to transfer the LLC interests and shares of the common stock on a corresponding pro rata basis, with the prior written consent of the manager of the LLC to a qualified institutional buyer as defined under Rule 144A of the Securities Act and the assignee must agree in writing to be bound by the terms and conditions of the LLC agreement. The shares of our preferred stock also will be subject to similar restrictions on transfer.

Q: HOW SHOULD YOU EVALUATE AN INVESTMENT IN THE PREFERRED STOCK, THE LLC INTERESTS AND THE SHARES OF COMMON STOCK?

A: As discussed above, beginning in July 2003, holders of the preferred stock are entitled to receive dividend payments and holders of the common stock may receive dividend payments, if and only if, declared by our or Delta Funding Residual Management's board of directors, respectively, out of funds legally available for this purpose. As for an investment in the LLC interests, we provide information about the mortgage-related securities to be held by the LLC, including our analysis of the projected cashflows from these securities over the next thirty years, beginning on page 84 under the section titled "Description of Delta Funding Residual Exchange Company, LLC." Our analysis is based on a number of assumptions concerning future events.

Q:   WHAT ARE THE CONDITIONS TO THE EXCHANGE OFFER?

A: We will complete the exchange offer if the holders of at least 95% aggregate outstanding principal amount of notes tender their notes for exchange.

Q:   WHAT DO YOU NEED TO DO TO TENDER YOUR NOTES FOR EXCHANGE?

A: After carefully reading and considering all of the information in this prospectus, please respond by completing and signing the letter of transmittal and consent and returning it, together with the notes or a notice of guaranteed delivery, prior to the expiration date.

Q:   WHO CAN ANSWER MY QUESTIONS CONCERNING THE EXCHANGE OFFER?

A: If you have any questions about the exchange offer or how to submit your letter of transmittal, or if you need additional copies of this prospectus or of our Annual Report on Form 10-K or our Quarterly Report on Form 10-Q, you contact:

                    Richard Blass
`                   Executive Vice President and Chief Financial
                    Officer
                    Delta Financial Corporation
                    Telephone:  516-812-8200
                    e-mail:  rblass@deltafinancial.com

                               PROSPECTUS SUMMARY

     The following summary highlights selected information from this prospectus and does not contain all of the information that is important to you. This prospectus briefly describes our business, Delta Funding Residual Exchange Company, LLC, Delta Funding Residual Management, Inc., our preferred stock, the LLC membership interests, Delta Funding Residual Management's common stock and the mortgage-related securities held by the LLC. We encourage you to read this prospectus in its entirety.

SUMMARY OF THE EXCHANGE OFFER

COMPANIES:                         Delta Financial Corporation
                                   Delta Funding Residual Exchange Company, LLC
                                   Delta Funding Residual Management, Inc.

NOTES: Delta Financial Corporation's 9 1/2% Senior Notes due 2004 and 9 1/2% Senior Secured Notes due 2004.

THE EXCHANGE:                      The noteholders will be given an opportunity
                                   to exchange their notes and receive the
                                   following:

                                   o    shares of Delta's preferred stock;

                                   o    voting LLC memberships interests in
                                        Delta Funding Residual Exchange Company,
                                        LLC; and

                                   o    shares of Delta Funding Residual
                                        Management Inc.'s common stock.

                                   Please see "The Exchange Offer" beginning on page 57.

CONDITIONS TO THE EXCHANGE:        We will proceed with the exchange if we
                                   receive the tender of at least 95% in
                                   aggregate principal amount of the outstanding notes.

                                   Each noteholder who tenders its notes in the exchange also must consent to certain amendments to the indentures which govern the notes. Please see "The Exchange Offer -- Conditions to the Exchange Offer" beginning on page 55.

HOW DO YOU PARTICIPATE IN THE      To participate in the exchange offer, a
EXCHANGE OFFER?                    noteholder must deliver:

                                   o    a consent to the proposed amendments to
                                        the indentures;

                                   o    a completed letter of transmittal or an
                                        agent's message if the notes are
                                        tendered through DTC's Automated Tender
                                        Offer Program; and

                                   o    the notes or a notice of guaranteed
                                        delivery, unless the notes are tendered
                                        through ATOP;

                                   before the expiration date for the exchange offer. Please see "The Exchange Offer -- Procedures for Tendering Notes" beginning on page 60.

WHEN DOES THE EXCHANGE OFFER       The exchange will expire at 5:00 p.m., New
EXPIRE?                            York City time, on August 13, 2001, unless we
                                   extend the offer period. If we decide to extend the offer period, we will notify the noteholders through a press release. You can also contact the exchange agent or information agent at their toll-free numbers listed below to determine the status of the exchange offer.

CAN YOU WITHDRAW YOUR TENDER OF    You may withdraw any tendered notes at any
NOTES?                             time prior to the expiration time.

WHAT ARE THE PROPOSED AMENDMENTS?  In order for your tender of notes to be considered valid and, as such, to be accepted by us, you must deliver a consent to the indenture amendments. The indenture governing the senior secured notes will be amended to conform with the terms of this exchange offer. The amendments will remove all of the collateral currently securing the notes. In addition, the amendments will remove from the indenture governing the senior secured notes most of the restrictive covenants that currently limit (for the benefit of the noteholders) our ability to engage in certain activities, like incurring additional debt or disposing of certain assets. The indenture governing the senior notes does not contain these restrictive covenants as a result of amendments made in connection with the exchange offer we completed in December 2000. We describe these amendments in detail under "The Exchange Offer -- The Proposed Amendments" beginning on page 57.

                                   Upon consummation of the exchange offer, fifty percent of the notes tendered will be cancelled and the remaining fifty percent of the notes tendered will be held by the LLC. The LLC as the holder of the notes will waive our obligations under the indentures to pay principal and interest. We will enter into an agreement with the LLC providing that one of our subsidiaries, Delta Funding Residual NIM Company, Inc., a special purpose vehicle, will become the obligor on the remaining notes held by the LLC. We described these arrangements under the section "The Exchange Offer -- The Proposed Amendments" on page 57.

WHO IS THE EXCHANGE AGENT?         U.S. Bank Trust National Association is the
                                   exchange agent. Their address is 180 East
                                   Fifth Street, St. Paul, Minnesota, 55101
                                   Attention: Patricia Kapsch. Their toll-free number is 1-800-___-____.

WHO IS THE INFORMATION AGENT?      D.F. King & Co., Inc. is the information
                                   agent. Their address is D.F. King & Co.,
                                   Inc., 77 Water Street, New York, New York
                                   10005. Their toll-free number is
                                   1-800-___-____.

WHO WILL PAY THE FEES AND          We will bear all fees and expenses incurred
EXPENSES ASSOCIATED WITH THE       in connection with consummating the exchange
EXCHANGE?                          offer. See "The Exchange Offer -- Fees and
                                   Expenses" on page 67.

STRUCTURE OF THE EXCHANGE OFFER

The diagram below illustrates the structure of the exchange offer.


GRAPHIC OMITTED

As part of the exchange offer, the LLC will transfer to Delta fifty percent of the notes tendered notes for cancellation. Delta, in turn, will transfer mortgage-related securities to the LLC. The remaining fifty percent of the notes will remain outstanding and will be held by the LLC; however, the terms of the remaining fifty percent of the notes held by the LLC will be modified substantially. Delta will transfer a NIM owner trust certificate to Delta Funding Residual NIM Company, Inc., our subsidiary. This owner trust certificate will be held by the NIM company for so long as the tax liability for the revenue generated by the excess cashflow certificates underlying the NIM owner trust certificate exceeds the cash revenues generated by those excess cashflow certificates. Once their tax liability no longer exceeds revenues, the underlying excess cashflow certificates will be transferred to the LLC and the remaining fifty percent of the notes will mature and be discharged.

We describe the exchange "The Exchange Offer" beginning on page 57.

DELTA FINANCIAL CORPORATION

     We are a Delaware corporation that was organized in August 1996. On October 31, 1996, in connection with our initial public offering, we acquired all of the outstanding common stock of Delta Funding Corporation, a New York corporation that had been organized on January 8, 1982, to originate, sell, service and invest in residential first and second mortgages. On November 1, 1996, we completed our initial public offering of 4,600,000 shares of common stock, par value $.01 per share.

     We are a specialty consumer finance company that has engaged in originating, acquiring, selling and servicing non-conforming home equity loans through our subsidiaries since 1982. Throughout our operating history, we have focused on lending to individuals who generally do not qualify for conforming credit. Our management believes that these borrowers have largely been dissatisfied by more traditional providers of mortgage credit, which underwrite loans in accordance with conventional (conforming loan) guidelines established by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. We make loans to borrowers for such purposes as debt consolidation, home improvement, refinancing or education, and these loans are primarily secured by first mortgages on one- to four-family residential properties.

     There are two major components to our business. First, we make mortgage loans, which is a cash and expense outlay for us, because our cost to originate a loan exceeds the fees we collect at the time of origination for that loan. At the time we originate a loan, and prior to the time we sell that loan, we finance that loan using a warehouse line of credit. Second, we sell loans, either through securitization or on a whole loan basis, to generate revenues and cash. We use the proceeds from the sales to repay our warehouse line of credit and for working capital.

     ORIGINATION OF MORTGAGE LOANS. We receive loan applications both directly from borrowers and from licensed independent third party mortgage brokers who submit applications on a borrower's behalf. We process and underwrite the submission and, if the loan comports with our underwriting criteria, approve the loan and lend the money to the borrower. While we generally collect points and fees from the borrower when a loan closes, our cost to originate a loan typically far outweighs any fees we may collect from the borrower.

     Through our wholly-owned subsidiary, Delta Funding, we primarily originate home equity loans indirectly through independent licensed mortgage brokers who submit loan applications on behalf of borrowers. Prior to July 2000, through Delta Funding, we purchased loans from mortgage bankers and smaller financial institutions that satisfied our underwriting guidelines. We discontinued Delta Funding's correspondent operations in July 2000 to focus on its less cash intensive broker and retail channels. Delta Funding currently originates the majority of its loans in 20 states, through its network of approximately 1,500 brokers.

     Through our wholly-owned retail subsidiary, Fidelity Mortgage Inc., we develop retail loan leads primarily through a telemarketing system and a network of 10 retail offices located in Illinois, Indiana, Missouri, North Carolina, Ohio (3), Pennsylvania (2), Tennessee, and a call center in New York. During 2000, we closed two under-performing retail offices in Georgia and Florida, and opened a new retail origination call center at its headquarters in Woodbury, New York. In the first two quarters of 2001, we closed two additional under-performing retail offices in Florida and one in Ohio.

     For the three months ended March 31, 2001, we originated $171 million of loans, of which $105 million were brokered loans and $66 million were retail loans. For the year ended December 31, 2000, we originated or purchased $933 million of loans, of which $604 million were brokered loans, $260 million were retail loans and $69 million were correspondent loans from mortgage bankers and smaller financial institutions.

     Our business strategy includes increasing our loan origination platform by focusing our efforts on our broker and retail channels of originations by:

     o continuing to provide top quality service to our network of brokers, and retail clients;

     o    maintaining our underwriting standards;

     o penetrating further our established and recently-entered markets and expanding into new geographic markets;

     o    expanding our retail origination capabilities; and

     o leveraging and continuing our investment in information and processing technologies.

     POOLING OF LOANS PRIOR TO SALE. After we close or fund a loan, we typically pledge the loan as collateral under a warehouse line of credit to obtain financing for that loan. By doing so, we replenish our capital so we can make new loans. Loans are typically financed on a warehouse line of credit for only a limited time, until such time as we can "pool" enough loans and sell the pool of loans either through securitization or on a whole-loan basis. During this time, we earn interest paid by the borrower as income, but this income is offset in part by the interest we pay to the warehouse creditor for providing us with financing.

     SALE OF LOANS. We generally sell loans in one of two manners - either through securitization or on a whole loan basis.

     Through the first three quarters of 2000, we sold substantially all of the loans originated and purchased by us in securitizations - $725 million securitized, and $12 million sold on a whole loan basis. In the fourth quarter of 2000, however, we sold a considerably larger amount of our loan production for a cash premium on a whole loan basis - $46 million of whole loan sales and $115 million securitized. In all, for the year ended December 31, 2000, we sold a total of $840 million of loans through four real estate mortgage investment conduit securitizations and $58 million loans on a whole loan basis.

     In the first quarter of 2001, we did not complete a securitization, but instead sold $144 million in whole loan sales for a cash premium. In the second quarter of 2001, we already have completed a $165 million securitization and have sold $21 million of whole loans. We plan to continue to utilize a combination of securitization and whole loan sales in the foreseeable future.

     SECURITIZATION. Securitizations effectively provide us with a source of long-term financing.

     In a securitization, we pool together loans, typically each quarter, and sell these loans to a securitization trust. The securitization trust raises money to purchase the mortgage loans by selling securities - known as "asset-backed pass-through securities" that are secured by the pool of mortgage loans held by the securitization trust. These asset-backed securities, which are usually purchased by insurance companies, mutual and/or money market funds and other institutional investors, are typically sold for a "par" purchase price, or a slight discount to "par" - with "par" representing the aggregate principal balance of the mortgage loans backing the asset-backed securities. For example, if a securitization trust contains collateral of $100 million of mortgage loans, we typically receive close to $100 million in proceeds from the sale of the asset-backed securities to the securitization trust, depending upon the structure that we utilize for the securitization. The asset-backed securities entitle the holder to receive interest, referred to as the "pass-through rate," on the declining balance of mortgage loans in the pool, in addition to all principal paid by the borrowers on the underlying mortgage loans.

     As an issuer, we typically derive the following economic interests from a securitization:

     o we retain interest-only and residual certificates, referred to as excess cashflow certificates, from the securitization trust, which entitle us to receive the difference between the interest payments due on the loans sold to the securitization trust and the interest payments due, at the pass-through rates, to the holders of the pass-through certificates, less the contractual servicing fee and other costs and expenses of administering the securitization trust. For any monthly distribution, a holder of an excess cashflow certificate receives payments only after payments on all the other securities issued by the securitization trust have been made. These cashflows are received over time, but under existing accounting rules, we must report at the time of the securitization as income the present value of all projected cashflows from these excess cashflow certificates based upon an assumed discount rate. Our valuation of these excess cashflow certificates is based on (1) our estimate of the amount of expected losses or defaults that will take place on the underlying mortgage loans over the life of the mortgage loans because the excess cashflow certificates are subordinate in right of payment to all other securities issued by the securitization trust. Consequently, any losses sustained on mortgage loans comprising a particular securitization trust are first absorbed by the excess cashflow certificates, and (2) the expected amount of prepayments on the mortgage loans due to the underlying borrowers of the mortgage loans paying off their mortgage loan prior to the loan's expected maturity.

     o we receive a cash purchase price from the sale of an interest-only certificate sold in connection with a securitization, which entitles the holder to a recurring interest payment over a guaranteed period of time, typically 36 months, and reduces the cashflows we would otherwise receive as owner of the excess cashflow certificates.

     o we receive a cash premium from selling the right to service the loans being securitized, which entitles the contractual servicer to service the loans on behalf of the securitization trust, and earn a contractual servicing fee, and ancillary servicing fees in such capacity.

     At the time we complete the securitization, we recognize as revenue (recorded under "net gain on sale of mortgage loans" on our balance sheet) each of the foregoing economic interests.

     The diagram below illustrates the steps involved in a hypothetical securitization of $100 million of our mortgage loans.

GRAPHIC OMITTED

     SECURITIZATION ECONOMICS. The majority of our revenues and cashflows result from the sale of newly originated pools of mortgage loans through securitization (including the sale of related servicing rights) and on a whole loan basis. The excess cashflow certificates, which we retain after a securitization, are subordinated in right of payment to the other securities issued and sold to investors by the securitization trust.

     The excess cashflow certificates entitle us to receive any remaining cashflows collected by the securitization trust from principal and interest payments on the underlying mortgage loans after the securitization trust has first paid

     o all principal and interest required to be passed through to holders of the trust's publicly offered securities,

     o    all contractual servicing fees, and

     o other recurring fees and costs of administering the securitization trust.

     Upon securitizing a pool of loans, we recognize a gain on sale of loans equal to the difference between cash we receive from the securitization trust when it sells asset-backed pass-through certificates to investors and the investment in the loans remaining after allocating portions of that investment to record the value of the sale of servicing rights, and the value of the excess cashflow certificates received by us in the securitization. The majority of the gain on the sale of mortgage loans results from, and is realized initially in the form of, the excess cashflow certificates, the sale of the interest-only certificate, and the sale of the mortgage servicing rights.

     To further illustrate the example we gave above, we have provided below a hypothetical example to demonstrate the income, expenses and fees associated with the excess cashflow certificate retained by us in connection with a securitization of $100 million in principal amount of mortgage loans.

     EXCESS CASHFLOW CERTIFICATE:

     Borrowers' interest rate on the pool of mortgage loans sold:        11.00%

     Less: pass-through interest rate paid to investor buying the
     securitization trust certificate                                    -6.50%

     Less:  Sale of interest-only certificate                            -1.00%

     Less: service fee to servicer                                       -0.65%

     Less: bond insurer and trustee fees                                 -0.10%

     Less: loss reserve                                                  -1.10%
                                                                         ------

     Pre-tax excess cashflow per annum to holder of the excess
     cashflow certificate                                                 1.65%
                                                              net spread (yield)

     We will continue to earn 1.65% per annum of income as a percentage of the mortgage pool outstanding. Based upon our current gain on sale assumptions the excess cashflow certificate has a duration of 2.65 years. This means that if we took the product of (1) the 1.65% yield, and (2) the duration of 2.65 years, the present value of the excess cashflow certificate equals 4.37% of the $100 million in principal amount of mortgage loans sold, resulting in a present value for the excess cashflow certificate of $4.37 million.

     Using the example above, we project the future expected excess cashflow produced by the excess cashflow certificate to be $4.37 million, assuming

     o a certain prepayment speed on the underlying mortgage loans (see "Fair Value Determination" below). A higher prepayment speed means that the mortgage loans prepay faster than anticipated and, as such, we will earn less income in connection with the mortgage loans and receive less excess cashflow in the future because the mortgage loans have paid off; conversely, if we have slower prepayment speeds, the mortgage loans remain outstanding for longer than anticipated and, as such, we earn more income and more excess cashflow in the future;

     o applying a default or loss rate because the excess cashflow certificate is the "first-loss" piece and is subordinated in right of payment to all other securities issued by the securitization trust. If defaults are higher than we anticipate, we will receive less income and less excess cashflow than expected in the future; conversely, if defaults are lower than we expected, we will receive more income and more excess cashflow than expected in the future; and

     o the present value of the monthly excess cashflows at an assumed discount rate which management believes to be reasonable (see "Fair Value Determination" below) (if the expected receipt (timing) of the future excess cashflows is either extended or shortened due to prepayments or defaults, or if the amount of excess cashflow that was to be expected increases or decreases due to changes in prepayment and default rates, the present value of the excess cashflow certificate may increase or decrease).

     Using the example above, the present value of the future expected excess cashflows, or $4.37 million, is recorded initially on Delta's balance sheet as an interest-only and a residual certificate asset, based upon its fair value and recorded initially on our income statement as revenue under net gain on mortgage loans sold.

     The excess cashflow certificates are reflected on our balance sheet as trading securities. As such we are required to mark-to-market the excess cashflow certificates on a regular basis by making an adjustment to our interest income.

     Although we initially recognize income from retaining excess cashflow certificates immediately upon completion of a securitization, we receive cashflows from these assets over the life of the transferred loans. We typically begin to receive cashflows from the excess cashflow certificates retained upon securitization approximately eighteen to twenty-four months after a securitization is completed with the specific timing depending on the structure and performance of the securitization. Initially, securitization trusts utilize the excess cashflows to make additional payments of principal on the publicly offered securitization trust certificates in order to establish a spread between the principal amount of the trust's outstanding loans and the amount of outstanding publicly offered certificates. Once a spread, or overcollateralization, of between 1.50% and 3% of the initial securitization principal is established, the excess cashflows are distributed to us as the holder of the excess cashflow certificates unless any excess cashflows are needed to cover losses or replenish or maintain the required level of overcollateralization.

     FAIR VALUE DETERMINATION. The fair values of the excess cashflow certificates are significantly affected by, among other factors, prepayments of loans and estimates of future prepayment rates. We continually review our prepayment assumptions in light of our own and industry experience and make adjustments to those assumptions as needed.

     The underlying assumptions we use to determine the fair value of our excess cashflow certificates are as follows:

     o prepayment rate assumptions are based upon our ongoing analysis of industry and our pool trends, the most recent adjustments to these assumptions were made in the third quarter of 2000 and the fourth quarter of 1999. The following table shows the changes to the prepayment assumptions at each of these dates and the assumptions used prior to the 1999 fourth quarter change:

                                                   Month One Speed                     Peak Speed *
         -------------------------------- ---------------------------------- ---------------------------------
         Loan Type                           9/30/00   12/31/99       Prior     9/30/00    12/31/99     Prior
         -------------------------------- ----------- ---------- ----------- ----------- ----------- ---------
         Fixed Rate Loans                       4.0%       4.0%        4.8%         23%         31%       31%
         -------------------------------- ----------- ---------- ----------- ----------- ----------- ---------
         Six-Month LIBOR ARMS                  10.0%      10.0%       10.0%         50%         50%       50%
         -------------------------------- ----------- ---------- ----------- ----------- ----------- ---------
         Hybrid ARMS                            4.0%       4.0%        6.0%         50%         50%       50%

     * Since the second quarter of 1998, we have utilized a "vector" curve, instead of a "ramp" curve, which we believe will be more representative of future loan prepayment experience.

     o a default reserve for both fixed- and adjustable-rate loans sold to the securitization trusts of 3.50% of the amount initially securitized at December 31, 2000 compared to 3.10% at December 31, 1999 and 2.00% at December 31, 1998; and

     o an annual discount rate of 13.0% was used to determine the present value of cash flows from excess cashflow certificates, which represent the predominant form of retained interest, at March 31, 2001 and December 31, 2000, up from 12% prior thereto. An annual discount rate of 18% is used during the duration of the net interest margin transaction on a portion of our excess cashflow certificates.

     In the third quarter of 2000, we lowered our prepayment speed assumptions mainly by reducing the peak speed on our fixed rate product, which comprises the majority of securitized loans underlying our excess cashflow certificates. In the fourth quarter of 1999, we lowered our prepayment speed assumption along parts of the prepayment rate vector curve while leaving the peak speeds intact. We revised the prepayment rate assumption primarily to reflect our actual loan performance experience over the past several quarters.

     We revised our loan loss reserve assumption to reflect management's belief that (1) slower prepayment speeds, (2) anticipated flat to slightly moderate rise in home values as compared to the past few years, and (3) the inability of borrowers to refinance their mortgages to avoid default because of industry consolidation may have an adverse effect on our non-performing loans.

     In the third and fourth quarters of 2000, we changed the discount rate we use to determine the present value of cash flows from residual certificates, as follows:

     o in the third quarter of 2000, we increased the discount rate we use on those excess cashflow certificates included in the NIM transaction to 18% (from 12%) and recorded an $8.8 million valuation adjustment. This adjustment reflects a reduction in the present value of those excess cashflow certificates sold in connection with our NIM transaction completed in the fourth quarter of 2000. We increased the discount rate on these excess cashflow certificates, during the period that the senior NIM securities will be outstanding, to account for the potentially higher risk associated with the residual cash flows we retained from a certificated interest in the NIM trust, which is subordinated to the senior security sold to investors in the NIM transaction.

     o in the fourth quarter of 2000, we raised the annual discount rate we use to determine the present value of cash flows from "senior" excess cashflow certificates (i.e., those excess cashflow certificates that are not subject to the NIM transaction) to 13% from 12%, and recorded a $7.1 million valuation adjustment. This adjustment reflects what management believes is an increase in volatility concerning the other underlying assumptions used in estimating expected future cash flows due to greater uncertainty surrounding current and future market conditions, including without limitation, inflation, recession, home prices, interest rates and equity markets.

     WHOLE LOAN SALES. We also sell loans, without retaining the right to service the loans, in exchange for a cash premium. This is recorded as income under net gain on sale of mortgage loans at the time of sale. The cash premiums have ranged recently between 3.5% to 5.75% of the principal amount of mortgage loans sold.

     In addition to the income and cashflows earned from our securitizations and whole loan sales, we also earn income and generate cashflows from the net interest spread earned on loans (the difference between the interest rate on the mortgage loan paid by the underlying borrower less the financing costs to our warehouse lender to fund our loans) while they are held for sale and from loan origination fees on brokered loans and retail loans.

     FORMER SERVICING PLATFORM. Historically, we had serviced virtually all of the mortgage loans we originated. However, in May 2001, we transferred all of our servicing rights to Ocwen Federal Bank, FSB and, as such, no longer have a servicing platform. With the disposition of our servicing operations to Ocwen, we eliminate the cashflow drain associated with making monthly delinquency and servicing related advances. At the same time, we expect this transfer of servicing to improve our profitability as we will no longer bear the high costs of servicing a seasoned portfolio, nor will we incur the additional capital charges associated with making advances.

     RECENT DEVELOPMENTS. In August 2000, we announced a corporate restructuring as part of our continuing efforts to improve operating efficiencies and to address our negative cash flow from operations. As part of this restructuring, we sought and obtained the consent of the holders of greater than fifty percent of the senior notes to modify a negative pledge covenant contained in the senior notes indenture, which previously prevented us from selling or otherwise obtaining financing against any of our excess cashflow certificates. In consideration for the consent of the holders of the senior notes, we agreed, in the notes exchange, to offer the holders of the senior notes the option of exchanging their then existing senior notes for (a) the senior secured notes and
(b) ten-year warrants to buy approximately 1.6 million shares of our common stock, at an initial exercise price of $9.10 per share, subject to upward or downward adjustment in certain circumstances. The senior secured notes have the same coupon face amount and maturity date as the old notes and were initially secured by at least $165 million of our excess cashflow certificates. The senior notes exchange was consummated on December 21, 2000, with holders of greater than $148 million of old notes tendering their old notes in the exchange. The warrants we issued in connection with the August 2000 consent offer will remain outstanding.

     This exchange offer is being offered to the remaining senior noteholders who did not participate in the August 2000 transaction and to the existing holders of the senior secured notes.

     In 2000, we took the steps described above to improve operating efficiencies and to address our negative cashflow from operations. However, management believed that additional steps were necessary to permit us to continue as a going concern. Management's principal concerns were:

     o the cash drain created by its ongoing monthly delinquency and servicing advance requirements as servicer, or securitization advances;

     o the high cost of servicing a seasoned loan portfolio, including the capital charges associated with making securitization advances;

     o our ability to make timely interest payments on the notes and ultimately repay the $150 million of notes; and

     o our ability to effectuate a successful business model given the overhang of corporate ratings of "Caa2" by Moody's and "CC" by Fitch.

     Therefore in the first quarter of 2001, management embarked upon a business plan aimed at alleviating some of these concerns and issues.

     In January 2001, we entered into an agreement with Ocwen to transfer the servicing of our existing loan portfolio to Ocwen. Ocwen has taken over servicing responsibilities, including making securitization advances, and in return Ocwen will earn all servicing related fees. The transfer was completed on May 2, 2001.

     In February 2001, we entered into a letter of intent with the beneficial holders of over fifty percent of the senior secured notes to restructure, and ultimately extinguish, the senior secured notes. In March 2001, we obtained the formal consent of these beneficial holders of the senior secured notes through a consent solicitation that modified certain provisions of the senior secured notes indenture to, among other things, allow for the release of two excess cashflow certificates then securing the senior secured notes. In consideration for their consent, we have agreed to make this make exchange offer.

     Our principal executive offices are located at 1000 Woodbury Road, Woodbury, New York 11797, and our telephone number is (516) 364-8500.

DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC

     Delta Funding Residual Exchange Company, LLC is a newly formed Delaware limited liability company. We formed the LLC to facilitate the completion of this exchange offer. In addition to shares of our preferred stock, the noteholders who exchange their notes will receive from the LLC membership interests in the LLC and shares of common stock of Delta Funding Residual Management Inc. The LLC's assets will include mortgage-related securities that are owned by Delta or by one of our affiliates. These mortgage-related securities include:

     o excess cashflow certificates now held by two special purpose vehicles, Delta Funding Residual Holding Trust 2000-1, and Delta Funding Residual Holding Trust 2000-2, our affiliates, and any assets generated by the excess cashflow certificates, which will be transferred to the LLC upon consummation of the exchange offer;

     o a NIM owner trust certificate now held by Delta Funding Residual Holding Trust 2000-1, which will be transferred to Delta Funding Residual NIM Company, Inc., our affiliate, upon consummation of the exchange offer. This certificate will be held by the NIM company for so long as the tax liability for the revenue generated by the excess cashflow certificates that underlie the NIM owner trust certificate exceeds the cash revenues generated by those excess cashflow certificates. Once its tax liability no longer exceeds revenues, the underlying excess cashflow certificates will be transferred to the LLC;

     o an owner trust certificate representing ownership of Delta Non-Performing Loan Trust 2000-1, owning certain non-performing loan receivables, which will be transferred to the LLC upon consummation of the exchange offer; and

     o fifty percent of the notes tendered in the exchange offer and not cancelled by the LLC until the excess cashflow certificates underlying the NIM owner trust certificate are transferred to the LLC, at which point the notes will mature.

     Initially, we will own the membership interests in the LLC. Upon consummation of the exchange offer, our voting membership interest in the LLC will be converted automatically into a non-voting membership interest. At the same time, we will transfer all of the mortgage-related securities and any cash held by the Delta Funding Residual Holding Trust 2000-1 and Delta Funding Residual Holding Trust 2000-2 to the LLC, except for the NIM owner trust certificate.

     Upon consummation of the exchange offer, the LLC will waive our obligations under the indentures governing the notes to pay principal and interest. In addition, we will enter into an agreement with the LLC, as holder of the notes, providing that one of our subsidiaries, Delta Funding Residual NIM Company, Inc. will be the obligor on the remaining notes held by the LLC. The interest payable on the notes will be limited to the amounts, if any, paid to the LLC by the NIM company out of the after-tax cash revenue from the NIM company's only assets, the NIM owner trust certificate and the underlying excess cash flow certificates. The agreement will further provide that the remaining fifty percent of the notes outstanding held by the LLC will mature upon transfer of the excess cashflow certificates underlying the NIM owner trust certificate.

     In addition, in exchange for transferring the excess cashflow certificates underlying the NIM owner trust certificate to the LLC, the LLC will cancel the NIM company's obligation to repay any amounts it previously received from the LLC to pay its taxes.

     All of the voting LLC membership interests will be held by the noteholders directly. Delta Funding Residual Management will be our managing member and will hold one non-voting membership interest.

     The LLC will distribute the cash generated by the mortgage-related securities (after payment of its expenses), on a quarterly basis and at the manager's discretion, in the following order of priority:

     o to Delta Funding Residual Management to permit it to pay any expenses it incurs as our managing member;

     o to Delta Funding Residual Management to permit it to pay certain income tax liabilities related to the mortgage-related securities (all of which income tax liabilities will be allocated to it for income tax purposes);

     o to the NIM company, the LLC will loan an amount of cash sufficient to permit the NIM company to pay income taxes specifically associated with the excess cashflow certificates underlying the NIM owner trust certificate until the underlying excess cashflow certificates are transferred to the LLC;

     o to Delta to permit it to pay a portion of its settlement obligations to the New York State Department of Banking;

     o to Delta 15% of the remaining cash after all of the distributions made above, except that after three years this distribution will be reduced to 10%;

     o to Delta to permit it to pay the balance of its settlement obligations to the New York State Department of Banking; and

     o the balance of the LLC's cash will be distributed to the holders of its voting membership interests.

     We describe the terms of the LLC agreement under the section titled "Description of Delta Funding Residual Exchange Company, LLC" on p 77.

     The LLC's principal executive offices are located at 1000 Woodbury Road, Woodbury, New York 11797, and its telephone number is (516) 364-8500.

DELTA FUNDING RESIDUAL MANAGEMENT, INC.

     Delta Funding Residual Management is a newly formed Delaware corporation organized by the LLC. Initially, the LLC will hold all the common stock of the Delta Funding Residual Management, par value $.01 per share. At the completion of the exchange offer, the LLC will distribute the shares of common stock of Delta Funding Residual Management to the noteholders.

     Delta Funding Residual Management will not own any assets and will not conduct any business and its sole purpose is to serve as the LLC's managing member. Delta Funding Residual Management will hold a non-voting membership interest in the LLC. Through its ownership of Delta Funding Residual Management common stock, the noteholders will have an additional indirect non-voting membership interest in the LLC.

     Delta Funding Residual Management's certificate of incorporation will limit its purpose and will prevent Delta Funding Residual Management from engaging in certain activities. We describe the capital stock of Delta Funding Residual Management under the section "Description of Delta Funding Residual Management, Inc. Common Stock" beginning on page 94.

     Delta Funding Residual Management principal executive offices are located at 1000 Woodbury Road, Woodbury, New York 11797, and its telephone number is
(516) 364-8500.

RISK FACTORS

     See "Risk Factors" beginning on page 26 for a discussion of factors that should be considered by holders of outstanding notes before tendering their notes in the exchange offer.

                     DELTA SUMMARY HISTORICAL FINANCIAL DATA

     The summary historical financial data for each of the years in the three-year period ended December 31, 2000, has been derived from our audited consolidated financial statements. In connection with the exchange offer, notes held by nonaffiliates may be exchanged for our LLC interests and the shares of common stock.

     The summary historical financial data for the quarters ended March 31, 2000 and 2001 has been derived from our unaudited interim consolidated financial statements for such periods. Our results for interim periods may not be indicative of our results for the full year.

     You also should read "Management's Discussion and Analysis of Financial Condition and Results of Operations;" the consolidated financial statements and related notes; the report of our independent auditors included in our annual report on Form 10-K for the fiscal year ended December 31, 2000; and our quarterly report on Form 10-Q for the quarter ended March 31, 2001, incorporated by reference into this prospectus.

                                                                                          Three Months Ended March
                                                     Year Ended December 31,                  31, (unaudited)
                                           -------------------------------------------- -----------------------------
                                                           (Dollars in thousands, except for shares)
                                               1998           1999           2000           2000           2001
                                               ----           ----           ----           ----           ----
Revenues:
   Net gain on sale of mortgage loans..        $ 91,380       $ 78,663      $ 47,550    $14,654         $5,377
   Interest............................         12,458         31,041         32,287     10,537        (14,789)
   Servicing fees......................         10,464         16,341         14,190      4,066          2,213
   Origination fees ...................         25,273         28,774         24,944      6,688          4,162
                                                ------         ------         ------      -----          -----
     Total revenues....................        139,575        154,819        118,971     35,945        (3,037)
                                               -------        -------        -------     ------        -------
Expenses:
   Payroll and related costs ..........         56,709         65,116         56,525     15,561         11,324
   Interest............................         30,019         26,656         30,386      7,803          5,829
   General & administrative............         34,351         55,318         94,685      9,456         13,090
                                                ------         ------         ------      -----         ------
     Total expenses....................        121,079        147,090        181,596     32,820         30,243
                                               -------        -------        -------     ------         ------

Income (loss) before income tax expense
   (benefit) and extraordinary item....         18,496          7,729        (62,625)    3,125         (33,280)
                                                ------          -----        --------   -------        --------
Provision for income tax expense
   (benefit) ..........................          7,168          3,053        (13,208)     1,299            472
                                                 -----          -----        --------     -----            ---
Net income (loss)......................        $ 11,328       $ 4,676       $ (49,417)      $1,826     $(33,752)
                                               --------       -------       ---------   --- ------     ---------

Per share data:
Earnings (loss) per common share -
   basic and diluted...................         $ 0.74         $ 0.30        $ (3.10)     $0.11        $(2.12)
Weighted average number of
   shares outstanding..................     15,382,161     15,511,214     15,920,869    15,920,869     15,920,869
SELECTED BALANCE SHEET DATA:
Loans held for sale, net...............        $ 87,170       $ 89,036       $ 82,698   $92,426        $101,360
Capitalized mortgage servicing rights..         33,490         45,927             --     45,144             --
Interest-only and residual certificates        203,803        224,659        216,907    233,111        196,070
Total assets...........................        481,907        556,835        452,697    558,474        437,374
Senior notes, warehouse financing and
   other borrowings....................        229,660        258,493        238,203    271,565        256,411
Investor payable.......................         63,790         82,204         69,489     73,825         73,068
Total liabilities......................        344,219        409,694        354,973    409,507        373,402
Stockholders' equity...................        137,688        147,141         97,724    148,967         63,972

               SUMMARY PRO FORMA FINANCIAL DATA FOR DELTA FUNDING
                         RESIDUAL EXCHANGE COMPANY, LLC

     The following table presents our projected pro forma financial data for Delta Funding Residual Exchange Company, LLC at the time the exchange offer is consummated.

                                                          (Dollars in thousands)
       ASSETS:
       Residual certificates..............................       $73,375
       Non-performing assets..............................         2,381
       Investment in Delta Funding Residual NIM Company,
       Inc. (notes) ......................................        75,000
       Investment in Delta Funding Residual Management,
       Inc................................................             2
                                                          --------------
                Total assets..............................      $150,758
                                                                ========

       LIABILITIES & MEMBERSHIP INTEREST LIABILITIES:

       Accounts payable...................................            2
                                                                 ------
                Total liabilities.........................         $   2
                                                                   =====

       MEMBERSHIP INTEREST:
       Membership Interest................................        75,000
       Donated surplus....................................        75,756
                                                              ----------
                     Total membership interest............       150,756
                                                               ---------
                Total liabilities and membership interest.      $150,758
                                                                ========

     The following table presents our projected pro forma financial data for Delta Funding Residual Exchange Company, LLC at the time the exchange offer is consummated and upon the subsequent transfer of the excess cashflow certificates, which underlie the NIM owner trust certificate, to the LLC.

                                                         (Dollars in thousands)
       ASSETS:
       Residual certificates..............................      $152,799
       Non-performing assets..............................         2,381
                                                             -----------
                Total assets..............................      $155,180
                                                                ========

       MEMBERSHIP INTEREST:
       Membership interest................................      $150,000
       Donated surplus....................................         5,180
                                                          ------   -----
                Total membership interest.................       155,180
                                                               ---------
                Total liabilities and membership interest.      $155,180
                                                                ========


     The LLC will hold mortgage-related securities. We have estimated the projected annual cashflows that will be produced by the mortgage-related securities. Our estimates are based on assumptions which we believe reasonable concerning mortgage prepayment rates on the underlying mortgage loans, default rates on the underlying mortgage loans, prevailing interest rates, and other matters, at March 31, 2001. There can be no assurance that our estimates are accurate or that our assumptions were reasonable.

     We are providing you this information so you can calculate possible distributions to be made by the LLC to the holders of its membership interests. However, the table below does not take into account

     o    expenses to be paid by the LLC,

     o    taxes to be paid by the holders of LLC interests, or

     o    fees to be paid to us by the LLC.

     Actual cashflows may vary significantly from these projections due to a variety of factors, including changes in interest rates, economic conditions, servicer defaults, loan losses, prepayments, delinquency triggers resulting in changes in the level of cash used by the securitization trust to prepay the holders of its asset-backed pass-through certificates. See "Assets of the LLC -- Credit Enhancement Structure of Related Securitization Trusts for Excess Cashflow Certificates."

                                             PROJECTED GROSS EXCESS CASHFLOWS

                                                                                     CUMULATIVE PRESENT
                                                                                          VALUE OF
                                     ANNUAL GROSS           CUMULATIVE GROSS      GROSS CASHFLOWS BY YEAR
              YEAR ENDED               CASHFLOWS                CASHFLOWS         (AT BEGINNING OF PERIOD)
              ----------               ---------                ---------         ------------------------

              December-01 (1)           $ 6,031,199            $  6,031,199            $152,799,000
              December-02 (2)           $34,565,171            $ 40,596,370            $155,957,335
              December-03               $38,223,025            $ 78,819,395            $141,666,618
              December-04               $35,122,374            $113,941,769            $121,860,253
              December-05               $31,185,402            $145,127,171            $102,579,712
              December-06               $26,614,099            $171,741,270            $ 84,729,673
              December-07               $22,149,609            $193,890,879            $ 69,130,432
              December-08               $17,728,666            $211,619,545            $ 55,967,778
              December-09               $13,784,490            $225,404,035            $ 45,514,924
              December-10               $10,184,435            $235,588,470            $ 37,647,374
              December-11               $ 8,230,394            $243,818,864            $ 32,357,097
              December-12               $ 6,920,854            $250,739,718            $ 28,333,126
              December-13               $ 5,533,869            $256,273,587            $ 25,095,579
              December-14               $ 4,470,411            $260,743,998            $ 22,824,135
              December-15               $ 3,678,917            $264,422,915            $ 21,320,861
              December-16               $ 3,263,846            $267,686,761            $ 20,413,656
              December-17               $ 3,257,948            $270,944,709            $ 19,803,586
              December-18               $ 2,919,790            $273,864,499            $ 19,120,104
              December-19               $ 3,396,309            $277,260,808            $ 18,685,927
              December-20               $ 6,941,028            $284,201,836            $ 17,718,788
              December-21               $ 6,173,446            $290,375,282            $ 13,081,203
              December-22               $ 4,441,007            $294,816,289            $  8,608,314
              December-23               $ 3,079,977            $297,896,266            $  5,286,387
              December-24               $ 1,978,856            $299,875,122            $  2,893,640
              December-25               $ 1,079,818            $300,954,940            $  1,290,958
              December-26               $   335,907            $301,290,847            $    378,964
              December-27               $    74,470            $301,365,317            $     92,323
              December-28               $    27,218            $301,392,535            $     29,855
              December-29               $     6,665            $301,399,200            $      6,518
              December-30               $       792            $301,399,991            $        700

     (1)  Represents excess cashflows beginning July 2001 through December 2001.

     (2) Our estimates provide for the NIM to be paid off in 2002. At such time the LLC will acquire the excess cashflow certificates underlying the NIM owner trust certificate, and the cashflow from such certificates will begin to be realized by the LLC.

                      SUMMARY PRO FORMA FINANCIAL DATA FOR
                     DELTA FUNDING RESIDUAL MANAGEMENT, INC.

     The following table presents our projected pro forma financial data for Delta Funding Residual Management, Inc. at the time the exchange offer is consummated.

                                                         (Dollars in thousands)
      ASSETS:
      Accounts receivable...............................               $2
                                                               ----------
               Total assets.............................               $2
                                                               ==========

      STOCKHOLDERS' EQUITY:
      Common stock, $.01 par value......................               $2
                                                               ----------
               Total stockholders' equity...............               $2
                                                               ==========

                                  RISK FACTORS

     YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS AND ALL OF THE INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE TENDERING YOUR NOTES FOR EXCHANGE. YOUR AGREEMENT TO PARTICIPATE IN THE EXCHANGE OFFER MEANS THAT YOU WILL RECEIVE THE FOLLOWING SECURITIES: SHARES OF PREFERRED STOCK OF DELTA FINANCIAL CORPORATION, MEMBERSHIP INTERESTS IN DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC AND SHARES OF COMMON STOCK OF DELTA FUNDING RESIDUAL MANAGEMENT, INC. AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.

RISKS ASSOCIATED WITH THE EXCHANGE OFFER

     IF THE EXCHANGE OFFER DOES NOT TAKE PLACE WE WILL BE UNABLE TO PAY INTEREST ON THE NOTES.

     Based on our current estimates, it is unlikely that we will have sufficient funds to both make interest payment due on the notes in August 2001 and thereafter, and comply with certain covenants in our warehouse line of credit, and otherwise operate our business. If we are unable to make the interest payment on August 1, 2001, we will be in default under the indenture governing the senior secured notes, which could result in the senior secured notes becoming immediately due and payable. In this event, with insufficient assets available to repay the senior secured notes, holders of the senior secured notes would have to attempt to realize on their collateral for repayment. We may be forced to seek, or may be forced into, protection under Chapter 11 of the United States Bankruptcy Code. The expense of any such proceeding will reduce the assets available for payment or distribution to our creditors, including the holders of the notes. In addition, we believe that the filing by us or against us of a petition under Chapter 11 of the Bankruptcy Code would not increase the amount of any payment or distribution that holders of the senior secured notes would receive, could reduce such amount, and in any event would delay receipt of any payment or distribution to the noteholders.

     THE COLLATERAL UNDERLYING THE SENIOR SECURED NOTES MAY BE INADEQUATE TO SATISFY THE AMOUNTS DUE UNDER THE SENIOR SECURED NOTES.

         Although the secured notes are secured by perfected first priority liens in the beneficial interests in special purpose entities that hold mortgage-related securities, including excess cashflow certificates and a net interest margin owner trust certificate, the proceeds from the sale of the collateral are likely to be insufficient to satisfy the amounts due under the senior secured notes. The fair value of these mortgage-related securities is determined based on various economic factors, including loan types, balances, interest rates, dates of origination, terms and geographic locations. The market value of the mortgage-related securities depends on a variety of factors, including interest rates, prepayment rates and economic conditions generally, outside of our control. We believe that there is no active market for the sale of these mortgage-related securities. No assurance can be given that these mortgage-related securities could be sold at their stated value on our balance sheet, if at all.

     If we default on the senior secured notes, the remaining holders of the senior notes may not receive any payments.

     If we default on our obligations to the senior secured noteholders, it is unlikely that the senior noteholders will receive any additional payments in respect of their notes. The collateral underlying the senior secured notes is not likely to be sufficient to repay the senior secured noteholders. It is unlikely that the senior noteholders will receive any payments unless, and until, the senior secured noteholders are paid in full.

     THERE WILL BE A LIMITED TRADING MARKET FOR SENIOR SECURED NOTES THAT ARE NOT TENDERED IN THE EXCHANGE OFFER. THE MARKET FOR THE SENIOR NOTES REMAINING OUTSTANDING AFTER THE EXCHANGE WILL CONTINUE TO BE LIMITED.

     The trading market for outstanding senior secured notes not exchanged in the exchange offer is likely to be significantly more limited than it is at present. Therefore, if your senior secured notes are not tendered in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged senior secured notes. Following the December 2000 exchange offer, the trading market for the remaining outstanding senior notes became significantly more limited. To the extent that any senior notes remain outstanding after this exchange offer, the trading market will be even more limited.

     IF THE EXCHANGE OFFER IS CONSUMMATED, NON-TENDERING HOLDERS OF SENIOR SECURED NOTES WILL NO LONGER HAVE THE BENEFITS OF SUBSTANTIALLY ALL OF THE RESTRICTIVE COVENANTS IN THE SENIOR SECURED INDENTURE.

     If the exchange offer is consummated, any senior secured notes that are not tendered in the exchange offer will no longer have any collateral securing their notes, nor will they have the benefits of substantially all of the restrictive covenants in the indenture governing the senior secured notes. While we anticipate that we will be subject to certain restrictive covenants contained in other debt agreements, holders, if any, who do not tender their senior secured notes will be unable to enforce the covenants under the indenture and those covenants will be subject to change without the consent of the remaining holders of the senior secured notes.

     THE DISTRIBUTION OF SHARES OF OUR PREFERRED STOCK, THE LLC INTERESTS AND SHARES OF THE COMMON STOCK IN CONNECTION WITH THE EXCHANGE OFFER COULD BE FOUND TO BE A FRAUDULENT CONVEYANCE AND COULD BE VOIDED.

     Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent conveyance law, if, among other things, we or any of our subsidiaries, at the time we or such subsidiary transferred or caused to be transferred the mortgage-related securities, as the case may be, (1) (a) were or are insolvent or rendered insolvent by reason of such occurrence, (b) were or are engaged in a business or transaction for which the assets remaining with us constitutes unreasonably small capital, or (c) were or are intending to incur debts that would be beyond our ability to pay as they mature, and (2) we or such subsidiary received or receives less than the reasonably equivalent value of fair consideration for the transfer of such assets, the distribution of securities in the exchange offer could be voided, or claims in respect of the securities issued in the exchange offer (or the assets underlying such securities) could be eliminated or subordinated to all of our or such subsidiary's other debts, as the case may be. In addition, payments made in connection with, or transfers of mortgage-related securities to, the LLC could be voided and required to be returned to the person making such payment, or to a fund for the benefit of our or such subsidiary's creditors, as the case may be. Moreover, under applicable provisions of federal bankruptcy law, a security interest granted by us or any of our subsidiaries may be subject to avoidance by the debtor-in-possession or a trustee in bankruptcy under Section 547(b) of the Bankruptcy Code, if the following is established by a preponderance of the evidence:

     o the transfer of an interest of the debtor in property, was made while the debtor was insolvent on or within 90 days prior to the filing of the debtor's bankruptcy petition or, if the creditor was determined to be an insider (as defined in Section 101(31) of the Bankruptcy Code) of the debtor at the time the transfer was made, within one year, prior to the filing of the debtor's bankruptcy petition;

     o    to or for the benefit of the creditor;

     o for or on account of an antecedent debt owed by the debtor to the creditor before the transfer was made; and

     o which transfer enables the creditor to receive more than it would have had the transfer not been made and had the debtor's case been administered under Chapter 7 of the Bankruptcy Code, and the creditor received distribution on its claim thereunder.

     The debtor is presumed to be insolvent on and during the 90 days prior to filing its bankruptcy petition, pursuant to Section 547(f) of the Bankruptcy Code.

     The measures of insolvency for purposes of the above considerations will vary depending upon the law applied in any proceeding. Generally, however, we or a subsidiary would be considered insolvent if (a) the sum of our or its debts, as the case may be, including contingent liabilities, were greater than the saleable value of all of our or its, as the case may be, assets at a fair valuation or if the present saleable value of our or its assets were less than the amount of our or its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or (b) we or such subsidiary could not pay our or its debts as they become due, as the case may be.

     On the basis of our historical financial information, our recent operating history included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K and other factors, we believe and each of our subsidiaries believes that, after giving effect to the exchange offer, we and each such subsidiaries:

     o will not be insolvent, will not have unreasonably small capital for the businesses in which we are or such subsidiary is engaged and will not incur debts beyond our or such subsidiary's ability to pay such debts as they mature, and

     o will have sufficient assets to satisfy any probable money judgment against us or such subsidiary in any pending action. There can be no assurance, however, as to what standard a court would apply in making such determinations.

     THE DISTRIBUTION TO YOU OF SHARES OF OUR PREFERRED STOCK, THE LLC INTERESTS, AND SHARES OF THE COMMON STOCK MAY NOT BE TREATED AS A TAX-FREE REORGANIZATION UNDER THE INTERNAL REVENUE CODE AND MAY RESULT IN A TAX LIABILITY FOR YOU.

     The exchange of the notes for shares our preferred stock, the LLC interests and shares of the common stock is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. If the exchange offer does so qualify under the Code, holders of notes generally will recognize a capital gain (but not a loss) in an amount equal to the lesser of (a) the sum of the cash and the fair market value of the shares of preferred stock and other assets received pursuant to the exchange offer (other than any cash, preferred stock or other assets that are attributable to accrued but unpaid interest), less the holder's adjusted tax basis in the notes, and (b) the sum of the cash and fair market value of the other assets (other than any assets that are attributable to accrued but unpaid interest) received in the exchange. In addition, the aggregate tax basis of the preferred stock in the hands of a holder of the notes generally will equal the holder's adjusted tax basis in the notes surrendered, increased by the amount of capital gain recognized by the holder in the exchange offer and reduced by the sum of the amount of cash and the fair market value of the other assets received in the exchange offer, and such holder's holding period of the preferred stock will include the holder's holding period of the notes. The holder's aggregate tax basis in the other assets will equal the fair market value of such assets, and such holder's holding period with respect to the other assets will begin the day after the exchange offer is consummated.

     Conversely, if the exchange offer fails to qualify as a recapitalization, a holder generally would be required to recognize capital gain or loss in an amount equal to the difference between (a) the sum of the cash and the fair market value of the preferred stock and other assets received in the exchange and (b) the holder's adjusted tax basis in the notes. Moreover, the holder's tax basis in the preferred stock and the other assets would equal the fair market value of the preferred stock and other assets, respectively, and the holder's holding period for the preferred stock and other assets would begin on the day following the day of the exchange. For a further discussion see "United States Federal Income Tax Consequences of the Exchange Offer." However, it is possible that the LLC might not distribute cash at times or in amounts sufficient to satisfy any such tax liability.

RISKS AFFECTING US AND OUR BUSINESS

     FOLLOWING THE EXCHANGE OFFER, WE WILL BE SUBJECT ONLY TO LIMITED COVENANT RESTRICTIONS CONTAINED IN OUR WAREHOUSE AND OTHER FINANCING FACILITIES.

     Following the exchange offer, there will be no covenants in the indentures limiting our activities, including the incurrence of additional debt or the issuance of additional stock, or the activities of our subsidiaries. Rather, we will be subject only to those covenant restrictions contained in our warehouse and other financing facilities and the covenants contained in our newly issued preferred stock, which are generally less encompassing than those currently contained in the indentures. See "Description of Our Preferred Stock" beginning on page 71.

     As a result, we may incur debt, encumber our assets or engage in any number of activities currently prohibited by the indentures. The degree to which we are leveraged following the exchange offer could have important consequences to you, including:

     o we may be more vulnerable to adverse general economic and industry conditions;

     o we may find it more difficult to obtain additional financing for future working capital, capital expenditures, acquisitions, general corporate purposes or other purposes; and

     o we may have to dedicate a substantial portion of our cashflows from operations to the payment of principal and interest on indebtedness we may incur in the future, thereby reducing the funds available for operations and future business opportunities.

     Our ability to sustain our growth will depend on our future operating performance, and our ability to effect additional securitizations and/or whole loan sales and debt and/or equity financing, which, to a certain extent, is subject to economic, financial, competitive and other factors beyond our control. If we are unable to generate sufficient cashflow to support our operations, we may be required to obtain additional financing or to issue additional securities, including additional preferred stock. There can be no assurance that we can obtain any additional financing on terms reasonably satisfactory to us. The inability to obtain additional financing could have a material adverse effect on our ability to continue our business.

     FOLLOWING THE EXCHANGE OFFER WE MAY NOT BE ABLE TO DECLARE DIVIDENDS ON OUR PREFERRED STOCK OR, IF DECLARED OUT OF FUNDS LEGALLY AVAILABLE THEREFOR, WE MAY NOT BE ABLE TO PAY THE DECLARED DIVIDENDS.

     Under the terms of the preferred stock, holders will be entitled to receive dividends at the rate of 10% per annum, payable semi-annually, beginning in July 2003. There can be no assurance that in July 2003 our business and financial condition will have improved and that we will have the funds required to authorize the payment of dividends. Even if the funds are legally available for the declaration of dividends, there can be no assurance that we will have the required funds to make such dividends payments.

     WE HAVE OPERATED ON A NEGATIVE CASHFLOW BASIS IN THE PAST AND ANTICIPATE THAT WE WILL CONTINUE TO DO SO IN THE FORESEEABLE FUTURE; WE MUST BE ABLE TO SELL LOANS AND OBTAIN ADEQUATE CREDIT FACILITIES TO CONTINUE TO ORIGINATE LOANS.

     We require substantial amounts of cash to fund our loan origination and securitization activities. In the past, we have operated generally on a negative cashflow basis. If we can increase loan originations to a sufficient level so as to bring down our overall cost to originate loans, we believe that we can generate positive cashflow within approximately twelve months. To do so, we must generate sufficient cash from (1) securitizing and selling whole loans, (2) origination fees on newly closed loans, and (3) cashflow from the excess cashflow certificates we retain in connection with our securitizations. However, there can be no assurance that we will begin generating positive cashflow within twelve months or at all.

     Currently, our primary cash requirements include the funding of:

     o loan originations pending their pooling and sale, net of warehouse financing;

     o    interest expense on warehouse and other financings;

     o fees, expenses, and tax payments incurred in connection with our securitization program; and

     o    general ongoing administrative and operating expenses.

     Historically, we have utilized various financing facilities, the issuance of debt, like the senior notes, and an equity financing to offset negative operating cashflow and support our loan originations, securitizations, servicing and general operating expenses. Our primary sources of liquidity continue to be warehouse, residual and other financing facilities (E.G., capital leasing), securitizations of mortgage loans, and, subject to market conditions, sales of whole loans, proceeds from excess cashflow certificates and the issuance of debt and equity securities. We also anticipate, subject to market conditions, utilizing net interest margin securitizations and/or other financing against our residual assets. If we are not able to obtain financing, we will not be able to originate new loans and our business and results of operations will be materially and adversely affected.

     We currently have substantial outstanding indebtedness. With respect to our subsidiaries' existing warehouse debt, if the value of the collateral securing any such indebtedness were insufficient to repay such indebtedness in full, the lender may be entitled to seek payment of the shortfall, if any, from us and our subsidiaries.

     WE DEPEND ON FINANCING TO ORIGINATE NEW LOANS AND ANY FAILURE TO OBTAIN AND MAINTAIN ADEQUATE FINANCING COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

     We fund substantially all of the loans which we originate and purchase through borrowings under warehouse financing facilities and through repurchase agreements. In turn we repay our borrowings with the proceeds we receive from selling such loans through securitizations or whole loan sales. We have relied upon a few lenders to provide the primary credit facilities for our loan originations and purchases. We have one warehouse facility for this purpose. This warehouse facility is a $200 million credit facility that has a variable rate of interest and expires on August 31, 2001. There can be no assurance that we will be able to renew this warehouse facility at its maturity on terms satisfactory to us or at all. Any failure to renew or obtain adequate funding under this warehouse financing facility or other financing arrangements, or any substantial reduction in the size of or increase in the cost of such facilities, could have a material adverse effect on us. To the extent that we are not successful in maintaining or replacing adequate financing, we would not be able to hold a large volume of loans pending securitization and, therefore, we would have to curtail our loan origination activities or sell loans either through whole loan sales or in smaller securitizations, thereby having a material adverse effect on our business and results of operations.

     We are required to comply with various operating and financial covenants included in the financing agreements we described above which are customary for agreements of their type. The continued availability of funds under these financing agreements is subject to, among other conditions, our continued compliance with these covenants. We believe we are in compliance with all such covenants under these financing agreements, although there can be no assurance that we will continue to remain in compliance therewith.

     IF WE CANNOT COMPLETE SECURITIZATIONS, OR COMPLETE THEM ON AN ATTRACTIVE BASIS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

     We rely significantly upon securitizations to generate cash proceeds to repay our warehouse facilities and to provide funds to originate new loans. In addition, we rely on our continued ability to sell interest-only certificates to generate additional cash proceeds. Further, gains on sale of loans generated by our securitizations represent a significant portion of our revenues. Several factors affect our ability to complete securitizations, including

     o    conditions in the securities markets generally;

     o    conditions in the asset-backed securities market specifically;

     o    the credit quality of our portfolio of loans; and

     o    our ability to obtain credit enhancement.

     If we were unable to securitize profitably a sufficient number of loans in a particular financial reporting period, then our revenue, representing gain on sale, for such period would decline and could result in lower income or a loss for such period. In addition, unanticipated delays in closing securitizations could increase our costs associated with financing our mortgage loans during the warehousing period, including hedging costs. Any impairment of, or delay in, our ability to complete securitizations would have a material adverse effect on our business and results of operations.

     We have relied on credit enhancements provided by senior/subordinate structures and by monoline insurance carriers to guarantee certain outstanding investor certificates in the related trusts to enable us to obtain an AAA/Aaa rating for such investor certificates. Any substantial reductions in the size or availability of such insurance policies, or increases in the price charged by, or increases in the overcollateralization limits required by, the insurance companies issuing such policies, could impair our ability to complete a securitization. Similarly, any decrease in investor demand for our subordinate securities, or increases in the spreads required by such asset-backed investors, could impair our ability to complete a securitization. There is no assurance that we will be able to procure insurance policies, or to attract asset-backed investors to purchase subordinate securities from our securitization, or to provide the necessary credit enhancement, at prices and terms reasonably satisfactory to us. Our failure to satisfy any of these requirements, will impair our ability to complete a securitization.

     POTENTIAL CHANGES IN VALUATION OF EXCESS CASHFLOW CERTIFICATES WILL ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

     We calculate the value of our retained excess cashflow certificates based upon their fair value. The fair value of these assets is determined based on various economic factors, including loan types, balances, interest rates, dates of origination, terms and geographic locations. We also use other available information applicable to the types of loans we originate and purchase, such as reports on prepayment rates, interest rates, collateral value, economic forecasts and historical default and prepayment rates of the portfolio under review. We estimate the expected cashflow that we will receive over the life of a portfolio of loans. These expected cashflow constitute the excess of the interest rate payable by the obligors of loans over the interest rate passed through to the purchasers of the related securities, less applicable recurring fees and credit losses. We discount the expected cashflow using an interest rate that we believe market participants would use for similar financial instruments. As of December 31, 2000, our balance sheet reflected the fair value of excess cashflow certificates of $217 million.

     Realization of the value of these excess cashflow certificates is subject to the prepayment and loss characteristics of the underlying loans and to the timing and ultimate realization of the stream of cashflow associated with such loans. Significant prepayment or loss experience would impair the future cashflow of the excess cashflow certificates. If actual experience differs from the assumptions used in determination of the asset values, future cashflow and earnings could be negatively impacted and we could be required to write down the value of our excess cashflow certificates. No assurance can be given that our excess cashflow certificates will not experience significant prepayments or losses or as to whether, and in what amounts, we, in the future, may have to write down the value of the excess cashflow certificates from our securitization transactions. In addition, if the prevailing interest rate rose, the required discount rate might also rise, resulting in impairment of the value of the excess cashflow certificates. We believe that there is no active market for the sale of our excess cashflow certificates. No assurance can be given that these assets could be sold at their stated.

     WE ARE EXPOSED TO CONTINGENT RISKS IN RESPECT OF ALL THE LOANS WE ORIGINATE AND PURCHASE.

     Although we sell substantially all of the loans that we originate and purchase on a non-recourse basis, meaning that we generally do not retain the liabilities associated with the loans, we retain some degree of credit risk on all loans we originate or purchase. During the period of time that loans are held pending sale, we are subject to the business risks associated with lending, including the risk of borrower default, the risk of foreclosure and the risk that an increase in interest rates would result in a decline in the value of loans to potential purchasers. Our securitizations generally require the use of the excess cashflow distributions related to the excess cashflow certificates to accelerate the amortization of certificate holders' principal balances relative to the amortization of the mortgage loans held by the trust up to certain overcollateralization limits. The resulting overcollateralization serves as credit enhancement for the related securitization trust and therefore is available to absorb losses realized on loans held by such securitization trust. Generally, the form of credit enhancement agreement entered into in connection with securitization transactions contains specified limits on the delinquency, default and loss rates on the receivables included in each trust. If, at any measuring date, the delinquency, default or loss rate with respect to any trust were to exceed the specified delinquency, default and loss rates, excess cashflow from the trust, if any, would be used to fund the increased overcollateralization limit instead of being distributed to us as holders of the excess cashflow certificate, which would have a material adverse effect on our cashflow. Lastly, agreements governing whole loan sales and securitizations, require the seller to commit to repurchase or replace loans that do not conform to the representations and warranties made by the seller at the time of sale.

     We also have sold loans and/or pools of loans directly to a network of commercial banks, savings and loans, insurance companies, pension funds and accredited investors. We generally sold these pools or individual loans with recourse whereby we are obligated to repurchase any loan if it defaults and the related mortgaged property becomes a REO (real estate owned) property. This obligation is subject to various terms and conditions, including, in some instances, a time limit. At December 31, 2000, $6.2 million, or 0.2%, of our $3.3 billion servicing portfolio was subject to be repurchased in the future should such loans become REO properties.

     OUR BUSINESS AND RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED BY PERIODS OF ECONOMIC SLOWDOWNS AND FLUCTUATING INTEREST RATES.

GENERAL

     Our business and results of operations may be affected adversely by periods of economic slowdown or recession which may be accompanied by decreased demand for consumer credit and declining real estate values. In the mortgage business, any material decline in real estate values reduces the ability of borrowers to use the equity in their homes to support borrowings and increases the loan-to-value ratios of loans we previously made, thereby weakening collateral coverage and increasing the possibility of a loss in the event of default. Delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions, however, delinquencies, foreclosures and losses have also increased during recent periods of economic growth and there can be no assurance that delinquencies, foreclosures and losses will not increase in the future during periods of continued economic growth.

     Because of our focus on credit-impaired borrowers in the home equity loan market, the actual rates of delinquencies, foreclosures and losses on such loans could be higher under adverse economic conditions than delinquencies, foreclosures and losses currently experienced in the mortgage lending industry in general. Any sustained period of increased delinquencies, foreclosures, losses or increased costs could adversely affect our ability to sell, and could increase the cost of selling, loans through securitization or on a whole loan basis, which could adversely affect our business and results of operations.

INTEREST RATES

     Our profitability may be directly affected by the level of, and fluctuation in, interest rates, which affect our ability to earn a spread between interest received on our loans and the cost of our borrowings, which are tied to various United States Treasury maturities, commercial paper rates and LIBOR. Our profitability is likely to be adversely affected during any period of unexpected or rapid changes in interest rates.

     Rapid changes, either upward or downward, in interest rates may adversely affect our profits. Any future rise in interest rates may:

     o    reduce customer demand for our products;

     o widen investor spread requirements for securities issued in securitizations and increase overcollateralization requirements in future securitizations;

     o    increase our cost of funds;

     o reduce the spread between the rate of interest we receive on loans and interest rates we must pay under our outstanding credit facilities and debt securities;

     o reduce the profit we will realize in securitizations or other sales of loans; and

     o    limit our access to borrowings in the capital market.

     Gain on sale of loans may be impacted unfavorably if we hold fixed rate mortgages prior to securitization. A change in interest rates would reduce the spread between the average coupon rate on fixed rate loans and the weighted average pass-through rate paid to investors for interests issued in connection with a securitization. Although the average loan coupon rate is fixed at the time the loan is originated, the pass-through rate to investors in a securitization is not fixed until the pricing of the securitization which occurs just prior to the sale of the loans by Delta to the securitization trust. Therefore, if the market rates required by investors increase prior to securitization of the loans, the spread between the average coupon rate on the loans and the pass-through rate to investors may be reduced or eliminated which would reduce or eliminate our profit on the sale of the loans. In addition, an increase in interest rates could increase our financing costs and reduce spreads on securitized loans which could negatively impact our liquidity and capital resources by reducing cashflows which would decrease our profitability. Since a portion of the certificates issued to investors by securitization trusts are floating rate certificates, the interest rates on these certificates adjust based on an established index plus a spread. The fair value of the excess cashflow we will receive from these trusts would be reduced as a result of any changes in interest rates paid on the floating certificates

PREPAYMENT RISK

     If loan prepayment rates are higher than anticipated, our profits could be reduced. A significant decline in market interest rates could increase the level of loan prepayments, which would decrease the size of the pools of securitized loans underlying our excess cashflow certificates and the related projected cashflows to us from those excess cashflow certificates. Higher than anticipated loan prepayment rates could require us to write down, or reduce, on our balance sheet the fair value of the related excess cashflow certificates. This would adversely impact our earnings during that period which would reduce our profitability.

LOSS RISK

     A decline in real estate values could reduce mortgage loan originations, which, in turn, could reduce our revenues.

     A decline in the value of the collateral securing mortgage loans in securitizations could result in an increase in mortgage loan losses on foreclosure which could reduce our profitability. Declining real estate values also will increase the loan-to-value ratios of loans we previously made, which in turn, increases the probability of a loss in the event the borrower defaults and we have to sell the mortgaged property. In addition, delinquencies and foreclosures generally increase during economic slowdowns or recessions. As a result, the market value of the real estate or other collateral underlying our loans in securitizations may not, at any given time, be sufficient to satisfy the outstanding principal amount of the loans.

COMPETITIVE RISK

     Competition from other lenders could adversely affect our profitability. The lending markets that we compete in are highly competitive. Some competing lenders have substantially greater resources, greater experience, lower cost of funds, and a more established market presence than we have. If our competitors increase their marketing efforts to include our market niche of borrowers, we may be forced to reduce the rates and fees we currently charge in order to maintain and expand our market share. Any reduction in our rates or fees could have an adverse impact on our profitability. Our profitability and the profitability of other similar lenders may attract additional competitors into this market.

GEOGRAPHIC CONCENTRATION RISK

     An economic downturn in the eastern half of the United States could result in reduced revenues for us. We currently originate loans primarily in the eastern half of the United States. The concentration of loans in a specific geographic region subjects us to the risk that a downturn in the economy in the eastern half of the country would more greatly affect us than if our lending business were more geographically diversified.

     OUR BUSINESS IS SUBJECT TO EXTENSIVE REGULATION; FAILURE TO COMPLY WITH SUCH REGULATION MAY PREVENT US FROM OPERATING OR SUBJECT US TO LEGAL PROCEEDINGS.

     Our lending business is subject to extensive government regulation, supervision and licensing requirements by various state departments of banking or financial services which may hinder our ability to operate profitably. Our lending business also is subject to various laws and judicial and administrative decisions imposing requirements and restrictions on all or part of our lending activities. We also are subject to examinations by state departments of banking or financial services in each of the states where we are licensed with respect to originating, processing, underwriting, selling and servicing home equity loans. We also are subject to Federal Reserve Board regulations related to residential mortgage lending and servicing and the Department of Housing and Urban Development regulation and reporting requirements. Failure to comply with these requirements can lead to, among other remedies, termination or suspension of our licenses, rights of rescission for mortgage loans, class action lawsuits and administrative enforcement actions.

     Federal and state government agencies have recently begun to consider, and in some instances have adopted, legislation to restrict lenders' ability to charge rates and fees in connection with subprime residential mortgage loans and loans to borrowers with problem credit histories. This legislation also imposes various loan term restrictions, e.g., limits on balloon loan features. Frequently referred to generally as "predatory lending" legislation, such legislation may limit our ability to impose certain fees, charge certain interest rates on certain consumer loans and may impose additional regulatory restrictions on our business.

     Although we believe that we have implemented systems and procedures to facilitate compliance with these requirements, more restrictive laws, rules and regulations may be adopted in the future that could make compliance more difficult or expensive and hinder our ability to operate profitably.

     The Truth in Lending Act and Regulation Z contain disclosure requirements designed to provide consumers with uniform, understandable information about the terms and conditions of loans and credit transactions so that consumers may compare credit terms. The Truth in Lending Act also guarantees consumers a three-day right to cancel transactions described in the act and imposes specific loan feature restrictions on some loans including the same type originated by us. We believe that we are in compliance with the Truth in Lending Act in all material respects. If we were found not to be in compliance with the Truth in Lending Act, some aggrieved borrowers could have the right to rescind their loans and/or to demand, among other things, the return of finance charges and fees paid to us. Other fines and penalties can also be imposed under the Truth in Lending Act and Regulation Z.

     We also are subject to the Real Estate Settlement Procedures Act and Regulation X. These laws and regulations, which are administered by the Department of Housing and Urban Development, impose limits on the amount of funds a borrower can be required to deposit with us in any escrow account for the payment of taxes, insurance premiums or other charges; limits the fees which may be paid to third parties; and imposes various disclosure requirements. We are subject to various other federal and state laws, rules and regulations governing the licensing of mortgage lenders and servicers, procedures that must be followed by mortgage lenders and servicers, and disclosures that must be made to consumer borrowers. Failure to comply with these laws, as well as with the laws described above, may result in civil and criminal liability.

     WE CURRENTLY ARE, AND IN THE FUTURE MAY BE, SUBJECT TO VARIOUS SETTLEMENT AGREEMENTS THAT MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION.

     The subprime mortgage market in which we operate has been the subject of significant scrutiny by various federal and state governmental agencies and legislators. Our lending practices, in particular, have been the subject of investigations by the New York State Banking Department, the Office of the Attorney General of the State of New York and the United States Department of Justice. The investigations centered on our compliance with various federal and state laws discussed above. We entered into a series of related settlement agreements with the above regulatory agencies, joined by HUD and the Federal Trade Commission, which provided for changes to our lending practices on a prospective basis, and retrospective relief to certain borrowers.

     The settlement agreements arose from allegations by the New York State Banking Department and a lawsuit filed by the New York State Office of the Attorney General, alleging that we had violated various state and federal lending laws. In September 1999, we settled the claims with the New York State Banking Department and the New York State Office of the Attorney General. As part of the settlement, we have implemented certain agreed upon changes to our lending practices; are providing reduced loan payments aggregating $7.25 million to certain borrowers identified by the New York State Banking Department; and have created a fund financed by the grant of 525,000 shares of our common stock. The proceeds of the fund will be used to, among other things, compensate certain borrowers and for a variety of consumer educational and counseling programs. The subsidy payments are being made on behalf of several hundred borrowers who have, to date, been identified by the Banking Department. The majority of these borrowers are receiving subsidy payments of $50 per month, with a lesser amount receiving subsidies totaling between $75-125 per month, for so long as their loans remain outstanding. These subsidy payments will be paid out of cashflows generated by the assets of the LLC. In March 2000, we finalized an agreement with the United States Department of Justice, the Federal Trade Commission and HUD to complete the global settlement that we had reached with the New York State Banking Department and New York Office of the Attorney General. This agreement mandates some additional compliance efforts for us, but does not require any additional financial commitments from us.

     LEGAL ACTIONS ARE PENDING AGAINST US, WHICH IF SUCCESSFUL, WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION.

     Because the nature of our business involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, we are subject to numerous claims and legal actions in the ordinary course of its business. Generally, we are subject to claims made against us by borrowers and investors arising from, among other things:

     o losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentation, error and omission by our employees, officers and agents;

     o    incomplete documentation; and

     o failure to comply with various laws and regulations applicable to our business.

     While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to claims and actions, an adverse judgment in a claim or action may have a significant adverse effect on our financial condition.

     We have been named in several lawsuits brought as class actions, alleging violations of various federal and state consumer protection laws, and have entered into settlement agreements with various governmental agencies following investigations of our lending practices. Defending these claims and any claims asserted in the future may result in significant legal expenses, which will reduce our revenues, if any. A finding against us may result in the payment by us of damages which may be material to our business and results of operations.

     WE DEPEND ON KEY PERSONNEL AND THE LOSS OF ANY SUCH KEY PERSONNEL COULD DISRUPT OUR OPERATIONS AND RESULT IN REDUCED REVENUES.

     The success of our operations depends on the continued employment of our senior level management. If key members of the senior level management were for some reason unable to perform their duties or were to leave us for any reason, we may not be able to find capable replacements which could disrupt operations and result in reduced revenues.

     WE ARE CONTROLLED BY PRINCIPAL STOCKHOLDERS WHO HAVE THE ABILITY TO EFFECT FUNDAMENTAL CORPORATE CHANGES IF THEY ACTED IN CONCERT.

     As of December 31, 2000, our principal stockholders, members of the Miller family, beneficially own an aggregate of 66% of our outstanding shares of common stock. Accordingly, such persons, if they were to act in concert, would have majority control of us with the ability to approve certain fundamental corporate transactions (including mergers, consolidations and asset sales), to elect all members of our board of directors and to appoint new management. As long as the Millers are our controlling stockholders, third parties will not be able to gain control of us through purchases of common stock not beneficially owned or otherwise controlled by the Millers. The directors elected by the Millers will have the authority to effect decisions affecting our capital structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends.

RISKS ASSOCIATED WITH DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC

     THERE IS NO PUBLIC MARKET FOR THE LLC INTERESTS; THE LLC INTERESTS WILL BE SUBJECT TO RESTRICTIONS ON TRANSFER; AND HOLDERS OF THE LLC INTERESTS MAY NOT BE ABLE TO SELL THEIR INTERESTS.

     Under the terms of the LLC agreement, the LLC interests may not be sold or transferred except under limited circumstances. The LLC interests will not be transferable except to affiliates of the noteholders and, subject to the prior written consent of the LLC manager, to transferees who are qualified institutional buyers as defined under Rule 144A promulgated under the Securities Act, who are qualified purchasers as defined under Section 2(a)(51)(a) of the Investment Company Act, and in each case, in private transactions exempt from registration under the Securities Act. The LLC interests will not be listed on any securities exchange. Thus, there will be no market for the LLC interests and you will have to bear the risk of ownership for an indefinite period of time.

     THE MARKET VALUE OF THE MORTGAGE-RELATED SECURITIES COMPRISING THE ASSETS OF THE LLC IS DIFFICULT TO ASCERTAIN AND THE VALUE OF THESE ASSETS MAY DECLINE OVER TIME. YOU MUST RELY ON OUR ESTIMATES AND ASSUMPTIONS TO MAKE YOUR INVESTMENT DECISION.

     The assets that will be held by the LLC include:

     o the excess cashflow certificates irrevocably transferred from Delta Residual Holding Trust 2000-1 and Delta Residual Holding Trust 2000-2;

     o a NIM owner trust certificate irrevocably transferred from Delta Funding Residual Holding Trust 2000-1, which will be transferred to the NIM company upon consummation of the exchange offer. This certificate will be held by the NIM company for so long as the tax liability arising from the revenue generated by the excess cashflow certificates underlying the NIM owner trust certificate exceeds the cash revenues generated by those excess cashflow certificates. Once its tax liability no longer exceeds revenues, the excess cashflow certificates will be transferred to the LLC;

     o all cash and other property held by Delta Residual Holding Trust 2000-1 and Delta Residual Holding Trust 2000-2 at the time of the consummation of the exchange offer;

     o the owner trust certificate representing ownership in Delta Non-Performing Loan Trust 2000-1, owning certain non-performing loan receivables; and

     o fifty percent of the notes tendered in the exchange offer until the excess cashflow certificates underlying the NIM owner trust certificate are transferred to the LLC, at which point the notes will mature.

     We believe that the current market value of the excess cashflow certificates is approximately $73 million and of the excess cashflow certificates underlying the NIM owner trust certificate is approximately $79 million; however, this market value calculation is based only on management estimates. Our estimates may be wrong or inaccurate or based on incomplete information. The value of these securities generally depends on a variety of factors which we describe below. There can be no assurance that the value of these assets will not decline due to economic factors outside of our and the LLC's control. There is no active market for the sale of these mortgage-related securities. It is difficult to ascertain their market value based on any independent third-party source. We have provided our estimate of their value, based on a number of assumptions, under the section titled "Description of Delta Funding Residual Exchange Company, LLC" beginning on page 76. However, our assumptions may prove to be incorrect or inaccurate.

     THE AMOUNT OF DISTRIBUTIONS MADE ON THE LLC INTERESTS WILL BE EXTREMELY SENSITIVE TO THE RATE AND THE TIMING OF PRINCIPAL PAYMENTS AND REALIZED LOSSES ON THE UNDERLYING MORTGAGE-RELATED SECURITIES.

     The amount of distributions which the LLC will make to the holders of the LLC interests will depend upon the cashflows received by the LLC from its mortgage-related securities. In turn, the cashflows produced by the mortgage-related securities will depend upon the rate and timing of principal payments and realized losses on the mortgages underlying the mortgage-related securities. The average life of the excess cashflow certificates held by the LLC and the yields realized on the excess cashflow certificates will be sensitive to levels of payments, including prepayments, on the underlying mortgage loans. The yield to maturity on the excess cashflow certificates may be affected adversely by a higher than expected rate of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and realized losses on the underlying mortgage loans. The amount of distributions on the excess cashflow certificates will be affected negatively by a rapid rate of principal payments and realized losses on the related mortgage loans, and the amount of distributions on the excess cashflow certificates will decrease more significantly as a result of principal payments and realized losses on the mortgage loans with relatively high rates of interest. In addition, subordination triggers delay and/or reduce the amount of distributions on the excess cashflow certificates.

     THE LLC INTERESTS REPRESENT EQUITY INTERESTS IN THE LLC AND ARE NOT GUARANTEED BY ANY OTHER ENTITY NOR SECURED OR COLLATERALIZED BY ANY ASSETS.

     The LLC interests represent equity interests in the LLC. The sole source of payments on the LLC interests will be distributions made by the LLC to holders of its membership interests. The LLC interests do not represent a general corporate obligation of, nor do they represent an interest in, or any obligation of ours or of any of our affiliates, or of any other person. The LLC is not required to make any distributions and it may not have the funds required to make distributions.

     THE LLC INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFER, LIMITED LIQUIDITY, AND NO SECONDARY MARKET MAY EXIST FOR THEM.

     The LLC interest may be assigned only under the following conditions:

     o    with the prior written consent of the managing member;

     o if the assignee is a qualified institutional buyer as defined under Rule 144A promulgated under the Securities Act;

     o if the assignee agrees in writing to be bound by the terms and conditions of the LLC agreement or any other document acceptable to the managing member; and

     o the holder of the LLC interest also assigns a corresponding PRO RATA number of shares of the common stock of Delta Funding Residual Management, Inc. owned by the holder to the assignee.

     Benefit plan investors are subject to special considerations with respect to their acquisition of the LLC interests and the shares of common stock. See "ERISA Considerations" on page 97.

     There is currently no secondary market for the LLC interests. As a result of the foregoing restrictions on transfer and other factors, it is doubtful that a secondary market for the LLC interests will develop or, if a secondary market does develop with respect to the LLC interests, that it will provide you with liquidity of investment or that it will continue for the life of the LLC interests. If a trading market does not develop, you may be unable to resell the LLC interests for an extended period of time, if at all. Future trading prices for the LLC interests will depend upon many factors including, among others, prevailing interest rates, payment and loss experience with respect to the underlying mortgage-related securities, the likelihood of the exercise of the clean-up calls and the market for similar securities, each of which is subject to various general economic pressures outside of our control or the control of the LLC.

     HOLDERS OF THE LLC INTERESTS WILL NOT RECEIVE ANY DISTRIBUTIONS FROM THE LLC UNTIL THE LLC HAS MADE ALL REQUIRED PAYMENTS PURSUANT TO THE LLC AGREEMENT.

     The LLC will distribute the cash generated by the mortgage-related securities (after payment of its expenses) in the following order of priority:

     o to Delta Funding Residual Management to permit it to pay any expenses it incurs as the managing member of the LLC;

     o to Delta Funding Residual Management to permit it to pay income tax liabilities arising in connection with the mortgage-related securities (all of which income tax liabilities will be allocated to it for income tax purposes under the LLC agreement);

     o to the NIM company, the LLC will loan an amount of cash sufficient to permit the NIM company to pay income taxes arising in connection with the excess cashflow certificates underlying the NIM owner trust certificate until the excess cashflow certificates are transferred to the LLC;

     o to Delta to permit it to pay a portion of its settlement obligations to the New York State Department of Banking;

     o to Delta 15% of the remaining cash after all of distributions described above are made, except that after three years the amount will decline to 10%; and

     o to Delta to permit it to pay the balance of its settlement obligations to the New York State Department of Banking.

     Once these distributions are made, the LLC then will be able to distribute, on a quarterly basis and at the manager's discretion, any remaining funds to the holds of the LLC interests. The LLC may not have sufficient funds to make all of the above distributions or it may not have funds remaining after making the distributions. In either event, holders of the LLC interests will not receive any payments.

     HOLDERS OF THE LLC INTEREST MAY BE ALLOCATED INCOME THAT EXCEEDS THE AMOUNTS OF CASH THEY RECEIVE.

     The LLC will be treated as a partnership for federal income tax purposes. Accordingly, the LLC will not be subject to federal income tax, rather, each owner of an LLC membership interest will be required to take into account separately its allocable share of income, gains, losses, deductions and credits accrued by the LLC, whether or not there is a corresponding cash distribution and whether or not the LLC has received any cash. Thus, cash basis holders will in effect be required to report their allocable share of income from the LLC on the accrual basis and thus may become liable for the taxes on their allocable share of LLC income even if they have not received cash from the LLC to pay the taxes.

     IF WE VOLUNTARILY OR INVOLUNTARILY BECOME INSOLVENT OR DISSOLVE OR THE IRS TREATS THE NIM OWNER TRUST CERTIFICATE AS ACQUIRED BY THE LLC UPON CONSUMMATION OF THE EXCHANGE OFFER, THE NOTEHOLDERS MAY INCUR SIGNIFICANT TAX LIABILITIES RELATING TO THE EXCESS CASHFLOW CERTIFICATES WHICH UNDERLIE THE NIM OWNER TRUST CERTIFICATE HELD BY THE NIM COMPANY.

     This transaction is structured so that our subsidiary, the NIM company, will retain ownership of the NIM trust certificate during the period in which the tax liability relating to the revenue generated by the excess cashflow certificates, which underlie the NIM owner trust certificate, exceeds the cash revenues generated by those excess cashflow certificates. The LLC will have a secured interest in the NIM owner trust certificate. Should we voluntarily or involuntarily become insolvent, the NIM owner certificate and/or underlying excess cashflow certificates may be transferred to the LLC earlier than anticipated. If the LLC should become the owner of the NIM owner trust certificate prior to such time as the cash revenues on the excess cashflow certificates underlying the NIM owner trust certificate exceed the tax liabilities on such certificates, the holders of the LLC interests may incur significant tax liability with respect to the NIM owner trust certificate. Similarly, the holders of the LLC interests may incur significant tax liability if the IRS treats the LLC as owning the NIM certificate upon consummation of the exchange offer.

     THE EXCESS CASHFLOW CERTIFICATES, WHICH UNDERLIE THE NIM OWNER TRUST CERTIFICATE MAY NEVER BE TRANSFERRED TO THE LLC, THEREBY REDUCING THE AMOUNT OF POTENTIAL REVENUE FOR THE LLC.

     Upon consummation of the exchange offer, the NIM owner trust certificate will be owned by the NIM company. The NIM company will continue to own the NIM owner trust certificate until the tax liability relating to the revenue generated by the excess cashflow certificates no longer exceeds the cash revenues generated by the excess cashflow certificates. At such time, the excess cashflow certificates underlying the NIM owner trust certificate will be transferred to the LLC. However, in the event of our voluntary or involuntary insolvency our creditors will look to our assets to recover monies owed to them, including assets held by our subsidiaries. The NIM company is a Delta subsidiary and Delta's creditors may be successful in seizing the NIM owner trust certificate even though the LLC will have a secured interest in the NIM owner trust certificate and the underlying excess cashflow certificates.

RISKS ASSOCIATED WITH THE UNDERLYING MORTGAGE-RELATED SECURITIES

     PAYMENTS ON THE UNDERLYING MORTGAGE-RELATED SECURITIES WILL BE MADE ONLY AFTER CERTAIN FEES AND EXPENSES HAVE BEEN PAID BY EACH SECURITIZATION TRUST.

     With respect to each of the securitization trusts, payments of principal and interest on any of the related mortgage loans will be available to make payments on the related underlying mortgage-backed certificates only after payment of related servicing fees, trustee fees and any insurer premiums, payment of other related specified expenses and reimbursements and payment of required distributions to holders of all other classes of the related series of certificates. Consequently, the amount of excess cashflow distributable on the excess cashflow certificates is extremely sensitive to losses on the related mortgage loans (and the timing and severity of those losses), because the entire amount of realized losses will be allocated directly or indirectly to the related excess cashflow certificates, either by reduction in amounts otherwise payable on those excess cashflow certificates or by a reduction in the amount of overcollateralization provided to the related publicly offered certificates, called the senior certificates, by the related mortgage loans.

     Any reduction in the amount of overcollateralization provided to the senior certificates of any series by the related mortgage loans to a level below the related required overcollateralization amount will be borne by the related excess cashflow certificates, because any amounts otherwise available for distribution on these excess cashflow certificates will be distributed instead on the related senior certificates to restore the reduced amount of overcollateralization to the required overcollateralization amount. In addition, certain securitization trusts include a cross-collateralization feature in which excess cashflow from one mortgage group is used to cover shortfalls in available funds from the other mortgage group, including shortfalls in amounts necessary to create or maintain the overcollateralization amount for that other mortgage group at the related required overcollateralization amount.

     EXCESS CASHFLOW CERTIFICATES ABSORB ALL LOSSES SUFFERED BY THE SECURITIZATION TRUST AND ARE PAID OUT ONLY AFTER PAYMENT IS MADE ON SENIOR CERTIFICATES.

     With respect to the excess cashflow certificates relating to each securitization trust, the order of priority for monthly distribution of all collected funds, including scheduled payments and unscheduled recoveries on mortgage loans, plus advances, less servicing fees, trustee fees and any insurer premiums, in respect of the related mortgage loans generally results in the following amounts being paid prior to any distributions on those excess cashflow certificates:

     o certain permitted fees and reimbursements from the related securitization trust to the trustee thereof and to the related servicer and to the certificate insurer where applicable; and

     o principal, including amounts necessary to meet and maintain the related required overcollateralization amount, and interest on the related senior certificates.

     Realized losses with respect to the mortgage loans will likely result in a reduction of the amount of overcollateralization available to the related senior certificates and accordingly, with respect to the related excess cashflow certificates, losses on the mortgage loans will be allocated to the related excess cashflow certificates and will reduce the excess cashflow to which those excess cashflow certificates might otherwise be entitled. If the prepayment, default, delinquency and/or loss severity experience with respect to the mortgage loans is higher than that assumed by investors, you may experience a lower than anticipated yield or may fail to recoup the value of the exchanged notes.

     DECISIONS MADE BY THE SERVICER MAY AFFECT ADVERSELY THE HOLDERS OF THE EXCESS CASHFLOW CERTIFICATES.

     Certain decisions by the servicer, including, but not limited to, decisions regarding the optional purchase of defaulted mortgage loans and decisions regarding whether or not certain interest advances or servicing advances are nonrecoverable, also may affect the availability of cashflow with respect to the excess cashflow certificates, which are comprised of the excess cashflow certificates, the net interest margin owner trust certificate and the non-performing owner trust certificate. In addition, the servicer has the right to purchase all of the mortgage loans and terminate the related securitization trust when the principal balance of the mortgage loans falls below a specified level. Any optional termination also will terminate the related excess cashflow certificates.

     THE SENIOR CERTIFICATES ISSUED AND SOLD BY THE SECURITIZATION TRUSTS ARE SUBJECT TO DIFFERENT PASS-THROUGH RATES WHICH MAY RESULT IN AMOUNTS DISTRIBUTABLE TO THE EXCESS CASHFLOW CERTIFICATES BEING SUBSTANTIALLY REDUCED.

     Certain senior certificates are subject to a ceiling or cap on their pass-through rates. These pass-through rates affect both the timing and the likelihood of payment on the excess cashflow certificates associated with the applicable securitization trusts. The pass-through rate ceiling applicable to any class of the senior certificates subject to a ceiling generally is calculated with reference to the weighted average of the mortgage rates of the related mortgage loans, net of servicing fees, trustee fees, insurer premiums, if applicable, and interest payable to the related interest-only classes of senior certificates. Certain senior certificates have pass-through rates based upon the value of one-month London Interbank Offered Rate, or LIBOR, while the mortgage rates on the related mortgage loans either do not adjust or are adjustable mortgage loans based on a different index, subject to periodic adjustments and limitations on adjustments. Other classes of senior certificates have variable pass-through rates, and the related mortgage loans have fixed mortgage rates.

     In a rising interest rate environment, the pass-through rates on any class of adjustable rate senior certificates may rise while the mortgage rates of the related mortgage loans may rise more slowly or not at all. As a consequence, cashflow resulting from excess interest on the mortgage loans, and accordingly, amounts distributable to the excess cashflow certificates, may be substantially reduced. In addition, prepayments, including prepayments and collections upon defaults, liquidations and repurchases, on mortgage loans with relatively high mortgage rates, may reduce the pass-through rate ceiling. If the pass-through rate on any class of senior certificates equals the applicable pass-through rate ceiling, then none or only a minimal amount of excess interest will be generated by the portion of the related securitization trust represented by the class principal balance of that class of senior certificates.

     Certain classes of senior certificates that are subject to these basis risk shortfalls will be entitled to recover the amount of any basis risk shortfalls, with interest, on any distribution date on which related excess cashflow or other amounts are available to fund a recovery. Any amounts paid on any distribution date directly or indirectly from excess cashflow to any class of senior certificates in respect of any basis risk shortfalls will reduce the excess cashflow amounts that would otherwise be distributable on the related excess cashflow certificates.

     THE MORTGAGE POOLS ARE SUBJECT TO OVERCOLLATERALIZATION REQUIREMENTS WHICH MAY LIMIT WHEN DISTRIBUTIONS WILL BE MADE ON THE EXCESS CASHFLOW CERTIFICATES.

     Each of the mortgage pools and, in some cases, each mortgage group, is subject to an overcollateralization requirement - called the "required overcollateralization amount". The required overcollateralization amount with respect to each mortgage pool will be determined for any distribution date as set forth in the pooling and servicing agreement relating to that securitization transaction. On each distribution date, no payments will be made in respect of the related excess cashflow certificates until after the then-applicable required overcollateralization amount is met.

     After a specified date for each mortgage pool set forth in the related pooling and servicing agreement, the required overcollateralization amount with respect to that mortgage pool may decrease, subject to certain specified conditions. If at any time certain delinquency and/or loss levels are exceeded with respect to a mortgage pool, there will be a delay in the reduction of, or in some cases, an increase in, the related required overcollateralization amount. You bear the risk that there may be significant periods during which no or limited distributions will be made on the excess cashflow certificates.

     CERTAIN DISTRIBUTIONS TO THE HOLDERS OF THE SENIOR CERTIFICATES ARE INSURED BY AN INSURER WHICH IS GIVEN CERTAIN RIGHTS AND BENEFITS WHICH MAY NEGATIVELY AFFECT YOUR DISTRIBUTIONS ON THE EXCESS CASHFLOW CERTIFICATES.

     With respect to the senior certificates relating to certain securitization trusts, some distributions to the holders of those senior certificates are insured by a bond insurer in exchange for which the bond insurer receives a premium to be paid by the related securitization trust fund on each distribution date. With respect to those securitization trusts, the insurer is afforded certain rights and benefits under the pooling and servicing agreement or other underlying transaction documents, including the right to exercise certain powers of the holders of certain of the senior certificates, the right to terminate or allow to be terminated the servicer under certain conditions and the right to direct certain of the actions of the trustee. In addition, the insurer generally will be entitled to recover any amounts paid for the benefit of the holders of the related senior certificates under the related insurance policy and any other amounts due the insurer under the pooling and servicing agreement, together with interest thereon, from the cashflow of the mortgage loans in either mortgage group distributed on any distribution date, prior to any cashflow being distributed on the related excess cashflow certificates.

     EXCESS CASHFLOW CERTIFICATES ARE SUBJECT TO CREDIT RISKS RELATING TO THE QUALITY OF THE UNDERLYING MORTGAGE LOANS.

     Each mortgage pool relating to the excess cashflow certificates contains mortgage loans originated by us pursuant to our underwriting standards and serviced by a servicer under the terms of the related pooling and servicing agreement. Accordingly, any benefits arising from the diversification of holdings of the LLC will be limited.

     In light of the nature of the excess cashflow certificates and the complexity of analyzing the credit risks associated with those certificates, the excess cashflow certificates are an appropriate investment only for persons familiar with subprime mortgage loan performance and asset-backed securities structures.

     FEATURES OF THE UNDERLYING MORTGAGE LOANS MAY RESULT IN LOSSES OR CASHFLOW SHORTFALLS WHICH WILL IMPAIR THE VALUE OF THE EXCESS CASHFLOW CERTIFICATES HELD BY THE LLC.

     There are a number of features of the mortgage loans relating to the excess cashflow certificates which will affect the timing and the realization of the cashflows associated with those certificates. These characteristics include the following:

     o THE BORROWERS HAVE LESS THAN PERFECT CREDIT AND MAY BE MORE LIKELY TO DEFAULT. Our underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent us from making a loan but may reduce the size and the loan-to-value ratio of the loan we will make. As a result of these less restrictive standards, the securitization trusts may experience higher rates of delinquencies, defaults and losses than if the mortgage loans were underwritten in a more traditional manner.

     o BALLOON LOANS MAY HAVE HIGHER RATES OF DEFAULT WHICH MAY CAUSE LOSSES. Securitization trusts containing balloon loans may suffer higher losses. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available mortgage rates, the value of the property or the borrower's payment or credit history. The securitization trust will not have any funds to refinance a balloon loan, and we are not obligated to do so. If the borrower is unable to refinance the balloon loan, the securitization trust may suffer a loss.

     o DEFAULTS ON SECOND LIEN MORTGAGE LOANS MAY RESULT IN MORE SEVERE LOSSES. Securitization trusts containing second lien mortgage loans may suffer more severe losses. If a borrower on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on liquidation of the related property are subordinate to the rights of the holder of the first lien on the related property. There may not be enough proceeds to pay both the first lien and the second lien, and the securitization trust would suffer a loss.

     o THE CONCENTRATION OF MORTGAGE LOANS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the securitization trust with respect to the related mortgage loans. Certain states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. If there is a geographic concentration of mortgage loans in those states, these problems may have a greater effect on the mortgage loans in a securitization trust if borrowers and properties were more spread out in different geographic areas.

          A substantial portion of the mortgage loans in each mortgage pool are secured by mortgaged properties located in the State of New York. If areas in New York suffer natural disasters or if the New York residential real estate market should experience an overall decline in property values after the dates or origination of the mortgage loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the mortgage loans may be expected to increase, and may increase substantially.

     HIGHER LOAN-TO-VALUE MORTGAGE LOANS MAY SUFFER GREATER RISKS OF LOSS.

     A portion of the mortgage loans in each mortgage pool had a loan-to-value ratio at origination in excess of 80%. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio.

     PAYMENTS ON THE EXCESS CASHFLOW CERTIFICATES ARE NOT FIXED.

     Unlike standard corporate bonds, the timing and amount of cashflows on the excess cashflow certificates will depend on the rate and timing of principal payments on the mortgage loans, including prepayments and collections upon defaults, liquidations and repurchases, by the rate and timing of realized losses on the mortgage loans, by adjustments of the pass-through rates of the related senior certificates and adjustments of the mortgage rates of the adjustable-rate mortgage loans.

     THE VOTING RIGHTS UNDER THE EXCESS CASHFLOW CERTIFICATES PROVIDE NO EFFECTIVE REMEDIES TO THE HOLDER OF THE EXCESS CASHFLOW CERTIFICATES.

     The voting rights evidenced by the excess cashflow certificates are insufficient to cause or prevent the exercise of any remedies under any pooling and servicing agreement, including removal of the servicer if it defaults in its obligations under a pooling and servicing agreement.

     ENVIRONMENTAL CONDITIONS AFFECTING THE MORTGAGED PROPERTIES MAY RESULT IN LOSSES.

     Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the mortgaged property.

     VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES.

     Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans also are subject to federal laws, including:

     o the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the mortgage loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

     o the Real Estate Settlement Procedures Act, which requires, among other things, particular disclosures to the borrowers regarding lender servicing and escrow account practices and regulates certain types of referral fees;

     o the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation;

     o the Fair Housing Act which, among other things, prohibits discrimination on the basis of race or color, national origin, religion, sex, familial status or handicap in housing; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     The mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994 which amended the Truth in Lending Act as it applies to mortgages subject to the Home Ownership and Equity Protection Act of 1994. The Home Ownership and Equity Protection Act of 1994 requires additional disclosures, specifies the timing of these disclosures, and limits or prohibits inclusion of some provisions in mortgages subject to the Home Ownership and Equity Protection Act 1994. The Home Ownership and Equity Protection Act 1994 also provides that any purchaser or assignee of a mortgage covered by the Home Ownership and Equity Protection Act 1994, including the trust, is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Home Ownership and Equity Protection Act 1994 from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust, as owner of the mortgage loans, to damages and administrative enforcement.

     Our lending practices, in particular, have been the subject of investigations by various regulatory agencies including the New York State Banking Department, the Office of the Attorney General of the State of New York , and the United States Department of Justice. The investigations centered on our compliance with various federal and state laws discussed above. We entered into a series of related settlement agreements with the above regulatory agencies, joined by HUD and the Federal Trade Commission, which provided for changes to our lending practices on a prospective basis, and retrospective relief to certain borrowers.

RISKS ASSOCIATED WITH DELTA FUNDING RESIDUAL MANAGEMENT, INC.

     DELTA FUNDING RESIDUAL MANAGEMENT, INC. HAS MINIMAL ASSETS AND NO
OPERATIONS.

     Delta Funding Residual Management, Inc. was created to effect the exchange offer. As a result, it has a very limited operating history. It will limit its future operations to holding a membership interest in the LLC and managing the mortgage-related securities held by the LLC. Delta Funding Residual Management, Inc. has minimal assets, and, in the future, we do not expect that it will have significant assets. Noteholders making an investment decision concerning Delta Funding Residual Management, Inc. and its common stock may not have much information on which to base their investment decision.

     DELTA FUNDING RESIDUAL MANAGEMENT, INC. DOES NOT INTEND TO DECLARE DIVIDENDS ON ITS COMMON STOCK.

     Noteholders who exchange their notes will receive shares of common stock of Delta Funding Residual Management, Inc., in addition to other securities. Delta Funding Residual Management, Inc. does not intend to declare any dividends with respect to its common stock. You should not expect to receive any additional income as a result of your ownership of the common stock of Delta Funding Residual Management, Inc.

     THE COMMON STOCK OF DELTA FUNDING RESIDUAL MANAGEMENT, INC. WILL BE SUBJECT TO RESTRICTIONS ON TRANSFER.

     The common stock of Delta Funding Residual Management, Inc. will not be listed on any securities market; and we do not expect that there will be any trading market for the common stock. Generally, the common stock will be transferable only in connection with a transfer by a holder of an LLC interest of a transfer of such interest, and, then, only in the same pro rata proportions as the transfer LLC interest represent to the ownership of the LLC. The common stock and the LLC interests will be transferable only to qualified institutional buyers as such term is defined under the Securities Act.

                                 USE OF PROCEEDS

     We will not receive any cash proceeds from the exchange offer.

                   DELTA FINANCIAL CORPORATION CAPITALIZATION

     The following table sets forth:

     o    our actual capitalization at March 31, 2001, and

     o our pro forma capitalization assuming that the exchange offer had been completed at March 31, 2001.

     The information presented below should be read in conjunction with the information included under "Delta Selected Historical Financial Data" in this prospectus and our interim unaudited financial data for the quarter ended March 31, 2001 incorporated by reference herein from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

                                                                             THREE MONTHS ENDED MARCH 31, 2001
                                                                                                PRO FORMA AS
                                                                                 ACTUAL           ADJUSTED
         DEBT:                                                                    (DOLLARS IN THOUSANDS)
         Warehouse financing and other borrowings............................ $106,815           $106,815
         Bank payable........................................................    2,696              2,696
               Notes due 2004................................................  149,596             74,798
                                                                              --------            ------
           Total debt........................................................  259,107            184,309
                                                                               =======            =======

         STOCKHOLDERS' EQUITY:
         Common stock, $.01 par value: 49,000,000 shares authorized;
               16,000,549 shares outstanding,
           actual and pro forma..............................................     $160               $160
         Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares outstanding actual and 150,000 shares outstanding
               pro forma.....................................................        -             15,000
         Additional paid-in capital..........................................   99,472             99,472
         Retained earnings...................................................  (34,342)           (50,629)
         Treasury stock......................................................   (1,318)            (1,318)
                                                                               -------            -------
           Total stockholders' equity........................................   63,972             62,685
                                                                               -------            ------
              Total capitalization...........................................  323,079            246,994
                                                                               =======            =======

     The following table sets forth:

     o    our actual capitalization at March 31, 2001; and

     o    our pro forma capitalization assuming that:

          (1)  the exchange offer had been completed; and

          (2) the excess cashflow certificates underlying the NIM owner trust certificate have been transferred by Delta Funding Residual NIM Company, Inc. to Delta Funding Residual Exchange Company, LLC.

                                                                              THREE MONTHS ENDED MARCH 31, 2001
                                                                                                  PRO FORMA AS
                                                                                  ACTUAL            ADJUSTED
           DEBT:                                                                    (DOLLARS IN THOUSANDS)
           Warehouse financing and other borrowings...........................       $106,815          $106,815
           Bank payable.......................................................          2,696             2,696
                 Notes due 2004...............................................        149,596              -
                                                                                     --------          --------
              Total debt......................................................        259,107           109,511
                                                                                     --------          --------

           STOCKHOLDERS' EQUITY:
           Common stock, $.01 par value: 49,000,000 shares authorized;
                16,000,549 shares

              outstanding, actual and pro forma...............................           $160              $160
           Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares outstanding actual and 150,000 shares outstanding pro
           forma..............................................................            -              15,000
           Additional paid-in capital.........................................         99,472            99,472
           Retained earnings..................................................        (34,342)          (55,255)
           Treasury stock                                                              (1,318)           (1,318)
                                                                                      -------           -------
              Total stockholders' equity......................................         63,972            58,059
                                                                                      -------           -------
                 Total capitalization.........................................        323,079           167,570
                                                                                      ========          =======

                    DELTA SELECTED HISTORICAL FINANCIAL DATA

     The following table presents our selected historical financial data for the periods indicated. The financial data for the period from the five fiscal years ended 1996, 1997, 1998, 1999 and 2000 have been derived from our audited consolidated financial statements for such periods. The financial data for the quarters ended March 31, 2000 and March 31, 2001 have been derived from our unaudited interim consolidated financial statements for such periods. Interim results may not be indicative of results for the full year. The data should be read in conjunction with our consolidated financial statements, related notes and other financial information incorporated by reference in this prospectus from our public filings with the SEC.

                                                                                                         Three Months Ended
                                                         YEAR ENDED DECEMBER 31,                       MARCH 31, (UNAUDITED)
                                                         ----------------------                        ---------------------
                                          1996         1997        1998           1999        2000          2000        2001
                                          ----         ----        ----           ----        ----          ----        ----
Income Statement Data                                          (Dollars in thousands, except per share)
Revenues:
   Net gain on sale of mortgage       $ 46,525      $ 85,890     $ 91,380     $ 78,663     $ 47,550      $ 14,654     $ 5,377
   Interest.......................      16,372        22,341       12,458       31,041       32,287        10,537     (14,789)
   Servicing fees.................       5,368         7,511       10,464       16,341       14,190         4,066       2,213
   Origination fees ..............       5,266        18,108       25,273       28,774       24,944         6,688       4,162
                                         -----        ------       ------       ------       ------         -----       -----
     Total revenues...............      73,531       133,850      139,575      154,819      118,971        35,945      (3,037)
                                        ------       -------      -------      -------      -------        ------     -------
Expenses:
   Payroll and related costs .....      17,633        41,214       56,709       65,116       56,525        15,561      11,324
   Interest.......................      11,298        19,964       30,019       26,656       30,386         7,803       5,829
   General & administrative.......      11,112        21,522       34,351       55,318       94,685         9,456      13,090
                                        ------        ------       ------       ------       ------         -----      ------
     Total expenses...............      40,043        82,700      121,079      147,090      181,596        32,820      30,243
                                        ------        ------      -------      -------      -------        ------      ------

Income (loss) before income tax
   expense (benefit) and
   extraordinary item.............      33,488        51,150       18,496        7,729      (62,625)        3,125      (33,280)
                                        ------        ------       ------        -----     --------         ------     -------
Provision for income tax expense
   (benefit) .....................       9,466        20,739        7,168        3,053      (13,208)        1,299          472
                                         -----        ------        -----        -----     --------          ----           --
Income (loss) before
   extraordinary item.............      24,022        30,411       11,328        4,676     (49,417)         1,826           --
Extraordinary item:
  Gain on extinguishments of debt.       3,168            --           --           --           --          --             --
Net income (loss).................    $ 27,190      $ 30,411     $ 11,328      $ 4,676     (49,417)       $ 1,826    $ (33,752)
                                      --------      --------     --------      -------     --------         ------   ---------

Pro forma information (1)(2):
Provision for pro forma income
  tax expense before
  extraordinary item..............      14,400          --           --           --          --              --            --

Pro forma income (loss) before
  extraordinary item..............    $ 19,088      $ 30,411     $ 11,328      $ 4,676    $(49,417)       $ 1,826    $(33,752)
Per share data(1)(3):
Earnings (loss) per common share
  basic and diluted...............    $   1.46      $   1.98     $   0.74      $  0.30    $  (3.10)       $  0.11    $  (2.12)

Weighted average number of
     shares outstanding...........  13,066,485    15,359,280   15,382,161   15,511,214  15,920,869     15,920,869  15,920,869
SELECTED BALANCE SHEET DATA:
Loans held for sale, net..........    $ 82,411      $ 79,247     $ 87,170     $ 89,036    $ 82,698       $ 92,426   $ 101,360
Capitalized mortgage servicing
rights............................      11,412        22,862       33,490       45,927         --          45,144       --
Interest-only and residual
certificates......................      83,073       167,809      203,803      224,659     216,907        233,111     196,070
Total assets......................     231,616       393,232      481,907      556,835     452,697        558,474     437,374
Senior notes, warehouse financing
  and other borrowings............      95,482       177,540      229,660      258,493     238,203        271,565     256,411
Investor payable..................      20,869        40,852       63,790       82,204      69,489         73,825      73,068
Total liabilities.................     138,098       266,779      344,219      409,694     354,973        409,507     373,402
Stockholders' equity..............      93,518       126,453      137,688      147,141      97,724        148,967      63,972

---------------

(1) Figures for December 31, 1997, 1998, 1999 and 2000 are actual; pro forma presentation for the year 1996.

(2) Prior to October 31, 1996, Delta Funding Corporation (a wholly-owned subsidiary) was treated as an S corporation for federal and state income tax purposes. The pro forma presentation reflects a provision for income taxes as if we have always been a C corporation at an assumed tax rate of 43%.

(3) Pro forma earnings per common share has been computed by dividing pro forma net income by the sum of (a) 10,653,000 shares of our common stock received by the former shareholders in exchange for their shares of Delta Funding, and (b) the effect of the issuance of 1,976,182 shares of our common stock issued in our initial public offering to generate sufficient cash for certain S corporation distributions paid to the former shareholders, which shares are treated as if they had always been outstanding.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING NOTES

     Upon the terms and conditions set forth in this prospectus and in the accompanying letter of transmittal and consent, we will accept for exchange notes that are properly tendered on or prior to the expiration date and not withdrawn.

     As of March 31, 2001, $148.2 million aggregate principal amount of senior secured notes were outstanding and $1.8 million aggregate principal amount of senior notes were outstanding. We are offering to exchange for each $1,000 principal amount of notes tendered:

     o    one share of our preferred stock;

     o    one voting LLC interest; and

     o    one share of the common stock.

     This prospectus, together with a letter of transmittal and consent, is being sent on or about the date hereof to all holders of notes known to us. Delivery of the letter of transmittal and consent will satisfy the letter of transmittal and consent delivery requirements for tendering notes pursuant to this prospectus. Our obligation to accept your notes for exchange pursuant to the exchange offer is subject to certain conditions we describe under "Conditions to the Exchange Offer."

     Notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

     As part of the exchange offer, we are soliciting consents from the holders of notes to the proposed amendments to the indentures governing the notes described below.

     By tendering their notes for exchange, the noteholders agree to treat the exchange offer as a recapitalization for United States federal income tax purposes.

THE PROPOSED AMENDMENTS

     As a part of the exchange offer, we are soliciting consents from the holders of senior notes and the holders of senior secured notes to the proposed amendments to the indentures governing those notes. The purpose of the proposed amendments is to amend the senior secured notes indenture to modify or remove restrictive covenants or agreements which limit our business activities, including removing covenants which prevent the issuance of liens, encumbrances or debt, the issuance of additional shares, or other similar matters.

     To tender your notes for exchange, holders must deliver an executed consent to the proposed amendments.

     SENIOR NOTES INDENTURE. In connection with our prior exchange offer and consent solicitation to the holders of the senior notes in August 2000, we received the consent of the senior noteholders to modify or amend the senior indenture. As a result, the existing senior indenture contains few operating restrictions.

     SENIOR SECURED NOTES INDENTURE. In connection with this exchange offer we are seeking the consent of senior secured noteholders to certain proposed amendments to the senior secured indenture.

     If they become effective, the proposed amendments would, among other things:

     o delete substantially all covenants in the indenture that governs the senior secured notes relating to our or our subsidiaries' business or operations;

     o delete the covenants in the indenture restricting mergers, consolidations and sales of all or substantially all of our assets;

     o delete certain events of default, other than defaults in payment of interest and principal;

     o delete in their entirety the provisions of the indenture that create for the benefit of the holders of the senior secured notes a security interest in the excess cashflow certificates and other assets of ours; and

     o    make certain other conforming and related changes to the indenture.

     Any holder who does not participate in the exchange offer pursuant to the terms and conditions of this prospectus will not be deemed to have granted its consent to the proposed amendments. Notes that are not validly tendered for exchange will remain outstanding as our obligations. To be effective, valid consents to the proposed amendments must be received from holders of at least 95% of the outstanding principal amount of the notes. Consents will not be counted toward the approval of the proposed amendments unless we are prepared, subject to the terms and conditions set forth in this prospectus, to accept the tender of the notes to which such consents relate for exchange or to waive any defects in such tender. Consents of a holder will not be counted if the tender of such holder's secured notes does not conform to the requirements set forth in "Procedures for Tendering Notes" below and the defect is not cured prior to 5:00 p.m. New York City time, on the Expiration Date, or waived by us in our sole discretion. Please also see "Considerations for Holders of Notes who Elect Not to Participate in the Exchange -- Effect of the Proposed Amendments."

     The transfer of notes on our register will not revoke any consent to the proposed amendments previously given by the holder of such notes. See "Withdrawal Rights," below. Pursuant to the terms of the exchange offer, the completion, execution and delivery of a letter of transmittal and consent by a holder of secured notes in connection with the delivery of notes for exchange will constitute the delivery of a consent to the proposed amendments.

     Under the senior secured notes indenture most terms of the indenture may be modified with the written consent of a majority of the noteholders. Thus, if 95% of the notes are tendered an accepted for exchange, the restrictive covenants in the senior secured notes indenture will be removed. However, if the exchange offer is consummated, senior secured noteholders who do not tender their notes will still be entitled to principal and interest payments, because the provisions governing these payments cannot be amended without the consent of each noteholder affected.

     WAIVERS AND AMENDMENTS TO THE INDENTURES UPON CONSUMMATION OF THE EXCHANGE OFFER. Upon completion of the exchange offer, fifty percent of the notes that are tendered for exchange will be cancelled and the remaining fifty percent will be held by the LLC. The LLC will waive our obligations to pay principal and interest under the remaining fifty percent of the notes, and we, with the LLC's consent, will amend both indentures to:

     o provide that the notes are obligations of the NIM company rather than our obligations;

     o limit the interest payable on the notes to the amount of cash revenues generated by the excess cashflow certificates underlying the NIM owner trust certificate in excess of their tax liability, if any, paid by the NIM company to the LLC; and

     o provide that the notes will mature when the excess cashflow certificates, which underlie the NIM owner trust certificate, are transferred to the LLC.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The "expiration date" means 5:00 p.m., New York City time, on August 13, 2001 or the latest time and date to which the exchange offer is extended in our sole discretion.

     We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any notes, by giving oral or written notice of such extension to the holders. If we decide to extend the time period for the exchange offer, we will issue a press release alerting noteholders of the new expiration date. During any such extension period, all notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any notes, upon the occurrence of any of the conditions of the exchange offer specified under "Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the notes as promptly as practicable. Such notice, in the case of an extension, will be issued by means of a press release or other public announcement no later than 10:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

RELEASE OF LEGAL CLAIMS BY TENDERING NOTE HOLDERS

     By tendering your notes in the exchange offer, you will be deemed to have released and waived any and all claims or causes of action of any kind whatsoever (including the right to payment of principal and accrued interest under the secured notes), whether known or unknown, that, directly or indirectly, arise out of, are based upon or are in any manner connected with your or your successors' and assigns' ownership or acquisition of the notes, including any related transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, including without limitation any approval or acceptance given or denied, which occurred, existed, was taken, permitted or begun prior to the date of such release, in each case, that you, your successors and your assigns have or may have had against (a) us, our subsidiaries, our affiliates and our stockholders, and (b) our, our subsidiaries', our affiliates' and our stockholders' directors, officers, employees, attorneys, accountants, advisors, agents and representatives, in each case whether current or former.

PROCEDURES FOR TENDERING NOTES

     Your tender of notes to us as set forth below and our acceptance of the notes will constitute a consent to the proposed amendments to the indentures governing the notes and a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal and consent. Except as set forth below, to tender notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal and consent, including all other documents required by such letter of transmittal and consent or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal and consent, to U.S. Bank Trust National Association, as exchange agent, at the address set forth below under "Exchange Agent" on or prior to the expiration date. In addition, either:

     o a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described beginning on page 62 must be received by the exchange agent, or, if notes are held through DTC, ATOP procedures described below under the caption "Book-Entry Transfers" are followed, prior to the expiration date, with the letter of transmittal and consent or an agent's message in lieu of such letter of transmittal and consent, or

     o the holder must comply with the guaranteed delivery procedures described below, or

     o certificates for the notes must be received by the exchange agent along with the letter of transmittal and consent.

     The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from you that you have received and agreed to be bound by the letter of transmittal and consent and that we may enforce such letter of transmittal and consent against you.

     The method of delivery of notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Please send all certificates for notes, letters of transmittal and agent's messages to U.S. Bank Trust National Association, the exchange agent for the exchange offer at the address set forth under "Exchange Agent". No letter of transmittal and consent or notes should be sent to us.

     Signatures on a letter of transmittal and consent or a notice of withdrawal, as the case may be, must be guaranteed unless the notes surrendered for exchange are tendered:

     o by a holder of the notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and consent, or

     o    for the account of an eligible institution (as defined below).

     If signatures on a letter of transmittal and consent or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an eligible institution). If notes are registered in the name of a person other than the signer of the letter of transmittal and consent, the notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

     We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular note not properly tendered or to not accept any particular note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender notes in the exchange offer). Our or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular note either before or after the expiration date (including the letter of transmittal and consent and the instructions thereto) will be final and binding on all parties. Unless waived, any effects or irregularities in connection with tenders of notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of notes exchange, and no one will be liable for failing to provide such notification.

     If the letter of transmittal and consent is signed by a person or persons other than the registered holder or holders of notes, such notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the notes.

     If the letter of transmittal and consent or any notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal and consent.

ACCEPTANCE OF NOTES FOR EXCHANGE; DELIVERY OF SHARES OF OUR PREFERRED STOCK, THE LLC INTERESTS AND SHARES OF THE COMMON STOCK

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all notes which are properly tendered and will issue the securities promptly after acceptance of the notes. See "Conditions to the Exchange Offer." For purposes of the exchange offer, we shall be deemed to have accepted properly tendered notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

     The holder of each note accepted for exchange will receive, for each $1,000 principal amount of surrendered notes,

     o    one share of our preferred stock,

     o    one Delta Funding Residual Exchange Company, LLC interests, and

     o    one share of common stock of Delta Funding Residual Management, Inc.

     In all cases, issuance of the above securities for notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

     o certificates for such notes or a timely book-entry confirmation of such notes into the exchange agent's account at DTC,

     o a properly completed and duly executed letter of transmittal and consent or an agent's message in lieu thereof, and

     o    all other required documents.

     If any tendered notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged notes will be returned without expense to the tendering holder (or, in the case of notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFERS

     For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make a book-entry delivery of notes by causing DTC to transfer such notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of notes may be effected through book-entry transfer at DTC, the letter of transmittal and consent or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with. If you cannot comply with these procedures, you may be able to use the guaranteed delivery procedures described below.

     You may tender your notes in accordance with DTC's Automated Tender Offer Program, or ATOP, to the extent it is available to you for the notes you wish to tender. Under ATOP you may electronically transmit you acceptance of the exchange offer by causing DTC to transfer the notes to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an agent's message to the exchange agent for its acceptance. If you are tendering through ATOP, you must expressly acknowledge that you have received and agreed to be bound by the letter of transmittal and consent and that the letter of transmittal and consent may be enforced against you. This also applies to stockbrokers.

GUARANTEED DELIVERY PROCEDURES

     If you desire to tender your notes and your notes are not immediately available, or time will not permit your notes or other required documents to reach the exchange agent before the expiration date, you may effect a tender of your notes if:

     o    the tender is made through an eligible institution,

     o prior to the expiration date, the exchange agent received from such eligible institution a notice of guaranteed delivery, substantially in the form we provide (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth your name and address, the amount of notes you are tendering, and stating that the tender is being made thereby,

     o you guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered notes, in proper form for transfer, or a book-entry confirmation of transfer of the notes into the exchange agent's account at DTC, including the agent's message that forms a part of the book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal and consent or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal and consent will be deposited by such eligible institution with the exchange agent, and

     o the certificates for all physically tendered notes, in proper form for transfer, or a book-entry confirmation of transfer of the notes into the exchange agent's account at DTC, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal and consent or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal and consent, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

     You may withdraw your tender of notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "Exchange Agent." This notice must specify:

     o    the name of the person having tendered the notes to be withdrawn,

     o the notes to be withdrawn (including the principal amount of such notes), and

     o where certificates for notes have been transmitted, the name in which such notes are registered, if different from that of the withdrawing holder.

     If certificates for notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder also must submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn secured notes and otherwise comply with the procedures of DTC. If notes have been tendered pursuant to the ATOP procedure set forth under the caption above "Book-Entry Transfers," the notice of withdrawal also must specify the name and the number of the account at DTC to be credited with the withdrawn shares and must otherwise comply with the procedures of DTC.

     We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such notes will be credited to an account maintained with DTC for the notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. IF YOU HAVE PREVIOUSLY VALIDLY TENDERED YOUR NOTES, THEN YOU MAY EXERCISE YOUR WITHDRAWAL RIGHTS AT ANY TIME PRIOR TO THE EXPIRATION DATE. Properly withdrawn notes may be re-tendered by following one of the procedures we describe above under "Procedures for Tendering Notes" at any time on or prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue the securities in exchange for, any notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such notes:

     o there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

          (1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

          (2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the notes pursuant to the exchange offer; or

          (3) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above; or

     o    there shall have occurred:

          (1) any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer; or

          (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

          (3) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or

     o any change (or any development involving a prospective change) shall have occurred or be threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the notes or the securities;

in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

     In addition to the foregoing, the consummation of the exchange offer is conditioned upon greater than 95% in principal amount of the outstanding notes being validly tendered for exchange and not properly withdrawn, and we and the trustees having executed supplemental indentures to the indentures governing the notes implementing the proposed amendments after obtaining the requisite consents from the holders of notes. In addition, if between 90%-95% in principal amount of the outstanding notes are validly tendered for exchange and not properly withdrawn, and we and the trustees have executed supplemental indentures to the indentures governing the notes implementing the proposed amendments after we have obtained the requisite consents from the holders of notes, then we will have the option to complete the exchange offer.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which we may assert at any time.

     In addition, we will not accept for exchange any notes tendered, and no securities will be issued in exchange for any such notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part.

EXCHANGE AGENT

     We have appointed U.S. Bank Trust National Association as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and consent and requests for notices of guaranteed delivery should be directed to the exchange agent at the following address:

                      U.S. Bank Trust National Association
                              180 East Fifth Street
                            St. Paul, Minnesota 55101
                                 1-800-___-____
                           Attention: Patricia Kapsch

     DELIVERY OF THE LETTER OF TRANSMITTAL AND CONSENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF SUCH LETTER OF TRANSMITTAL AND CONSENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL AND CONSENT.

INFORMATION AGENT; ASSISTANCE

     Questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal and consent, or our Annual Report on Form 10-K or Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, should be directed to the information agent as follows:

                          By hand or overnight courier:
                              D.F. King & Co., Inc.
                                 77 Water Street
                            New York, New York 10005
                                 1-800-___-____
                            Attention: ______________

FEES AND EXPENSES

     The principal solicitation is being made by mail by U.S. Bank Trust National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with providing these services and we will pay other registration expenses, including fees and expenses of the trustees under the indentures relating to the notes, filing fees, blue sky fees and printing and distribution expenses. We may pay brokers, dealers or others soliciting acceptances of the exchange offer.

     Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

TRANSFER TAXES

     You will not be obligated to pay any transfer taxes in connection with the tender of notes in the exchange offer unless you instruct us to register the securities in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

CONSEQUENCES OF FAILURE TO EXCHANGE

     There are no dissenters' rights of appraisal in connection with the exchange. If you do not exchange your notes, they will remain outstanding, but will have substantially fewer rights under the applicable indenture.


                         CONSIDERATIONS FOR NOTEHOLDERS
               WHO ELECT NOT TO PARTICIPATE IN THE EXCHANGE OFFER

     In addition to the other information set forth in this prospectus, the following considerations, should be reviewed carefully prior to determining whether to tender your notes and consent to the proposed amendments.

EFFECT OF THE PROPOSED AMENDMENTS

     SENIOR SECURED NOTES. If the exchange offer is consummated and the proposed amendments become effective, holders of senior secured notes that are not properly tendered for exchange for any reason will no longer be entitled to the benefits of substantially all of the restrictive covenants of the senior secured notes indenture. All of these provisions will have been eliminated or modified by the proposed amendments. In addition, the holders of non-tendered senior secured notes will no longer have any collateral securing their notes.

     The proposed amendments would amend the senior secured notes secured indenture to delete most restrictive provisions, including covenants relating to:

     o    our ability to incur indebtedness,

     o    our ability to pay dividends,

     o    our ability to engage in asset sales,

     o    our ability to merge or consolidate with another entity,

     o    our ability to incur liens,

     o    our ability to make payments or other distributions to affiliates,

     o    our ability to enter into business relationships with affiliates, and

     o our ability to take other actions that would otherwise be restricted under the senior secured notes indenture.

     The elimination or modification of those provisions would permit us to take actions that could increase the credit risks faced by the holders of any remaining senior secured notes, adversely affect the market price of any remaining senior secured notes or otherwise be adverse to the interests of the holders of any remaining senior secured notes. While we anticipate that we will be subject to restrictive covenants contained in other debt agreements, holders of senior secured notes, if any, will not be able to enforce those covenants and those covenants will be subject to change without the consent of holders, if any, of senior secured notes.

     We may manage our business in a manner that otherwise might have been prohibited under the senior secured notes indenture prior to the effectiveness of the proposed amendments. The proposed amendments might have a material adverse effect on the value of the senior secured notes resulting from, among other things, our increased ability to incur debt, incur liens, pay dividends, make transfers of funds or other assets, or merge or consolidate with another entity.

     Based on our current estimates, it is unlikely that we will have sufficient funds to both make interest payment due on the notes in August 2001 and thereafter, and comply with certain covenants in our warehouse line of credit, and otherwise operate our business.

     SENIOR NOTES. In connection with our August 2000 consent and exchange offer, the holders of the senior notes who tendered their notes for exchange and received the senior secured notes consented to amendments to the indenture governing the senior notes.

     We are asking the remaining holders of senior notes to consent to additional amendments to the senior notes indenture in connection with this exchange offer.

     The proposed amendments to be entered into with the LLC will not relieve us from our obligation to make scheduled payments of principal and accrued interest in accordance with the terms of the senior notes and the senior secured notes indentures (as amended by the proposed amendments, assuming we consummate the exchange offer), on the notes, if any, that are not exchanged pursuant to the exchange offer.

ADVERSE EFFECTS ON TRADING MARKET FOR THE SECURED NOTES

     An issue of debt securities with a smaller outstanding principal amount available for trading (a smaller "float") may command a lower price than would comparable debt securities with a greater float. Therefore, the market price for any notes not tendered for exchange may be adversely affected because of reduced float. The reduced float may also tend to make the trading price more volatile. We cannot assure you that a trading market will exist for notes, if any, following consummation of the exchange offer. The extent of the market for notes following consummation of the exchange offer will depend upon, among other things, the remaining outstanding principal amount of the notes after the exchange offer and the number of remaining holders, if any.

LIQUIDATION VALUE OF THE ASSETS SECURING THE SENIOR SECURED NOTES

     If we do not consummate the exchange offer, we are unlikely to have the funds necessary to continue making timely interest payments on the notes. As a result, we would be in default of our obligations, under the indentures governing the notes. The noteholders might then be required to look to our assets which are comprised principally of mortgage-related securities.

     There is no ready market for our mortgage-related securities and, consequently, it is difficult for us to value these securities accurately. However, the value of these securities may diminish in a liquidation where the securities would be sold all at once to bidders at a discount.

     In the section titled "Summary Pro Forma Financial Data for Delta Funding Residual Exchange Company, LLC," we describe the projected cashflows to be received over the next thirty years from the mortgage-related assets which will be held by the LLC. The projected cashflows are based on a number of assumptions, including assumptions concerning projected prepayment rates and loan losses. The estimates also assume that the mortgage-related securities will be held by the LLC and not sold. The mortgage-related securities held in the LLC will be managed by us through Delta Funding Residual Management, Inc.

     If we were asked to assess the liquidation value for the mortgage-related securities, we must first assume that a market exists for these securities. Currently, there are only a handful of buyers for these types of assets - mainly opportunistic buyers. We believe that any assessment of the purchase price would depend on a number of factors such as:

     o the conditions under which these excess cashflow certificates are to be sold, I.E., fire sale;

     o whether Delta Funding, as the seller, under the respective securitization trusts, would be able to continue, on a going-forward basis, to satisfy any claims due to breach of representations and the warranties made concerning the underlying mortgages sold to the securitization trust that issued the excess cashflow certificates;

     o the servicer of the mortgage loans that currently services the majority of our securitized loans, Ocwen, will receive significant termination fees if any securitization mortgage pool which it purchased from us is transferred to another servicer;

     o the actual mortgage pool performance and the collateral characteristics of each pool of mortgages that underlie the excess cashflow certificates (I.E., first liens versus second liens, credit grades of the underlying borrowers, the loan-to-value ratios of the mortgage loans, geographic concentration of the underlying properties, property type, etc.);

     o type of asset-backed securitization structure (I.E., bond insured or senior subordinate structure);

     o changes in the level of cash required to be used by securitization trust to prepay holders of its asset backed pass-through certificates to support the securitization if the mortgage pool performance deteriorates, which will have an adverse impact on timing of excess cashflows; and

     o costs and expenses for due diligence on the mortgage pool, accounting fees to model cashflows, significant investment banking fees (up to 5% of purchase price) to facilitate the sale of such a transaction, bond insurer and trustee consent fees and legal fees.

     We have some idea of the maximum potential liquidation value for the securities based upon the pricing we have obtained in two of our recent transactions. The transactions (the only we have completed of this kind in our company history) are as follows:

     o in November 2000, we sold a basket of six excess cashflow certificates to a securitization trust and issued a senior NIM security backed by a subordinate net interest margin owner trust certificate. The sale of the senior NIM security, which was rated "BB-" by Fitch, yielded a purchase price of $30 million. This purchase price represented approximately 27% of the carrying value on our balance sheet for the excess cashflow certificates. The senior NIM security was a more protected security than the excess cashflow certificates themselves, which we held on our balance sheet because the senior NIM security is supported by a subordinate certificate (the NIM owner trust certificate), whereas excess cashflow certificates are the most subordinate securities issued by the securitization trusts. As a result, the senior NIM security commanded a higher price than the price we would expect to receive for the excess cashflow certificates. The liquidation value for the subordinate NIM owner trust certificate which is being transferred to the NIM company as part of the exchange offer, however, would be significantly less than the liquidation value for the excess cashflow certificates.

     o the sale of five excess cashflow certificates for $15 million. This purchase price represented approximately 37% of the carrying value on our balance sheet for these five excess cashflow certificates.

     Therefore, taking into consideration the pricing factors and our recent transaction experience, we estimate that the liquidation value of the mortgage-related securities to be held by the LLC and NIM company are as follows:

     o all of the excess cashflow certificates - approximately $10-20 million; and

     o the excess cashflow certificates, underlying the NIM owner trust certificate, approximately $10 million.

     This total of between $20 to $30 million does not take into account expenses for investment banking, due diligence, accounting fees, possible termination fees if the current servicer does not continue on as the servicer, consent fees from the bond insurer and trustees, legal and other expenses. Thus, we cannot be certain that $20 to $30 million is a fair liquidation value for the securities. Moreover, the potential buyers for these assets will be opportunistic and, therefore, the price at which the mortgage-backed certificates held by the LLC may be sold will likely be much lower than those received in recent transactions due to changing market conditions.

     By contrast, we estimate that the present value of the aggregate expected future cashflows from the excess cashflow certificates is $73 million, and the present value of the expected future cashflows from the excess cashflow certificates underlying the NIM owner trust certificate is $79 million, in total $152 million. These estimates are based on management's assumptions concerning a number of factors. However, there can be no assurance that these estimates will prove correct.


                       DESCRIPTION OF OUR PREFERRED STOCK

     The following summary, which sets forth the material terms and provisions of our preferred stock, does not purport to be complete and is qualified in its entirety by reference to the terms and provisions of the Certificate of Designations, Voting Powers, Preferences and Rights of the Series A Preferred Stock, or the certificate or designations, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

     Our board of directors will authorize and create the preferred stock, all 150,000 shares of which will be issued and outstanding and held by the LLC.

     The holders of the preferred stock will have no preemptive rights with respect to any shares of our capital stock or any of our other securities convertible into or carrying rights or options to purchase shares of our capital stock. The preferred stock is perpetual and will not be convertible into shares of common stock or any other class or series of capital stock and will not be subject to any sinking fund.

RANK

     Compared to our other securities, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, the preferred stock will rank:

     o senior to all classes of our common stock and to each other class of capital stock or series of preferred stock; and

     o    on parity with any additional shares of preferred stock issued by us.

     We will not issue any securities which are senior to or on parity with the preferred stock, in respect of our liquidation, dividends, winding-up or dissolution, except upon the occurrence of a special funding event, in which case we may issue securities having rights senior to or on parity with our preferred stock. A special funding event will occur when we enter into a strategic alliance with another entity or issue equity securities to one or more investors and, in either case, receive in return at least $10 million in cash or cash equivalents.

DIVIDENDS

     The holders of preferred stock will be entitled to receive, if declared by our board of directors out of our funds legally available for dividends, cumulative preferential dividends accruing at the rate per share of 10% per annum of the liquidation preference, payable semi-annually in arrears on each of the first days of January and July, or, if any such date is not a business day, on the next succeeding business day, each a dividend payment date. Dividends payable on the preferred stock will be computed on the basis of a 360-day year, twelve 30-day months and will be deemed to accrue on a daily basis from January 1, 2003. Dividends will be payable beginning on July 1, 2003. For a discussion of certain federal income tax considerations relevant to the payments of dividends on the preferred stock, see "United States Federal Income Tax Consequences of the Exchange Offer."

     Dividends on the preferred stock will accrue whether or not we have earnings or profits, whether or not there are funds legally available for the payment of dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid when due for the period to which they relate.

     If we fail to pay or declare and set aside for payment cash dividends on the preferred stock for five dividend periods with respect to which cash dividends are required, holders of the preferred stock, together with the holders of any other class or series of preferred stock with similar voting rights, will be entitled to elect two directors to our board of directors. See "Description of the Preferred Stock -- Election of Additional Directors."

     If we fail to pay or declare and set aside for payment any required dividends on the preferred stock for any dividend period:

     o no dividends or other distributions will be declared or paid or set apart for payment upon shares ranking junior to or equal with the preferred stock, other than partial dividends paid proportionately;

     o no shares ranking junior to or equal with the preferred stock (including shares held by our affiliates) will be redeemed, purchased or otherwise acquired for any consideration. However, the certificate of designations will permit us to make purchases of our common stock in open market purchases, from persons not affiliated with us, provided that we have not missed any dividend payments and we meet the financial covenants set forth in the certificate of designations; and

     o no distributions on our capital stock will be made, subject to exceptions, until such time as full dividends on all outstanding preferred stock have been (1) paid for two consecutive dividend periods, or (2) declared and set aside for payment for two consecutive dividend periods.

     No dividends on the preferred stock shall be paid by us if (1) the terms and provisions of any of our agreements prohibit the payment of dividends or provide that the payment of dividends would constitute a breach of or a default under the agreement, or (2) the payment of dividends is restricted or prohibited by law. We are not a party to and will not enter into any agreement that restricts our compliance with the certificate of designations.

     For a discussion of the tax treatment of distributions to holders, see "United States Federal Income Tax Consequences of the Exchange Offer."

VOTING RIGHTS - GENERAL

     Holders of the preferred stock will have no voting rights, except as required by law and as provided in the certificate of designations.

ELECTION OF ADDITIONAL DIRECTORS

     To the extent permitted by law, if we fail to pay cash dividends on the preferred stock for five dividend periods with respect to which cash dividends are required, the holders of the preferred stock, together with the holders of any class or series of capital stock, with similar voting rights, will have the right, voting separately as one class, and until terminated as provided below, to elect two directors for newly created directorships on our board of directors. At no time will the number of directors on the board exceed ten during the time that the preferred shares are outstanding, unless we have received approval from the holders of at least a majority of the preferred stock to increase such number.

     At any time when the right to elect these additional directors is vested but has not yet terminated, we may call a special meeting of the holders of the preferred stock and holders of capital stock whose voting rights have vested as described above, to fill these directorships. When dividends on the preferred stock have been paid in full for four consecutive dividend periods, the voting rights of the holders of the preferred stock to elect two directors as described above will terminate, subject to revesting in the event of each and every one of our subsequent failures to pay dividends on five dividend periods as described above.

     Any directors who will have been elected by the holders of the preferred stock and holders of capital stock whose voting rights have vested, as described above, may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of a majority of the outstanding shares of preferred stock and capital stock whose voting rights are vested as described above, voting separately as one class, at a duly held meeting of the holders of the preferred stock and the holders of the capital stock. Upon termination of the voting rights described above, the term of office of all directors elected by the holders of the preferred stock then in office will terminate unless otherwise required by law. Upon termination, the number of directors constituting the board of directors will be reduced by two, subject always to the increase in number of directors pursuant to the above described provisions in case of the future vesting of the right of holders of the preferred stock to elect directors.

     If the right described above is vested but not yet terminated, any vacancy in these additional directorships may be filled by the remaining director. If both directorships are vacant, a majority of the holders of the preferred stock and capital stock entitled to vote at a meeting duly held to elect successors will fill the vacancies.

     The directors elected in the manner described above will be entitled to one vote each on any and all matters on which the other directors are entitled to vote.

     Any holder of preferred stock who is an affiliate of ours shall not be entitled to vote pursuant to the above described voting right, and no voting right shall vest with respect to the owner trust certificates held by the affiliate.

OPTIONAL REDEMPTION

     The preferred stock may be redeemed at our option on a pro rata basis at any time after the date of issuance, at the liquidation preference plus accumulated and unpaid dividends to the date of redemption, upon not less than 30 or more than 60 days' prior written notice.

MANDATORY REDEMPTION

     The holders of the preferred stock will have the right to mandatory redemption upon the occurrence of any of the following:

     o    our dissolution or liquidation,

     o the sale of substantially all of our assets to one or more entities that are not affiliates of ours in one transaction or in a series of related transactions, unless such entities expressly agree to issue securities having preferences, dividends and voting rights similar to those of the preferred stock,

     o commencement by or against us of a case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors,

     o the sale of our company through the exercise of creditors' remedies, or

     o our breach of any term of the certificate of designations that materially and adversely affects the rights of the holders of preferred stock.

LIQUIDATION RIGHTS

     If our voluntary or involuntary liquidation, dissolution or winding up occurs, the holders of the preferred stock will be entitled to receive out of assets available for distribution to shareholders, after any distribution of assets to which holders of stock senior to the preferred stock are entitled, but before any distribution of assets is made to holders of shares junior to the preferred stock, a liquidation distribution in the amount of $100 per share, plus accrued and unpaid dividends for the then-current dividend period whether or not declared to the date fixed for liquidation.

     If, upon (a) our voluntary or involuntary liquidation, dissolution or winding up or (b) our consolidation or merger with or into any other entity that is not an affiliate of ours, the consolidation or merger of any other entity that is not an affiliate of ours with or into us, or the sale of all or substantially all of our property or business to an entity that is not an affiliate of ours amounts payable with respect to the preferred stock and any shares ranking equal to the preferred stock are not paid in full, then the holders of the preferred stock and any other equal shares will share ratably in any distribution of assets in proportion to the full liquidation preference to which they would otherwise be entitled, unless otherwise agreed by the holders of at least a majority of the preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

AMENDMENT

     Other than in connection with a special funding event as described below, we will not amend our certificate of incorporation, bylaws or other charter documents so as to adversely affect the rights of the holders of the preferred stock without obtaining the written consent of the holders of at least a majority of the preferred stock. In connection with the consummation of a special funding event, we may amend our certificate of incorporation to create a new class of securities having powers, preferences or special rights senior to the preferred stock. A special funding event will occur when we enter into a strategic alliance with another entity or issue equity securities to one or more investors and, in either case, receive in return at least $10 million in cash.

REACQUIRED SHARES

     Any preferred stock purchased, redeemed or otherwise acquired by us will be retired and canceled. The shares will become authorized but unissued shares of preferred stock, no longer designated as preferred stock and subject to reissuance as part of a new series or class of preferred stock if so designated by our board of directors.


           DESCRIPTION OF DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC

GENERAL

     The LLC has been created to facilitate the exchange offer. It will not conduct any business and its sole purpose will be to hold certain mortgage-related securities now held by us or by our affiliates. At the conclusion of the exchange offer, the noteholders will own all of the voting LLC membership interests, Delta Funding Residual Management will hold a non-voting membership interest, and we will hold non-voting LLC interests. As holders of the LLC interests, the noteholders will be able to receive, in the form of LLC distributions, cashflows generated by the mortgage-related securities so long as these exceed the expenses incurred by the LLC.

TERMS OF THE LLC AGREEMENT

     The following summary sets forth all of the material terms and provisions of the LLC agreement. It does not purport to be a complete summary of the LLC agreement. A copy of the LLC agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Manager: Delta Funding Residual Management, Inc. will serve as the managing member of the LLC. The manager will have sole responsibility for managing the business and affairs of the LLC and shall have full power to do any and all acts necessary, incidental or convenient to or for the furtherance of the purposes described herein.

Allocation of       Profits for any fiscal year or other period shall be
Profits:            allocated among the holders of the LLC interests as follows:

                    First, excess exclusion income in respect of the mortgage-related securities (including the excess cashflow certificates underlying the NIM owner trust certificate) shall be allocated to the Delta Funding Residual Management, Inc.;

                    Second, any remaining profits shall be allocated to Delta Funding Residual Management, Inc. in proportion to, and to the extent of, any losses allocated to them pursuant to the LLC agreement;

                    Third, any remaining profits shall be allocated to Delta to permit it to pay a portion of its settlement obligations to the New York State Department of Banking;

                    Fourth, 15% of any remaining profits in respect of any period ending on or before the end of the 36th full calendar quarter following the consummation of the exchange offer, and 10% of any such remaining profits in respect of any period thereafter, shall be allocated to Delta;

                    Fifth, any remaining profits shall be allocated to Delta to pay the balance of its settlement obligations to the New York State Department of Banking;

                    Sixth, any remaining profits shall be allocated to the holders of the voting LLC interests in proportion to their percentage interests.

Allocation of       Losses for any fiscal year or other period shall be
Losses:             allocated among the holders of the LLC interests as follows:

                    First, excess inclusion losses, if any, from the mortgage-related securities (including the excess cashflow certificates, which underlie the NIM owner trust certificate) shall be allocated to Delta Funding Residual Management, Inc. and Delta to the extent of the positive balance, if any, in their respective capital account;

                    Second, losses shall be allocated to Delta and the holders of the voting LLC interests in proportion to, and to the extent of, each of their respective excess profits.

                    o Delta's excess profits shall equal the excess, if any, of (x) the aggregate amount of profits allocated to Delta to pay a portion of its settlement obligations to the New York State Department of Banking over (y) the sum of (1) the aggregate amount of losses allocated to Delta pursuant to this section for all prior periods plus (2) the aggregate amount of available cash that has been distributed to Delta to pay the balance of its settlement obligations to the New York State Department of Banking for all periods.

                    o Each holder of voting LLC interests' excess profits shall equal the excess, if any, of (x) the aggregate amount of profits allocated to such holder of the voting LLC interests for all periods over (y) the sum of (1) the aggregate amount of losses allocated to holder of the voting LLC interests pursuant to this section for all prior periods plus (2) the aggregate amount of available cash that has been distributed to such holder of the voting LLC interests for all periods;

                    Third, any remaining losses shall be allocated to the holders of the voting LLC interests in proportion to their percentage interests.

Distributions:      The LLC will distribute the cash generated by
                    mortgage-related securities in the following order of priority:

                    o to Delta Funding Residual Management to permit it to pay any expenses it incurs as our managing member;

                    o to Delta Funding Residual Management to permit it to pay certain income tax liabilities related to the mortgage-related securities (all of which income tax liabilities will be allocated under the LLC agreement to it for income tax purposes);

                    o to Delta Funding Residual NIM Company, Inc., the LLC will loan an amount of cash sufficient to permit the NIM company to pay income taxes due in connection with the excess cashflow certificates underlying the NIM owner trust certificate, until such certificates are transferred to the LLC;

                    o to Delta to permit it to pay a portion of its settlement obligations to the New York State Department of Banking;

                    o to Delta 15% of the remaining cash after all of the distributions described above have been made, except that after three years this distribution amount will be reduced to 10%;

                    o to Delta to permit it to pay the balance of its settlement obligations to the New York State Department of Banking; and

                    the balance of the LLC's cash will be distributed, on a quarterly basis and at the manager's discretion, to the holders of the LLC voting membership interests.

Dissolution:        Subject to Delaware Limited Liability Act, the LLC shall be dissolved and its affairs shall be wound up upon the earliest to occur of:

                    o the sale or distribution by the LLC of all or substantially all of its assets; or

                    o the written consent of holders of the voting LLC interests represent not less than two-thirds of all holders of the voting LLC interests and Delta.

                    Any other provision of the LLC agreement to the contrary notwithstanding, no withdrawal, assignment, removal, bankruptcy, insolvency, death, incompetency, termination, dissolution or distribution with respect to any member or any LLC interest will effect a dissolution of the LLC.

Amendments:         The LLC agreement may be amended with (but only with) the
                    written consent of the Delta, a majority in interest of the holders of the voting LLC interests and Delta Funding
                    Residual Management, Inc.

ASSETS OF THE LLC

     The assets of the LLC will be comprised of:

     o excess cashflow certificates now held by two special purpose vehicles, Delta Funding Residual Holding Trust 2000-1 and Delta Funding Residual Holding Trust 2000-2, and any assets generated by the excess cashflow certificates, which will be transferred to the LLC upon consummation of the exchange offer;

     o a net interest margin, or NIM, owner trust certificate now held by Delta Funding Residual Holding Trust 2000-1, which will be transferred to the NIM Company upon consummation of the exchange offer and will be held by the NIM company for so long as the tax liability for the revenue generated by the excess cashflow certificates underlying the NIM owner trust certificate exceeds the cash revenues generated by those excess cashflow certificates. Once the tax liability no longer exceeds the cash revenues the excess cashflow certificates underlying the NIM owner trust certificate will be transferred to the LLC;

     o all cash and other property held by the residual holding trusts at the time of the consummation of the exchange offer;

     o the owner trust certificate representing ownership of Delta Non-Performing Loan Trust 2000-1, a business trust owning certain non-performing loan receivables; and

     o fifty percent of the notes tendered in the exchange offer, the terms of which will be modified, until the excess cashflow certificates underlying the NIM owner trust certificate are transferred to the LLC, at which point the notes will mature.

     The assets held by the LLC are difficult to value. There is no ready market for these mortgage-related securities. As a result, there are no available market rates or market prices.

     We have not asked an independent third party to value these securities. Below, we describe how we determine the fair value of these assets. We believe our calculation of fair value is reasonable; however, our estimates may prove not to be accurate or complete. The fair value of these assets is based on a number of assumptions concerning factors which are outside of our control. Our assumptions may not be correct. The fair value of these assets also depends largely on the structure of the related securitization transaction. We have described the types of securitization structures we use and we provide you with information concerning each of these securitization trusts.

     You may obtain additional information concerning each of the securitization trusts by referring to Exhibits A through V included in this prospectus.

     DESCRIPTION OF THE UNDERLYING MORTGAGE-RELATED SECURITIES

     EXCESS CASHFLOW CERTIFICATES

     The excess cashflow certificates represent an ownership interest in a securitization trust. The assets of each securitization trust consist primarily of two groups of mortgage loans: a group of fixed rate mortgage loans and a group of adjustable rate mortgage loans. We refer to the loans included in each securitization trust as the related mortgage pool. The mortgage loans in each mortgage pool consist of fully amortizing and balloon mortgage loans secured by first or second liens primarily on one- to four-family residential real properties having original terms to stated maturity of not greater than 30 years.

     Excess cashflow certificates represent a subordinate right to receive excess cashflow, if any, generated by the related mortgage pool. Excess cashflow certificates represent the difference between the interest payments due on the loans sold to the securitization trust and the interest payments due, at the pass-through rates, to the holders of the pass-through certificates of the same series, less contractual servicing fees, trustee fees and any insurer premiums, reimbursements and other costs and expenses of administering the securitization trust. The holder of an excess cashflow certificate only will receive cash if there are any remaining amounts following payment of all amounts owing on all other securities of the securitization and the payment of expenses.

     The excess cashflow of a securitization trust in any month is applied:

     o first, to cover any losses on the mortgage loans in the related mortgage pool,

     o second, to reimburse the insurer, if any, of the related series of pass-through certificates for amounts paid by or otherwise owing to that insurer,

     o third, to build or maintain the overcollateralization for that securitization trust at the required level by being applied as an accelerated payment of principal to the holders of the pass-through certificates of the related series,

     o fourth, to reimburse holders of the subordinated certificates of the related series of pass-through certificates for unpaid interest and for any losses previously allocated to those certificates,

     o fifth, to pay interest on the related pass-through certificates which was not paid because of the imposition of a cap on their pass-through rates - these payments being called basis risk shortfall amounts, and

     o    sixth, to the related excess cashflow certificates.

In addition, if the required level of overcollateralization for a securitization trust is allowed to step down, or decrease in amount, pursuant to the terms of the related pooling and servicing agreement, the related excess cashflow certificates will receive a portion of the principal payments on the mortgage loans in the related mortgage pool.

     Typically, the excess cashflow certificates begin to receive cashflow approximately eighteen to twenty-four months after the completion of a securitization, with the specific timing of the cashflows depending on the structure and performance of the securitization. Initially, securitization trusts utilize any available excess cashflows to make additional payments of principal on the pass-through certificates in order to establish a spread between the principal amount of the securitization trust's outstanding loans and the amount of outstanding pass-through certificates.

     Set forth below is a list of the mortgage-related securities that Delta Funding Residual Holding Trust 2000-1 and Delta Funding Residual Holding Trust 2000-2 will transfer to the LLC at the time of the consummation of the exchange offer.

                     NAME AND SERIES OF THE                  CLASSES OF                PERCENTAGE INTEREST
                      SECURITIZATION TRUST                   CERTIFICATES                  IN THE CLASS

         CTS Home Equity Loan Trust 1994-2                     Class R                           75%

         Delta Residual Interest Trust 1995-1                     B             100% (represents 62.5% of Delta
                                                                                Funding Home Equity Loan Trust
                                                                                1995-1, Class R-1 and R-2)

         Delta Funding Home Equity Loan Trust 1995-2              R                       99.999999%

         Delta Funding Home Equity Loan Trust 1998-2           R-1; R-2                   99.999999%

         Delta Funding Home Equity Loan Trust 1999-2             BIO                            100%

         Delta Funding Home Equity Loan Trust 1999-2        R-1; R-2; R-3                 99.999999%

         Delta Funding Home Equity Loan Trust 2000-1             BIO                            100%

         Delta Funding Home Equity Loan Trust 2000-1        R-1; R-2; R-3                 99.999999%

         Delta Funding Home Equity Loan Trust 2000-2             BIO                            100%

         Delta Funding Home Equity Loan Trust 2000-2        R-1; R-2; R-3                 99.999999%

         Delta Funding Home Equity Loan Trust 2000-3             BIO                            100%

         Delta Funding Home Equity Loan Trust 2000-3        R-1; R-2; R-3                 99.999999%

         Delta Funding Home Equity Loan Trust 2000-4             BIO                            100%

         Delta Funding Home Equity Loan Trust 2000-4        R-1; R-2; R-3                 99.999999%


     Set forth below is a list of the mortgage-related securities that Delta Funding Residual Holding Trust 2000-1 and Delta Funding Residual Holding Trust 2000-2 will transfer to the NIM company upon consummation of the exchange offer.

                     NAME AND SERIES OF THE                  CLASSES OF                PERCENTAGE INTEREST
                      SECURITIZATION TRUST                   CERTIFICATES                  IN THE CLASS

         Delta Funding NIM Trust 2000-1 Owner Trust            N/A                              100%
         Certificate*

         Delta Funding Home Equity Loan Trust 1998-3        R-1; R-2; R-3                 99.999999%

         Delta Funding Home Equity Loan Trust 1998-4        R-1; R-2; R-3                 99.999999%

         Delta Funding Home Equity Loan Trust 1999-1        R-1; R-2; R-3                 99.999999%

     * The following excess cashflow certificates underlie the NIM owner trust certificate: Delta Funding Home Equity Loan Trust 1997-3, Class
          R-1 and R-2; Delta Funding Home Equity Loan Trust 1997-4, Class R-1 and R-2; Delta Funding Home Equity Loan Trust 1998-1, Class R-1 and
          R-2; Delta Funding Home Equity Loan Trust 1998-3, Class BIO; Delta
          Funding Home Equity Loan Trust 1998-4, Class BIO; and Delta Funding
          Home Equity Loan Trust 1999-1, Class BIO. These excess cashflow certificates will be released once the NIM trust is terminated.

     Set forth below is a list of the excess cashflow certificates that the NIM company will transfer to the LLC, once the tax liability for the revenues generated by such excess cashflow certificates no longer exceeds the cash revenues generated by such certificates.

                     NAME AND SERIES OF THE                   CLASSES OF                PERCENTAGE INTEREST
                      SECURITIZATION TRUST                    CERTIFICATES                 IN THE CLASS

         Delta Funding Home Equity Loan Trust 1997-3            R-1, R-2                    99.999999%

         Delta Funding Home Equity Loan Trust 1997-4            R-1; R-2                    99.999999%

         Delta Funding Home Equity Loan Trust 1998-1            R-1, R-2                    99.999999%

         Delta Funding Home Equity Loan Trust 1998-3              BIO                             100%

         Delta Funding Home Equity Loan Trust 1998-3         R-1; R-2; R-3                  99.999999%

         Delta Funding Home Equity Loan Trust 1998-4              BIO                             100%

         Delta Funding Home Equity Loan Trust 1998-4         R-1; R-2; R-3                  99.999999%

         Delta Funding Home Equity Loan Trust 1999-1              BIO                             100%

         Delta Funding Home Equity Loan Trust 1999-1         R-1; R-2; R-3                  99.999999%

     Each excess cashflow certificate is an excess cashflow certificate that we or one of our affiliates retained in connection with one of our securitizations.

     With respect to each securitization trust, we made one or more separate elections to treat portions of that securitization trust as a real estate mortgage investment conduit, or REMIC, for federal income tax purposes. Each Class BIO certificate is a "regular interest" in a REMIC and each Class R certificate is a "residual interest" in a REMIC.

     We record the values of the excess cashflow certificates based upon their fair value. We estimate the fair value at the date of the applicable securitization based on the stated terms of the transferred loans adjusted for estimates of future prepayments and defaults among those loans. The fair value of the excess cashflow certificates is reduced for distributions which are received from the related securitization trust, and is adjusted for subsequent changes in the fair value of these certificates. We have determined the fair value of excess cashflow certificates based on various economic factors, including loan type, sizes, interest rates, dates of origination, terms and geographic locations. We also use other available information such as reports on prepayment rates, interest rates, collateral value, economic forecasts, and historical default and prepayment rates of the loan portfolio.

     Although we believe our fair value estimates for the excess cashflow certificates are reasonable and are likely to be realized, the prepayment rate and the default amounts we used are estimates. Actual experience may vary. Higher than anticipated prepayment or loss rates would require the fair value of the excess cashflow certificates to be written down. Similarly, if delinquencies, liquidations or interest rates were greater than initially assumed, the fair value of the excess cashflow certificates would be negatively impacted. Our prepayment and default assumptions are based upon the seasoning of our existing securitization loan portfolio.

     The underlying assumptions we used to determine the fair value of the excess cashflow certificates are as follows:

     o prepayment rate assumptions are based upon our ongoing analysis of industry and specific mortgage pool trends;

     o a default reserve for both fixed- and adjustable-rate loans sold to the securitization trusts of 3.50%; and

     o    an annual discount rate of 13.0%.

     We use a discount rate which we believe is commensurate with the risks associated with our securitization assets. While quoted market prices on comparable interest-only strips are not available, we have performed comparisons of our valuation assumptions and performance experience to our competitors' in the non-conventional mortgage industry. Our 13% discount rate takes into account the asset quality and the performance of our securitized assets compared to industry asset quality and the performance and other characteristics of our securitized loans described below. We quantify the risks associated with our securitization assets by comparing the asset quality and payment and loss performance experience of the underlying securitized mortgage pools to comparable industry performance. We believe that the practice of many companies in the non-conventional mortgage industry has been to add a spread for risk to the all-in cost of securitizations to determine their discount rate. From these comparisons, we have identified a spread which we add to the all-in cost of our mortgage loan securitization trusts' investor certificates.

     We believe the following data supports our 13% discount rate:

     o public data on other lenders with similar collateral who are servicing their own loan portfolio use an average discount rate between 10%-15%;

     o we have underlying loan collateral with fixed yields higher than others in the non-conventional mortgage industry. The average coupons of our securitized mortgage loans exceed the industry average by 100 basis points or more. Approximately 70%-75% of our loans have fixed interest rates which are more predictable than loans with adjustable rates.

     o we have a portfolio mix of first and second mortgage loans of 90-95% and 5-10%, respectively. Our high proportion of first mortgages results in lower delinquencies and losses; and

     o we have a portfolio credit grade mix comprised of 81% A and B credits, and 19% C and D credits. In addition, our loss experience is below that experienced by others in the non-conventional mortgage industry.

     Our default reserve assumption reflects our belief that:

     o    prepayment speeds generally will be slower than in the past;

     o the rise in home values will be flat or slightly moderate as compared to the past few years; and

     o borrowers will be less able to refinance their mortgages to avoid default because of mortgage industry consolidation and prevailing higher interest rates which may have an adverse effect on our non-performing loans.

     The discount rate we use to determine the present value of cashflows from excess cashflow certificates reflects increased uncertainty surrounding current and future market conditions, including without limitation, inflation, recession, home prices, interest rates and equity markets.

     Some of the excess cashflow certificates support floating rate pass-through certificates, which are susceptible to interest rate risk, positive or negative, associated with a movement in short-term interest rates.

     The table below shows a prepayment rate comparison between fixed-rate and adjustable-rate mortgage loans.

      FIXED-RATE MORTGAGES/ADJUSTABLE-RATE MORTGAGES PREPAYMENT COMPARISON
                HISTORICAL VS. ASSUMPTION AS OF DECEMBER 31, 2000

                                                                              Historical as a %
                                               HISTORICAL      ASSUMPTION       OF ASSUMPTION
         FIXED RATE MORTGAGE LOAN
         prior three-month weighted average
         (based upon an annualized                15.20%          19.20%              79%
         percentage)

         prior six-month weighted average
         (based upon an annualized                15.30%          19.60%              78%
         percentage)

         ADJUSTABLE RATE MORTGAGE LOAN
         prior three-month weighted average
         (based upon an annualized                21.60%          23.20%              93%
         percentage)

         prior six-month weighted average
         (based upon an annualized                23.10%          24.80%              93%
         percentage)

     The fair value of the excess cashflows depends principally upon prepayment and default rate assumptions. Any changes to these two assumptions will change the future expected excess cashflows significantly. However, other factors can influence or change the value of the expected excess cashflows such as reserve triggers on the underlying securitization which can increase the overcollateralization (cash reserve requirements) of the securitization transaction. Typically, an increase in the reserve requirements will defer the receipt of the excess cashflows because these cashflows are being used to meet the higher reserve amounts. Below, we show the projected excess cashflows resulting from the excess cashflow certificates which we are transferring to the LLC. After applying a 13% annualized discount rate, the calculated value should approximate our estimate of the fair value of the excess cashflow certificates shown below.

     Projected gross excess cashflows as of June 30, 2001 (includes cashflows on excess cashflow certificates underlying the NIM owner trust certificate once the excess cashflow certificates are transferred to the LLC). The excess cashflows shown are gross cashflows before deducting any expenses or taxes.

                        PROJECTED GROSS EXCESS CASHFLOWS

                                                                                     Cumulative Present
                                                                                          Value of
                                     Annual Gross           Cumulative Gross      Gross Cashflows by Year
              YEAR ENDED               CASHFLOWS                CASHFLOWS         (AT BEGINNING OF PERIOD)
              ----------               ---------                ---------         ------------------------

              December-01 (1)           $ 6,031,199           $  6,031,199            $152,799,000
              December-02 (2)           $34,565,171           $ 40,596,370            $155,957,335
              December-03               $38,223,025           $ 78,819,395            $141,666,618
              December-04               $35,122,374           $113,941,769            $121,860,253
              December-05               $31,185,402           $145,127,171            $102,579,712
              December-06               $26,614,099           $171,741,270            $ 84,729,673
              December-07               $22,149,609           $193,890,879            $ 69,130,432
              December-08               $17,728,666           $211,619,545            $ 55,967,778
              December-09               $13,784,490           $225,404,035            $ 45,514,924
              December-10               $10,184,435           $235,588,470            $ 37,647,374
              December-11               $ 8,230,394           $243,818,864            $ 32,357,097
              December-12               $ 6,920,854           $250,739,718            $ 28,333,126
              December-13               $ 5,533,869           $256,273,587            $ 25,095,579
              December-14               $ 4,470,411           $260,743,998            $ 22,824,135
              December-15               $ 3,678,917           $264,422,915            $ 21,320,861
              December-16               $ 3,263,846           $267,686,761            $ 20,413,656
              December-17               $ 3,257,948           $270,944,709            $ 19,803,586
              December-18               $ 2,919,790           $273,864,499            $ 19,120,104
              December-19               $ 3,396,309           $277,260,808            $ 18,685,927
              December-20               $ 6,941,028           $284,201,836            $ 17,718,788
              December-21               $ 6,173,446           $290,375,282            $ 13,081,203
              December-22               $ 4,441,007           $294,816,289            $  8,608,314
              December-23               $ 3,079,977           $297,896,266            $  5,286,387
              December-24               $ 1,978,856           $299,875,122            $  2,893,640
              December-25               $ 1,079,818           $300,954,940            $  1,290,958
              December-26               $   335,907           $301,290,847            $    378,964
              December-27               $    74,470           $301,365,317            $     92,323
              December-28               $    27,218           $301,392,535            $     29,855
              December-29               $     6,665           $301,399,200            $      6,518
             December-30                $       792           $301,399,991            $        700

     (1)  Represents excess cashflows beginning July 2001 through December 2001.

     (2) Our estimates provide for the NIM to be paid off in 2002. At such time the LLC will acquire the excess cashflow certificates underlying the NIM owner trust certificate, and the cashflow from such certificates will begin to be realized by the LLC.

     The excess cashflows above are based upon our current assumptions at March 31, 2001. Actual results could vary significantly from the projections due to a variety of facts, including changes in interest rates, economic conditions, servicer defaults, loan defaults, prepayments, and delinquency triggers resulting in changes in the level of cash held by the securitization trust to prepay the holders of its asset backed pass-through certificates. See Credit Enhancement Structure of Related Securitization Trusts for Excess Cashflow Certificates below.

     CREDIT ENHANCEMENT STRUCTURE OF RELATED SECURITIZATION TRUSTS FOR EXCESS CASHFLOW CERTIFICATES

     The table set forth on the next page provides information with respect to the excess cashflow certificates. The information is separated based upon the credit enhancement structure of the related securitization trust. The credit enhancement structure of a securitization affects both the timing and the amount of cashflow that might be received on the related excess cashflow certificates. The credit enhancement structures of securitization trusts generally fall into three categories which we refer to as bond insured, senior-sub or modified wrap.

     "Bond insured" refers to a securitization trust where all of the pass-through certificates issued by that securitization trust and sold to investors are insured as to timely payment of interest and ultimate payment of principal under a financial guaranty insurance policy issued by a monoline insurance company. The insurer relies on the excess cashflow and the overcollateralization feature to limit the likelihood that a claim will be made on the insurance policy. In this type of transaction, the required level of overcollateralization may increase as well as decrease based on the delinquency and loss performance of the related mortgage pool.

     "Senior-sub" refers to a securitization trust where payments on one or more classes of the pass-through certificates are subordinated to other classes of that series. This means that classes with a relatively higher payment priority receive their payments before, and are allocated losses after, the class or classes that are subordinated to those higher priority classes. A senior-sub transaction uses excess cashflow to cover losses and to build and maintain overcollateralization to provide protection for the lowest payment priority class of pass-through certificates. In most cases, the required level of overcollateralization will not increase but may be prevented from reducing or stepping down based on the delinquency and loss performance of the mortgage pool. In addition, if the overcollateralization is reduced to zero due to losses on the mortgage pool, any additional losses will be allocated to the subordinated certificates. In subsequent periods, any excess cashflow not used to cover new losses or to restore the overcollateralization to the required level will be used to reimburse the holders of the subordinated certificates for unpaid interest and losses previously allocated to those certificates before any amounts are paid on the related excess cashflow certificates.

     "Modified wrap" refers to a securitization trust which includes a financial guaranty insurance policy for some but not all of the related pass-through certificates and one or more classes of subordinated certificates. If there is only a single class of subordinated certificates, the transaction more closely resembles a bond insured transaction. If more than one class of subordinated certificates were issued, the transaction more closely resembles a senior-sub transaction.

AS OF THE APRIL 2001 DISTRIBUTION DATE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Ending      Current
                                                                                        Mortgage   Certificate
                                                                                        Weighted     Weighted
                                                                                        Average      Average
                  Mortgage      Certificate       Target OC       Actual OC    Reserve   Coupon       Coupon                 Public/
STRUCTURE/DEAL    Balance         Balance           Level 1        Level 2      Fund      (WAC)3       WAC4      Servicer    Private
------------------------------------------------------------------------------------------------------------------------------------
BOND INSURED
Delta 1994-2     $7,560,276.51   $6,981,549.42     $578,727.09    $578,727.09    NA      11.49%        8.31%       DFC     Private
Delta 1995-1     10,524,064.27    9,714,444.07    1,286,497.58     809,620.20    NA      11.92%        8.62%       DFC     Private
Delta 1995-2     27,938,622.98   24,396,610.91    3,542,012.07   3,542,012.07    NA      11.31%        8.30%       DFC      Public
Delta 1998-3
  Group I       288,595,774.85  273,465,774.85   15,130,000.00  15,130,000.00    NA       9.95%        6.84%       DFC      Public
Delta 1998-3
  Group II       11,586,037.98    9,861,037.98    1,725,000.00   1,725,000.00    NA      12.41%        5.81%       DFC      Public

SENIOR-SUB
Delta 1997-3
   Group I     $103,545,035.12 $101,701,494.88   $2,649,972.56  $1,843,540.24    NA      10.84%        7.11%       DFC      Public
Delta 1997-3
   Group II      14,151,241.92   13,411,544.30      749,995.59     739,697.62    NA      13.03%        5.67%       DFC      Public
Delta 1997-4
   Group I      143,146,567.67  139,570,456.47    3,578,664.19   3,576,111.20    NA      10.52%        6.89%       DFC      Public
Delta 1997-4
   Group II      17,341,739.83   16,491,755.64      849,984.19     849,984.19    NA      12.95%        5.77%       DFC      Public
Delta 1998-1
   Group I      164,615,233.69  155,375,233.69    9,240,000.00   9,240,000.00    NA      10.25%        6.36%       DFC      Public
Delta 1998-1
   Group II      20,748,771.69   19,343,282.94    1,167,118.41   1,405,488.75    NA      12.95%        5.83%       DFC      Public
Delta 1998-2
   Group I      218,100,072.25  213,281,694.98    5,040,000.00   4,818,377.27    NA      10.04%        7.89%       DFC      Public
Delta 1998-2
   Group II      23,660,697.03   22,998,341.72      850,000.00     662,355.31    NA      13.13%        5.64%       DFC      Public
Delta 1999-2    316,794,931.50  311,964,931.50    4,830,000.00   4,830,000.00    NA       9.91%        7.80%       DFC      Public

MODIFIED WRAP
Delta 1998-4   $267,374,970.72 $261,374,970.72   $6,000,000.00  $6,000,000.00    NA       9.97%        7.74%       DFC      Public
Delta 1999-1    261,297,268.29  255,297,268.29    6,000,000.00   6,000,000.00    NA      10.19%        7.44%       DFC      Public
Delta 2000-1    222,592,531.79  219,357,789.47    4,625,000.00   3,234,742.33    NA      10.85%        8.99%       DFC      Public
Delta 2000-2    248,218,279.27  245,613,733.64    4,537,500.00   2,604,545.63    NA      11.00%        9.52%   Countrywide  Public
Delta 2000-3    188,516,111.05  187,317,280.94    4,500,044.45   1,198,830.11    NA      11.74%       10.02%   Countrywide  Public
Delta 2000-4    112,138,586.06  111,502,606.09    2,587,489.12     635,979.97    NA      12.32%        9.80%   Countrywide  Public

--------

1 Target OC is the required level of overcollateralization for the related securitization trust.

2 Actual OC is the actual level of overcollateralization for the related securitization trust.

3 Mortgage WAC is the weighted average interest rate of the applicable mortgage loans in the related securitization trust.

4 Certificate WAC is the weighted average pass-through rate of the series of pass-through certificates issued by the related securitization trust.

     We have attached to this prospectus as Exhibits A through V the Statement of Certificateholders furnished by the trustee of each securitization trust for the distribution date in either March or April for each underlying securitization. Each statement is comprised of multiple schedules which provide information about, among other things,

     o payments made to the holders of the related series of pass-through certificates on that distribution date,

     o the stratification of the related mortgage pool by various characteristics,

     o    credit enhancement levels, and

     o    the delinquency and loss experience of the related mortgage pool.

     We encourage you to review carefully the related exhibits for information about the excess cashflow certificates. We have not prepared the information included in the exhibits. We have not verified any of the information included in these exhibits, nor do we make any representation as to its accuracy.

     NET INTEREST MARGIN OWNER TRUST CERTIFICATE

     A net interest margin, or NIM, owner trust certificate is generated in a NIM transaction, whereby several excess cashflow certificates are sold to a Delaware business trust and that trust then issues and sells notes to investors. The notes are secured by a pledge of, and payments due on the notes are made from the cashflows received from, those excess cashflow certificates. Amounts received on those pledged excess cashflow certificates are applied to pay:

     o    first, the administrative expenses of the transaction,

     o    second, interest on the notes,

     o    third, principal of the notes until the notes are paid in full, and

     o fourth, the holder of the owner trust certificate which evidences remaining ownership interest in the Delaware business trust.

     In November 2000, we securitized the following excess cashflow certificates from six securitization trusts in a NIM transaction: 1997-3, 1997-4, 1998-1, 1998-3, 1998-4, and 1999-1. Delta Funding NIM Trust 2000-1, the issuer of the notes, issued and sold $30 million of notes to investors. The notes bear interest at 12.5% per annum and are rated "BB-" by Fitch. The NIM owner trust certificates evidence an over-75% subordinated interest in the NIM Trust. Once the NIM notes are paid in full, all cashflow on the excess cashflow certificates owned by the NIM issuer and formerly pledged to secure the NIM notes will be passed through to the holder of the NIM owner trust certificate and the NIM owner trust certificate will be cancelled.

     At the time of the exchange, we will transfer the NIM owner trust certificate to Delta Funding Residual NIM Company, Inc., a Delaware corporation, which was formed in connection with the proposed exchange offer. The NIM owner trust certificate and the underlying cashflow certificates will be the only asset held by the NIM company. The NIM company, as holder of the NIM owner trust certificate and the underlying cashflow certificates will incur tax liabilities in connection with the revenue generated by the excess cash flow certificates that underlie the NIM owner trust certificate, without receiving the benefit of the cash revenue generated by those certificates, all of which is being paid to the NIM security holders. In order for the NIM company to pay that tax liability, it will borrow funds from the LLC, as provided for in the LLC agreement.

     When the NIM security holders are paid in full, the NIM trust will be dissolved and the NIM owner trust certificate will be cancelled, the NIM company will become the holder of the excess cashflow certificates underlying the cancelled NIM owner trust certificate and, it is expected that, the cashflows from the excess cashflow certificates will exceed their associated tax liabilities. At this time, the excess cashflow certificates will be transferred to the LLC in accordance with an exchange agreement previously entered into between the LLC and the NIM company.

     If after tax excess cash revenues are generated by the excess cashflow certificates underlying the NIM owner trust certificate while it is owned by the NIM company, such amounts will be paid out as interest on the fifty percent of the remaining notes held by the LLC.

     We determined the fair value of the NIM owner trust certificate based on the fair value of the underlying pledged excess cashflow certificates. We calculated the fair value of the pledged excess cashflow certificates in the same manner as we calculated the fair value of the other excess cashflow certificates being transferred to the LLC.

     Based upon our gain-on-sale assumptions at March 31, 2001, we project that the NIM security holders will be paid on or about April 2002. However, we can make no assurances that the NIM security holders will be paid off at such time.

     NON-PERFORMING OWNER TRUST CERTIFICATE

     In February 2000, Delta Non-Performing Loan Trust 2000-1, as issuer, issued $3 million of 9.50% Delta Non-Performing Loan Trust Notes, Series 2000-1, or the non-performing loan trust notes, pursuant to an indenture, dated as of February 11, 2000, between the issuer and Wells Fargo Bank Minnesota, National Association, as indenture trustee. The issuer is a Delaware business trust formed pursuant to an amended and restated trust agreement, dated February 11, 2000, between Delta Funding Corporation, as depositor, and Wilmington Trust Company, as owner trustee. The structure of this transaction is similar to that of the NIM transaction. The non-performing loan trust notes are secured by, and payable from, the cashflow from a pool of non-performing mortgage loans sold to the issuer by Delta Funding Corporation pursuant to a sale agreement, dated as of February 11, 2000, among Delta Funding Corporation, the issuer, the indenture trustee and Clayton National, Inc., as servicer. The servicer is servicing the mortgage loans on behalf of the issuer and the noteholders. DF Special Holdings Corporation, our subsidiary, owns 100% of the owner trust certificates representing the non-performing loan receivables issued by the issuer and is entitled to any cashflow and other assets remaining after the non-performing loan trust notes have been paid in full. The notes were not rated by any rating agency.

     We determined the fair value of the non-performing owner trust certificate based on an analysis similar to the analysis we used to value the excess cashflow certificates described above.

     SENIOR NOTES AND SENIOR SECURED NOTES

     Upon consummation of the exchange offer, the LLC will waive our obligations under the indentures governing the notes to pay principal and interest on the remaining fifty percent of the notes, and we, with the LLC's consent, will amend both indentures to:

     o provide that the notes are obligations of the NIM company rather than our obligations;

     o limit the interest payable on the notes to the amount of cash revenues generated by the excess cashflow certificates underlying the NIM owner trust certificate in excess of their tax liability, if any, paid by the NIM company to the LLC; and

     o provide that the notes will mature when the excess cashflow certificates, which underlie the NIM owner trust certificate, are transferred to the LLC.

     In addition, in exchange for transferring the excess cashflow certificates underlying the NIM owner trust certificate to the LLC, the LLC will cancel the NIM company's obligation to repay any amounts it received from the LLC to pay its tax liability.


                      DESCRIPTION OF DELTA FUNDING RESIDUAL
                   EXCHANGE COMPANY, LLC MEMBERSHIP INTERESTS

     As of the date of this document, Delta Funding Residual Exchange LLC is authorized to issue 150,002 interests, allocated in the following manner:
150,000 Class A voting membership interests, one Class B non-voting membership interest and one Class C non-voting membership interest. The voting membership interests will be owned initially by the holders of the notes who successfully tender their notes in the exchange offer. The Class B non-voting membership interest will be owned by Delta Funding Residual Management, Inc. and the Class C non-voting membership interest will be owned by us.

RESTRICTIONS ON TRANSFER

     The LLC interest may only be assigned under the following conditions:

     o    with the prior written consent of the managing member;

     o the assignee is a qualified institutional buyer as defined under Rule 144A promulgated under the Securities Act;

     o the assignee agrees in writing to be bound by the terms and conditions of the LLC agreement or any other document acceptable to the managing member; and

     o the holder of the LLC interest also assigns a corresponding PRO RATA number of shares of the common stock of Delta Funding Residual Management, Inc. owned by the holder to the assignee.

     The managing member may not consent to the assignment unless all of the following conditions are satisfied:

     o the assignor furnishes evidence to the managing member that (1) the assignment would not affect the LLC's existence or qualification as a limited liability company under the Delaware Limited Liability Company Act or any other law or regulation applicable to the LLC and (2) (a) the assignment would not jeopardize the classification of the LLC as a partnership for federal income tax consequences, (b) cause a termination of the LLC for purposes of Section 708 of the Internal Revenue Code or (c) otherwise have an adverse effect on federal income tax consequences on the LLC or any member;

     o in the opinion of the assignor's counsel, the assignment would not (1) subject the LLC or its members to any additional regulatory requirements, (2) result in the violation of any law or regulation that is or might be applicable to the LLC or its members, or (3) otherwise materially and adversely affect the interests of the LLC and its members, as such; and

     o    the assignee executes and delivers a counterpart to the LLC agreement.

     The Class B non-voting membership interest may not be assigned to any person, in whole or in part. However, the holders of a majority of the Class A voting membership interests may require the holder of the Class B non-voting membership interest to assign all of its interest to another person, who will then become the managing member, subject to the limitations set forth in the LLC agreement. We may not assign the Class C non-voting membership interest.

WITHDRAWAL

     No member may withdraw as a member, be required to withdraw as a member, be required to withdraw its membership interest, or borrow or withdraw any portion of its capital contribution or capital account of the LLC.

VOTING RIGHTS

     The holders of the Class A voting membership interests are entitled to one vote per membership interest on all matters submitted to a vote of members. The holders of the Class B and Class C non-voting membership interests are not entitled to vote.

RIGHTS UPON LIQUIDATION

     In the event of a dissolution of the LLC and the liquidation of its assets and properties, there will be a final allocation and distribution. Proceeds from the liquidation will be used in the following order and priority:

     o first for the payment of the LLC's liabilities and obligations to its non-member creditors,

     o next for the payment of the LLC's liabilities and obligations to its member creditors,

     o then to the setting up of any reserves that may be deemed reasonably necessary for any contingent liabilities or obligations of the LLC and finally,

     o the balance will be paid to the members PRO RATA in accordance with their balances in their capital accounts.


     DESCRIPTION OF DELTA FUNDING RESIDUAL MANAGEMENT, INC.

     Delta Funding Residual Management is a newly formed Delaware limited purpose corporation organized by us. Initially, we will hold all the common stock of Delta Funding Residual Management, par value $.01 per share. Prior to consummation of the exchange offer, we will distribute shares of common stock of Delta Funding Residual Management to the LLC in exchange for which we will receive a non-voting LLC interest. Upon consummation of the exchange offer, the LLC will distribute the shares of common stock of Delta Funding Residual Management to the noteholders who participated in the exchange offer.

     Delta Funding Residual Management will engage solely in the following activities:

     o    manage the assets of Delta Funding Residual Exchange Company, LLC;

     o issue and sell shares of its common stock and our preferred stock in connection with the proposed exchange offer; and

     o engage in only those other activities necessary, advisable or incidental to accomplishing the purposes set forth above.

     In addition to its limited purpose, and in order to preserve its separate and distinct identity, Delta Funding Residual Management will not own any assets other than those necessary for it to carry out its purpose and, at all times conducting its affairs, shall:

     o maintain its books and records separate from any other person or entity;

     o    maintain its bank accounts separate from any other person or entity;

     o not commingle its assets with those of any other person or entity and hold all of its assets in its own name;

     o    conduct its own business in its own name;

     o maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity;

     o file its tax returns separate from those of any other entity and not file a consolidated tax return with any other entity;

     o    pay its own liabilities and expenses only out of its own funds;

     o    observe all corporate and other organizational formalities;

     o maintain an arm's length relationship with its affiliates and enter into transactions with affiliates only on a commercially reasonable basis;

     o    not incur any debt;

     o not guarantee or become obligated for the debts of any other person or entity;

     o not hold out its credit as being available to satisfy the obligations of any other person or entity;

     o allocate fairly and on terms which are commercially reasonable any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

     o    use separate stationery, invoices and checks bearing its own name;

     o not pledge its assets for the benefit of any other person or entity to secure any debt obligation of the Corporation;

     o    hold itself out as a separate entity;

     o    correct any known misunderstanding regarding its separate identity;

     o    not identify itself as a division of any other person or entity;

     o maintain adequate capital in light of its contemplated business operations; and

     o    not form, or caused to be formed, any subsidiaries.

     Delta Funding Residual Management will hold a non-voting membership interest in the LLC. Through its ownership of Delta Funding Residual Management common stock, the noteholders will have an additional indirect non-voting membership interest in the LLC.

     Delta Funding Residual Management shall at all times be required to have at least one independent director. A director shall be independent so long as he or she is not, and never was,

     o a stockholder, customer or supplier of, or any person that has received any benefit (excluding, however, any compensation received by the director in such individual's capacity as such an independent director) in any form whatsoever from, or any person that has provided any service (excluding, however, any service provided by the director, in such person's capacity as such a director) in any form whatsoever to, Delta Funding Residual Management or any of its affiliates or associates;

     o a director, officer, employee, affiliate or associate of Delta Funding Residual Exchange LLC or any of its affiliates (other than Delta Funding Residual Management) or associates;

     o    is not a person related to any person referred to in clauses (1) or
          (2); and (4) is not a trustee, conservator or receiver for Delta Funding Residual Exchange LLC or any of its affiliates. No director serving in the capacity of an independent director may be removed unless his or her successor (who shall satisfy the requirements set forth above) has first been elected to the board of directors; provided, however, that in the event of the resignation or the death or incapacity of an independent director, the board of directors shall promptly appoint a replacement independent director and the board of directors shall not vote on any matter requiring the vote of the independent director unless and until at least one independent director has been duly appointed to serve on the board.


                      DESCRIPTION OF DELTA FUNDING RESIDUAL
                          MANAGEMENT, INC. COMMON STOCK

     As of the date of this prospectus, Delta Funding Residual Management, Inc. is authorized to issue up to 150,000 shares of common stock, par value $.01, none of which are outstanding.

     Shares of the common stock issued in connection with this exchange offer will be fully paid and nonassessable. The holders of the common stock will not be entitled to preemptive or redemption rights. Shares of the common stock are not convertible into shares of any other class of capital stock. Chase Mellon Shareholder Services LLC is the transfer agent and registrar for the common stock.

     Delta Funding Residual Management is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of Delta Funding Residual Management's outstanding voting stock) from engaging in a business combination with Delta Funding Residual Management for three years following the date that person became an interested stockholder unless:

     o before that person became an interested stockholder, the board of directors of Delta Funding Residual Management approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

     o upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Delta Funding Residual Management outstanding at the time the transaction commenced (excluding stock held by persons who are both directors and officers of Delta Funding Residual Management or by certain employee stock plans); or

     o on or following the date on which that person became an interested stockholder, the business combination is approved by Delta Funding Residual Management's board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of a least 66 2/3% of the outstanding voting stock of Delta Funding Residual Management (excluding shares held by the interested stockholder).

     A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

DIVIDENDS

     The holders of Delta Funding Residual Management's common stock are entitled to receive dividends when, as, and if declared by the board of directors of Delta Funding Residual Management, out of funds legally available for their payment.

VOTING RIGHTS

     The holders of the common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

RIGHTS UPON LIQUIDATION

     In the event of Delta Funding Residual Management's voluntary or involuntary liquidation, dissolution, or winding up, the holders of Delta Funding Residual Management's common stock will be entitled to share equally in any assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.


    COMPARISON OF RIGHTS OF HOLDERS OF THE NOTES AND OUR PREFERRED STOCK, THE
                       LLC INTERESTS AND THE COMMON STOCK

     THIS SECTION OF THE PROSPECTUS DESCRIBES CERTAIN DIFFERENCES BETWEEN THE RIGHTS OF HOLDERS OF THE SECURED NOTES AND OUR PREFERRED STOCK, DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC'S MEMBERSHIP INTEREST AND DELTA FUNDING RESIDUAL MANAGEMENT, INC.' S COMMON STOCK. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL DIFFERENCES BETWEEN THE TWO, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFER TO FOR A MORE COMPLETE UNDERSTANDING OF THE DIFFERENCES BETWEEN BEING A HOLDER OF SECURED NOTES AND BEING A HOLDER OF OUR PREFERRED STOCK, THE LLC INTERESTS AND THE COMMON STOCK.

     As a holder of notes, your rights are currently governed by the notes indentures. After completion of the exchange offer, you will become a holder of our preferred stock, the LLC interests and the common stock and your rights will be governed by the certificate of designations for our preferred stock, the Delta Funding Residual Exchange Company LLC agreement and Delta Funding Residual Management's charter documents.

     Our preferred stock, the LLC interests and the common stock differ from the notes in the following material ways:

     o the senior secured notes are secured by a pledge of all of the capital stock of seven of our direct and indirect subsidiaries and a first priority lien on the beneficial interests of two Delaware business trusts that hold mortgage-related securities, including the excess cashflow certificates and the NIM owner trust certificate; the LLC interests and the common shares are not "secured" or "collateralized" by any assets;

     o the holders of senior secured notes are our creditors. If the holders of the senior secured notes were to force a liquidation of the collateral securing their notes and the liquidation proceeds were insufficient to pay the amounts owing under the senior secured notes, the holders of the senior secured notes would have recourse against us. The LLC interests and the common shares, on the other hand, represent equity interest in the LLC and Delta Funding Residual Management. The LLC interests and shares of common stock are not obligations of Delta;

     o the holders of the LLC interests and the shares of common stock will be holders of equity, not creditors;

     o the notes indentures contained numerous "Events of Default"; whereas, there will be no such events of default under the terms of the preferred stock, the LLC agreement or Delta Funding Residual Management's charter documents;

     o the notes indentures have numerous restrictive covenants that prohibited us from taking certain actions, whereas, the certificate of designations for the preferred stock, the LLC agreement and the Delta Funding Residual Management's charter documents will have few covenants;

     o the preferred stock will have a liquidation preference of $15 million and will pay a 10% dividend semi-annually beginning on July 1, 2003. The dividends on the preferred stock will be non-cumulative. If we fail to make five or more cash dividend payments the holders of the preferred stock will have the right to appoint two directors to our board of directors. We have the right at any time to redeem the preferred stock on a pro rata basis by paying to the holders of the preferred stock the liquidation preference and all accrued interest at the time of redemption;

     o the LLC is a special purpose entity being formed solely for the purpose of the exchange offer and will not conduct any other business;

     o Delta Funding Residual Management is a special purpose entity with minimal assets being formed solely for purposes of effecting the exchange offer;

     o the holders of the notes were entitled to receive interest and principal payments on the notes; whereas, the holders of our preferred stock will be entitled to receive dividends, the holders of the LLC interests will be entitled to receive LLC distributions, following the payment by the LLC of its expenses and fees, representing a proportionate share of the cashflow, if any, generated by the assets of the LLC, having an initial value as of March 31, 2001 of at least $75 million, which excludes the excess cashflows underlying the NIM owner trust certificate, having an additional $79 million valuation based upon our assumptions (with the exception of the discount rate, which we use an 18% discount rate to value the NIM owner trust certificate compared to a 13% discount rate to value the other mortgage-related securities held by the LLC);

     o after the exchange, you will not receive regular payments and you may not receive a return of your principal amount;

     o we will receive certain amounts from the assets of the LLC prior to the payment of any amounts to the holders of the LLC interests;

     o    Delta Funding Residual Management will manage the LLC;

     o Delta Funding Residual Management does not intend to declare any dividends on its common stock;


                    FEDERAL AND STATE REGULATORY REQUIREMENTS

     There are no federal or state regulatory requirements or approvals that must be obtained in connection with this exchange.


                              ERISA CONSIDERATIONS

     Before authorizing an investment in our preferred stock, the LLC interest and the shares of the common stock, fiduciaries of pension, profit-sharing or other employee benefit plans subject to ERISA should consider

     o    the fiduciary standards under ERISA,

     o whether the investment satisfies the prudence and diversification requirements of ERISA, including whether the investment is prudent, and

     o whether such fiduciaries have the authority to make the investment under the appropriate plan investment policies and governing instruments and under Title I of ERISA. Fiduciaries of an individual retirement account should also consider that the account may make only investments that are authorized by the appropriate governing instrument.

     In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Internal Revenue Code of 1986, as amended (as well as any entity whose underlying assets are deemed to be plan assets by reason of such plan, arrangement or account investing in such entity), each, a "Plan," should also consider (1) prohibitions in ERISA relating to improper delegation of control over or responsibility for "plan assets," (2) prohibitions in ERISA and in the Code relating to a Plan engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan, and (3) other provisions in ERISA dealing with plan assets. These prohibited transaction provisions are complex and may prohibit an investment in our preferred stock, LLC interests and shares of the common stock by Plans.

     ERISA and the Code do not define plan assets. The Department of Labor has published regulations relating to the definition of plan assets, pursuant to which the assets of an entity in which Plans acquire an equity interest would be deemed plan assets under certain circumstances. The regulation generally provides that when a Plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established that either the entity is an "operating company" or the equity participation in the entity by benefit plan investors is not "significant," in each case as defined in the Regulation.

     We believe that we should be treated as an "operating company" for purposes of the regulation and therefore an investment by Plans in our preferred stock will not cause our assets to be deemed plan assets of such Plans. However, neither the LLC nor Delta Funding Residual Management, Inc. will qualify as an "operating company" under the Regulation.

     For purposes of the Regulation, equity participation in an entity by benefit plan investors is not significant if their aggregate interests are less than 25% of the value of any class of equity interests in the entity. Benefit plan investors, for these purposes, include Plans, and certain other types of plans, such as governmental plans, church plans and plans maintained outside of the United States primarily for the benefit of nonresident aliens, which are not ordinarily subject to Title I of ERISA.

     If the assets of the LLC or Delta Funding Residual Management, Inc. were deemed to be plan assets of Plans that invest in the LLC interests and shares of the common stock whether as a result of the application of the Regulation or otherwise, Title I of ERISA and Section 4975 of the Code would extend to investments made by the Plans. This would result, among other things, in (1) the application of the fiduciary standards of ERISA to investments made by the Plan, and (2) the possibility that certain transactions that the LLC and Delta Funding Residual Management, Inc. might enter into in the ordinary course of their business and operation might constitute "prohibited transactions" under ERISA and the Code. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries with respect to Plans, may also result in the imposition of an excise tax under the Code upon a party in interest or disqualified person with respect to a Plan. In addition, the mortgage-related securities, including the NIM owner trust certificate, have existing transfer restrictions applicable to them which prohibit them being beneficially owned directly or indirectly by Plans. As a result, if the assets of the LLC were deemed to be plan assets this could prevent the transfer of these securities to the LLC, and could cause the Plans holding the LLC interests to be deemed to have engaged in prohibited transactions with respect to the securitization trusts issuing such securities.

     The LLC interests and the shares of common stock will most likely be deemed "equity interests" for purposes of the Regulation. Therefore, if equity participation in the LLC and Delta Funding Residual Management, Inc. by benefit plan investors is "significant" within the meaning of the Regulation, their assets could be deemed to be assets of investing Plans with the possible consequences just discussed. Accordingly, the manager of the LLC will use its reasonable best efforts to adopt procedures in order to determine whether or not equity participation by or on behalf of benefit plan investors in the LLC and Delta Funding Residual Management, Inc. will be significant.

     In order to determine whether equity participation in the LLC and Delta Funding Residual Management Inc. by benefit plan investors is less than 25% after consummation of the exchange offer, each investor acquiring LLC interests and shares of common stock will be required to represent whether or not it is a "benefit plan investor" within the meaning of the Regulation. Without limiting the generality of the foregoing, to the extent that the investor is an insurance company acting on behalf of its general account, such investor must represent that, as of the date it acquires its LLC interests and shares of common stock and for so long as it holds such LLC interests and common stock, the assets of such general account (as determined in accordance with the methodology set forth in PTE 95-60) that constitute plan assets for purposes of Title I of ERISA and
Section 4975 of the Code will not exceed a specified percentage represented by the investor in the subscription booklet.

     If we determine that equity participation in the LLC and Delta Funding Residual Management, Inc. by Plans participating in this exchange offer is significant or we are unable to determine that it is not significant, we intend to apply to the U.S. Department of Labor for a prohibited transaction exemption which will allow Plans to acquire LLC interests and shares of common stock. Although, the Department of Labor's granting such an exemption is not guaranteed, we believe that one would be attainable if necessary based on informal discussions we have had with representatives of the Department. To the extent that we determine after consummation of the exchange offer the equity participation by benefit plan investors is not significant, the LLC agreement will provide that no LLC interests or shares of common stock may be transferred to a Plan investor if such transfer would result in benefit plan investor participation being significant.

     Potential employee benefit plan investors should consult with their respective counsel regarding the consequences under ERISA, the Code or other similar statutes of their acquisition and ownership of our preferred stock, the LLC interests and shares of the common stock.


       UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     HOLDERS OF THE NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS WE DESCRIBE IN THIS PROSPECTUS, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF SUCH TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

     We provide the following summary of the material United States federal income tax consequences of the exchange offer for general information only. It is based upon existing statutes, as well as judicial and administrative interpretations thereof, all of which are subject to change, including changes which may be retroactive. Moreover, substantial uncertainties exist with respect to various federal income tax consequences of the exchange offer. We will not request any opinion of counsel or ruling from the Internal Revenue Service on any tax issue connected with the exchange offer. Accordingly, we can give no assurance that the IRS will not challenge any of the tax positions described herein or that, if made, such a challenge will not be successful.

     The discussion below does not address the foreign, state or local tax consequences of the exchange offer, nor does it specifically address the tax consequences to taxpayers subject to special treatment under the federal income tax laws (including dealers in securities or currencies, pass-through entities, life insurance companies, tax-exempt organizations, financial institutions, regulated investment companies, taxpayers subject to the alternative minimum tax, persons that hold the notes as part of an integrated investment (including a "straddle") consisting of the notes and one or more other positions, foreign corporations, foreign partnerships, foreign trusts, foreign estates, persons who, for federal income tax purposes, are not citizens or residents of the United States, or persons whose functional currency is other than the United States dollar).

     The discussion below assumes the notes, the membership interests of Delta Funding Residual Exchange Company, LLC, the shares of common stock of Delta Funding Residual Management, Inc. and the newly issued shares of our Series A preferred stock are or will be held as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended.

TAXATION OF HOLDERS OF SECURED NOTES

     QUALIFICATION AS A RECAPITALIZATION

     In the exchange offer, the holders of the notes will transfer their notes to the LLC in exchange for shares of our preferred stock, the LLC interests and shares of the common stock. Immediately thereafter, the LLC will transfer 50% in aggregate principal amount of the notes to us and receive in return

     o the mortgage-related certificates now held by Delta Funding Residual Holding Trust 2000-1 and Delta Funding Residual Holding Trust 2000-2, except for the excess cashflows certificates underlying the NIM owner trust certificate, which will be transferred at a later date;

     o all cash and other property held by the residual holding trusts at the time of consummation of the exchange offer; and

     o the owner trust certificate representing ownership in Delta Non-Performing Loan Trust 2000-1, a business trust owning certain non-performing loan receivables.

     In addition, the terms of the remaining outstanding notes held by the LLC will be significantly modified. At the time, if any, that the tax liabilitiy for the revenues generated by the excess cashflow certificates underlying the NIM owner trust certificate cease to exceed the cash revenues generated by such excess cashflow certificates, the excess cashflow certificates will be automatically transferred to the LLC. The notes held by the LLC will mature upon such automatic transfer.

     We believe that, although arguably not consistent in form with the terms of the exchange offer, under general United States federal income tax principles, we believe the transactions described above should be characterized for United States federal income tax purposes as a transfer of 100% of the notes to us in exchange for our preferred stock, the LLC assets and shares of common stock followed by (1) a contribution of the LLC assets to the LLC by the former holders of the notes in exchange for LLC membership interests, and (2) a contribution by us of 50% principal amount of the notes in amended form to the LLC in exchange for our LLC membership interest. In certain circumstances, a transaction which includes the exchange of preferred stock of a corporation for notes of the same corporation qualifies for special tax treatment as a recapitalization. Accordingly, the United States federal income tax consequences to holders of the notes will depend on whether the exchange of the notes for our preferred stock and other assets, pursuant to the exchange offer, constitutes a recapitalization within the meaning of the Code.

     Assuming the above characterization is correct, whether the exchange of the notes for our preferred stock and other assets constitutes a recapitalization will depend on whether the notes qualify as "securities" for United States federal income tax purposes. The term "securities" is not defined in the Code or the applicable Treasury regulations. Whether a debt instrument qualifies as a security is a question of fact and depends upon an overall evaluation of the nature of the debt instrument. The term of a debt instrument is usually the most significant factor in determining whether it qualifies as a security. Generally, a debt instrument with a term of ten years or more is treated as a security. Debt instruments with maturities ranging between five and ten years are often held to be securities. Debt instruments with a five year term or less rarely qualify as securities.

     The notes were originally issued with a term of seven years. Thus, given the nature and term of the notes, including the fact that the notes were issued to the public and secured by collateral, we believe that the notes should qualify as securities and that the exchange of the notes for our preferred stock and other assets should constitute a recapitalization. Assuming we are correct, a holder of the notes will recognize gain (but not loss) in an amount equal to the lesser of (a) the sum of the cash and the fair market value of our preferred stock and other assets received pursuant to the exchange offer (other than any cash, preferred stock or other assets that are attributable to accrued but unpaid interest as described below), less the holder's adjusted tax basis in the notes and (b) the sum of the cash and fair market value of the other assets (other than any cash or other assets that are attributable to accrued but unpaid interest) received pursuant to the exchange offer. The adjusted tax basis of a note to a particular holder will equal the holder's cost for the note, increased by any original issue discount, market discount and gain previously included by such holder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such holder with respect to the note.

     Generally, any gain recognized pursuant to the exchange offer will be capital gain unless the holder's notes have accrued market discount, in which case, such gain will be taxable as ordinary income to the extent of such accrued market discount. If the gain or loss is capital gain or loss, such gain or loss will be long-term capital gain or loss if the holder has held the notes for more than one year. In addition, the aggregate tax basis of the preferred stock in the hands of a holder of the notes generally will equal the holder's adjusted tax basis in the notes surrendered, increased by the amount of capital gain recognized by the holder in the exchange and reduced by the sum of the amount of cash and the fair market value of the other assets received in the exchange. The holder's aggregate tax basis in the other assets will equal the aggregate fair market value of such assets. The holder's holding period of the preferred stock will include the holder's holding period of the notes. The holding period of the other assets will begin the day after the exchange offer is consummated.

     If the exchange offer fails to qualify as a recapitalization because the notes are not securities for United States federal income tax purposes, a holder would be required to recognize capital gain or loss (except the holder would be required to recognize ordinary income to the extent of any accrued market discount) in an amount equal to the difference between (a) the sum of the cash and the fair market value of the preferred stock and other assets received in the exchange and (b) the holder's adjusted tax basis in the notes. Any such capital gain or loss would be long-term capital gain or loss if the holder has held the notes for more than one year at the time of the exchange. The holder's tax basis in the preferred stock and the other assets would equal the fair market value of the preferred stock and other assets, respectively, and the holder's holding period for the preferred stock and other assets would begin on the day following the day of the exchange. By tendering their notes, the noteholders agree that they will treat the exchange consistent with its characterization as a recapitalization.

     ACCRUED BUT UNPAID INTEREST

     A portion of the consideration received by an exchanging holder of the notes may be attributable to accrued but unpaid interest. Such portion will result in ordinary income or loss to the exchanging holder to the extent the consideration attributable to accrued but unpaid interest is less or greater than the amount of interest previously taken into account by the holder in computing taxable income for federal income tax purposes.

     The remaining discussion assumes that the exchange offer will constitute a recapitalization for United States federal income tax purposes.

TAXATION OF HOLDERS OF OUR PREFERRED STOCK

     DIVIDENDS ON OUR PREFERRED STOCK

     Dividends on our preferred stock, whether paid in cash, in property or in kind with additional shares of our preferred stock, that are paid out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includable as ordinary income by a holder when received or accrued in accordance with such holder's method of accounting. The amount of each such dividend will equal the amount of cash or the fair market value of the property or preferred stock received by the holder. To the extent a holder receives a dividend that exceeds our current or accumulated earnings and profits, the dividend will be treated first as a non-taxable return of capital that reduces the holder's adjusted tax basis in its preferred stock to the extent of such basis and thereafter as taxable gain from the sale or exchange of the preferred stock.

     Subject to certain limitations, dividends received by corporate shareholders taxable as ordinary income as described above will be eligible for the 70% (80% for certain corporate shareholders) dividends-received deduction under Section 243 of the Code. Pursuant to Section 1059 of the Code, in the event of an "extraordinary dividend," a corporate shareholder will, in certain circumstances, be required to reduce its basis (but not below zero) in an amount equal to the amount excluded from income pursuant to the dividends-received deduction under Section 243 of the Code. Any such amount in excess of the shareholder's basis will be treated as gain from the sale or exchange of the preferred stock. Corporate shareholders should consult their own tax advisors as to the availability of the dividends received deduction and the application of
Section 1059 of the Code to their receipt of dividends.

     DISPOSITION OF PREFERRED STOCK

     Any sale, exchange, redemption (except as discussed below) or other disposition of the preferred stock generally will result in a holder recognizing taxable gain or loss in an amount equal to the difference between the amount of cash or fair market value of other property received in exchange for the preferred stock and the holder's adjusted tax basis in the preferred stock. The aggregate adjusted tax basis of the preferred stock in the hands of a holder generally will equal the holder's adjusted tax basis in the notes surrendered, increased by the amount of capital gain recognized by the holder in the exchange and reduced by the sum of the amount of cash and the fair market value of the other assets received in the exchange. Any gain or loss recognized on a disposition of the preferred stock will be capital gain or loss unless the notes for which the preferred stock was received had accrued market discount not otherwise taken into account in the exchange, in which case such gain should be taxable as ordinary income to the extent of such accrued market discount. Any capital gain or loss will be long-term capital gain or loss if the holder's holding period with respect to such preferred stock is more than one year. In addition, any cash received in payment of declared but unpaid dividends will be taxed as a dividend in accordance with the treatment described above in "Dividends on Our Preferred Stock."

     In certain cases, if we redeem our preferred stock the redemption proceeds may be treated as a dividend, rather than as a payment in exchange for such stock. In such event, the redemption payment will be treated as ordinary dividend income to the extent such payment is made out of our current and accumulated earnings and profits. The determination of whether a redemption payment is properly treated as a dividend rather than as a payment in exchange for preferred stock will depend on whether and to what extent the holder's percentage stock ownership interest in us is reduced (taking into account certain constructive ownership rules).

TAXATION OF DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC AND HOLDERS OF THE LLC INTERESTS

     PARTNERSHIP TAXATION

     As a partnership for federal income tax purposes, the LLC will not be subject to federal income tax. Rather, each owner of an LLC membership interest will be required to take into account separately its allocable share of income, gains, losses, deductions and credits accrued by the LLC, whether or not there is a corresponding cash distribution and whether or not the LLC has received any cash. Thus, cash basis holders will in effect be required to report their allocable share of income from the LLC on the accrual basis and thus may become liable for taxes on their allocable share of LLC income even if they have not received cash from the LLC to pay the taxes. The LLC's income will consist primarily of "excess inclusion income" and interest earned on the LLC assets, and any gain upon collection or disposition of the LLC assets.

     The LLC's deductions will consist primarily of servicing and other fees, and losses or deductions upon collection or disposition of the LLC assets.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (I.E., the LLC agreement and related documents). The LLC agreement will provide, in general, that taxable income of the LLC will be allocated in the following manner:

     o first, to Delta Funding Residual Management to the extent of any excess inclusion income;

     o second, to the holders of the voting LLC membership interests in proportion to, and to the extent of, any previously allocated losses;

     o third, to us to the extent of any cash previously distributed to us (or paid on our behalf) for the payment of a portion of our obligation to the New York State Department of Banking;

     o fourth, to us 15% of any remaining income in each of the first three years after the effective date and 10% thereafter;

     o fifth, to us to the extent of any cash previously distributed to us (or paid on our behalf) for the payment of the remainder of our obligation to the New York State Department of Banking; and

     o sixth, to the holders of the voting LLC membership interests in proportion to their interests in the LLC.

     Losses will generally be allocated in the manner in which they are borne.

     Based on the economic arrangement of the parties, the foregoing approach for allocating LLC income should be permissible under applicable Treasury regulations. However, even under this method of allocation, holders of voting LLC interests may be allocated income in excess of the amount of cash available for current distribution. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of LLC interests, but such holders may be purchasing their LLC interests at different times and at different prices, holders of LLC interests may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the LLC.

     Moreover, no assurance can be given that the IRS would not disagree with the foregoing allocation and require, among other things, a portion of the excess inclusion income to be allocated to holders of voting LLC interests. If excess inclusion income were to be allocated to holders of voting LLC interests, the LLC would be required to pay tax on the excess inclusion income allocated to "disqualified organizations" at the highest corporate tax rate. Moreover, holders of LLC interests that are not disqualified organizations would not be able to offset their allocable share of the excess inclusion income with losses from other activities and any income allocated to a tax-exempt entity would be treated as unrelated business taxable income.

     An individual taxpayer's share of expenses of the LLC, including its share of the owner trusts' fees to the servicer, but not interest expense, will be characterized as miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of the individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the LLC, other than interest, in determining his liability for alternative minimum tax. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount, or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the holder of the LLC interests being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the LLC. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

     The LLC may make certain tax calculations relating to income and allocations to holders of the LLC interests on an aggregate basis to the extent relevant. If the IRS were to require that the calculations be made separately for each LLC asset, the calculations may result in some timing and character differences under some circumstances.

     SECTION 708 TERMINATION

     Under Section 708 of the Code, the LLC will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the LLC are sold or exchanged within a twelve-month period. If a termination occurs under Section 708 of the Code, the LLC will be considered to contribute its assets to a new LLC, which would be treated as a new partnership, in exchange for membership interests in the new LLC. The original LLC will then be deemed to distribute the membership interests in the new LLC to each of the owners of the original LLC in liquidation of the original LLC. The LLC will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the LLC may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the LLC might not be able to comply with these requirements due to lack of data.

     DISPOSITION OF THE LLC INTERESTS

     Generally, capital gain or loss will be recognized on a sale of LLC interests in an amount equal to the difference between the amount realized and the seller's tax basis in the LLC membership interests sold. Any gain or loss would be long-term capital gain or loss if the holder of the LLC interests has held such interests for more than one year. A holder's tax basis in an LLC interest generally will equal the fair market value of the LLC assets at the time of the exchange, increased by the holder's allocable share of LLC income and decreased by any distributions received by or losses allocated to such holder with respect to the LLC interests. In addition, both the holder's tax basis in the LLC interests and the calculation of the amount realized on a sale of an LLC interests would include such holder's share, determined under Treasury Regulations, of any notes and other liabilities of the LLC. A holder acquiring LLC interests at different prices will generally be required to maintain a single aggregate adjusted tax basis in its LLC interests and, upon a sale or other disposition of some of the such membership interests, allocate a portion of the aggregate tax basis to the membership interests sold, rather than maintaining a separate tax basis in each membership interest for purposes of computing gain or loss on a sale of that membership interest.

     If a holder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the LLC that exceeds the aggregate cash distributions received with respect to such LLC, the excess will generally give rise to a capital loss upon the retirement of the LLC interests.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

     In general, the LLC's taxable income and losses will be determined quarterly and the tax items for a particular calendar month will be apportioned among the holders of voting LLC interests in proportion to their capital accounts as of the close of the last day of the applicable month. As a result, a holder purchasing voting LLC interests may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the LLC might be reallocated among the holders of voting LLC membership interests. The LLC's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

     SECTION 731 DISTRIBUTIONS

     In the case of any distribution to a holder of LLC interests, no gain will be recognized by that holder provided that the amount of money distributed to such holder does not exceed the holder's adjusted tax basis in its LLC interests. To the extent that the amount of money distributed exceeds that holder's adjusted tax basis, gain will be currently recognized. In the case of any distribution to a holder, no loss will be recognized except in certain cases upon a distribution in liquidation of a holder's LLC interests. Any gain or loss recognized by a holder on a distribution generally will be capital gain or loss.

     SECTION 754 ELECTION

     If a holder sells its LLC interests at a profit (or loss), the purchaser will have a higher (or lower) basis in the LLC membership interests than the seller had. The tax basis of the LLC's assets will not be adjusted to reflect that higher (or lower) basis unless the LLC were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the LLC currently does not intend to make an election under Section 754 of the Code. As a result, purchasers of LLC interests might be allocated a greater or lesser amount of LLC income than would be appropriate based on their purchase price.

     ADMINISTRATIVE MATTERS

     Delta Funding Residual Management, Inc. is required to keep or cause to be kept complete and accurate books of the LLC. Delta Funding Residual Management, Inc. will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the LLC and will report each holder's allocable share of items of LLC income and expense to the holders and the IRS on Schedule K-1. Delta Funding Residual Management, Inc. will provide the Schedule K-1 information to nominees that fail to provide the LLC with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the LLC interests. Generally, holders must timely file tax returns that are consistent with the information return filed by the LLC or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

     Under Section 6031 of the Code, any person that holds LLC interests as a nominee at any time during a calendar year is required to furnish the LLC with a statement containing specific information on the nominee, the beneficial owners and the membership interests so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

     o    the name, address and identification number of such person,

     o whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

     o particular information on membership interests that were held, bought or sold on behalf of the person throughout the year.

     In addition, brokers and financial institutions that hold LLC interests through a nominee are required to furnish directly to the LLC information as to themselves and their ownership of membership interests. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the LLC. The information referred to above for any calendar year must be furnished to the LLC on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the LLC with the information described above may be subject to penalties.

     Delta Funding Residual Management will be designated as the tax matters partner for the LLC and, as the tax matters partner, will be responsible for representing the holders of the LLC membership interests in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the LLC by the appropriate taxing authorities could result in an adjustment of the returns of the holders of the LLC interests, and, under some circumstances, a holder may be precluded from separately litigating a proposed adjustment to the items of the LLC. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the LLC.

     A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. The LLC will not elect to apply the simplified flow-through reporting system.

TAXATION OF HOLDERS OF SHARES OF COMMON STOCK OF DELTA FUNDING RESIDUAL MANAGEMENT, INC.

     DIVIDENDS ON THE SHARES OF COMMON STOCK

     The tax consequences associated with receiving dividends on the shares of common stock are substantially similar to those described above in "Dividends on Our Preferred Stock." Thus, dividends, whether paid in cash or in property (other than with additional shares of common stock), that are paid out of the current or accumulated earnings and profits (as determined for United States federal income tax purposes) of Delta Funding Residual Management, Inc. will be includable as ordinary income by a holder of the shares of the common stock when received or accrued in accordance with such holder's method of accounting. The amount of each such dividend will equal the amount of cash or the fair market value of the property received by the holder. To the extent a holder receives a dividend that exceeds current or accumulated earnings and profits, the dividend will be treated first as a non-taxable return of capital that reduces the holder's adjusted tax basis in the shares of common stock to the extent of such basis and thereafter as taxable gain from the sale or exchange of the shares of common stock.

     For rules relating to the availability of the dividends received deduction and the application Code Section 1059 see "Dividends on Our Preferred Stock" above.

     DISPOSITION OF THE SHARES OF COMMON STOCK

     Any sale, exchange, redemption (except as discussed below) or other disposition of the shares of common stock generally will result in a holder of such shares recognizing taxable gain or loss in an amount equal to the difference between the amount of cash or the fair market value of other property received in exchange for the shares and the holder's adjusted tax basis in the shares of common stock. The aggregate adjusted tax basis of the shares of common stock in the hands of a holder will equal the fair market value of such shares at the time of the exchange. Any gain or loss recognized on a disposition of the shares of common stock will be a capital gain or loss and will be a long-term capital gain or loss if the holder's holding period with respect to such shares of common stock is more than one year. In addition, any cash received in payment of declared but unpaid dividends will be taxed as a dividend in accordance with the treatment described above in "Dividends on the Shares of Common Stock."

     In certain cases, a redemption of the shares of common stock may be treated as a dividend, rather than as a payment in exchange for such stock. In such event, the redemption payment will be treated as ordinary dividend income to the extent such payment is made out of current or accumulated earnings and profits. The determination of whether a redemption payment is properly treated as a dividend rather than as a payment in exchange for the shares of common stock will depend on whether and to what extent the holder's percentage stock ownership interest in Delta Funding Residual Management is reduced (taking into account certain constructive ownership rules).

TAX CONSEQUENCES TO DELTA

     COD

     We will be required to realize cancellation of debt, or COD, income as a result of the exchange offer if, and to the extent, the outstanding balance (principal plus accrued but unpaid interest) of the notes exceeds the sum of the cash and the fair market value of the preferred stock and other assets delivered in exchange therefor. Because we expect that the cash and the fair market value of the preferred stock and other assets received in the exchange will approximately equal the outstanding balance of the notes surrendered, we do not expect to realize significant COD income, if any.

     If we realize any COD income, unless the exchange occurs in a proceeding under Chapter 11 or unless we can establish that we are "insolvent" (I.E., our liabilities exceed the fair market value of our assets), we will be required to include such income in our gross income for federal income tax purposes. In that case, subject to the alternative minimum tax, or AMT, discussion below, such income will be offset by any available net operating loss carryovers or by losses incurred in the taxable year of the exchange.

     AMT

     For any taxable year, our federal income tax liability equals the greater of (a) the regular tax computed at standard corporate rates on taxable income and (b) the AMT computed at a 20 percent rate on alternative minimum taxable income, or AMTI, (as defined in Section 55 of the Code). In computing our regular federal income tax liability, all of the income recognized in a taxable year may be offset by net operating loss carryovers (to the extent permitted under Section 382 of the Code). Conversely, for purposes of computing AMTI, net operating loss carryovers (as determined for AMT purposes) may not offset more than 90 percent of our pre-net operating loss AMTI. Thus, we will be required to pay federal income tax at an effective rate of at least 2 percent on our pre-net operating loss AMTI, if any, regardless of the amount of our net operating loss carryovers. To the extent our AMT liability exceeds our regular tax liability for any taxable year, the excess may be carried forward as a credit against our regular tax liability in subsequent years.

     SECTION 382

     We estimate that our net operating loss carryovers for regular tax purposes were approximately $63 million as of December 31, 2000. These net operating loss carryovers remain subject to examination by the IRS, and will be reduced if and to the extent we realize any COD income as a result of the exchange. In addition, these net operating loss carryovers may be subject to limitation under
Section 382 of the Code.

     Under Section 382 of the Code, if the exchange results in an "ownership change," our use of our net operating loss and certain other tax attribute carryovers and certain built-in losses and deductions (collectively, "tax attributes") generally will be limited to an amount equal to the fair market value of our capital stock immediately prior to the ownership change (I.E., prior to the issuance of the preferred stock in the exchange) multiplied by the "long-term tax exempt rate" (5.01% for the month of June) for the month the exchange occurs. We believe it is unlikely that the exchange will result in an ownership change. However, such a determination is a factual question and there can be no assurances that the IRS will agree that no ownership change has occurred. If it is determined that an ownership change did, in fact, occur, our ability to use our net operating loss carryovers and certain other tax attributes will be significantly limited.

RETENTION OF NOTES; ADOPTION OF PROPOSED AMENDMENTS

     The United States federal income tax consequences of the adoption of the proposed amendments to the indentures to a noteholder that does not participate in the exchange and chooses to retain its notes depends on whether the adoption of the proposed amendments will cause a significant modification of the retained notes under Treasury Regulations relating to the modification of debt instruments. We believe that the adoption of the proposed amendments would be treated as a significant modification of the notes, and accordingly, believe that the retention of the notes as modified by the proposed amendments should constitute a taxable event.

BACKUP WITHHOLDING

     Payments received in the exchange offer and dividends paid on, or the proceeds of a sale, exchange, or redemption of, our preferred stock, the LLC interest or the shares of common stock may be subject to backup withholding at a rate of 31% unless, in general, such holder is an exempt recipient or provides the payor with a taxpayer identification number. (This rate will be reduced to 30.5% effective August 7, 2001, and further reduced gradually to 28% by the year
2006). Backup withholding is not an additional tax. Any amount so withheld may be credited against the holder's United States federal income tax liability or refunded by the IRS.


                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the issuance of our preferred stock, the LLC interests and the common stock and tax matters will be passed upon for us by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP has acted as counsel for us in connection with the exchange offer. Stroock & Stroock & Lavan LLP has from time to time represented, and may continue to represent, Delta and certain of its affiliates in connection with certain legal matters.


                                     EXPERTS

     Our consolidated financial statements as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE NOTES TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION WHERE IT IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE USING THE PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO IS CORRECT AFTER THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with the Exchange Act, we file reports and other information with the Securities and Exchange Commission. Such reports and other information can be read and copies obtained at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports and information statements and other information regarding issuers that file electronically with the SEC, ourselves included.

     We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to our offering of our preferred stock, the LLC interests and the common stock. This prospectus does not contain all of the information in the registration statement. You will find additional information about us, our preferred stock, Delta Funding Residual Exchange Company, LLC, the LLC membership interests, Delta Funding Residual Management, Inc. and its common stock in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC.

     This prospectus is accompanied by a copy of our latest annual report on Form 10-K for the period ended December 31, 2000 and a copy of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 which contain additional information about us.

     Delta Funding Residual Exchange Company, LLC has not issued any securities prior to the exchange offer, except to us in exchange for shares of our preferred stock, which will convert into a non-voting membership interest upon completion of the exchange offer.

     Delta Funding Residual Management, Inc., has not issued any securities prior to the exchange offer, except to us in exchange for shares of our preferred stock, which will convert into a non-voting membership interest upon completion of the exchange offer.

     Following completion of the exchange offer, we will file a request for no-action relief for each of Delta Funding Residual Exchange Company, LLC, and Delta Funding Residual Management, Inc. seeking an exemption from the reporting requirements of the Exchange Act. If our request for no action relief is granted, Delta Funding Residual Exchange Company, LLC and Delta Funding Residual Management, Inc. each will covenant to provide all information required pursuant to Rule 144A(d)(4) as in effect on the date of this prospectus.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     This prospectus incorporates documents, including important business and financial information, by reference that are not part of this prospectus or delivered with this prospectus. This means that we are disclosing important information to you by referring you to those documents. You should be aware that information in a document incorporated by reference may have been modified or superseded by information that is included in other documents that were filed at a later date and which are also incorporated by reference or included in this prospectus.

     We have filed the following documents with the SEC and they are incorporated herein by reference:

     o our annual report on Form 10-K/A for the year ended December 31, 2000 (SEC File No. 001-12109);

     o our quarterly report on Form 10-Q/A for the quarterly period ended March 31, 2001 (SEC File No. 001-12109); and

     o our current reports on Form 8-K filed January 10, 2001, March 2, 2001, and March 22, 2001 (SEC File No. 001-12109).

     All documents and reports filed by us with the SEC after the date of this prospectus and before the termination of the offering of our preferred stock, the LLC interests and the common stock shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge, upon written or oral request, to each person to whom a copy of this prospectus is delivered, a copy of any of our documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) incorporated by reference herein.


                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's beliefs and assumptions, based on information currently available to management and are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, the information concerning our possible or assumed future results of operations set forth under:

     o    "Risk Factors;"

     o    "The Exchange Offer;"

     o "Considerations for Noteholders Who Elect Not to Participate in the Exchange Offer;" and

     o    "United States Federal Income Tax Consequences of the Exchange Offer;"

preceded by, followed by, or that include, the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements are not guarantees of performance. Our future results may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Holders of the secured notes are cautioned not to put undue reliance on any forward-looking statement.

     Holders of the notes should understand that the following important factors, in addition to those discussed, could affect our future operating results and could cause results to differ materially from those expressed in such forward-looking statements:

     o    changes in economic conditions and increases in interest rates;

     o    increased competition in the sub-prime lending industry;

     o    our substantial leverage and our ability to service our debt; and

     o changes in laws or regulations, third party relations and approvals and decisions of courts, regulations and governmental bodies.

     Further, we operate in an industry sector where security values, like the values of the excess cashflow certificates, which are comprised of the excess cashflow certificates, the net interest margin owner trust certificate and the non-performing owner trust certificate, , may be volatile and may be influenced by economic and other factors beyond our control.

                                    ANNEX A -
                             THE PROPOSED AMENDMENTS

1.   Senior Secured Note Indenture

     The following is a description of the proposed amendments to certain restrictive covenants, certain of the event of default provisions and certain other provisions of the indenture governing the senior secured notes, as amended to be made effective in accordance with Article Nine of the Indenture. Holders of senior secured notes who desire to participate in the exchange offer must tender their senior secured notes and deliver their letter of transmittal and consent to the proposed amendments prior to 5:00 p.m. New York City time on the Expiration Date. No holder of senior secured notes may participate in the exchange offer without consenting to the proposed amendments, either affirmatively or in the form of a consent to the proposed amendments contained in the letter of transmittal and consent. The proposed amendments, if approved, will be contained and reflected in a supplemental indenture.

     IF THE PROPOSED AMENDMENTS BECOME EFFECTIVE, THE PROVISIONS SET FORTH IN THE FORM OF ITALICIZED CLAUSES BELOW WILL BE DELETED FROM THE INDENTURE. THE PROPOSED AMENDMENTS ALSO WOULD DELETE THOSE DEFINITIONS FROM THE INDENTURE THAT ARE USED ONLY IN PROVISIONS THAT WOULD BE ELIMINATED AS A RESULT OF THE ELIMINATION OR MODIFICATION OF THE FOLLOWING PROVISIONS, AND CROSS-REFERENCES TO PROVISIONS IN THE INDENTURE THAT HAVE BEEN DELETED AS A RESULT OF THE PROPOSED AMENDMENTS WILL BE REVISED TO REFLECT SUCH DELETIONS.

     The provisions of the indenture, reprinted below, are qualified in their entirety by reference to the indenture. Capitalized terms that are used but not otherwise defined in this Annex A have the same meanings as set forth in the indenture.

     If the Proposed Amendments become effective, the following sections of the indenture will be eliminated:

               A.   From the Indenture:

SECTION 4.02   Maintenance Of Office Or Agency

     [delete: THE COMPANY SHALL MAINTAIN IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, AN OFFICE OR AGENCY (WHICH MAY BE AN OFFICE OF THE TRUSTEE, REGISTRAR OR CO-REGISTRAR) WHERE SENIOR NOTES MAY BE SURRENDERED FOR REGISTRATION OF TRANSFER OR EXCHANGE AND WHERE NOTICES AND DEMANDS TO OR UPON THE COMPANY IN RESPECT OF THE SENIOR NOTES AND THIS INDENTURE MAY BE SERVED. THE COMPANY SHALL GIVE PROMPT WRITTEN NOTICE TO THE TRUSTEE OF THE LOCATION, AND ANY CHANGE IN THE LOCATION, OF SUCH OFFICE OR AGENCY. IF AT ANY TIME THE COMPANY SHALL FAIL TO MAINTAIN ANY SUCH REQUIRED OFFICE OR AGENCY OR SHALL FAIL TO FURNISH THE TRUSTEE WITH THE ADDRESS THEREOF, SUCH PRESENTATIONS, SURRENDERS, NOTICES AND DEMANDS MAY BE MADE OR SERVED AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE.

     THE COMPANY MAY ALSO FROM TIME TO TIME DESIGNATE ONE OR MORE OTHER OFFICES OR AGENCIES WHERE THE SENIOR NOTES MAY BE PRESENTED OR SURRENDERED FOR ANY OR ALL SUCH PURPOSES AND MAY FROM TIME TO TIME RESCIND SUCH DESIGNATIONS; PROVIDED, HOWEVER, THAT NO SUCH DESIGNATION OR RESCISSION SHALL IN ANY MANNER RELIEVE THE COMPANY OF ITS OBLIGATION TO MAINTAIN AN OFFICE OR AGENCY IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK FOR SUCH PURPOSES. THE COMPANY SHALL GIVE PROMPT WRITTEN NOTICE TO THE TRUSTEE OF ANY SUCH DESIGNATION OR RESCISSION AND OF ANY CHANGE IN THE LOCATION OF ANY SUCH OTHER OFFICE OR AGENCY.

     THE COMPANY HEREBY DESIGNATES THE CORPORATE TRUST OFFICE OF THE TRUSTEE AS ONE SUCH OFFICE OR AGENCY OF THE COMPANY IN ACCORDANCE WITH SECTION 2.03.]

SECTION 4.03   Reports.

     [delete: WHETHER OR NOT REQUIRED BY THE RULES AND REGULATIONS OF THE SEC, SO LONG AS ANY OF THE SENIOR NOTES ARE OUTSTANDING, THE COMPANY WILL FURNISH TO THE HOLDERS OF THE SENIOR NOTES (I) ALL QUARTERLY AND ANNUAL FINANCIAL INFORMATION THAT WOULD BE REQUIRED TO BE CONTAINED IN A FILING WITH THE SEC ON FORMS 10-Q AND 10-K IF THE COMPANY WERE REQUIRED TO FILE SUCH FORMS, INCLUDING A "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" THAT DESCRIBES THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY AND THE CONSOLIDATED SUBSIDIARIES OF THE COMPANY (SHOWING IN REASONABLE DETAIL, EITHER ON THE FACE OF THE FINANCIAL STATEMENTS OR IN THE NOTES THERETO AND IN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, IF APPLICABLE, THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES SEPARATELY FROM THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE UNRESTRICTED SUBSIDIARIES OF THE COMPANY) AND, WITH RESPECT TO THE ANNUAL INFORMATION ONLY, A REPORT THEREON BY THE COMPANY'S CERTIFIED INDEPENDENT ACCOUNTANTS AND (II) ALL CURRENT REPORTS THAT WOULD BE REQUIRED TO BE FILED WITH THE SEC ON FORM 8-K IF THE COMPANY WERE REQUIRED TO FILE SUCH REPORTS. IN ADDITION, WHETHER OR NOT REQUIRED BY THE RULES AND REGULATIONS OF THE SEC, THE COMPANY WILL FILE A COPY OF ALL SUCH INFORMATION AND REPORTS WITH THE SEC FOR PUBLIC AVAILABILITY (UNLESS THE SEC WILL NOT ACCEPT SUCH A FILING) AND MAKE SUCH INFORMATION AVAILABLE TO SECURITIES ANALYSTS AND PROSPECTIVE INVESTORS UPON REQUEST. DELIVERY OF QUARTERLY INFORMATION SHALL BE MADE WITHIN 45 DAYS OF THE END OF EACH QUARTER. DELIVERY OF ANNUAL INFORMATION SHALL BE MADE WITHIN 90 DAYS OF THE END OF EACH FISCAL YEAR.]

     WITH RESPECT TO THE DELIVERY OF THE ANNUAL INFORMATION ONLY AND WITHIN 90 DAYS OF THE END OF EACH FISCAL YEAR, THE COMPANY SHALL CAUSE KPMG LLP (OR SUCH OTHER FIRM OF INTERNATIONALLY RECOGNIZED ACCOUNTANTS AS IS THEN RETAINED BY THE COMPANY AS ITS INDEPENDENT AUDITORS) TO ISSUE AN AGREED-UPON PROCEDURES REPORT COMPARING THE METHODOLOGY AND ASSUMPTIONS UTILIZED BY THE COMPANY AND ITS SUBSIDIARIES IN DETERMINING THE BOOK VALUE OF THE RESIDUAL RECEIVABLES OWNED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES TO THE REQUIREMENTS OF SECTION 4.17 OF THIS INDENTURE AND TO HISTORICAL AND AVAILABLE INDUSTRY DATA DURING THE AUDIT PERIOD.

     DELIVERY OF SUCH REPORTS, INFORMATION AND DOCUMENTS TO THE TRUSTEE IS FOR INFORMATIONAL PURPOSES ONLY AND THE TRUSTEE'S RECEIPT OF SUCH SHALL NOT CONSTITUTE CONSTRUCTIVE NOTICE OF ANY INFORMATION CONTAINED THEREIN OR DETERMINABLE FROM INFORMATION CONTAINED THEREIN, INCLUDING THE COMPANY'S COMPLIANCE WITH ANY OF ITS COVENANTS HEREUNDER (AS TO WHICH THE TRUSTEE IS ENTITLED TO RELY EXCLUSIVELY ON OFFICERS' CERTIFICATES).

SECTION 4.04   Compliance Certificate.

     [delete: (A).....THE COMPANY SHALL DELIVER TO THE TRUSTEE, WITHIN 90 DAYS
AFTER THE END OF EACH FISCAL YEAR OF THE COMPANY (WHICH ENDS ON DECEMBER 31 OF EACH YEAR), COMMENCING DECEMBER 31, 2000, AN OFFICERS' CERTIFICATE STATING THAT A REVIEW OF THE ACTIVITIES OF THE COMPANY AND ITS SUBSIDIARIES DURING THE PRECEDING FISCAL YEAR HAS BEEN MADE UNDER THE SUPERVISION OF THE SIGNING OFFICERS WITH A VIEW TO DETERMINING WHETHER THE COMPANY AND ITS SUBSIDIARIES HAVE KEPT, OBSERVED, PERFORMED AND FULFILLED THEIR OBLIGATIONS UNDER THIS INDENTURE, AND FURTHER STATING, AS TO EACH SUCH OFFICER SIGNING SUCH CERTIFICATE, THAT TO THE BEST OF HIS OR HER KNOWLEDGE THE COMPANY AND EACH OF ITS SUBSIDIARIES HAS KEPT, OBSERVED, PERFORMED AND FULFILLED EACH AND EVERY COVENANT CONTAINED IN THIS INDENTURE AND IS NOT IN DEFAULT IN THE PERFORMANCE OR OBSERVANCE OF ANY OF THE TERMS, PROVISIONS AND CONDITIONS HEREOF (OR, IF A DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED, DESCRIBING ALL SUCH DEFAULTS OR EVENTS OF DEFAULT OF WHICH HE MAY HAVE KNOWLEDGE AND WHAT ACTION THE COMPANY IS TAKING OR PROPOSES TO TAKE WITH RESPECT THERETO) AND THAT, TO THE BEST OF HIS KNOWLEDGE, NO EVENT HAS OCCURRED AND REMAINS IN EXISTENCE BY REASON OF WHICH PAYMENTS ON ACCOUNT OF THE PRINCIPAL OF OR INTEREST, IF ANY, ON THE SENIOR NOTES ARE PROHIBITED OR IF SUCH EVENT HAS OCCURRED, A DESCRIPTION OF THE EVENT AND WHAT ACTION THE COMPANY IS TAKING OR PROPOSES TO TAKE WITH RESPECT THERETO.

     (B) SO LONG AS NOT CONTRARY TO THE THEN CURRENT RECOMMENDATIONS OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, AND SO LONG AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS AGREE, THE YEAR-END FINANCIAL STATEMENTS DELIVERED PURSUANT TO SECTION 4.03 ABOVE SHALL BE ACCOMPANIED BY A WRITTEN STATEMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS (WHO SHALL BE A FIRM OF ESTABLISHED NATIONAL REPUTATION) THAT IN MAKING THE EXAMINATION NECESSARY FOR CERTIFICATION OF SUCH FINANCIAL STATEMENTS NOTHING HAS COME TO THEIR ATTENTION THAT WOULD LEAD THEM TO BELIEVE THAT THE COMPANY HAS VIOLATED ANY PROVISIONS OF
ARTICLE 4 OR ARTICLE 5 OF THIS INDENTURE OR, IF ANY SUCH VIOLATION HAS OCCURRED, SPECIFYING THE NATURE AND PERIOD OF EXISTENCE THEREOF, IT BEING UNDERSTOOD THAT SUCH ACCOUNTANTS SHALL NOT BE LIABLE DIRECTLY OR INDIRECTLY TO ANY PERSON FOR ANY FAILURE TO OBTAIN KNOWLEDGE OF ANY SUCH VIOLATION.

     (C) THE COMPANY SHALL, SO LONG AS ANY OF THE SENIOR NOTES ARE OUTSTANDING, DELIVER TO THE TRUSTEE, AS SOON AS POSSIBLE AND IN ANY EVENT WITHIN FIVE DAYS AFTER ANY OFFICER OF THE COMPANY BECOMING AWARE OF ANY DEFAULT OR EVENT OF DEFAULT AN OFFICERS' CERTIFICATE SPECIFYING SUCH DEFAULT OR EVENT OF DEFAULT WHAT ACTION THE COMPANY IS TAKING OR PROPOSES TO TAKE WITH RESPECT THERETO.]

SECTION 4.05   Taxes.

     [delete: THE COMPANY SHALL PAY, AND SHALL CAUSE EACH OF ITS SUBSIDIARIES TO PAY, PRIOR TO DELINQUENCY, ALL MATERIAL TAXES, ASSESSMENTS, AND GOVERNMENTAL LEVIES, EXCEPT SUCH AS ARE CONTESTED IN GOOD FAITH AND BY APPROPRIATE PROCEEDINGS OR WHERE THE FAILURE TO EFFECT SUCH PAYMENT IS NOT REASONABLY EXPECTED TO BE ADVERSE IN ANY MATERIAL RESPECT TO THE HOLDERS OF THE SENIOR NOTES.]

SECTION 4.06   Stay, Extension And Usury Laws.

     [delete: THE COMPANY AND EACH OF THE SUBSIDIARY GUARANTORS COVENANTS (TO THE EXTENT THAT THEY MAY LAWFULLY DO SO) THAT IT SHALL NOT AT ANY TIME INSIST UPON, PLEAD, OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF, ANY STAY, EXTENSION OR USURY LAW WHEREVER ENACTED, NOW OR AT ANY TIME HEREAFTER IN FORCE, THAT MAY AFFECT THE COVENANTS OR THE PERFORMANCE OF THIS INDENTURE; AND THE COMPANY AND EACH OF THE SUBSIDIARY GUARANTORS (TO THE EXTENT THAT THEY MAY LAWFULLY DO SO) HEREBY EXPRESSLY WAIVES ALL BENEFIT OR ADVANTAGE OF ANY SUCH LAW, AND COVENANTS THAT IT SHALL NOT, BY RESORT TO ANY SUCH LAW, HINDER, DELAY OR IMPEDE THE EXECUTION OF ANY POWER HEREIN GRANTED TO THE TRUSTEE, BUT SHALL SUFFER AND PERMIT THE EXECUTION OF EVERY SUCH POWER AS THOUGH NO SUCH LAW HAS BEEN ENACTED. THE COMPANY AND EACH OF THE SUBSIDIARY GUARANTORS HEREBY AGREE THAT THIS INDENTURE CONTAINS THE TERMS AND PROVISIONS OF A WORKOUT AGREEMENT. THE COMPANY AND EACH OF THE SUBSIDIARY GUARANTORS ALSO AGREES THAT THE COLLATERAL, CONSISTING PRIMARILY OF THE PLEDGE TO THE COLLATERAL AGENT OF THE OWNERSHIP INTEREST IN THE RESIDUAL COLLATERAL TRUSTS, THE PRINCIPAL ASSETS OF WHICH ARE RESIDUAL RECEIVABLES, WILL RAPIDLY AND MATERIALLY DIMINISH IN VALUE IN THE EVENT OF A BANKRUPTCY FILING UNLESS SERVICING OF SUCH RESIDUAL RECEIVABLES PREVIOUSLY HAS BEEN OR IS IMPLEMENTED IMMEDIATELY BY THE BACK-UP SERVICER UNDER THE BACK-UP SERVICING AGREEMENTS. AS A MATERIAL INCENTIVE FOR THE HOLDERS AND BENEFICIAL HOLDERS, THE COMPANY AND EACH OF THE SUBSIDIARY GUARANTORS HEREBY AGREE THAT THEY CONSENT TO AND WILL NOT CONTEST OR SEEK TO DELAY THE GRANT OF RELIEF (INCLUDING THE REQUEST FOR IMMEDIATE RELIEF ON AN EMERGENCY BASIS) REQUESTED IN ANY MOTION FOR RELIEF FROM STAY, FILED BY THE HOLDERS, THE BENEFICIAL HOLDERS, THE COLLATERAL AGENT OR THE TRUSTEE, IN A BANKRUPTCY CASE (WHETHER UNDER CHAPTERS 7 OR 11 OF THE BANKRUPTCY CODE AND WHETHER A VOLUNTARY OR INVOLUNTARY CASE) OF ANY OF THE COMPANY OR THE SUBSIDIARY GUARANTORS, SEEKING RELIEF FROM THE AUTOMATIC STAYS UNDER SECTION 362(A) OF THE BANKRUPTCY CODE TO THE EXTENT NECESSARY TO FORECLOSE UPON AND SELL THE OWNERSHIP INTEREST IN THE RESIDUAL COLLATERAL TRUSTS OR EITHER OF THEM OR TO PUT IN PLACE A NEW SERVICER, WHETHER UNDER THE BACK-UP SERVICING AGREEMENTS OR OTHERWISE, AND FOR ANY RELATED RELIEF, OR ANY SIMILAR REQUEST FOR RELIEF IN ANY OTHER INSOLVENCY PROCEEDING. THE HOLDERS, THE BENEFICIAL HOLDERS, THE COLLATERAL AGENT AND THE TRUSTEE SHALL HAVE THE RIGHT TO SPECIFIC PERFORMANCE OF THIS PROVISION FROM THE BANKRUPTCY COURT OR OTHER COURT SUPERVISING SUCH AN INSOLVENCY PROCEEDING.]

SECTION 4.07   Restricted Payments.

     [delete: THE COMPANY AND EACH RESTRICTED SUBSIDIARY SHALL NOT, AND THE COMPANY SHALL NOT PERMIT ANY OF ITS RESTRICTED SUBSIDIARIES TO, DIRECTLY OR
INDIRECTLY: (I) DECLARE OR PAY ANY DIVIDEND OR MAKE ANY OTHER PAYMENT OR DISTRIBUTION ON ACCOUNT OF THE COMPANY'S OR ANY OF ITS RESTRICTED SUBSIDIARIES' OWNER TRUST CERTIFICATES (INCLUDING, WITHOUT LIMITATION, ANY PAYMENT IN CONNECTION WITH ANY MERGER OR CONSOLIDATION INVOLVING THE COMPANY) OTHER THAN DIVIDENDS OR OTHER PAYMENTS OR DISTRIBUTIONS PAYABLE IN OWNER TRUST CERTIFICATES (OTHER THAN DISQUALIFIED STOCK) OF THE COMPANY OR DIVIDENDS OR OTHER PAYMENTS OR DISTRIBUTIONS PAYABLE TO THE COMPANY OR ANY WHOLLY-OWNED RESTRICTED SUBSIDIARY OF THE COMPANY; (II) PURCHASE, REDEEM OR OTHERWISE ACQUIRE OR RETIRE FOR VALUE (INCLUDING, WITHOUT LIMITATION, ANY PAYMENT IN CONNECTION WITH ANY MERGER OR CONSOLIDATION INVOLVING THE COMPANY) ANY OWNER TRUST CERTIFICATES OF THE COMPANY (OTHER THAN ANY SUCH OWNER TRUST CERTIFICATES OWNED BY ANY WHOLLY-OWNED RESTRICTED SUBSIDIARY OF THE COMPANY) OR ANY DIRECT OR INDIRECT PARENT OF THE COMPANY; (III) MAKE ANY PRINCIPAL PAYMENT ON OR WITH RESPECT TO, PURCHASE, REDEEM, DEFEASE OR OTHERWISE ACQUIRE OR RETIRE FOR VALUE ANY INDEBTEDNESS THAT IS SUBORDINATED TO THE SENIOR NOTES OR ANY SUBSIDIARY GUARANTEE (OTHER THAN INTERCOMPANY INDEBTEDNESS PAYABLE TO THE COMPANY OR A RESTRICTED SUBSIDIARY BY ANY RESTRICTED SUBSIDIARY), EXCEPT AT ITS STATED MATURITY; OR (IV) MAKE ANY RESTRICTED INVESTMENT (ALL SUCH PAYMENTS AND OTHER ACTIONS SET FORTH IN CLAUSES
(I) THROUGH (IV) ABOVE BEING COLLECTIVELY REFERRED TO AS "RESTRICTED PAYMENTS"), UNLESS, AT THE TIME OF AND AFTER GIVING EFFECT TO SUCH RESTRICTED PAYMENT:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in
     Section 4.09(a) hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date is less than the sum of (i) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Owner Trust Certificates of the Company (other than Disqualified Stock) or of Disqualified Stock or Indebtedness represented by securities of the Company that have been converted into such Owner Trust Certificates (other than Owner Trust Certificates (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or other Indebtedness represented by securities that have been converted into Disqualified Stock); plus (ii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash the cash return of capital with respect to such Restricted Investment (less the sum of (x) the cost of disposition, if any, plus (y), if a portion of such Restricted Investment included a Permitted Investment, the amount of such Permitted Investment).

          Notwithstanding the foregoing, the Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Owner Trust Certificates that are issued and outstanding as of the Issue Date (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than dividends or other payments or distributions payable in Owner Trust Certificates (other than Disqualified Stock) of the Company or dividends or other payments or distributions payable to the Company or any Wholly-Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Owner Trust Certificates of the Company that are issued and outstanding as of the Issue Date (other than any such Owner Trust Certificates owned by any Wholly-Owned Restricted Subsidiary of the Company) or any direct or indirect parent of the Company issued and outstanding as of the date of this Indenture; and (iii) take any of the actions specified in clauses (i) or (ii) of this paragraph with respect to Owner Trust Certificates issued after the Issue Date and owned by the Miller Stockholders unless the issuance and terms of such Owner Trust Certificates and such action have been approved by a majority of the independent members of the Board of Directors, whose resolution shall be delivered to the Trustee.

          The provisions of this Section 4.07 shall not prohibit the following Restricted Payments:

          (I) THE PAYMENT OF ANY DIVIDEND NOT PROHIBITED BY THE IMMEDIATELY PRECEDING PARAGRAPH, WITHIN 60 DAYS AFTER THE DATE OF DECLARATION THEREOF, IF AT SAID DATE OF DECLARATION SUCH PAYMENT WOULD HAVE COMPLIED WITH THE PROVISIONS OF THIS INDENTURE (INCLUDING THIS SECTION 4.07);

          (II) THE PAYMENT OF PRINCIPAL ON, OR PURCHASE, REDEMPTION, DEFEASANCE OR OTHER ACQUISITION OR RETIREMENT FOR VALUE OF INDEBTEDNESS WITH THE NET CASH PROCEEDS FROM AN INCURRENCE OF, PERMITTED REFINANCING INDEBTEDNESS OR THE SUBSTANTIALLY CONCURRENT SALE (OTHER THAN TO A SUBSIDIARY OF THE COMPANY) OF OWNER TRUST CERTIFICATES OF THE COMPANY (OTHER THAN DISQUALIFIED STOCK); PROVIDED, THAT THE AMOUNT OF ANY SUCH NET CASH PROCEEDS FROM ANY SUCH SALE OF OWNER TRUST CERTIFICATES THAT ARE UTILIZED FOR SUCH REDEMPTION, REPURCHASE, RETIREMENT OR OTHER ACQUISITION SHALL BE EXCLUDED FROM CLAUSE (C)(II) OF THE PRECEDING PARAGRAPH;

          (III) ADVANCES TO A SECURITIZATION TRUST REQUIRED TO BE MADE BY THE COMPANY OR ANY RESTRICTED SUBSIDIARY (IN ITS CAPACITY AS THE HOLDER OF THE RESIDUAL INTEREST IN SUCH TRUST) IF SUCH ADVANCES RANK SENIOR IN RIGHT OF PAYMENT TO ALL OTHER INTERESTS IN, AND INDEBTEDNESS OF, SUCH TRUST; AND

          (IV) THE MAKING AND CONSUMMATION OF ANY OFFER TO REPURCHASE ANY INDEBTEDNESS UPON THE OCCURRENCE OF A CHANGE OF CONTROL UNDER AND AS DEFINED IN THE DOCUMENTS GOVERNING SUCH INDEBTEDNESS; PROVIDED, THAT IN CONNECTION WITH INDEBTEDNESS INCURRED AFTER THE ORIGINAL ISSUE DATE, THE DEFINITION OF "CHANGE OF CONTROL" IS THE SAME IN ALL MATERIAL RESPECTS AS THE DEFINITION OF "CHANGE OF CONTROL" SET FORTH IN THIS INDENTURE AND PAYMENTS PURSUANT THERETO ARE NOT REQUIRED TO BE MADE PRIOR TO THE DATE ON WHICH THE CHANGE OF CONTROL PAYMENT IS REQUIRED TO BE MADE UNDER THIS INDENTURE AND, WITH RESPECT TO ANY INDEBTEDNESS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR NOTES, NO SOONER THAN 30 DAYS AFTER THE DATE SUCH CHANGE OF CONTROL OFFER IS REQUIRED TO BE MADE.

     THE BOARD OF DIRECTORS MAY DESIGNATE ANY RESTRICTED SUBSIDIARY NOT IN EXISTENCE ON THE ISSUE DATE TO BE AN UNRESTRICTED SUBSIDIARY IF SUCH DESIGNATION WOULD NOT CAUSE A DEFAULT. FOR PURPOSES OF MAKING SUCH DETERMINATION, ALL OUTSTANDING INVESTMENTS BY THE COMPANY AND ITS RESTRICTED SUBSIDIARIES (EXCEPT TO THE EXTENT REPAID IN CASH) IN THE SUBSIDIARY SO DESIGNATED WILL BE DEEMED TO BE RESTRICTED PAYMENTS AT THE TIME OF SUCH DESIGNATION AND WILL REDUCE THE AMOUNT AVAILABLE FOR RESTRICTED PAYMENTS UNDER THE FIRST PARAGRAPH OF THIS
SECTION 4.07. ALL SUCH OUTSTANDING INVESTMENTS WILL BE DEEMED TO CONSTITUTE INVESTMENTS IN AN AMOUNT EQUAL TO THE FAIR MARKET VALUE OF SUCH INVESTMENTS AT THE TIME OF SUCH DESIGNATION. SUCH DESIGNATION WILL ONLY BE PERMITTED IF SUCH RESTRICTED PAYMENT WOULD BE PERMITTED AT SUCH TIME AND IF SUCH RESTRICTED SUBSIDIARY OTHERWISE MEETS THE DEFINITION OF AN UNRESTRICTED SUBSIDIARY.

     THE AMOUNT OF ALL RESTRICTED PAYMENTS OTHER THAN CASH SHALL BE THE FAIR MARKET VALUE (EVIDENCED BY AN OFFICERS' CERTIFICATE ON THE DATE OF THE RESTRICTED PAYMENT) OF THE ASSET(S) OR SECURITIES PROPOSED TO BE TRANSFERRED OR ISSUED BY THE COMPANY OR SUCH RESTRICTED SUBSIDIARY, AS THE CASE MAY BE, PURSUANT TO THE RESTRICTED PAYMENT. THE FAIR MARKET VALUE OF ANY NON-CASH RESTRICTED PAYMENT IN EXCESS OF $1.0 MILLION SHALL BE DETERMINED BY THE BOARD OF DIRECTORS IN GOOD FAITH WHOSE RESOLUTION WITH RESPECT THERETO SHALL BE DELIVERED TO THE TRUSTEE, SUCH DETERMINATION TO BE BASED UPON AN OPINION OR APPRAISAL ISSUED BY AN ACCOUNTING, APPRAISAL OR INVESTMENT BANKING FIRM OF NATIONAL STANDING IF SUCH FAIR MARKET VALUE EXCEEDS $10.0 MILLION. IN ADDITION, IN THE CASE OF ANY NON-CASH RESTRICTED PAYMENT WHICH WILL BE RECEIVED IN WHOLE OR IN PART BY THE MILLER STOCKHOLDERS, THE BOARD RESOLUTION DETERMINING THE FAIR MARKET VALUE THEREOF SHALL REQUIRE THE APPROVAL OF A MAJORITY OF THE INDEPENDENT MEMBERS OF THE BOARD OF DIRECTORS, WHOSE RESOLUTION SHALL BE DELIVERED TO THE TRUSTEE. NOT LATER THAN THE DATE OF MAKING ANY RESTRICTED PAYMENT, THE COMPANY SHALL DELIVER TO THE TRUSTEE AN OFFICERS' CERTIFICATE STATING THAT SUCH RESTRICTED PAYMENT IS PERMITTED AND SETTING FORTH THE BASIS UPON WHICH THE CALCULATIONS REQUIRED BY THIS SECTION 4.07 WERE COMPUTED.]

SECTION 4.08   Dividend And Other Payment Restrictions Affecting Subsidiaries.

     [delete: THE COMPANY AND EACH RESTRICTED SUBSIDIARY SHALL NOT, AND THE COMPANY SHALL NOT PERMIT ANY OF ITS RESTRICTED SUBSIDIARIES TO, DIRECTLY OR INDIRECTLY, CREATE OR OTHERWISE CAUSE OR SUFFER TO EXIST OR BECOME EFFECTIVE ANY ENCUMBRANCE OR RESTRICTION ON THE ABILITY OF ANY RESTRICTED SUBSIDIARY TO (I)(A) PAY DIVIDENDS OR MAKE ANY OTHER DISTRIBUTIONS TO THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES (1) ON ITS CAPITAL STOCK OR (2) WITH RESPECT TO ANY OTHER INTEREST OR PARTICIPATION IN, OR MEASURED BY, ITS PROFITS, OR (B) PAY ANY INDEBTEDNESS OWED TO THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES, (II) MAKE LOANS OR ADVANCES TO THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES OR
(III) TRANSFER ANY OF ITS PROPERTIES OR ASSETS TO THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES, EXCEPT FOR SUCH ENCUMBRANCES OR RESTRICTIONS EXISTING UNDER OR BY REASON OF (A) AGREEMENTS RELATING TO INDEBTEDNESS AS IN EFFECT AS OF THE ORIGINAL ISSUE DATE, AND ANY AMENDMENTS, MODIFICATIONS, RESTATEMENTS, RENEWALS, INCREASES, SUPPLEMENTS, REFUNDINGS, ADDITIONS (INCLUDING ADDITIONAL WAREHOUSE FACILITIES), REPLACEMENTS OR REFINANCINGS THEREOF, PROVIDED THAT SUCH AMENDMENTS, MODIFICATIONS, RESTATEMENTS, RENEWALS, INCREASES, SUPPLEMENTS, REFUNDINGS, ADDITIONS, REPLACEMENTS OR REFINANCINGS ARE NO MORE RESTRICTIVE WITH RESPECT TO SUCH DIVIDEND AND OTHER PAYMENT RESTRICTIONS THAN THOSE CONTAINED IN THE AGREEMENTS RELATING TO INDEBTEDNESS AS IN EFFECT ON THE ORIGINAL ISSUE DATE,
(B) APPLICABLE LAW, (C) ANY INSTRUMENT GOVERNING ACQUIRED DEBT OR CAPITAL STOCK OF A PERSON ACQUIRED BY THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES AS IN EFFECT AT THE TIME OF SUCH ACQUISITION (EXCEPT TO THE EXTENT SUCH ACQUIRED DEBT WAS INCURRED OR SUCH CAPITAL STOCK WAS ISSUED OR ITS TERMS AMENDED IN CONNECTION WITH OR IN CONTEMPLATION OF SUCH ACQUISITION), WHICH ENCUMBRANCE OR RESTRICTION IS NOT APPLICABLE TO ANY PERSON, OR THE PROPERTY OR ASSETS OF ANY PERSON, OTHER THAN THE PERSON OR THE PROPERTY OR ASSETS OF THE PERSON, SO ACQUIRED, PROVIDED THAT SUCH PERSON IS NOT TAKEN INTO ACCOUNT IN DETERMINING ON A PRO FORMA BASIS WHETHER SUCH ACQUISITION SUBJECT TO SUCH ACQUIRED DEBT WAS PERMITTED BY THE TERMS OF THIS INDENTURE, (D) CUSTOMARY NON-ASSIGNMENT PROVISIONS IN LEASES ENTERED INTO IN THE ORDINARY COURSE OF BUSINESS AND CONSISTENT WITH PAST PRACTICES, (E) PURCHASE MONEY OBLIGATIONS FOR PROPERTY ACQUIRED IN THE ORDINARY COURSE OF BUSINESS THAT IMPOSE RESTRICTIONS OF THE NATURE DESCRIBED IN CLAUSE
(III) ABOVE ON THE PROPERTY SO ACQUIRED, (F) PERMITTED REFINANCING INDEBTEDNESS; PROVIDED THAT THE RESTRICTIONS CONTAINED IN THE AGREEMENTS GOVERNING SUCH PERMITTED REFINANCING INDEBTEDNESS ARE NO MORE RESTRICTIVE THAN THOSE CONTAINED IN THE AGREEMENTS GOVERNING THE INDEBTEDNESS BEING REFINANCED, AND (G) THIS INDENTURE, THE SUBSIDIARY GUARANTEES, THE COLLATERAL AGREEMENTS AND THE RELATED AGREEMENTS.]

SECTION 4.09   Incurrence Of Indebtedness And Issuance Of Preferred Stock.

     [delete: (A) THE COMPANY AND EACH RESTRICTED SUBSIDIARY SHALL NOT, AND THE COMPANY SHALL NOT PERMIT ANY OF ITS SUBSIDIARIES TO, DIRECTLY OR INDIRECTLY, CREATE, INCUR, ISSUE, ASSUME, GUARANTY OR OTHERWISE BECOME DIRECTLY OR INDIRECTLY LIABLE, CONTINGENTLY OR OTHERWISE, WITH RESPECT TO (COLLECTIVELY, "INCUR") ANY INDEBTEDNESS (INCLUDING ACQUIRED DEBT) OR ISSUE DISQUALIFIED STOCK, THE COMPANY SHALL NOT PERMIT ANY OF ITS RESTRICTED SUBSIDIARIES TO ISSUE ANY SHARES OF PREFERRED STOCK EXCEPT FOR PREFERRED STOCK ISSUED TO AND HELD BY THE COMPANY OR ANY WHOLLY-OWNED RESTRICTED SUBSIDIARY OF THE COMPANY AND EACH RESIDUAL COLLATERAL TRUST SHALL NOT, AND THE COMPANY SHALL NOT PERMIT ANY RESIDUAL COLLATERAL TRUST TO ISSUE ANY SHARES OF PREFERRED STOCK; PROVIDED, HOWEVER, THAT THE COMPANY OR ANY SUBSIDIARY GUARANTOR (OTHER THAN THE RESIDUAL COLLATERAL TRUSTS) MAY INCUR INDEBTEDNESS (INCLUDING ACQUIRED DEBT) OR ISSUE DISQUALIFIED STOCK AND ANY SUBSIDIARY GUARANTOR (OTHER THAN THE RESIDUAL COLLATERAL TRUSTS) MAY ISSUE PREFERRED STOCK IF, ON THE DATE OF SUCH INCURRENCE OR ISSUANCE AND AFTER GIVING EFFECT THERETO, THE CONSOLIDATED LEVERAGE RATIO DOES NOT EXCEED 2.0 TO 1.0.

     (B) THE FOREGOING PROVISIONS WILL NOT APPLY TO:

          (I) THE INCURRENCE BY THE COMPANY OR ANY RESTRICTED SUBSIDIARY (OTHER THAN THE RESIDUAL COLLATERAL TRUSTS) OF INDEBTEDNESS REPRESENTED BY CAPITAL LEASE OBLIGATIONS, MORTGAGE FINANCINGS OR PURCHASE MONEY OBLIGATIONS, IN EACH CASE INCURRED FOR THE PURPOSE OF FINANCING ALL OR ANY PART OF THE PURCHASE PRICE OR COST OF CONSTRUCTION OR IMPROVEMENT OF PROPERTY USED IN THE BUSINESS OF THE COMPANY OR SUCH RESTRICTED SUBSIDIARY, IN AN AGGREGATE PRINCIPAL AMOUNT NOT TO EXCEED $15.0 MILLION IN THE AGGREGATE SINCE THE ORIGINAL ISSUE DATE;

          (II) THE EXISTENCE OF WAREHOUSE FACILITIES, REGARDLESS OF AMOUNT, AND THE INCURRENCE OF PERMITTED WAREHOUSE DEBT BY THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES (OTHER THAN THE RESIDUAL COLLATERAL TRUSTS); PROVIDED, HOWEVER, THAT TO THE EXTENT ANY SUCH INDEBTEDNESS OF THE COMPANY OR A RESTRICTED SUBSIDIARY OF THE COMPANY CEASES TO CONSTITUTE PERMITTED WAREHOUSE DEBT, TO SUCH EXTENT SUCH INDEBTEDNESS SHALL BE DEEMED TO BE INCURRED BY THE COMPANY OR SUCH RESTRICTED SUBSIDIARY OF THE COMPANY, AS THE CASE MAY BE, AT SUCH TIME;

          (III) THE INCURRENCE BY THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES (OTHER THAN THE RESIDUAL COLLATERAL TRUSTS) OF INTERCOMPANY INDEBTEDNESS OWING TO THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES; PROVIDED, HOWEVER, THAT ANY INDEBTEDNESS OF THE COMPANY TO ANY RESTRICTED SUBSIDIARY IS PERMITTED BY SECTION 4.07 HEREOF;

          (IV) THE INCURRENCE BY THE COMPANY OF INDEBTEDNESS REPRESENTED BY THE SENIOR NOTES AND THE INCURRENCE BY THE SUBSIDIARY GUARANTORS OF THE SUBSIDIARY GUARANTEES;

          (V) INDEBTEDNESS OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES (OTHER THAN THE RESIDUAL COLLATERAL TRUSTS) OUTSTANDING ON THE ORIGINAL ISSUE DATE;

          (VI) THE INCURRENCE BY THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES (OTHER THAN THE RESIDUAL COLLATERAL TRUSTS) OF PERMITTED REFINANCING INDEBTEDNESS WITH RESPECT TO INDEBTEDNESS THAT WAS PERMITTED BY THIS INDENTURE TO BE INCURRED OR THAT WAS OUTSTANDING AT THE ORIGINAL ISSUE DATE;

          (VII) THE INCURRENCE BY THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES (OTHER THAN THE RESIDUAL COLLATERAL TRUSTS) OF HEDGING OBLIGATIONS DIRECTLY RELATED TO (W) INDEBTEDNESS OF THE COMPANY OR A RESTRICTED SUBSIDIARY OF THE COMPANY THAT WAS PERMITTED BY THIS INDENTURE TO BE INCURRED, (X) RECEIVABLES HELD BY THE COMPANY OR A RESTRICTED SUBSIDIARY PENDING SALE IN A SECURITIZATION, (Y) RECEIVABLES OF THE COMPANY OR A RESTRICTED SUBSIDIARY THAT HAVE BEEN SOLD PURSUANT TO A WAREHOUSE FACILITY; OR (Z) RECEIVABLES THAT THE COMPANY OR A RESTRICTED SUBSIDIARY REASONABLY EXPECTS TO PURCHASE OR COMMIT TO PURCHASE, FINANCE OR ACCEPT AS COLLATERAL; PROVIDED, HOWEVER, THAT, IN THE CASE OF EACH OF THE FOREGOING CLAUSES (W) THROUGH (Z), SUCH HEDGING OBLIGATIONS ARE ELIGIBLE TO RECEIVE HEDGE ACCOUNTING TREATMENT IN ACCORDANCE WITH GAAP AS APPLIED BY THE COMPANY AND ITS RESTRICTED SUBSIDIARIES ON THE ORIGINAL ISSUE DATE;

          (VIII) THE INCURRENCE OF ACQUIRED DEBT BY THE COMPANY OR ANY SUBSIDIARY GUARANTOR (OTHER THAN THE RESIDUAL COLLATERAL TRUSTS) IN A PRINCIPAL AMOUNT NOT TO EXCEED $15.0 MILLION IN THE AGGREGATE SINCE THE ORIGINAL ISSUE DATE THAT IS WITHOUT RECOURSE TO THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES OR ANY OF THEIR RESPECTIVE ASSETS (OTHER THAN THE SUBSIDIARY GUARANTOR ACQUIRED SUBJECT TO SUCH ACQUIRED DEBT), AND IS NOT GUARANTEED BY ANY SUCH PERSON;

          (IX) THE GUARANTEE BY THE COMPANY OR ANY OF THE SUBSIDIARY GUARANTORS (OTHER THAN THE RESIDUAL COLLATERAL TRUSTS) OF THE INDEBTEDNESS OF THE COMPANY OR ANOTHER SUBSIDIARY GUARANTOR THAT WAS PERMITTED TO BE INCURRED BY ANOTHER PROVISION OF THIS SECTION 4.09;

          (X) THE INCURRENCE BY THE COMPANY AND THE SUBSIDIARY GUARANTORS OF INDEBTEDNESS (OTHER THAN THE RESIDUAL COLLATERAL TRUSTS) SECURED BY (A) SERVICING RECEIVABLES (OTHER THAN THOSE ON DEPOSIT IN THE RESIDUAL COLLATERAL TRUSTS), (B) RESIDUAL RECEIVABLES (OTHER THAN THOSE ON DEPOSIT IN THE RESIDUAL COLLATERAL TRUSTS) OR (C) THE CAPITAL STOCK OF SUBSIDIARIES (OTHER THAN THE RESIDUAL COLLATERAL TRUSTS OR THE OTHER SUBSIDIARY GUARANTORS) SUBSTANTIALLY ALL OF THE ASSETS OF WHICH ARE RESIDUAL RECEIVABLES AND/OR SERVICING RECEIVABLES;

          (XI) THE INCURRENCE BY THE COMPANY AND THE SUBSIDIARY GUARANTORS (OTHER THAN THE RESIDUAL COLLATERAL TRUSTS) OF INDEBTEDNESS IN AN AGGREGATE PRINCIPAL AMOUNT AT ANY TIME OUTSTANDING NOT TO EXCEED $10.0 MILLION;

          (XII) (A) THE INCURRENCE BY AN UNRESTRICTED SUBSIDIARY OF THE COMPANY OF NON-RECOURSE DEBT (INCLUDING, WITHOUT LIMITATION, NON-RECOURSE DEBT THAT WOULD CONSTITUTE PERMITTED WAREHOUSE DEBT IF INCURRED BY A RESTRICTED SUBSIDIARY OF THE COMPANY); PROVIDED, HOWEVER, THAT IF ANY SUCH INDEBTEDNESS CEASES TO BE NON-RECOURSE DEBT OF THE UNRESTRICTED SUBSIDIARY, SUCH EVENT SHALL BE DEEMED TO CONSTITUTE AN INCURRENCE OF INDEBTEDNESS BY A RESTRICTED SUBSIDIARY AND (B) THE ISSUANCE BY AN UNRESTRICTED SUBSIDIARY OF THE COMPANY OF PREFERRED STOCK; AND

          (XIII) THE GUARANTEED OBLIGATIONS AND THE COLLATERAL SECURING THE
     SAME.

     (C) THE COMPANY SHALL NOT, AND SHALL NOT PERMIT ANY SUBSIDIARY GUARANTOR TO, INCUR ANY INDEBTEDNESS THAT IS CONTRACTUALLY SUBORDINATED TO ANY INDEBTEDNESS OF THE COMPANY OR ANY SUCH SUBSIDIARY GUARANTOR UNLESS SUCH INDEBTEDNESS IS ALSO CONTRACTUALLY SUBORDINATED TO THE SENIOR NOTES, OR THE SUBSIDIARY GUARANTEE OF SUCH SUBSIDIARY GUARANTOR (AS APPLICABLE), ON SUBSTANTIALLY IDENTICAL TERMS; PROVIDED, HOWEVER, THAT NO INDEBTEDNESS SHALL BE DEEMED TO BE CONTRACTUALLY SUBORDINATED TO ANY OTHER INDEBTEDNESS SOLELY BY VIRTUE OF BEING UNSECURED OR OF LIMITED RECOURSE.

     (D) FOR PURPOSES OF DETERMINING COMPLIANCE WITH THIS COVENANT, IN THE EVENT THAT AN ITEM OF INDEBTEDNESS MEETS THE CRITERIA OF MORE THAN ONE OF THE CATEGORIES OF INDEBTEDNESS DESCRIBED IN CLAUSES (I) THROUGH (XII) OF SECTION 4.09(B) ABOVE OR IS ENTITLED TO BE INCURRED PURSUANT TO SECTION 4.09(A), THE COMPANY SHALL, IN ITS SOLE DISCRETION, CLASSIFY SUCH ITEM OF INDEBTEDNESS IN ANY MANNER THAN COMPLIES WITH THIS COVENANT AND SUCH ITEM OF INDEBTEDNESS WILL BE TREATED AS HAVING BEEN INCURRED PURSUANT TO ONLY ONE OF SUCH CLAUSES OR PURSUANT TO SECTION 4.09(A).]

SECTION 4.10   Transactions With Affiliates.

     [delete: THE COMPANY AND EACH RESTRICTED SUBSIDIARY SHALL NOT, AND THE COMPANY SHALL NOT PERMIT ANY OF ITS RESTRICTED SUBSIDIARIES TO, SELL, LEASE, TRANSFER OR OTHERWISE DISPOSE OF ANY OF ITS PROPERTIES OR ASSETS TO, OR PURCHASE ANY PROPERTY OR ASSETS FROM, OR ENTER INTO OR MAKE OR AMEND ANY TRANSACTION, CONTRACT, AGREEMENT, UNDERSTANDING, LOAN, ADVANCE OR GUARANTEE WITH, OR FOR THE BENEFIT OF, ANY AFFILIATE (EACH OF THE FOREGOING AN "AFFILIATE TRANSACTION"); PROVIDED THAT AFFILIATE TRANSACTIONS SHALL NOT INCLUDE (A) ANY EMPLOYMENT AGREEMENT, STOCK OPTION, EMPLOYEE BENEFIT, INDEMNIFICATION, COMPENSATION (INCLUDING THE PAYMENT OF REASONABLE FEES TO DIRECTORS OF THE COMPANY OR ITS RESTRICTED SUBSIDIARIES WHO ARE NOT EMPLOYEES OF THE COMPANY OR ITS RESTRICTED SUBSIDIARIES), BUSINESS EXPENSE REIMBURSEMENT OR OTHER EMPLOYMENT-RELATED AGREEMENT, ARRANGEMENT OR PLAN ENTERED INTO BY THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES IN THE ORDINARY COURSE OF BUSINESS OF THE COMPANY OR SUCH RESTRICTED SUBSIDIARY AND CONSISTENT WITH PAST PRACTICE, OR IF NOT CONSISTENT WITH PAST PRACTICE, APPROVED BY A MAJORITY OF THE INDEPENDENT MEMBERS OF THE BOARD OF DIRECTORS WHOSE RESOLUTION SHALL BE DELIVERED TO THE TRUSTEE,
(B) TRANSACTIONS BETWEEN OR AMONG THE COMPANY AND/OR ITS RESTRICTED SUBSIDIARIES (OTHER THAN THE CANADIAN SUBSIDIARIES) NOT OTHERWISE PROHIBITED BY THIS INDENTURE, (C) TRANSACTIONS CONSTITUTING A PERMITTED INVESTMENT IN THE CANADIAN SUBSIDIARIES PERMITTED BY CLAUSE (A) OF THE DEFINITION OF PERMITTED INVESTMENTS AND TRANSACTIONS BETWEEN THE CANADIAN SUBSIDIARIES NOT OTHERWISE PROHIBITED BY THIS INDENTURE, (D) LOANS OR ADVANCES TO EMPLOYEES IN THE ORDINARY COURSE OF BUSINESS OF THE COMPANY OR ITS RESTRICTED SUBSIDIARIES OR FOR ADVANCE PAYMENT OF EMPLOYEE BENEFITS (INCLUDING, WITHOUT LIMITATION, PREFUNDING OF ANY SEVERANCE OBLIGATIONS), BUT IN ANY EVENT NOT TO EXCEED $500,000 IN AGGREGATE PRINCIPAL AMOUNT OUTSTANDING TO ALL SUCH PERSONS AT ANY ONE TIME, (E) RESTRICTED PAYMENTS OTHER THAN RESTRICTED INVESTMENTS THAT ARE PERMITTED BY SECTION 4.07 HEREOF, (F) SECURITIZATIONS AND (G) SALES, TRANSFERS AND OTHER DISPOSITIONS OF RESIDUAL RECEIVABLES AND SERVICING RECEIVABLES, PROVIDED THAT AFTER THE CONSUMMATION THEREOF, THE COMPANY IS IN COMPLIANCE WITH SECTION 4.17.]

SECTION 4.11   Liens.

     [delete: THE COMPANY AND EACH RESTRICTED SUBSIDIARY SHALL NOT, AND THE COMPANY SHALL NOT PERMIT ANY OF ITS RESTRICTED SUBSIDIARIES TO, DIRECTLY OR INDIRECTLY, CREATE, INCUR, ASSUME OR SUFFER TO EXIST ANY LIEN ON ANY ASSET NOW OWNED OR HEREAFTER ACQUIRED, OR ANY INCOME OR PROFITS THEREFROM OR ASSIGN OR CONVEY ANY RIGHT TO RECEIVE INCOME THEREFROM, EXCEPT PERMITTED LIENS. NOTWITHSTANDING ANY PROVISION IN THIS INDENTURE TO THE CONTRARY, THE ENTRY FROM TIME TO TIME BY THE COMPANY OR ONE OR MORE OF THE SUBSIDIARY GUARANTORS WITH OCWEN FEDERAL BANK, FSB, OR ITS AFFILIATES, SUCCESSORS OR ASSIGNS (THE "SUB-SERVICER") INTO ONE OR MORE SUB-SERVICING AGREEMENTS PURSUANT TO WHICH THE SUB-SERVICER WILL ACT AS SERVICER OF RECEIVABLES AND WHICH WILL BE TERMINABLE AT THE ELECTION OF THE COMPANY OR A SUBSIDIARY GUARANTORS FOR ANY REASON (WITH PAYMENT OF SPECIFIED FEES AND PENALTIES) ON NOT MORE THAN 90 DAYS' PRIOR WRITTEN NOTICE SHALL NOT BE DEEMED A BREACH OF THIS SECTION 4.11 OR ANY OTHER PROVISION OF THIS INDENTURE.]

SECTION 4.12   Business Activities.

     [delete: THE COMPANY AND EACH RESTRICTED SUBSIDIARY SHALL NOT, AND THE COMPANY SHALL NOT PERMIT ANY RESTRICTED SUBSIDIARY TO, ENGAGE IN ANY BUSINESS OTHER THAN PERMITTED BUSINESSES.]

SECTION 4.13   Payments For Consent.

     [delete: NEITHER THE COMPANY NOR ANY OF ITS SUBSIDIARIES SHALL, DIRECTLY OR INDIRECTLY, PAY OR CAUSE TO BE PAID ANY CONSIDERATION, WHETHER BY WAY OF INTEREST, FEE OR OTHERWISE, TO ANY HOLDER OF ANY OF THE SENIOR NOTES FOR OR AS AN INDUCEMENT TO ANY CONSENT, WAIVER OR AMENDMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS INDENTURE, THE SENIOR NOTES OR ANY SUBSIDIARY GUARANTEE UNLESS SUCH CONSIDERATION IS OFFERED TO BE PAID OR IS PAID TO ALL HOLDERS OF SENIOR NOTES THAT CONSENT, WAIVE OR AGREE TO AMEND IN THE TIME FRAME SET FORTH IN THE SOLICITATION DOCUMENTS RELATING TO SUCH CONSENT, WAIVER OR AGREEMENT.]

SECTION 4.14   Corporate Existence.

     [delete: SUBJECT TO ARTICLE 5 HEREOF, THE COMPANY SHALL DO OR CAUSE TO BE DONE ALL THINGS NECESSARY TO PRESERVE AND KEEP IN FULL FORCE AND EFFECT (I) ITS CORPORATE EXISTENCE, AND THE CORPORATE, PARTNERSHIP OR OTHER EXISTENCE OF EACH OF ITS SUBSIDIARIES, IN ACCORDANCE WITH THE RESPECTIVE ORGANIZATIONAL DOCUMENTS (AS THE SAME MAY BE AMENDED FROM TIME TO TIME) OF THE COMPANY OR ANY SUCH SUBSIDIARY AND (II) THE RIGHTS (CHARTER AND STATUTORY), LICENSES AND FRANCHISES OF THE COMPANY AND ITS SUBSIDIARIES; PROVIDED, HOWEVER, THAT THE COMPANY SHALL NOT BE REQUIRED TO PRESERVE ANY SUCH RIGHT, LICENSE OR FRANCHISE, OR THE CORPORATE, PARTNERSHIP OR OTHER EXISTENCE OF ANY OF ITS SUBSIDIARIES, IF THE BOARD OF DIRECTORS SHALL DETERMINE THAT THE PRESERVATION THEREOF IS NO LONGER DESIRABLE IN THE CONDUCT OF THE BUSINESS OF THE COMPANY AND ITS SUBSIDIARIES, TAKEN AS A WHOLE, AND THAT THE LOSS THEREOF IS NOT ADVERSE IN ANY MATERIAL RESPECT TO THE HOLDERS OF THE SENIOR NOTES.]

SECTION 4.15   Offer To Repurchase Upon Change Of Control.

     [delete: (A).....UPON THE OCCURRENCE OF A CHANGE OF CONTROL, EACH HOLDER OF
THE SENIOR NOTES WILL HAVE THE RIGHT TO REQUIRE THE COMPANY TO REPURCHASE ALL OR ANY PART (EQUAL TO $1,000 OR AN INTEGRAL MULTIPLE THEREOF) OF SUCH HOLDER'S SENIOR NOTES PURSUANT TO THE OFFER DESCRIBED BELOW (THE "CHANGE OF CONTROL OFFER") AT AN OFFER PRICE IN CASH EQUAL TO 101% OF THE AGGREGATE PRINCIPAL AMOUNT THEREOF PLUS ACCRUED AND UNPAID INTEREST THEREON, IF ANY, TO THE DATE OF PURCHASE (THE "CHANGE OF CONTROL PAYMENT"). WITHIN TEN DAYS FOLLOWING ANY CHANGE OF CONTROL, THE COMPANY SHALL MAIL A NOTICE TO EACH HOLDER DESCRIBING THE TRANSACTION OR TRANSACTIONS THAT CONSTITUTE THE CHANGE OF CONTROL AND OFFERING TO REPURCHASE THE SENIOR NOTES ON THE DATE SPECIFIED IN SUCH NOTICE, WHICH DATE SHALL BE NO EARLIER THAN THE EARLIEST DATE PERMITTED UNDER RULE 14E-1 AND NO LATER THAN 60 DAYS FROM THE DATE SUCH NOTICE IS MAILED (THE "CHANGE OF CONTROL PAYMENT DATE"), PURSUANT TO THE PROCEDURES REQUIRED BY THIS INDENTURE AND DESCRIBED IN SUCH NOTICE. THE COMPANY SHALL COMPLY WITH THE REQUIREMENTS OF RULE 14E-1 AND ANY OTHER SECURITIES LAWS AND REGULATIONS THEREUNDER TO THE EXTENT SUCH LAWS AND REGULATIONS ARE APPLICABLE IN CONNECTION WITH THE REPURCHASE OF THE SENIOR NOTES AS A RESULT OF A CHANGE OF CONTROL. TO THE EXTENT THAT THE PROVISIONS OF ANY SECURITIES LAWS OR REGULATIONS CONFLICT WITH THE PROVISIONS OF THIS SECTION 4.15, THE COMPANY SHALL COMPLY WITH THE APPLICABLE SECURITIES LAWS AND REGULATIONS AND SHALL NOT BE DEEMED TO HAVE BREACHED ITS OBLIGATIONS UNDER THIS SECTION 4.15 BY VIRTUE THEREOF.

     (B) ON THE CHANGE OF CONTROL PAYMENT DATE, THE COMPANY SHALL, TO THE EXTENT LAWFUL, (1) ACCEPT FOR PAYMENT ALL THE SENIOR NOTES OR PORTIONS THEREOF PROPERLY TENDERED PURSUANT TO THE CHANGE OF CONTROL OFFER, (2) DEPOSIT WITH THE PAYING AGENT AN AMOUNT EQUAL TO THE CHANGE OF CONTROL PAYMENT IN RESPECT OF ALL THE SENIOR NOTES OR PORTIONS THEREOF SO TENDERED AND (3) DELIVER OR CAUSE TO BE DELIVERED TO THE TRUSTEE THE SENIOR NOTES SO ACCEPTED TOGETHER WITH AN OFFICERS' CERTIFICATE STATING THE AGGREGATE PRINCIPAL AMOUNT OF THE SENIOR NOTES OR PORTIONS THEREOF BEING PURCHASED BY THE COMPANY. THE PAYING AGENT SHALL PROMPTLY MAIL TO EACH HOLDER OF THE SENIOR NOTES SO TENDERED THE CHANGE OF CONTROL PAYMENT FOR SUCH SENIOR NOTES, AND THE TRUSTEE SHALL PROMPTLY AUTHENTICATE AND MAIL (OR CAUSE TO BE TRANSFERRED BY BOOK ENTRY) TO EACH HOLDER A NEW SENIOR NOTE EQUAL IN PRINCIPAL AMOUNT TO ANY UNPURCHASED PORTION OF THE SENIOR NOTES SURRENDERED, IF ANY; PROVIDED THAT EACH SUCH NEW SENIOR NOTE WILL BE IN A PRINCIPAL AMOUNT OF $1,000 OR AN INTEGRAL MULTIPLE THEREOF. THE COMPANY SHALL PUBLICLY ANNOUNCE THE RESULTS OF THE CHANGE OF CONTROL OFFER ON OR AS SOON AS PRACTICABLE AFTER THE CHANGE OF CONTROL PAYMENT DATE.

     (C) THE COMPANY SHALL NOT BE REQUIRED TO MAKE A CHANGE OF CONTROL OFFER UPON A CHANGE OF CONTROL IF A THIRD PARTY MAKES THE CHANGE OF CONTROL OFFER IN THE MANNER, AT THE TIMES AND OTHERWISE IN COMPLIANCE WITH THE REQUIREMENTS SET FORTH IN THIS INDENTURE APPLICABLE TO A CHANGE OF CONTROL OFFER AND PURCHASES ALL THE SENIOR NOTES VALIDLY TENDERED AND NOT WITHDRAWN UNDER SUCH CHANGE OF CONTROL OFFER.]

SECTION 4.16   Additional Subsidiary Guarantees.

     [delete: IF THE COMPANY OR ANY OF ITS SUBSIDIARIES SHALL ACQUIRE OR CREATE ANOTHER SUBSIDIARY AFTER THE DATE OF THIS INDENTURE, THEN THE COMPANY SHALL CAUSE SUCH NEWLY ACQUIRED OR CREATED SUBSIDIARY TO EXECUTE A SUBSIDIARY GUARANTEE AND DELIVER AN OPINION OF COUNSEL, IN ACCORDANCE WITH THE TERMS OF THIS INDENTURE, EXCEPT THIS SECTION 4.16 SHALL NOT APPLY TO ANY SUBSIDIARIES THAT HAVE PROPERLY BEEN DESIGNATED AS UNRESTRICTED SUBSIDIARIES IN ACCORDANCE WITH THIS INDENTURE AND ARE PROHIBITED BY CONTRACT OR BY THEIR ORGANIZATIONAL DOCUMENTS FROM EXECUTING A SUBSIDIARY GUARANTY FOR SO LONG AS THEY CONTINUE TO CONSTITUTE UNRESTRICTED SUBSIDIARIES AND REMAIN SUBJECT TO SUCH PROHIBITIONS. IN ADDITION, THE COMPANY OR ITS SUBSIDIARY, AS APPLICABLE, SHALL ENTER INTO A PLEDGE AGREEMENT WITH RESPECT TO ALL OF THE OWNER TRUST CERTIFICATES OF ANY SUCH NEWLY FORMED OR ACQUIRED SUBSIDIARY WHICH IS REQUIRED TO EXECUTE A SUBSIDIARY GUARANTEE IN ACCORDANCE WITH THIS SECTION. WITHOUT LIMITING THE FOREGOING, SECURITIZATION TRUSTS SHALL NOT BE OBLIGATED TO ENTER INTO A SUBSIDIARY GUARANTY.]

SECTION 4.17   Maintenance of Residual Receivables Pending Exchange Offer.

     [delete: THE COMPANY, DELTA FUNDING AND DF SPECIAL HOLDINGS SHALL CAUSE ALL RESIDUAL RECEIVABLES OWNED AS OF MARCH 15, 2001 BY THE 2000-1 TRUST AND THE 2000-2 TRUST TO REMAIN OWNED BY SUCH TRUSTS UNTIL THE CONSUMMATION OF THE EXCHANGE OFFER (OTHER THAN (I) THE RELEASE AND TRANSFER TO DF SPECIAL HOLDINGS FROM THE 2000-1 TRUST OF THE RESIDUAL RECEIVABLES SET FORTH ON SCHEDULE 4.17(A) AND THE DEPOSIT BY DF SPECIAL HOLDINGS INTO THE 2000-1 TRUST OF THE RESIDUAL RECEIVABLES SET FORTH ON SCHEDULE 4.17(B) AND (II) THE RELEASE AND TRANSFER TO DELTA FUNDING FROM THE 2000-2 TRUST OF THE RESIDUAL RECEIVABLES SET FORTH ON
SCHEDULE 4.17(C) AND THE DEPOSIT BY DELTA FUNDING INTO THE 2000-2 TRUST OF THE RESIDUAL RECEIVABLES SET FORTH ON SCHEDULE 4.17(D). SCHEDULE 4.17(E) LISTS THE UNDERLYING CERTIFICATES FOR ALL RESIDUAL RECEIVABLES REQUIRED TO BE MAINTAINED ON DEPOSIT WITH THE RESIDUAL COLLATERAL TRUSTS IN ORDER TO SATISFY THE REQUIREMENTS OF THE FOREGOING SENTENCE.

     AFTER GIVING EFFECT TO (I) THE RELEASE AND TRANSFER TO DF SPECIAL HOLDINGS FROM THE 2000-1 TRUST OF THE RESIDUAL RECEIVABLES SET FORTH ON SCHEDULE 4.17(A) AND THE DEPOSIT BY DF SPECIAL HOLDINGS INTO THE 2000-1 TRUST OF THE RESIDUAL RECEIVABLES SET FORTH ON SCHEDULE 4.17(B) AND (II) THE RELEASE AND TRANSFER TO DELTA FUNDING FROM THE 2000-2 TRUST OF THE RESIDUAL RECEIVABLES SET FORTH ON
SCHEDULE 4.17(C) AND THE DEPOSIT BY DELTA FUNDING INTO THE 2000-2 TRUST OF THE RESIDUAL RECEIVABLES SET FORTH ON SCHEDULE 4.17(D), THE RESIDUAL RECEIVABLES THEN REMAINING IN THE 2000-1 TRUST AND THE 2000-2 TRUST ARE AND WERE FREE AND CLEAR OF LIENS AND HAD AN AGGREGATE UNAUDITED BOOK VALUE OF APPROXIMATELY $152 MILLION AS OF DECEMBER 31, 2000; INCLUDED IN SUCH RESIDUAL RECEIVABLES ARE SENIOR RESIDUAL RECEIVABLES WHICH HAD AN AGGREGATE BOOK VALUE OF APPROXIMATELY $75 MILLION AS OF DECEMBER 31, 2000.

          For the purposes of this Section 4.17, the Company valued (i) Senior Residual Receivables using a discount rate of 12% and (ii) all other Residual Receivables using a discount rate of 18%. The other assumptions and methodology used by the Company in valuing Senior Residual Receivables and other Residual Receivables were those which are used by the Company in establishing the book value of such Senior Residual Receivables and other Residual Receivables in its annual audited consolidated financial statements prepared in accordance with GAAP consistently applied.

     THE FOREGOING IS COLLECTIVELY REFERRED TO AS THE RESIDUAL RECEIVABLE MAINTENANCE REQUIREMENT.]

SECTION 4.18   Liquidity Maintenance.

     [delete: THE COMPANY SHALL CAUSE THE AMOUNT OF UNENCUMBERED LIQUID ASSETS TO BE EQUAL TO OR GREATER THAN THE AMOUNT OF UNENCUMBERED LIQUID ASSETS REQUIRED TO BE MAINTAINED BY THE COMPANY PURSUANT TO THE THEN EFFECTIVE WAREHOUSE FACILITIES.]

SECTION 4.19   Back-Up Servicing Agreements.

     [delete: NO LATER THAN MARCH 15, 2001, DELTA FUNDING WILL, AT ITS OWN COST, ENTER INTO AND THEREAFTER AT ALL TIMES MAINTAIN IN FULL FORCE AND EFFECT THE BACK-UP SERVICING AGREEMENTS WITH THE BACK-UP SERVICER AND SATISFY ON A TIMELY BASIS ALL CONDITIONS WITH RESPECT TO THE TRANSFER OF SERVICING THEREUNDER WHEN SUCH CONDITIONS ARE CAPABLE OF BEING SATISFIED. THE BACK-UP SERVICING AGREEMENTS SHALL PROVIDE FOR MAPPING AND MONTHLY BACK-UP OF INFORMATION RELATING TO THE MORTGAGE LOANS UNDERLYING RESIDUAL RECEIVABLES CREATED AFTER 1996 FOR WHICH DELTA FUNDING OR ANY AFFILIATE IS THE PRIMARY SERVICER. DELTA FUNDING MAY CEASE SUCH BACK-UP SERVICING AGREEMENTS AT ANY TIME THAT THE VALUE OF UNENCUMBERED LIQUID ASSETS EQUALS OR EXCEEDS $40,000,000, AS OF THE CONCLUSION OF ANY BUSINESS DAY; PROVIDED, FURTHER, THAT IF DELTA FUNDING HAS CEASED SUCH BACK-UP SERVICING AGREEMENTS IN ACCORDANCE WITH THE FOREGOING, DELTA FUNDING SHALL REINSTATE SUCH BACK-UP SERVICING AGREEMENTS AS SOON AS PRACTICABLE AND IN ANY EVENT WITHIN THIRTY (30) DAYS IF UNENCUMBERED LIQUID ASSETS ARE LESS THAN $32,500,000 AT THE CONCLUSION OF ANY BUSINESS DAY.]

SECTION 4.20   Registration Rights.

     [delete: UPON THE WRITTEN REQUEST OF THE HOLDERS HOLDING A MAJORITY IN INTEREST OF THE SENIOR NOTES THEN OUTSTANDING, THE COMPANY SHALL USE REASONABLE COMMERCIAL EFFORTS TO CAUSE A REGISTRATION STATEMENT COVERING THE SENIOR NOTES TO BE FILED UNDER THE EXCHANGE ACT AND TO HAVE SUCH REGISTRATION STATEMENT DECLARED EFFECTIVE BY THE SEC.]

SECTION 4.21   Leverage Ratio (Total Liabilities).

     [delete: THE COMPANY AND THE SUBSIDIARY GUARANTORS, ON A CONSOLIDATED BASIS, WILL NOT PERMIT THE RATIO OF TOTAL ADJUSTED LIABILITIES (EXCLUDING SUBORDINATED INDEBTEDNESS) TO ADJUSTED TANGIBLE NET WORTH TO EXCEED THE GREATER OF (A) 7.0 TO 1.0 AND (B) THE RATIO OF TOTAL ADJUSTED LIABILITIES TO ADJUSTED TANGIBLE NET WORTH (IF ANY) SET FORTH IN THE THEN-EFFECTIVE WAREHOUSE FACILITIES, AS OF ANY DAY.]

SECTION 4.22   Leverage Ratio.

     [delete: THE COMPANY AND THE SUBSIDIARY GUARANTORS, ON A CONSOLIDATED BASIS, WILL NOT PERMIT THE RATIO OF ADJUSTED SENIOR INDEBTEDNESS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS AS OF THE END OF ANY FISCAL QUARTER, TO TANGIBLE NET WORTH AS OF THE END OF SUCH FISCAL QUARTER TO EXCEED THE GREATER OF (A) 1.5 TO 1.0 AND (B) THE RATIO OF ADJUSTED SENIOR INDEBTEDNESS TO TANGIBLE NET WORTH (IF ANY) SET FORTH IN THE THEN-EFFECTIVE WAREHOUSE FACILITIES.]

SECTION 4.23   Net Worth.

     [delete: THE COMPANY AND THE SUBSIDIARY GUARANTORS, ON A CONSOLIDATED BASIS, WILL NOT, AT ANY TIME, PERMIT THEIR CONSOLIDATED TANGIBLE NET WORTH TO BE LESS THAN THE GREATER OF (A) $45,000,000 AND (B) THE TANGIBLE NET WORTH REQUIREMENT (IF ANY) SET FORTH IN THE THEN-EFFECTIVE WAREHOUSE FACILITIES.]

SECTION 4.25 No Pledge or Sale of Residual Receivables or Other Assets after Default or Event of Default.

     [delete: FROM THE DATE A DEFAULT OR EVENT OF DEFAULT HAS OCCURRED UNTIL THE DATE THE DEFAULT OR EVENT OF DEFAULT IS CURED OR WAIVED, THE COMPANY SHALL NOT AND SHALL NOT PERMIT ANY OF ITS RESTRICTED SUBSIDIARIES TO SELL, LEASE, SECURITIZE, TRANSFER OR ASSIGN OR GRANT ANY NEW SECURITY INTERESTS OR OTHERWISE PERMIT ANY NEW LIENS (COLLECTIVELY, A "DISPOSITION") TO BE PLACED ON ANY OF ITS RESIDUAL RECEIVABLES, SERVICING RECEIVABLES, INTELLECTUAL PROPERTY, EQUIPMENT, LEASEHOLD INTERESTS, REAL PROPERTY OR CAPITALIZED MORTGAGE SERVICING RIGHTS, OTHER THAN, FOLLOWING A DEFAULT AND PRIOR TO THE OCCURRENCE OF AN EVENT OF DEFAULT, A DISPOSITION OF RESIDUAL RECEIVABLES, SERVICING RECEIVABLES OR OTHER ASSETS IN THE ORDINARY COURSE OF BUSINESS WHICH DOES NOT RESULT IN ANY ADDITIONAL DEFAULTS AND PROVIDED THAT THE PROCEEDS OF SUCH DISPOSITION ARE USED SIMULTANEOUS WITH SUCH DISPOSITION TO EITHER CURE THE DEFAULT OR FOR PAYMENT OF THE SENIOR NOTES OR OTHER GUARANTEED OBLIGATIONS ARISING UNDER THE SENIOR NOTES, THIS INDENTURE OR THE COLLATERAL AGREEMENTS.]

SECTION 4.26   Limitations on Asset Sales.

     [delete: THE COMPANY AND EACH RESTRICTED SUBSIDIARY SHALL NOT, AND THE COMPANY SHALL NOT PERMIT ANY OF ITS RESTRICTED SUBSIDIARIES TO, CONSUMMATE AN ASSET SALE UNLESS THE COMPANY (OR THE RESTRICTED SUBSIDIARY, AS THE CASE MAY BE) RECEIVES CONSIDERATION AT THE TIME OF SUCH ASSET SALE AT LEAST EQUAL TO THE FAIR MARKET VALUE OF THE ASSETS OR OWNER TRUST CERTIFICATES ISSUED OR SOLD OR OTHERWISE DISPOSED OF.]

SECTION 4.27   Flow of Residual Receivables.

     [delete: (A) DELETED.

     (B) ON THE ISSUE DATE, DELTA FUNDING SHALL DEPOSIT ALL RESIDUAL RECEIVABLES OWNED BY IT IN THE DELTA FUNDING RESIDUAL HOLDING TRUST 2000-2 RESIDUAL COLLATERAL TRUST.

     (C) ON THE ISSUE DATE, DF SPECIAL HOLDINGS SHALL DEPOSIT ALL RESIDUAL RECEIVABLES OWNED BY IT IN THE DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1 RESIDUAL COLLATERAL TRUST.]

SECTION 4.28   Notice of Default.

     [delete: IF A DEFAULT OR AN EVENT OF DEFAULT OCCURS AND IS CONTINUING AND IF IT IS KNOWN TO THE COMPANY OR ANY SUBSIDIARY GUARANTOR, THE COMPANY SHALL MAIL OR CAUSE TO BE MAILED TO EACH HOLDER NOTICE OF THE UNCURED DEFAULT OR EVENT OF DEFAULT WITHIN FIVE (5) BUSINESS DAYS AFTER SUCH DEFAULT OR EVENT OF DEFAULT FIRST BECOMES KNOWN TO THE COMPANY OR ANY SUBSIDIARY GUARANTOR.]

SECTION 5.01   Merger, Consolidation Or Sale Of Assets.

     [delete: (A).....THE COMPANY SHALL NOT CONSOLIDATE, OR MERGE WITH OR INTO
(WHETHER OR NOT THE COMPANY IS THE SURVIVING CORPORATION) OR SELL, ASSIGN, TRANSFER, LEASE, CONVEY OR OTHERWISE DISPOSE OF ALL OR SUBSTANTIALLY ALL OF ITS PROPERTIES OR ASSETS IN ONE OR MORE RELATED TRANSACTIONS, TO ANOTHER CORPORATION, PERSON OR ENTITY UNLESS (I) THE COMPANY IS THE SURVIVING CORPORATION OR THE ENTITY OR THE PERSON FORMED BY OR SURVIVING ANY SUCH CONSOLIDATION, OR MERGER (IF OTHER THAN THE COMPANY) OR TO WHICH SUCH SALE, ASSIGNMENT, TRANSFER, LEASE, CONVEYANCE OR OTHER DISPOSITION SHALL HAVE BEEN MADE IS A CORPORATION ORGANIZED OR EXISTING UNDER THE LAWS OF THE UNITED STATES, ANY STATE THEREOF OR THE DISTRICT OF COLUMBIA; (II) THE ENTITY OR PERSON FORMED BY OR SURVIVING ANY SUCH CONSOLIDATION OR MERGER (IF OTHER THAN THE COMPANY) OR THE ENTITY OR PERSON TO WHICH SUCH SALE, ASSIGNMENT, TRANSFER, LEASE, CONVEYANCE OR OTHER DISPOSITION SHALL HAVE BEEN MADE ASSUMES ALL THE OBLIGATIONS OF THE COMPANY UNDER THE NOTES, THIS INDENTURE, THE COLLATERAL AGREEMENTS AND THE RELATED AGREEMENTS PURSUANT TO A SUPPLEMENTAL INDENTURE AND OTHER AGREEMENTS IN FORMS REASONABLY SATISFACTORY TO THE TRUSTEE; (III) IMMEDIATELY AFTER SUCH TRANSACTION, NO DEFAULT OR EVENT OF DEFAULT EXISTS; (IV) EACH OF THE SUBSIDIARY GUARANTORS CONFIRMS ITS OBLIGATIONS UNDER THE SUBSIDIARY GUARANTEES, THIS INDENTURE, THE COLLATERAL AGREEMENTS AND THE RELATED AGREEMENTS PURSUANT TO A SUPPLEMENTAL INDENTURE AND OTHER AGREEMENTS IN FORMS REASONABLY SATISFACTORY TO THE TRUSTEE; (V) THE TRUSTEE HAS RECEIVED AN OPINION OF COUNSEL TO THE EFFECT THAT ALL ACTIONS REQUIRED TO PERFECT ANY PLEDGES OR SECURITY INTEREST ON THE COLLATERAL HAVE BEEN TAKEN AND THE REQUIREMENTS OF CLAUSES (I), (II) AND (IV) HAVE BEEN SATISFIED (ASSUMING THE TRUSTEE'S SATISFACTION); (VI) THE TRUSTEE HAS RECEIVED AN OFFICERS' CERTIFICATE TO THE EFFECT THAT ALL REQUIREMENTS OF THE SECTION HAVE BEEN SATISFIED; AND (VII) EXCEPT IN THE CASE OF A MERGER OF THE COMPANY WITH OR INTO A WHOLLY OWNED SUBSIDIARY OF THE COMPANY, THE COMPANY OR THE ENTITY OR PERSON FORMED BY OR SURVIVING ANY SUCH CONSOLIDATION OR MERGER (IF OTHER THAN THE COMPANY), OR TO WHICH SUCH SALE, ASSIGNMENT, TRANSFER, LEASE, CONVEYANCE OR OTHER DISPOSITION SHALL HAVE BEEN MADE (A) WILL HAVE CONSOLIDATED NET WORTH IMMEDIATELY AFTER THE TRANSACTION EQUAL TO OR GREATER THAN THE CONSOLIDATED NET WORTH OF THE COMPANY IMMEDIATELY PRECEDING THE TRANSACTION AND
(B) WILL, AT THE TIME OF SUCH TRANSACTION AND AFTER GIVING PRO FORMA EFFECT THERETO AS IF SUCH TRANSACTION HAD OCCURRED AT THE BEGINNING OF THE APPLICABLE FOUR-QUARTER PERIOD, BE PERMITTED TO INCUR AT LEAST $1.00 OF ADDITIONAL INDEBTEDNESS PURSUANT TO THE CONSOLIDATED LEVERAGE RATIO TEST SET FORTH IN THE FIRST PARAGRAPH OF SECTION 4.09(A).

     (B) NOTWITHSTANDING SECTION 5.01(A), BUT SUBJECT TO COMPLIANCE WITH SECTION 5.01(A)(II) (WITH RESPECT TO THE WHOLLY-OWNED RESTRICTED SUBSIDIARIES OBLIGATIONS), (III), (IV), (V) AND (VI), A WHOLLY-OWNED RESTRICTED SUBSIDIARY OF THE COMPANY MAY MERGE INTO THE COMPANY OR ANOTHER WHOLLY-OWNED RESTRICTED SUBSIDIARY OF THE COMPANY THAT IS A SUBSIDIARY GUARANTOR, PROVIDED THAT THE CAPITAL STOCK OF SUCH SURVIVING PERSON CONSTITUTES COLLATERAL. NOTWITHSTANDING THE FOREGOING, NO RESIDUAL COLLATERAL TRUST MAY BE SOLD, MERGED OR OTHERWISE CONSOLIDATED WITH ANY OTHER ENTITY.]

SECTION 5.02   Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company [ delete: IN ACCORDANCE WITH SECTION 5.01 HEREOF], the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company) and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes [delete:
     EXCEPT IN THE CASE OF A SALE OF ALL OF THE COMPANY'S ASSETS THAT MEET THE REQUIREMENTS OF SECTION 5.01 HEREOF.]

SECTION 6.01   Events Of Default.

     [delete: (C) THE COMPANY ON ANY RESTRICTED SUBSIDIARY DEFAULTS IN THE PAYMENT OF INTEREST OR PRINCIPAL UNDER ANY OF THE WAREHOUSE FACILITY (WHETHER DUE AT MATURITY, BY ACCELERATION OR OTHERWISE) AND SUCH DEFAULT CONTINUES BEYOND THE GRACE PERIOD (IF ANY) PROVIDED IN THE APPLICABLE WAREHOUSE FACILITY;

     (D) THE COMPANY FAILS TO COMPLY WITH ANY OF THE PROVISIONS OF SECTION 4.07, 4.09, 4.11, 4.15, 4.17, 4.18, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27 OR 5.01
HEREOF;

     (E) THE COMPANY FAILS TO OBSERVE OR PERFORM ANY OTHER COVENANT, REPRESENTATION, WARRANTY OR OTHER AGREEMENT IN THIS INDENTURE OR THE SENIOR NOTES AND SUCH FAILURE TO OBSERVE OR PERFORM REMAINS UNCURED FOR 30 DAYS (OR, IF THE COMPANY HAS FAILED TO NOTIFY THE HOLDERS OF A DEFAULT OR AN EVENT OF DEFAULT AS REQUIRED BY SECTION 4.28, THAT NUMBER OF DAYS EQUAL TO 30 DAYS MINUS THE NUMBER OF DAYS DURING WHICH THE COMPANY IS IN DEFAULT OF ITS OBLIGATION UNDER
SECTION 4.28) AFTER NOTICE TO THE COMPANY BY THE TRUSTEE OR THE HOLDERS OR BENEFICIAL HOLDERS OF AT LEAST 25% IN AGGREGATE PRINCIPAL AMOUNT OF THE SENIOR NOTES THEN OUTSTANDING;

     (F) A DEFAULT OCCURS UNDER ANY MORTGAGE, INDENTURE OR INSTRUMENT UNDER WHICH THERE MAY BE ISSUED OR BY WHICH THERE MAY BE SECURED OR EVIDENCED ANY INDEBTEDNESS FOR MONEY BORROWED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES (OR THE PAYMENT OF WHICH IS GUARANTEED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES), WHETHER SUCH INDEBTEDNESS OR GUARANTEE NOW EXISTS, OR IS CREATED AFTER THE DATE OF THIS INDENTURE, WHICH DEFAULT (A) IS CAUSED BY A FAILURE TO PAY PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON SUCH INDEBTEDNESS PRIOR TO THE EXPIRATION OF THE GRACE PERIOD PROVIDED IN SUCH INDEBTEDNESS ON THE DATE OF SUCH DEFAULT (A "PAYMENT DEFAULT") OR (B) RESULTS IN THE ACCELERATION OF SUCH INDEBTEDNESS PRIOR TO ITS EXPRESS MATURITY AND, IN EACH CASE, THE PRINCIPAL AMOUNT OF ANY SUCH INDEBTEDNESS UNDER WHICH THERE HAS BEEN A PAYMENT DEFAULT OR, TOGETHER WITH THE PRINCIPAL AMOUNT OF ANY OTHER SUCH INDEBTEDNESS THE MATURITY OF WHICH HAS BEEN SO ACCELERATED, AGGREGATES $5.0 MILLION OR MORE;

     (G) A FINAL JUDGMENT OR FINAL JUDGMENTS FOR THE PAYMENT OF MONEY ARE ENTERED BY A COURT OR COURTS OF COMPETENT JURISDICTION AGAINST THE COMPANY, ANY OF ITS RESTRICTED SUBSIDIARIES (OTHER THAN CONTINENTAL PROPERTY MANAGEMENT CORP.), ANY SIGNIFICANT SUBSIDIARY OR ANY GROUP OF SUBSIDIARIES THAT, TAKEN AS A WHOLE, WOULD CONSTITUTE A SIGNIFICANT SUBSIDIARY AND SUCH JUDGMENT OR JUDGMENTS REMAIN UNDISCHARGED FOR A PERIOD (DURING WHICH EXECUTION SHALL NOT BE EFFECTIVELY STAYED) OF 60 DAYS, PROVIDED THAT THE AGGREGATE OF ALL SUCH UNDISCHARGED JUDGMENTS EXCEEDS $5.0 MILLION;

     (H) THE COMPANY, ANY OF ITS RESTRICTED SUBSIDIARIES (OTHER THAN CONTINENTAL PROPERTY MANAGEMENT CORP.), ANY OF ITS SIGNIFICANT SUBSIDIARIES OR ANY GROUP OF SUBSIDIARIES THAT, TAKEN AS A WHOLE, WOULD CONSTITUTE A SIGNIFICANT SUBSIDIARY PURSUANT TO OR WITHIN THE MEANING OF BANKRUPTCY LAW:

          (I) COMMENCES A VOLUNTARY CASE,

          (II) CONSENTS TO THE ENTRY OF AN ORDER FOR RELIEF AGAINST IT IN AN INVOLUNTARY CASE,

          (III) CONSENTS TO THE APPOINTMENT OF A CUSTODIAN OF IT OR FOR ALL OR SUBSTANTIALLY ALL OF ITS PROPERTY, OR

          (IV) MAKES A GENERAL ASSIGNMENT FOR THE BENEFIT OF ITS CREDITORS,

     (I) A COURT OF COMPETENT JURISDICTION ENTERS AN ORDER OR DECREE UNDER ANY BANKRUPTCY LAW THAT:

          (1) GRANTS RELIEF IN AN INVOLUNTARY CASE AGAINST THE COMPANY, ANY OF ITS RESTRICTED SUBSIDIARIES, ANY OF ITS SIGNIFICANT SUBSIDIARIES OR ANY GROUP OF SUBSIDIARIES THAT, TAKEN AS A WHOLE, WOULD CONSTITUTE A SIGNIFICANT SUBSIDIARY THAT RESULTS IN SUCH ENTITY OR ENTITIES BECOMING A DEBTOR OR DEBTORS UNDER THE BANKRUPTCY LAW;

          (2) APPOINTS A CUSTODIAN OF THE COMPANY, ANY OF ITS RESTRICTED SUBSIDIARIES, ANY OF ITS SIGNIFICANT SUBSIDIARIES OR ANY GROUP OF SUBSIDIARIES THAT, TAKEN AS A WHOLE, WOULD CONSTITUTE A SIGNIFICANT SUBSIDIARY OR FOR ALL OR SUBSTANTIALLY ALL OF THE PROPERTY OF THE COMPANY OR ANY OF ITS SIGNIFICANT SUBSIDIARIES OR ANY GROUP OF SUBSIDIARIES THAT, TAKEN AS A WHOLE, WOULD CONSTITUTE A SIGNIFICANT SUBSIDIARY; OR

          (3) ORDERS THE LIQUIDATION OF THE COMPANY, ANY OF ITS RESTRICTED SUBSIDIARIES, ANY OF ITS SIGNIFICANT SUBSIDIARIES OR ANY GROUP OF SUBSIDIARIES THAT, TAKEN AS A WHOLE, WOULD CONSTITUTE A SIGNIFICANT SUBSIDIARY;

     (J) ANY SUBSIDIARY GUARANTEE, COLLATERAL AGREEMENT OR RELATED AGREEMENT SHALL BE HELD IN ANY JUDICIAL PROCEEDING TO BE INVALID OR UNENFORCEABLE OR SHALL CEASE FOR ANY REASON TO BE IN FULL FORCE AND EFFECT OR THE COMPANY OR ANY SUBSIDIARY GUARANTOR OR ANY PERSON ACTING ON BEHALF OF THE COMPANY OR ANY SUBSIDIARY GUARANTOR SHALL DENY OR DISAFFIRM ITS OBLIGATIONS UNDER ITS SUBSIDIARY GUARANTEE, ANY COLLATERAL AGREEMENT OR RELATED AGREEMENT; OR

     (K) THE COMPANY OR ANY RESTRICTED SUBSIDIARY FAILS TO OBSERVE OR PERFORM ANY MATERIAL COVENANT, REPRESENTATION, WARRANTY OR AGREEMENT IN ANY COLLATERAL AGREEMENT OR ANY RELATED AGREEMENT FOR 15 DAYS AFTER NOTICE TO THE COMPANY BY THE TRUSTEE, THE COLLATERAL AGENT, THE WARRANT AGENT, THE OWNER TRUSTEE, THE ADMINISTRATOR, THE BACK-UP SERVICER, OR HOLDERS OR BENEFICIAL HOLDERS OF AT LEAST 25% IN AGGREGATE PRINCIPAL AMOUNT OF THE SENIOR NOTES THEN OUTSTANDING; OR

     (L) THE COMPANY OR ANY OF ITS AFFILIATES FAILS IN A MATERIAL WAY TO PERFORM ANY OF THE UNDERTAKINGS SET FORTH IN THE LETTER OF INTENT ON OR BEFORE JULY 31, 2001; OR

     (M) THE COMPANY FAILS TO CONCLUDE THE EXCHANGE OFFER DESCRIBED IN THE LETTER OF INTENT ON OR BEFORE JULY 31, 2001; OR

     (N) DELTA FUNDING FAILS TO CONCLUDE THE TRANSFER OF ACTUAL SERVICING FOR THE ENTIRETY OF THE MORTGAGE LOANS UNDERLYING RESIDUAL RECEIVABLES LISTED ON
SCHEDULE 4.17(E) TO OCWEN FEDERAL BANK, FSB ON OR BEFORE JULY 31, 2001.]

SECTION 6.02   Acceleration.

          If any Event of Default [delete: (OTHER THAN AN EVENT OF DEFAULT SPECIFIED IN CLAUSE (H) OR (I) OF SECTION 6.01 HEREOF)] occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Upon any such declaration, the Senior Notes shall become due and payable immediately. [delete: NOTWITHSTANDING THE FOREGOING, IF AN EVENT OF DEFAULT SPECIFIED IN CLAUSE (H) OR (I) OF SECTION
     6.01 HEREOF OCCURS, ALL OUTSTANDING SENIOR NOTES SHALL BE DUE AND PAYABLE IMMEDIATELY WITHOUT FURTHER ACTION OR NOTICE. THE HOLDERS OF A MAJORITY IN AGGREGATE PRINCIPAL AMOUNT OF THE THEN OUTSTANDING SENIOR NOTES BY WRITTEN NOTICE TO THE TRUSTEE MAY ON BEHALF OF ALL OF THE HOLDERS RESCIND AN ACCELERATION AND ITS CONSEQUENCES IF THE RESCISSION WOULD NOT CONFLICT WITH ANY JUDGMENT OR DECREE AND IF ALL EXISTING EVENTS OF DEFAULT (EXCEPT NONPAYMENT OF PRINCIPAL, INTEREST OR PREMIUM THAT HAS BECOME DUE SOLELY BECAUSE OF THE ACCELERATION) HAVE BEEN CURED OR WAIVED.]

SECTION 10.01  Purposes for Which Meetings May Be Called.

     [delete: A MEETING OF HOLDERS MAY BE CALLED AT ANY TIME AND FROM TIME TO TIME PURSUANT TO THE PROVISIONS OF THIS ARTICLE TEN FOR ANY OF THE FOLLOWING
PURPOSES:

     (A) TO GIVE ANY NOTICE TO THE COMPANY OR TO THE TRUSTEE, OR TO GIVE ANY DIRECTIONS TO THE TRUSTEE, OR TO WAIVE OR TO CONSENT TO THE WAIVING OF ANY DEFAULT OR EVENT OF DEFAULT HEREUNDER AND ITS CONSEQUENCES, OR TO TAKE ANY OTHER ACTION AUTHORIZED TO BE TAKEN BY HOLDERS PURSUANT TO ANY OF THE PROVISIONS OF ARTICLE SIX;

     (B) TO REMOVE THE TRUSTEE OR APPOINT A SUCCESSOR TRUSTEE PURSUANT TO THE PROVISIONS OF ARTICLE SEVEN;

     (C) TO CONSENT TO AN AMENDMENT, SUPPLEMENT OR WAIVER PURSUANT TO THE PROVISIONS OF SECTION 9.02; OR

     (D) TO TAKE ANY OTHER ACTION (I) AUTHORIZED TO BE TAKEN BY OR ON BEHALF OF THE HOLDERS OF ANY SPECIFIED AGGREGATE PRINCIPAL AMOUNT OF THE SENIOR NOTES UNDER ANY OTHER PROVISION OF THIS INDENTURE, OR AUTHORIZED OR PERMITTED BY LAW OR (II) WHICH THE TRUSTEE DEEMS NECESSARY OR APPROPRIATE IN CONNECTION WITH THE ADMINISTRATION OF THIS INDENTURE.]

SECTION 10.02  Manner of Calling Meetings.

     [delete: THE TRUSTEE MAY AT ANY TIME CALL A MEETING OF HOLDERS TO TAKE ANY ACTION SPECIFIED IN SECTION 10.01, TO BE HELD AT SUCH TIME AND AT SUCH PLACE IN THE CITY OF NEW YORK, NEW YORK OR ELSEWHERE AS THE TRUSTEE SHALL DETERMINE. NOTICE OF EVERY MEETING OF HOLDERS, SETTING FORTH THE TIME AND PLACE OF SUCH MEETING AND IN GENERAL TERMS THE ACTION PROPOSED TO BE TAKEN AT SUCH MEETING, SHALL BE MAILED BY THE TRUSTEE, FIRST-CLASS POSTAGE PREPAID, TO THE COMPANY AND TO THE HOLDERS AT THEIR LAST ADDRESSES AS THEY SHALL APPEAR ON THE REGISTRATION BOOKS OF THE REGISTRAR NOT LESS THAN 10 NOR MORE THAN 60 DAYS PRIOR TO THE DATE FIXED FOR A MEETING.

     ANY MEETING OF HOLDERS SHALL BE VALID WITHOUT NOTICE IF THE HOLDERS OF ALL SENIOR NOTES THEN OUTSTANDING ARE PRESENT IN PERSON OR BY PROXY, OR IF NOTICE IS WAIVED BEFORE OR AFTER THE MEETING BY THE HOLDERS OF ALL SENIOR NOTES OUTSTANDING, AND IF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE ARE EITHER PRESENT BY DULY AUTHORIZED REPRESENTATIVES OR HAVE, BEFORE OR AFTER THE MEETING, WAIVED NOTICE.]

SECTION 10.03  Call of Meetings by the Company or Holders.

     [delete: IN CASE AT ANY TIME THE COMPANY, PURSUANT TO A BOARD RESOLUTION OR THE HOLDERS OF NOT LESS THAN 10% IN AGGREGATE PRINCIPAL AMOUNT OF THE SENIOR NOTES THEN OUTSTANDING SHALL HAVE REQUESTED THE TRUSTEE TO CALL A MEETING OF HOLDERS TO TAKE ANY ACTION SPECIFIED IN SECTION 10.01, BY WRITTEN REQUEST SETTING FORTH IN REASONABLE DETAIL THE ACTION PROPOSED TO BE TAKEN AT THE MEETING, AND THE TRUSTEE SHALL NOT HAVE MAILED THE NOTICE OF SUCH MEETING WITHIN 20 DAYS AFTER RECEIPT OF SUCH REQUEST, THEN THE COMPANY OR THE HOLDERS OF SENIOR NOTES IN THE AMOUNT ABOVE SPECIFIED MAY DETERMINE THE TIME AND PLACE IN THE CITY OF NEW YORK, NEW YORK OR ELSEWHERE FOR SUCH MEETING AND MAY CALL SUCH MEETING FOR THE PURPOSE OF TAKING SUCH ACTION, BY MAILING OR CAUSING TO BE MAILED NOTICE THEREOF AS PROVIDED IN SECTION 10.02.]

SECTION 10.04  Who May Attend and Vote at Meetings.

     [delete: TO BE ENTITLED TO VOTE AT ANY MEETING OF HOLDERS, A PERSON SHALL
(A) BE A REGISTERED HOLDER OF ONE OR MORE SENIOR NOTES, OR (B) BE A PERSON APPOINTED BY AN INSTRUMENT IN WRITING AS PROXY FOR THE REGISTERED HOLDER OR HOLDERS OF SENIOR NOTES. THE ONLY PERSONS WHO SHALL BE ENTITLED TO BE PRESENT OR TO SPEAK AT ANY MEETING OF HOLDERS SHALL BE THE PERSONS ENTITLED TO VOTE AT SUCH MEETING AND THEIR COUNSEL AND ANY REPRESENTATIVES OF THE TRUSTEE AND ITS COUNSEL AND ANY REPRESENTATIVES OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THEIR RESPECTIVE COUNSEL.]

SECTION 10.05 Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.

     [delete: NOTWITHSTANDING ANY OTHER PROVISION OF THIS INDENTURE, THE TRUSTEE MAY MAKE SUCH REASONABLE REGULATIONS AS IT MAY DEEM ADVISABLE FOR ANY ACTION BY OR ANY MEETING OF HOLDERS, IN REGARD TO PROOF OF THE HOLDING OF SENIOR NOTES AND OF THE APPOINTMENT OF PROXIES, AND IN REGARD TO THE APPOINTMENT AND DUTIES OF INSPECTORS OF VOTES, AND SUBMISSION AND EXAMINATION OF PROXIES, CERTIFICATES AND OTHER EVIDENCE OF THE RIGHT TO VOTE, AND SUCH OTHER MATTERS CONCERNING THE CONDUCT OF THE MEETING AS IT SHALL THINK APPROPRIATE. SUCH REGULATIONS MAY FIX A RECORD DATE AND TIME FOR DETERMINING THE HOLDERS OF RECORD OF SENIOR NOTES ENTITLED TO VOTE AT SUCH MEETING, IN WHICH CASE THOSE AND ONLY THOSE PERSONS WHO ARE HOLDERS OF SENIOR NOTES AT THE RECORD DATE AND TIME SO FIXED, OR THEIR PROXIES, SHALL BE ENTITLED TO VOTE AT SUCH MEETING WHETHER OR NOT THEY SHALL BE SUCH HOLDERS AT THE TIME OF THE MEETING.

     THE TRUSTEE SHALL, BY AN INSTRUMENT IN WRITING, APPOINT A TEMPORARY CHAIRMAN OF THE MEETING, UNLESS THE MEETING SHALL HAVE BEEN CALLED BY HOLDERS AS PROVIDED IN SECTION 10.03, IN WHICH CASE THE HOLDERS CALLING THE MEETING, AS THE CASE MAY BE, SHALL IN LIKE MANNER APPOINT A TEMPORARY CHAIRMAN. A PERMANENT CHAIRMAN AND A PERMANENT SECRETARY OF THE MEETING SHALL BE ELECTED BY VOTE OF THE HOLDERS OF A MAJORITY IN PRINCIPAL AMOUNT OF THE SENIOR NOTES REPRESENTED AT THE MEETING AND ENTITLED TO VOTE.

     AT ANY MEETING EACH HOLDER OR PROXY SHALL BE ENTITLED TO ONE VOTE FOR EACH $1,000 PRINCIPAL AMOUNT OF SENIOR NOTES HELD OR REPRESENTED BY HIM; PROVIDED, HOWEVER, THAT NO VOTE SHALL BE CAST OR COUNTED AT ANY MEETING IN RESPECT OF ANY SENIOR NOTES CHALLENGED AS NOT OUTSTANDING AND RULED BY THE TRUSTEE TO BE NOT OUTSTANDING. THE CHAIRMAN MAY ADJOURN ANY SUCH MEETING IF HE IS UNABLE TO DETERMINE WHETHER ANY HOLDER OR PROXY SHALL BE ENTITLED TO VOTE AT SUCH MEETING. THE CHAIRMAN OF THE MEETING SHALL HAVE NO RIGHT TO VOTE OTHER THAN BY VIRTUE OF SENIOR NOTES HELD BY HIM OR INSTRUMENTS IN WRITING AS AFORESAID DULY DESIGNATING HIM AS THE PROXY TO VOTE ON BEHALF OF OTHER HOLDERS. ANY MEETING OF HOLDERS DULY CALLED PURSUANT TO THE PROVISIONS OF SECTION 10.02 OR SECTION 10.03 MAY BE ADJOURNED FROM TIME TO TIME BY VOTE OF THE HOLDERS OF A MAJORITY IN AGGREGATE PRINCIPAL AMOUNT OF THE SENIOR NOTES REPRESENTED AT THE MEETING AND ENTITLED TO VOTE, AND THE MEETING MAY BE HELD AS SO ADJOURNED WITHOUT FURTHER NOTICE.]

SECTION 10.06  Voting at the Meeting and Record to Be Kept.

     [delete: THE VOTE UPON ANY RESOLUTION SUBMITTED TO ANY MEETING OF HOLDERS SHALL BE BY WRITTEN BALLOTS ON WHICH SHALL BE SUBSCRIBED THE SIGNATURES OF THE HOLDERS OF SENIOR NOTES OR OF THEIR REPRESENTATIVES BY PROXY AND THE PRINCIPAL AMOUNT OF THE SENIOR NOTES VOTED BY THE BALLOT. THE PERMANENT CHAIRMAN OF THE MEETING SHALL APPOINT TWO INSPECTORS OF VOTES, WHO CAST PROXIES AT THE MEETING FOR OR AGAINST ANY RESOLUTION AND WHO SHALL MAKE AND FILE WITH THE SECRETARY OF THE MEETING THEIR VERIFIED WRITTEN REPORTS IN DUPLICATE OF ALL VOTES CAST AT THE MEETING. A RECORD IN DUPLICATE OF THE PROCEEDINGS OF EACH MEETING OF THE HOLDERS SHALL BE PREPARED BY THE SECRETARY OF THE MEETING AND THERE SHALL BE ATTACHED TO SUCH RECORD THE ORIGINAL REPORTS OF THE INSPECTORS OF VOTES ON ANY VOTE BY BALLOT TAKEN THEREAT AND AFFIDAVITS BY ONE OR MORE PERSONS HAVING KNOWLEDGE OF THE FACTS, SETTING FORTH A COPY OF THE NOTICE OF THE MEETING AND SHOWING THAT SUCH NOTICE WAS MAILED AS PROVIDED IN SECTION 10.02 OR SECTION 10.03. THE RECORD SHALL BE SIGNED AND VERIFIED BY THE AFFIDAVITS OF THE PERMANENT CHAIRMAN AND THE SECRETARY OF THE MEETING AND ONE OF THE DUPLICATES SHALL BE DELIVERED TO THE COMPANY AND THE OTHER TO THE TRUSTEE TO BE PRESERVED BY THE TRUSTEE, THE LATTER TO HAVE ATTACHED THERETO THE BALLOTS VOTED AT THE MEETING.

     ANY RECORD SO SIGNED AND VERIFIED SHALL BE CONCLUSIVE EVIDENCE OF THE MATTERS THEREIN STATED.]

SECTION 10.07 Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.

     [delete: NOTHING CONTAINED IN THIS ARTICLE TEN SHALL BE DEEMED OR CONSTRUED TO AUTHORIZE OR PERMIT, BY REASON OF ANY CALL OF A MEETING OF HOLDERS OR ANY RIGHTS EXPRESSLY OR IMPLIEDLY CONFERRED HEREUNDER TO MAKE SUCH CALL, ANY HINDRANCE OR DELAY IN THE EXERCISE OF ANY RIGHT OR RIGHTS CONFERRED UPON OR RESERVED TO THE TRUSTEE OR TO THE HOLDERS UNDER ANY OF THE PROVISIONS OF THIS INDENTURE OR OF THE SENIOR NOTES.]

SECTION 12.01  Collateral Agreements.

     [delete: THE DUE AND PUNCTUAL PAYMENT OF THE PRINCIPAL OF AND INTEREST ON THE SENIOR NOTES WHEN AND AS THE SAME SHALL BE DUE AND PAYABLE, WHETHER ON AN INTEREST PAYMENT DATE, AT MATURITY, BY ACCELERATION, REPURCHASE, REDEMPTION OR OTHERWISE, AND INTEREST ON THE OVERDUE PRINCIPAL OF AND INTEREST (TO THE EXTENT PERMITTED BY LAW), IF ANY, ON THE SENIOR NOTES AND PERFORMANCE OF ALL OTHER OBLIGATIONS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS TO THE HOLDERS OF SENIOR NOTES OR THE TRUSTEE UNDER THIS INDENTURE, THE SENIOR NOTES, THE SUBSIDIARY GUARANTEES AND THE RELATED AGREEMENTS, ACCORDING TO THE TERMS HEREUNDER OR THEREUNDER, SHALL BE SECURED AS PROVIDED IN THE COLLATERAL AGREEMENTS WHICH THE COMPANY AND CERTAIN SUBSIDIARIES HAVE ENTERED INTO SIMULTANEOUSLY WITH THE EXECUTION OF THIS INDENTURE. EACH HOLDER OF SENIOR NOTES, BY ITS ACCEPTANCE THEREOF, CONSENTS AND AGREES TO THE TERMS OF THE COLLATERAL AGREEMENTS AS THE SAME MAY BE IN EFFECT OR MAY BE AMENDED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS AND AUTHORIZES AND DIRECTS THE COLLATERAL AGENT TO ENTER INTO THE COLLATERAL AGREEMENTS AND TO PERFORM ITS OBLIGATIONS AND EXERCISE ITS RIGHTS THEREUNDER IN ACCORDANCE THEREWITH. THE COLLATERAL AGENT AGREES THAT IT WILL NOT CONSENT TO ANY ACTION OR PROPOSED ACTION UNDER ANY OF THE RELATED AGREEMENTS (EXCEPT WITH RESPECT TO THE RELEASE OF THE REMAINING INTEREST AS PROVIDED IN SECTION 12.03) WITHOUT OBTAINING THE PRIOR CONSENT OF THE HOLDERS OR BENEFICIAL HOLDERS OF A MAJORITY OF THE PRINCIPAL AMOUNT OF THE THEN OUTSTANDING SENIOR NOTES. THE COMPANY SHALL DELIVER TO THE TRUSTEE COPIES OF ALL DOCUMENTS DELIVERED TO THE COLLATERAL AGENT PURSUANT TO THE COLLATERAL AGREEMENTS, AND SHALL DO OR CAUSE TO BE DONE ALL SUCH ACTS AND THINGS AS MAY BE NECESSARY OR PROPER, OR AS MAY BE REQUIRED BY THE PROVISIONS OF THE COLLATERAL AGREEMENTS, TO ASSURE AND CONFIRM TO THE TRUSTEE AND THE COLLATERAL AGENT THE SECURITY INTEREST IN THE COLLATERAL, BY THE COLLATERAL AGREEMENTS OR ANY PART THEREOF, AS FROM TIME TO TIME CONSTITUTED, SO AS TO RENDER THE SAME AVAILABLE FOR THE SECURITY AND BENEFIT OF THIS INDENTURE AND OF THE SENIOR NOTES SECURED HEREBY, ACCORDING TO THE INTENT AND PURPOSES HEREIN EXPRESSED. THE COMPANY AND THE SUBSIDIARY GUARANTORS SHALL TAKE, AND THE COMPANY SHALL CAUSE ITS SUBSIDIARIES TO TAKE, UPON REQUEST OF THE TRUSTEE OR COLLATERAL AGENT, ANY AND ALL ACTIONS REASONABLY REQUIRED TO CAUSE THE COLLATERAL AGREEMENTS TO CREATE AND MAINTAIN, AS SECURITY FOR THE GUARANTEED OBLIGATIONS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS HEREUNDER, A VALID AND ENFORCEABLE PERFECTED FIRST PRIORITY LIEN IN AND ON ALL THE COLLATERAL, IN FAVOR OF THE COLLATERAL AGENT FOR THE BENEFIT OF THE HOLDERS OF SENIOR NOTES, SUPERIOR TO AND PRIOR TO THE RIGHTS OF ALL THIRD PERSONS AND SUBJECT TO NO OTHER LIENS.]

SECTION 12.02  Recording and Opinions.

     [delete: (A)   THE COMPANY SHALL FURNISH TO THE TRUSTEE SIMULTANEOUSLY
WITH THE EXECUTION AND DELIVERY OF THIS INDENTURE AN OPINION OF COUNSEL EITHER
(I) STATING THAT IN THE OPINION OF SUCH COUNSEL ALL ACTION HAS BEEN TAKEN WITH RESPECT TO THE RECORDING, REGISTERING, FILING AND PERFECTION OF THIS INDENTURE, FINANCING STATEMENTS OR OTHER INSTRUMENTS NECESSARY TO MAKE EFFECTIVE THE LIENS INTENDED TO BE CREATED BY THE COLLATERAL AGREEMENTS, OR (II) STATING THAT, IN THE OPINION OF SUCH COUNSEL, NO SUCH ACTION IS NECESSARY TO MAKE SUCH LIENS EFFECTIVE AND (III) THE DUE EXECUTION AND ENFORCEABILITY (SUBJECT TO CUSTOMARY EXCEPTIONS) OF THIS INDENTURE, THE SENIOR NOTES, THE SUBSIDIARY GUARANTEES, THE COLLATERAL AGREEMENTS AND THE RELATED AGREEMENTS.

     (B) THE COMPANY SHALL FURNISH TO THE COLLATERAL AGENT AND THE TRUSTEE ON SEPTEMBER 30 IN EACH YEAR BEGINNING WITH 2001, AN OPINION OF COUNSEL, DATED AS OF SUCH DATE, EITHER (I) (A) STATING THAT, IN THE OPINION OF SUCH COUNSEL, ACTION HAS BEEN TAKEN WITH RESPECT TO THE RECORDING, REGISTERING, FILING, PERFECTING, RE-RECORDING, RE-REGISTERING AND REFILING OF ALL SUPPLEMENTAL INDENTURES, FINANCING STATEMENTS, CONTINUATION STATEMENTS OR OTHER INSTRUMENTS OF FURTHER ASSURANCE AS IS NECESSARY TO MAINTAIN THE LIENS OF THE COLLATERAL AGREEMENTS, AND (B) STATING THAT, BASED ON RELEVANT LAWS AS IN EFFECT ON THE DATE OF SUCH OPINION OF COUNSEL, ALL FINANCING STATEMENTS AND CONTINUATION STATEMENTS HAVE BEEN EXECUTED AND FILED THAT ARE NECESSARY AS OF SUCH DATE AND DURING THE SUCCEEDING 12 MONTHS FULLY TO PRESERVE AND PROTECT, TO THE EXTENT SUCH PROTECTION AND PRESERVATION ARE POSSIBLE BY FILING, THE RIGHTS OF THE HOLDERS OF SENIOR NOTES AND THE COLLATERAL AGENT AND THE TRUSTEE HEREUNDER AND UNDER THE COLLATERAL AGREEMENTS WITH RESPECT TO THE SECURITY INTERESTS IN THE COLLATERAL, OR (II) STATING THAT, IN THE OPINION OF SUCH COUNSEL, NO SUCH ACTION IS NECESSARY TO MAINTAIN SUCH LIEN AND ASSIGNMENT.

     (C) THE SUBSIDIARY GUARANTORS SHALL OTHERWISE COMPLY WITH THE PROVISIONS OF TIA SECTION 314(B).]

SECTION 12.03  Release of Collateral.

     [delete: (A) SUBJECT TO SUBSECTIONS (B) AND (C) OF THIS SECTION 12.03, WITH THE CONSENT OF THE HOLDERS OF A MAJORITY IN AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING SENIOR NOTES, COLLATERAL MAY BE RELEASED FROM THE LIEN AND SECURITY INTEREST CREATED BY THE COLLATERAL AGREEMENTS. SUCH CONSENT SHALL NOT BE REQUIRED WITH RESPECT TO THE RELEASE OF THE REMAINING EARNINGS IN ACCORDANCE WITH THE TERMS OF THE ESCROW AGREEMENT.

     (B) AT ANY TIME WHEN A DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING AND THE MATURITY OF THE SENIOR NOTES SHALL HAVE BEEN ACCELERATED (WHETHER BY DECLARATION OR OTHERWISE) AND THE TRUSTEE SHALL HAVE DELIVERED A NOTICE OF ACCELERATION TO THE COLLATERAL AGENT, NO RELEASE OF COLLATERAL PURSUANT TO THE PROVISIONS OF THE COLLATERAL AGREEMENT SHALL BE EFFECTIVE AS AGAINST THE HOLDERS OF SENIOR NOTES.

     (C) THE RELEASE OF THE REMAINING EARNINGS UNDER THE ESCROW AGREEMENT SHALL NOT BE DEEMED TO IMPAIR THE SECURITY UNDER THIS INDENTURE IN CONTRAVENTION OF THE PROVISIONS HEREOF IF AND TO THE EXTENT THE REMAINING EARNINGS ARE RELEASED PURSUANT TO THE TERMS OF THE ESCROW AGREEMENT. TO THE EXTENT APPLICABLE, THE COMPANY SHALL CAUSE TIA SECTION 314(D) RELATING TO THE RELEASE OF PROPERTY OR SECURITIES FROM THE LIENS AND SECURITY INTEREST OF THE COLLATERAL AGREEMENTS AND RELATING TO THE SUBSTITUTION THEREFOR OF ANY PROPERTY OR SECURITIES TO BE SUBJECTED TO THE LIENS AND SECURITY INTEREST OF THE COLLATERAL AGREEMENTS TO BE COMPLIED WITH. ANY CERTIFICATE OR OPINION REQUIRED BY TIA SECTION 314(D) MAY BE MADE BY AN OFFICER OF THE COMPANY EXCEPT IN CASES WHERE TIA SECTION 314(D) REQUIRES THAT SUCH CERTIFICATE OR OPINION BE MADE BY AN INDEPENDENT PERSON, WHICH PERSON SHALL BE AN INDEPENDENT ENGINEER, APPRAISER OR OTHER EXPERT SELECTED OR APPROVED BY THE TRUSTEE AND THE COLLATERAL AGENT IN THE EXERCISE OF REASONABLE CARE.]

SECTION 12.04  Certificates of the Company.

     [delete: THE COMPANY SHALL FURNISH TO THE TRUSTEE AND THE COLLATERAL AGENT, PRIOR TO EACH PROPOSED RELEASE OF COLLATERAL IN ACCORDANCE WITH THE TERMS HEREOF
(I) ALL DOCUMENTS REQUIRED BY TIA SECTION 314(D) AND (II) AN OPINION OF COUNSEL, WHICH MAY BE RENDERED BY INTERNAL COUNSEL TO THE COMPANY, TO THE EFFECT THAT SUCH ACCOMPANYING DOCUMENTS CONSTITUTE ALL DOCUMENTS REQUIRED BY TIA SECTION 314(D). THE TRUSTEE MAY, TO THE EXTENT PERMITTED BY SECTIONS 7.01 AND 7.02 HEREOF, ACCEPT AS CONCLUSIVE EVIDENCE OF COMPLIANCE WITH THE FOREGOING PROVISIONS THE APPROPRIATE STATEMENTS CONTAINED IN SUCH DOCUMENTS AND SUCH OPINION OF COUNSEL.]

SECTION 12.05  Certificates of the Trustee.

     [delete: IN THE EVENT THAT THE COMPANY WISHES TO RELEASE COLLATERAL AND HAS OBTAINED THE CONSENT OF THE HOLDERS OF A MAJORITY IN AGGREGATE PRINCIPAL AMOUNT OF THE OUTSTANDING SENIOR NOTES (OTHER THAN THE REMAINING EARNINGS IN ACCORDANCE WITH THE ESCROW AGREEMENT AS TO WHICH NO CONSENT IS REQUIRED) AND HAS DELIVERED THE CERTIFICATES AND DOCUMENTS REQUIRED BY SUCH COLLATERAL AGREEMENTS AND SECTIONS 12.03 AND 12.04 HEREOF, THE TRUSTEE SHALL DETERMINE WHETHER IT HAS RECEIVED ALL DOCUMENTATION REQUIRED BY TIA SECTION 314(D) IN CONNECTION WITH SUCH RELEASE AND, BASED ON SUCH DETERMINATION AND THE OPINION OF COUNSEL DELIVERED PURSUANT TO SECTION 12.04(II), SHALL DELIVER A CERTIFICATE TO THE COLLATERAL AGENT SETTING FORTH SUCH DETERMINATION.]

SECTION 12.06 Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

     [delete: THE TRUSTEE IS AUTHORIZED TO RECEIVE ANY FUNDS FOR THE BENEFIT OF THE HOLDERS OF SENIOR NOTES DISTRIBUTED UNDER THE COLLATERAL AGREEMENTS, AND TO MAKE FURTHER DISTRIBUTIONS OF SUCH FUNDS TO THE HOLDERS OF SENIOR NOTES ACCORDING TO THE PROVISIONS OF THIS INDENTURE.]

SECTION 12.07. Termination of Security Interest.

     [delete: UPON THE PAYMENT IN FULL OF ALL OBLIGATIONS OF THE COMPANY UNDER THIS INDENTURE AND THE SENIOR NOTES, OR UPON LEGAL DEFEASANCE IN ACCORDANCE WITH
SECTION 8.02, THE TRUSTEE SHALL, AT THE REQUEST OF THE COMPANY, DELIVER A CERTIFICATE TO THE COLLATERAL AGENT STATING THAT SUCH OBLIGATIONS HAVE BEEN PAID IN FULL, AND INSTRUCT THE COLLATERAL AGENT TO RELEASE THE LIENS PURSUANT TO THIS INDENTURE AND THE COLLATERAL AGREEMENTS.]

If the proposed amendments become effective, certain defined terms and other provisions contained in the indentures and the guarantees undertaken by certain subsidiaries of Delta will be amended, deleted or renumbered as is appropriate in light of the deletions and amendments described above.



                           CTS HOME EQUITY LOAN TRUST
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1994-2

                         STATEMENT TO CERTIFICATEHOLDERS

Statements are available online at http://www-apps.gis.deutsche-bank.com/invr.
Statement posting begins 7:00 PM Eastern time the business day prior to distribution.

                            DISTRIBUTIONS IN DOLLARS

                         PRIOR                                                                    CURRENT
          ORIGINAL      PRINCIPAL                                          REALIZED   DEFERRED    PRINCIPAL
CLASS    FACE VALUE      BALANCE     INTEREST     PRINCIPAL     TOTAL       LOSSES    INTEREST     BALANCE

A      60,000,000.00   7,410,462.39   51,317.45   239,506.92   290,824.37    0.00      0.00     7,170,955.47
S               0.00           0.00        0.00         0.00         0.00    0.00      0.00             0.00
R               0.00           0.00   53,477.72         0.00    53,477.72    0.00      0.00             0.00


TOTALS 60,000,000.00   7,410,462.39  104,795.17   239,506.92   344,302.09    0.00      0.00     7,170,955.47

                             FACTOR INFORMATION PER $1000 OF ORIGINAL FACE
                                                                                   PASS-THROUGH
                   PRIOR                                            CURRENT          RATES
                   PRINCIPAL                                       PRINCIPAL
CLASS     CUSIP    BALANCE      INTEREST    PRINCIPAL   TOTAL        BALANCE      CURRENT      NEXT

A                  123.507707   0.855291    3.991782   4.847073     119.515925   8.310000%   8.310000%
S                    0.000000   0.000000    0.000000   0.000000       0.000000   0.000000%   0.000000%
R                    0.000000   0.891295    0.000000   0.891295       0.000000   0.000000%   0.000000%




SELLER:               Delta Funding Corporation/Contitrade Services Corporation ADMINISTRATOR:
SERVICER:                      Delta Funding Corporation
LEAD UNDERWRITER:          Contitrade Services Corporation
RECORD DATE:                      February 28, 2001
DISTRIBUTION DATE:                March 26, 2001                          FACTOR INFORMATION:


                                 Richard Vieta
                                 Deutsche Bank
                            1761 E. St. Andrew Place
                              Santa Ana, CA 92705
                                 (800) 735-7777

                           CTS HOME EQUITY LOAN TRUST
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1994-2

                         STATEMENT TO CERTIFICATEHOLDERS


Distribution Date:             March 26, 2001

TOTAL DISTRIBUTION AMOUNT:                                         344,302.09
TOTAL PRINCIPAL DISTRIBUTION:                                      239,506.92
SCHEDULED PRINCIPAL:                                                19,949.27
PRINCIPAL PREPAYMENTS:                                             251,697.25
OVERCOLLATERALIZATION INCREASE AMOUNT:                                   0.00
TOTAL INTEREST DISTRIBUTION:                                       104,795.17

INSURED PAYMENT INCLUDED IN CURRENT DISTRIBUTION:                        0.00

CURRENT REALIZED LOSSES:                                            (7,981.41)

SUBSTITUTION SHORTFALL AMOUNTS:                                          0.00

CUMULATIVE NUMBER OF LIQUIDATED LOANS:                                     37
CUMULATIVE PRINCIPAL BALANCE OF LIQUIDATED LOANS:                3,324,653.47

CUMULATIVE REALIZED LOSSES:                                      1,550,301.55
AS OF PERCENTAGE OF MAXIMUM COLLATERAL BALANCE:                      2.58384%



OVERCOLLATERALIZATION REDUCTION AMOUNT:                             32,139.60

OVERCOLLATERALIZATION DEFICIT:                                           0.00

OVERCOLLATERALIZATION DEFICIENCY AMOUNT:                                 0.00

OVERCOLLATERALIZED AMOUNT:                                         673,514.95

MONTHLY EXCESS SPREAD:                                              21,338.12



PRE-FUNDING AMOUNT DISTRIBUTED TO CLASS A CERTIFICATES:                  0.00

REMAINING PRE-FUNDING ACCOUNT BALANCE:                                   0.00



WEIGHTED AVERAGE MORTGAGE RATE:                                    11.605000%

WEIGHTED AVERAGE REMAINING TERM OF MORTGAGE LOANS:                        126

NUMBER OF MORTGAGE LOANS OUTSTANDING:                                     134

SUM OF PRINCIPAL BALANCES OF THREE LARGEST MORTGAGE LOANS:         578,874.87

                           CTS HOME EQUITY LOAN TRUST
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1994-2

                         STATEMENT TO CERTIFICATEHOLDERS


Distribution Date:             March 26, 2001

DELINQUENCY &                                                                                    LOANS
FORECLOSURE                                                  30 -59       60 -89     90 +          IN
INFORMATION                                                   DAYS         DAYS       DAYS      FORECLOSURE
PRINCIPAL BALANCE                                          602,048.13      0.00     873,601.27   491,959.26
NUMBER OF LOANS                                                     7         0             12            8
Note:  Quantity and Principal Balance of Foreclosures
       are Included in the Delinquency Figures.


NUMBER OF LOANS IN BANKRUPTCY PROCEEDINGS:                                                                8
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS:                                            755,266.11

NUMBER OF REO PROPERTIES:                                                                                 3
PRINCIPAL BALANCE OF REO PROPERTIES:                                                             248,923.64
BOOK VALUE OF REO PROPERTIES:                                                                    373,498.88
REO PROPERTY PRINCIPAL BALANCE AS A PERCENT OF TOTAL COLLATERAL AMOUNT:                            3.070048%


ADDITIONAL REO INFORMATION:                                                        (SEE ATTACHMENTS, IF ANY)

ADDITIONAL FORECLOSURE INFORMATION:                                                (SEE ATTACHMENTS, IF ANY)


CURRENT CLASS A INTEREST SHORTFALL:                                                                    0.00
CURRENT CLASS S INTEREST SHORTFALL:                                                                    0.00

                           CTS HOME EQUITY LOAN TRUST
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1994-2

                         STATEMENT TO CERTIFICATEHOLDERS


Distribution Date:             March 26, 2001


REO PROPERTIES

STATED PRINCIPAL BALANCE:(as of record date)                   $248,923.64
PERCENTAGE OF POOL BALANCE                                          3.1732%
NUMBER OF LOANS:                                                         3
PERCENTAGE OF LOANS                                                   2.23

  REO PROPERTIES:                             TOTAL NUMBER:                 3


                                                            UNREIMBURSED
            ACQUISITION                            CURRENT   DELINQUENCY   COST OF     SERVICING
LOAN NUMBER     DATE      BALANCE    BOOK VALUE   APPRAISAL   ADVANCES     DISPOSAL     ADVANCES
-----------     ----      -------    ----------   ---------   --------     --------     --------

3100171416              $127,219.61 $187,140.86                           $14,000.00    $454.46
2900015559    05/14/00   $32,374.88  $48,156.71   $85,000.00  $7,717.53   $9,600.00    $8,644.29
3100179435    12/14/98   $89,329.15 $138,201.31  $150,000.00 $53,696.38   $16,850.00   $8,830.45


  NEW LIQUIDATED PROPERTIES:                   TOTAL NUMBER:                 40


    LOAN NUMBER            DATE OF LIQUIDATION         BALANCE           REALIZED LOSS
     -----------           -------------------         -------           -------------
     2100001821               02/16/01               $138,000.00           $2,790.00
     2900015559               02/15/01                $32,374.88         ($10,809.37)
                                                                              $37.96

                           CTS HOME EQUITY LOAN TRUST
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1994-2

                         STATEMENT TO CERTIFICATEHOLDERS


Distribution Date:             March 26, 2001

FORECLOSURE PROPERTIES

STATED PRINCIPAL BALANCE:(as of record date)            $491,959.26
PERCENTAGE OF POOL BALANCE                                   6.2714%
NUMBER OF LOANS:                                                  9
PERCENTAGE OF LOANS                                          6.7164%

FORECLOSURE LOANS (xvi):                               TOTAL NUMBER:       9

  LOAN NUMBER    ACTUAL BALANCE    ORIGINAL LTV     CURRENT LTV   PAID TO DATE
  -----------    --------------    ------------    -----------    ------------
   700001027         129,863.12        70%              69%         01-Aug-00
  2100001821               0.00        51%                          01-Mar-01
  2900015724          48,000.00        41%              41%         01-Jul-00
  3100169188          44,371.81        60%              58%         01-May-00
  3100171291         103,253.28        60%              54%         01-Apr-98
  3100174832          59,088.41        48%              47%         22-Jan-97
  3100175573          28,834.84        54%              44%         01-Mar-00
  3100176118          30,618.88        52%              19%         19-Nov-98
  3100176589          47,928.92        40%              80%         06-May-00


                               0.00

                      DELTA FUNDING HOME EQUITY LOAN TRUST
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1995-1

                         STATEMENT TO CERTIFICATEHOLDERS

Statements are available online at http://www-apps.gis.deutsche-bank.com/invr. Statement posting begins 7:00 PM Eastern time the business day prior to distribution.

                            DISTRIBUTIONS IN DOLLARS

                        PRIOR                                                               CURRENT
        ORIGINAL       PRINCIPAL                                     REALIZED  DEFERRED    PRINCIPAL
CLASS   FACE VALUE      BALANCE     INTEREST    PRINCIPAL    TOTAL    LOSSES   INTEREST     BALANCE

A-1    27,000,000.00          0.00       0.00       0.00       0.00   0.00     0.00           0.00
A-2    28,000,000.00          0.00       0.00       0.00       0.00   0.00     0.00           0.00
A-3     6,000,000.00          0.00       0.00       0.00       0.00   0.00     0.00           0.00
A-4    12,000,000.00  2,844,590.91  18,323.91  50,130.36  68,454.27   0.00     0.00   2,794,460.55
A-5     7,000,000.00  6,999,783.33  45,381.93       0.00  45,381.93   0.00     0.00   6,999,783.33
S               0.00          0.00   7,532.19       0.00   7,532.19   0.00     0.00           0.00
R               0.00          0.00       0.00       0.00       0.00   0.00     0.00           0.00


TOTALS 80,000,000.00  9,844,374.24  71,238.03  50,130.36 121,368.39   0.00     0.00   9,794,243.88


                         FACTOR INFORMATION PER $1000 OF ORIGINAL FACE
                                                                             PASS-THROUGH
               PRIOR                                       CURRENT              RATES
              PRINCIPAL                                    PRINCIPAL
CLASS  CUSIP   BALANCE    INTEREST  PRINCIPAL   TOTAL      BALANCE       CURRENT         NEXT

 A-1           0.000000   0.000000  0.000000   0.000000     0.000000    7.230000%      7.230000%
 A-2           0.000000   0.000000  0.000000   0.000000     0.000000    7.670000%      7.670000%
 A-3           0.000000   0.000000  0.000000   0.000000     0.000000    7.490000%      7.490000%
 A-4         237.049243   1.526993  4.177530   5.704523   232.871713    7.730000%      7.730000%
 A-5         999.969047   6.483133  0.000000   6.483133   999.969047    7.780000%      7.780000%
 S             0.000000   0.094152  0.000000   0.094152     0.000000    0.852698%         #N/A
 R             0.000000   0.000000  0.000000   0.000000     0.000000    0.000000%      0.000000%





SELLER:                    Delta Funding Corporation/Contitrade Services Corporation    ADMINISTRATOR:
SERVICER:                            Delta Funding Corporation
LEAD UNDERWRITER:                 Contitrade Services Corporation
RECORD DATE:                             February 28, 2001
DISTRIBUTION DATE:                         March 26, 2001                               FACTOR INFORMATION:



                                  Richard Vieta
                                  Deutsche Bank
                            1761 E. St. Andrew Place
                               Santa Ana, CA 92705
                                 (800) 735-7777



                      DELTA FUNDING HOME EQUITY LOAN TRUST
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1995-1

                         STATEMENT TO CERTIFICATEHOLDERS


Distribution Date:             March 26, 2001

TOTAL DISTRIBUTION AMOUNT:                                         121,368.39
TOTAL PRINCIPAL DISTRIBUTION:                                       50,130.36
  SCHEDULED PRINCIPAL:                                              22,313.13
  PRINCIPAL PREPAYMENTS:                                               803.92
  OVERCOLLATERALIZATION INCREASE AMOUNT:                            27,013.31
TOTAL INTEREST DISTRIBUTION:                                        71,238.03

INSURED PAYMENT INCLUDED IN CURRENT DISTRIBUTION:                        0.00

CURRENT REALIZED LOSSES:                                              (197.40)

SUBSTITUTION SHORTFALL AMOUNTS:                                          0.00

CUMULATIVE NUMBER OF LIQUIDATED LOANS:                                     77
CUMULATIVE PRINCIPAL BALANCE OF LIQUIDATED LOANS:                6,018,947.81

CUMULATIVE REALIZED LOSSES:                                      3,560,472.76
   AS OF PERCENTAGE OF MAXIMUM COLLATERAL BALANCE:                    4.4506%



OVERCOLLATERALIZATION REDUCTION AMOUNT:                                  0.00

OVERCOLLATERALIZATION DEFICIT:                                           0.00

OVERCOLLATERALIZATION DEFICIENCY AMOUNT:                           470,574.28

OVERCOLLATERALIZED AMOUNT:                                         782,669.39

MONTHLY EXCESS SPREAD:                                              27,013.31



PRE-FUNDING AMOUNT DISTRIBUTED TO CLASS A CERTIFICATES:                  0.00

REMAINING PRE-FUNDING ACCOUNT BALANCE:                                   0.00



WEIGHTED AVERAGE MORTGAGE RATE:                                    11.915751%

WEIGHTED AVERAGE REMAINING TERM OF MORTGAGE LOANS:                        175

NUMBER OF MORTGAGE LOANS OUTSTANDING:                                     175

SUM OF PRINCIPAL BALANCES OF THREE LARGEST MORTGAGE LOANS:         600,920.70




                      DELTA FUNDING HOME EQUITY LOAN TRUST
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1995-1

                         STATEMENT TO CERTIFICATEHOLDERS


Distribution Date:             March 26, 2001

DELINQUENCY &                                                        LOANS
FORECLOSURE                 30 -59        60 -89          90 +        IN
INFORMATION                 DAYS           DAYS           DAYS     FORECLOSURE
PRINCIPAL BALANCE        721,962.49    292,594.40     430,739.59    942,196.71
NUMBER OF LOANS                   8             4              6           10
Note: Quantity and Principal Balance of Foreclosures are Included in the Delinquency Figures.


NUMBER OF LOANS IN BANKRUPTCY PROCEEDINGS:                               14
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS:          1,056,873.28

NUMBER OF REO PROPERTIES:                                                 3
PRINCIPAL BALANCE OF REO PROPERTIES:                             149,463.45
BOOK VALUE OF REO PROPERTIES:                                          0.00
REO PROPERTY PRINCIPAL BALANCE AS A PERCENT OF TOTAL
   COLLATERAL AMOUNT:                                              1.413110%


ADDITIONAL REO INFORMATION:                          (SEE ATTACHMENTS, IF ANY)

ADDITIONAL FORECLOSURE INFORMATION:                  (SEE ATTACHMENTS, IF ANY)

CURRENT CLASS A INTEREST SHORTFALL:                                    0.00
CURRENT CLASS S INTEREST SHORTFALL:                                    0.00


BEGINNING COLLATERAL BALANCE                                  10,600,030.33
ENDING COLLATERAL BALANCE                                     10,576,913.28

Delta Funding Corporation
Home Equity Loan Trust
Series 95-2


                                              DISTRIBUTION DATE      4/25/01

             THE AVAILABLE FUNDS
             -------------------
5.05 (i)     Principal                                              $396,680.03
             Interest                                               $245,702.26

5.05 (ii)

             CUSIP         BEGINNING    CERTIFICATE     INTEREST         PRINCIPAL
   CLASS     24763L        BALANCE      RATE            DISTRIBUTION    DISTRIBUTION       ENDING BALANCE
   ------    ------------------------ -------------- ----------------    ------------       --------------
 Class A-1       AA8          $0.00         6.64%         $0.00           $0.00               $0.00
 Class A-2       AB6          $0.00         6.57%         $0.00           $0.00               $0.00
 Class A-3       AC4      $1,311,360.36     6.81%       $7,441.97      $307,819.64         $1,003,540.72
 Class A-4       AD2      $11,297,000.00    7.21%       $67,876.14        $0.00           $11,297,000.00
 Class A-5       AE0      $12,143,427.06    7.10%       $71,848.61      $47,356.87        $12,096,070.20
  Class S                 $24,751,787.42    1.17%       $24,033.14         N/A            $24,396,610.91
   TOTALS                 $24,751,787.42               $171,199.86     $355,176.51        $24,396,610.91

5.05 (iii)   The number and Principal Balances of all Mortgage Loans                                7
             that were subject to Principal Prepayments during the Due Period             $272,897.71
             Net Liquidation Proceeds                                                      $63,192.67

5.05 (iv)    The amount of all Curtailments that were received during the                       $0.00
             Due Period

5.05 (v)     The principal portion of all Monthly Payments received                        $61,371.88
             during the Due Period

5.05 (vi)    The interest portion of all Monthly Payments received on                      $97,419.26
             the Mortgage Loans during the Due Period

5.05 (vii)   The amount of the Monthly Advances and the Compensating Interest             $152,734.87
             payments to be made on the Determination Date                                  $1,356.75


                                                           NUMBER        PERCENT        PRINCIPAL BALANCE
                                                           ------        -------        -----------------
5.05 (viii)  Delinquent Mortgage Loans :
                                          30 TO 59 DAYS     18          4.057614%         $1,133,641.40
                                          60 TO 89 DAYS     11          2.790233%           $779,552.71
                                          90 PLUS DAYS      14          3.165545%           $884,409.74
                                          FORECLOSURE       32          7.821417%         $2,185,196.31
                                                 REO        16          4.231417%         $1,182,199.76

         *NOTE THAT 30, 60, AND 90 DAYS DOES NOT INCLUDE REO OR FORECLOSURE

  5.05 (x)   The amount of any Insured Payments                                                     $0.00

 5.05 (xi)   The amount distributed to the Class R Certificateholder                          $112,834.94

 5.05 (xii)  The Aggregate Principal Balance of the Mortgage Loans (Before Distribution)   $28,338,892.57
             The Aggregate Principal Balance of the Mortgage Loans (After Distribution)    $27,938,622.98

              CUSIP      BEGINNING BALANCE CERTIFICATE   INTEREST       PRINCIPAL         ENDING BALANCE
   CLASS     24763L      FACTOR PER 1000    RATE       FACTOR PER 1000  FACTOR PER 1000    FACTOR PER 1000
   ------    ---------------------------  -----------  ---------------  ---------------    ---------------
 Class A-1       AA8       0.000000000      6.64%      0.000000000     0.000000000          0.0000000
 Class A-2       AB6       0.000000000      6.57%      0.000000000     0.000000000          0.0000000
 Class A-3       AC4       0.082678290      6.81%      0.469199294     19.407328583         0.0632710
 Class A-4       AD2       1.000000000      7.21%      6.008333186     0.000000000          1.0000000
 Class A-5       AE0       0.346737110      7.10%      2.051527897     1.352203396          0.3453849
  Class S                  0.165011916      1.17%      0.160220933     0.000000000          0.1626441

5.05 (xiii)  The weighted average remaining term to maturity                                              163
             The weighted average Loan  Rate                                                         11.3084%


 5.05 (xiv)  Servicing Fee                                                                          $5,808.61
             Trustee Fee                                                                              $324.72
             Premium Amount                                                                         $2,846.27
             Reimbursement Amount to Certificate Insurer                                                $0.00

 5.05 (xv)   The amount of all payments or reimbursements to the Servicer                               $0.00

 5.05 (xvi)  Overcollateralization Amount                                                       $3,542,012.07
             Specified Overcollateralization Amount                                             $3,542,012.07
             Overcollateralization Increase Amount                                                ($41,503.52)
             Monthly Excess Spread                                                                 $71,331.42

5.05 (xvii)  Amounts reimbursable to the Servicer or Seller                                             $0.00
             Amount paid to Class R pursuant to Section 5.01(a) (v)                               $112,834.94

5.05 (xviii) The number of Mortgage Loans outstanding prior to distribution                               431
             The number of Mortgage Loans outstanding after distribution                                  424

 5.05 (xx)   The amount on deposit in the Pre-Funding Account after this Distribution Date              $0.00
             The amount on deposit in the Capitalized Interest Account after this Distribution Date     $0.00

 5.05 (xxi)  The Amount of Liquidation Losses/(Gain)                                                $2,807.33
             Cumulative Liquidation Losses                                                      $4,384,137.19
             Cumulative Net Losses as percentage of the Initial Collateral Balance                    2.9228%
             Non-Recoverable Loss Adjustment                                                          $782.23
             Sum of the Three Largest Loan Balances                                               $815,714.10

Delta Funding Corporation
Home Equity Loan Trust
Series 96-1
                                               Distribution Date   4/25/01

                                                PRINCIPAL           INTEREST
                                                ---------           --------
5.03 (i)     The Available Funds              $1,275,438.55        $441,922.88
             Interest Advance Recovery                             $306,837.36
             Servicing Advance Recovery                            $236,495.40

5.03 (ii)

                            BEGINNING                    INTEREST          PRINCIPAL
   CLASS     CUSIP 24763L    BALANCE           RATE     DISTRIBUTION      DISTRIBUTION     ENDING BALANCE
   ------    ------------ ---------------    ------     ------------      ------------     --------------
 Class A-1      AF7            $0.00         5.16000%     $0.00             $0.00             $0.00
 Class A-2      AG5            $0.00          6.81%       $0.00             $0.00             $0.00
 Class A-3      AH3            $0.00          7.03%       $0.00             $0.00             $0.00
 Class A-4      AJ9            $0.00          7.23%       $0.00             $0.00             $0.00
 Class A-5      AK6        $7,484,309.09      7.40%      $46,153.24       $1,349,927.27     $6,134,381.82
 Class A-6      AL4       $24,110,000.00      7.72%     $155,107.67          $0.00         $24,110,000.00
 Class A-7      AM2       $15,140,000.00      7.95%     $100,302.50          $0.00         $15,140,000.00
   TOTALS                 $46,734,309.09                $301,563.41      $1,349,927.27     $45,384,381.82

**Class A-1 Certificate rate is a variable rate.

 5.03 (xii)  The Aggregate Principal Balance of the Mortgage Loans(Before Distribution)    $51,445,248.76
             The Aggregate Principal Balance of the Mortgage Loans(After Distribution)     $49,885,351.93

5.03 (iii)   The number and Principal Balances of all Mortgage Loans                                   28
             that were subject to Principal Prepayments during the Due Period               $1,068,066.89
             Net Recovery Proceeds on Liquidated Loans                                         $93,611.70

5.03 (iv)    The amount of all Curtailments that were received during the                         ($29.10)
             Due Period

5.03 (v)     The principal portion of all Monthly Payments received                           $107,833.83
             during the Due Period

5.03 (vi)    The interest portion of all Monthly Payments received on                         $248,712.49
             the Mortgage Loans during the Due Period

5.03 (vii)   The amount of the Monthly Advances and the Compensating Interest                 $206,422.60
             payments to be made on the Determination Date                                      $1,756.99

                                                      NUMBER            PERCENT          PRINCIPAL BALANCE
                                                      ------            -------         -----------------
5.03 (viii)  Delinquent Mortgage Loans :
                                        30 TO 59 DAYS     52             7.085917%          $3,534,834.71
                                        60 TO 89 DAYS     16             2.858121%          $1,425,783.65
                                        90 PLUS DAYS      26             4.055330%          $2,023,015.82
                                        FORECLOSURE       63             9.920586%          $4,948,919.12
                                        REO PROPERTIES    26             4.069341%          $2,030,005.28

                   *NOTE THAT 30, 60, AND 90 DAYS DOES NOT INCLUDE REO OR FORECLOSURE

 5.03 (ix)   The amount of any Insured Payments                                                     $0.00

  5.03 (x)   The amount distributed to the Class R Certificateholder                           $60,903.60

 5.03 (xi)
                          BEGINNING BALANCE  CERTIFICATE   INTEREST          PRINCIPAL      ENDING BALANCE
   CLASS     CUSIP 24763L  FACTOR PER 1000    RATE        FACTOR PER 1000   FACTOR PER 1000 FACTOR PER 1000
   ------    ------------  ---------------  -----------   ---------------  ---------------  ---------------
 Class A-1      AF7          0.000000000     5.16000%     0.000000000       0.000000000       0.0000000
 Class A-2      AG5          0.000000000      6.81%       0.000000000       0.000000000       0.0000000
 Class A-3      AH3          0.000000000      7.03%       0.000000000       0.000000000       0.0000000
 Class A-4      AJ9          0.000000000      7.23%       0.000000000       0.000000000       0.0000000
 Class A-5      AK6          0.544709541      7.40%       3.359042168      98.247981805      446.4615590
 Class A-6      AL4          1.000000000      7.72%       6.433333333       0.000000000     1000.0000000
 Class A-7      AM2          1.000000000      7.95%       6.625000000       0.000000000     1000.0000000

**Class A-1 Certificate rate is a variable rate.


 5.03 (xii)  The weighted average remaining term to maturity                                          162
             The weighted average Loan  Rate                                                      11.1037%


5.03 (xiii)  Servicing Fee                                                                     $14,969.20
             Trustee Fee                                                                          $428.71
             Premium Amount                                                                     $4,538.44
             Reimbursement Amount to Certificate Insurer                                            $0.00
             Monthly Excess Spread                                                            $135,392.32

 5.03 (xiv)  The amount of all payments or reimbursements to the Servicer                           $0.00

 5.03 (xv)   Overcollateralization Amount                                                   $4,500,970.11
             Overcollateralization  Increase Amount                                            $74,488.72
             Specified Overcollateralization Amount                                         $4,500,970.11
             Sum of Three Largest Loan Balances                                               $899,865.66

 5.03 (xvi)  Amounts reimbursable to the Servicer or Seller                                         $0.00
             Amount paid to Class R pursuant to Section 5.01(a) (v)                            $60,903.60

5.03 (xvii)  The number of Mortgage Loans outstanding prior to distribution                           827
             The number of Mortgage Loans outstanding after distribution                              799

5.03 (xviii) The amount on deposit in the Initial Interest Coverage Account after
                 the Distribution Date                                                              $0.00


 5.03 (xix)  The Amount of Liquidation Losses/(Gain)                                          $290,413.51
             Cumulative Net Losses as percentage of the Initial Collateral Balance                 2.8572%
             Non-Recoverable Loss Adjustment                                                   ($5,955.23)

Delta Funding Corporation
Home Equity Loan Trust
Series 96-2
                                     DISTRIBUTION DATE              4/25/01



                                                                   PRINCIPAL       INTEREST
5.03 (i)    The Available Funds for Certificate Group 1           $797,881.89    $377,523.71
            The Available Funds for Certificate Group 2            $1,231.24      $20,939.52
            Interest Advance Recovery                                            $150,839.46
            Servicing Advance Recovery                                            $49,785.94

5.03 (ii)
CERTIFICATE GROUP 1

             CUSIP      BEGINNING     CERTIFICATE   INTEREST          PRINCIPAL          ENDING
  CLASS      24763L     BALANCE        RATE        DISTRIBUTION      DISTRIBUTION       BALANCE
  ------    --------- ------------- ------------  -------------      ------------    --------------
 Class A-1     AN0        $0.00       0.00000%        $0.00              $0.00                $0.00
 Class A-2     AP5        $0.00         0.00%         $0.00              $0.00                $0.00
 Class A-3     AQ3     $7,244,175.00    7.54%    $45,517.57        $933,874.53        $6,310,300.47
 Class A-4     AR1    $14,764,000.00    7.88%    $96,950.27              $0.00       $14,764,000.00
 Class A-5     AS9    $14,259,000.00    8.01%    $95,178.83              $0.00       $14,259,000.00
  TOTALS              $36,267,175.00            $237,646.67        $933,874.53       $35,333,300.47

**Class A-1 Certificate rate is a variable rate.

CERTIFICATE GROUP 2

              CUSIP      BEGINNING    CERTIFICATE    INTEREST          PRINCIPAL           ENDING
  CLASS      24763L       BALANCE      RATE         DISTRIBUTION      DISTRIBUTION         BALANCE
  ------    ---------- --------------------------   -------------    ------------        --------------
 Class A-6     AT7     $1,356,332.30  5.36000%      $6,058.28         $15,961.80         $1,340,370.50
  TOTALS              $37,623,507.30              $243,704.95        $949,836.33        $36,673,670.97

**Class A-6 Certificate rate is a variable rate.

                                                                    GROUP 1             GROUP 2
                                                                    -------             -------
     The Aggregate Principal Balance of the Mortgage Loan
         (Before Distribution)                                    $42,126,866.11      $1,996,826.96
     The Aggregate Principal Balance of the Mortgage Loan
         (After Distribution)                                     $41,329,647.52      $1,995,595.72


5.03 (iii)  The number and Principal Balances of all Mortgage Loans           17                0
            that were subject to Principal Prepayments during the    $658,664.98            $0.00
            Net Liquidation Proceeds                                       $0.00            $0.00

5.03 (iv)   The amount of all Curtailments that were received during       $0.00            $0.00
            Due Period

5.03 (v)    The principal portion of all Monthly Payments received    $62,572.81        $1,231.24
            during the Due Period

5.03 (vi)   The interest portion of all Monthly Payments received    $190,603.93        $3,284.78
            the Mortgage Loans during the Due Period

5.03 (vii)  The amount of the Monthly Advances and the Compensating  $195,512.31       $17,782.07
               Interest
            payments to be made on the Determination Date              $1,456.84            $0.00

 5.03 (ix)  The amount of any Insured Payments                             $0.00            $0.00

 5.03 (x)   The amount distributed to the Class R Certificateholder        $0.00            $0.00

 5.03 (xi)
CERTIFICATE GROUP 1

              CUSIP     BEGINNING BALANCE   CERTIFICATE   INTEREST          PRINCIPAL      ENDING BALANCE
  CLASS      24763L     FACTOR PER 1000     RATE       FACTOR PER 1000   FACTOR PER 1000   FACTOR PER 1000
  ------    ---------  ------------------  ----------- -----------       ---------------  ---------------
 Class A-1     AN0      0.000000000        0.00000%    0.000000000       0.000000000          0.0000000
 Class A-2     AP5      0.000000000           0.00%    0.000000000       0.000000000          0.0000000
 Class A-3     AQ3      0.340517768           7.54%    2.139586820      43.897458400        296.6203098
 Class A-4     AR1      1.000000000           7.88%    6.566666892       0.000000000       1000.0000000
 Class A-5     AS9      1.000000000           8.01%    6.675000351       0.000000000       1000.0000000

**Class A-1 Certificate rate is a variable rate.


CERTIFICATE GROUP 2

             CUSIP      BEGINNING BALANCE  CERTIFICATE    INTEREST          PRINCIPAL         ENDING BALANCE
  CLASS      24763L    FACTOR PER 1000        RATE      FACTOR PER 1000  FACTOR PER 1000     FACTOR PER 1000
  ------    ---------- ------------------  ------------  ---------------  ---------------     ---------------
 Class A-6     AT7     0.090422153           5.36000%     0.403885333       1.064120000          89.3580332

**Class A-6 Certificate rate is a variable rate.



                                                                                GROUP 1             GROUP 2
                                                                                -------             -------
5.03 (xii)  The weighted average remaining term to maturity                       166                 282
            The weighted average Loan  Rate                                   11.5073%             12.9642%

5.03 (xiii) Servicing Fee                                                   $8,592.53              $127.33
            Trustee Fee                                                       $351.06               $16.64
            Premium Amount                                                  $3,533.33              $134.04
            Reimbursement Amount to Certificate Insurer                         $0.00                $0.00

5.03 (xiv)  The amount of all payments or reimbursements to the Servicer        $0.00                $0.00

 5.03 (xv)  Overcollateralization Amount                                $5,996,347.05          $655,225.22
            Specified Overcollateralization Amount                      $7,493,094.34          $766,180.18
            Overcollateralization Increase Amount                         $136,655.95           $14,730.56
            Monthly Excess Spread                                         $136,655.95           $14,730.56
            Sum of the Three Largest Loans                                $940,481.08          $600,704.29

5.03 (xvi)  Amounts reimbursable to the Servicer or Seller                      $0.00               $0.00
            Amount paid to Class R pursuant to Section 5.01(a)(vi)(6)           $0.00               $0.00

5.03 (xvii) The number of Mortgage Loans outstanding prior to distribution        575                  22
            The number of Mortgage Loans outstanding after distribution           558                  22

5.03 (xviii)The Amount of Liquidation Loan Losses                            ($774.00)              $0.00
            Current Loan Losses as percentage of the Initial
               Collateral Balance                                             -0.0005%             0.0000%
            Cumulative Net Losses as percentage of the Initial Collateral      2.2832%             1.3415%
            Non-Recoverable Loss Adjustment                                   $110.70               $0.00
5.03 (xix)  Delinquent Mortgage Loans :  Group 1

                              NUMBER          PERCENT        PRINCIPAL BALANCE
                              ------            -------        -----------------

                 30 TO 59 DAYS  36             6.491709%         $2,683,000.47
                 60 TO 89 DAYS  16             2.781248%         $1,149,479.91
                 90 PLUS DAYS   19             4.398331%         $1,817,814.64
                 FORECLOSURE    54            10.930678%         $4,517,610.60
                       REO      33             6.010264%         $2,484,020.86

       *NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE

   Delinquent Mortgage Loans :  Group 2

                                NUMBER          PERCENT        PRINCIPAL BALANCE
                                ------         -------        -----------------

                  30 TO 59 DAYS   1             9.801182%          $195,591.97
                  60 TO 89 DAYS   4            18.085327%          $360,910.02
                  90 PLUS DAYS    1             2.624320%           $52,370.81
                  FORECLOSURE     2            13.570326%          $270,808.85
                        REO       5            26.143497%          $521,718.51

         *NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE

Delta Funding Corporation
Home Equity Trust
Series 96-3

                                               DISTRIBUTION DATE             4/25/01

                                                                      PRINCIPAL           INTEREST
                                                                      ---------           --------
5.03 (i)    The Available Funds for Certificate Group 1              $705,786.28        $448,075.67
            The Available Funds for Certificate Group 2              $95,715.75          $38,665.94
            Interest Advance Recovery                                                   $262,213.04
            Sevicing Advance Recovery                                                   $179,573.26

5.03 (ii)

CERTIFICATE GROUP 1
                                                                 INTEREST         PRINCIPAL
  CLASS     CUSIP 24763L  BEGINNING BALANCE CERTIFICATE RATE   DISTRIBUTION     DISTRIBUTION       ENDING BALANCE
  ------    ------------  ----------------- ----------------   ------------     ------------       --------------
 Class A-1       AU4           $0.00             5.130%            $0.00            $0.00              $0.00
 Class A-2       AV2           $0.00             6.525%            $0.00            $0.00              $0.00
 Class A-3       AW0       $6,140,356.18         6.825%         $34,923.28       $871,358.72       $5,268,997.46
 Class A-4       AX8       $22,400,000.00        7.075%        $132,066.67         $0.00          $22,400,000.00
 Class A-5       AY6       $14,500,000.00        7.250%         $87,604.17          $0.00         $14,500,000.00
  Class S                  $43,040,356.18        0.649%         $23,294.03           n/a          $42,168,997.46
  TOTALS                   $43,040,356.18                      $277,888.14       $871,358.72      $42,168,997.46

**Class A-1 Certificate rate is a variable rate.

CERTIFICATE GROUP 2
                                                                 INTEREST         PRINCIPAL
  CLASS     CUSIP 24763L  BEGINNING BALANCE CERTIFICATE RATE   DISTRIBUTION     DISTRIBUTION       ENDING BALANCE
  ------    ------------  ----------------- ----------------   ------------     ------------       --------------
 Class A-6       AZ3       $2,956,345.68        5.27000%        $12,983.28       $121,086.17       $2,835,259.51
  TOTALS                   $45,996,701.85                       $290,871.43      $992,444.89       $45,004,256.97

**Class A-6 Certificate rate is a variable rate.
                                                                                      GROUP 1            GROUP 2
                                                                                      -------            -------
     The Aggregate Principal Balance of the Mortgage Loans (Before Distribution)   $50,296,581.71     $3,626,266.85
     The Aggregate Principal Balance of the Mortgage Loans (After Distribution)    $49,459,558.25     $3,451,115.49


5.03 (iii)  The number and Principal Balances of all Mortgage Loans                  15                    2
            that were subject to Principal Prepayments during the Due Period     $567,454.39        $121,076.60
            Net Liquidation Proceeds                                                   $0.00              $0.00

5.03 (iv)   The amount of all Curtailments that were received during the             ($81.09)             $0.00
            Due Period

5.03 (v)    The principal portion of all Monthly Payments received                $58,658.57            $832.32
            during the Due Period

5.03 (vi)   The interest portion of all Monthly Payments received on             $230,189.81         $16,058.46
            the Mortgage Loans during the Due Period

5.03 (vii)  The amount of the Monthly Advances and the Compensating Interest     $227,494.96         $23,224.53
            payments to be made on the Determination Date                            $402.37              $0.00

 5.03 (ix)  The amount of any Insured Payments                                         $0.00              $0.00

 5.03 (x)   The amount distributed to the Class R Certificateholder                    $0.00              $0.00

5.03 (xi)
   Certificate Group 1

                          Beginning Balance                    Interest          Principal           Ending Balance
Class       Cusip 24763L  Factor Per 1000  Certificate Rate    Factor Per 1000  Factor Per 1000    Factor Per 1000
 CLASS A-1       AU4             0                5.13%              0                0                  0
 ---------       ---             -                -----              -                -                  -
 Class A-2       AV2        0.000000000          7.2200%        0.000000000      0.000000000         0.0000000
 Class A-3       AW0        0.381388582          7.5400%        2.169147562     54.121659627        327.2669227
 Class A-4       AX8        1.000000000          7.8800%        5.895833333      0.000000000        1000.0000000
 Class A-5       AY6        1.000000000          8.0100%        6.041666667      0.000000000        1000.0000000
  Class S                   0.239113090      70578628.0000%     0.129411290          n/a            234.2722081

**Class A-1 Certificate rate is a variable rate.
Certificate Group 2
                          Beginning Balance                      Interest         Principal        Ending Balance
CLASS       CUSIP 24763L  Factor per 1000     Certificate Rate   Factor per 1000 Factor per 1000    Factor per 1000
Class A-6      AZ3          0.098544856          5.27%            0.432776159      4.036205577         94.5086503

**CLASS A-6 CERTIFICATE RATE IS A VARIABLE RATE.

                                                                                   GROUP 1            GROUP 2
5.03 (xii)  The weighted average remaining term to maturity                          176                302
            The weighted average Loan  Rate                                        11.43%              13.38%

5.03 (xiii) Servicing Fee                                                        $10,432.19           $617.05
            Trustee Fee                                                            $398.18             $28.71
            Premium Amount                                                        $4,216.90           $283.53
            Reimbursement Amount to Certificate Insurer                             $0.00              $0.00

5.03 (xiv)  The amount of all payments or reimbursements to the Servicer            $0.00              $0.00

 5.03 (xv)  Overcollateralization Amount                                        $7,290,560.79       $615,855.98
            Specified Overcollateralization Amount                             $10,790,445.86       $693,895.39
            Overcollateralization Increase Amount                                $165,572.44         $25,370.42
            Monthly Excess Spread                                                $165,572.44         $25,370.42

5.03 (xvi)  Amounts reimbursable to the Servicer or Seller                          $0.00              $0.00
            Amount paid to Class R pursuant to Section 5.01(a) (vi) (3)             $0.00              $0.00

5.03 (xvii) The number of Mortgage Loans outstanding prior to distribution           721                 44
            The number of Mortgage Loans outstanding after distribution              706                 42

5.03 (xviii)The Amount of Liquidation Loan Losses                                $127,219.85         $79,464.21
            Loan Losses as percentage of the Initial Collateral Balance             0.07%              0.26%
            Cumulative Net Losses as percentage of the Initial Collateral Balance   2.48%              2.33%
            Non-Recoverable Loss Adjustment                                       $4,017.33           ($28.60)

5.03 (xix)  Delinquent Mortgage Loans :  Group 1

                                 Number          Percent       Principal Balance

                30 TO 59 DAYS      44            6.279839%         3,105,980.57
                60 TO 89 DAYS      18            2.996876%        $1,482,241.61
                 90 PLUS DAYS      35            5.775347%        $2,856,460.97
                  FORECLOSURE      56            9.658733%        $4,777,166.82
                          REO      44            6.966017%        $3,445,361.38

   *NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE

            Delinquent Mortgage Loans :  Group 2
                           Number          Percent       Principal Balance

         30 TO 59 DAYS       1            1.652406%          $57,026.43
         60 TO 89 DAYS       2            8.340013%         $287,823.48
         90 PLUS DAYS        0            0.000000%            $0.00
         FORECLOSURE         4           15.043575%         $519,171.14
                  REO        5            9.384073%         $323,855.18

        *NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE

5.03 (xx)   The amount of Class A-6 Basis Risk Carryover Amount distributed on such Distribution Date and any remaining Class A-6 Basis Risk
            Carryover Amount

                                                                              This Distribution
5.03 (xxi)  Class A-1 Formula Rate for related and following Interest Period        5.13%
            Class A-6 Formula Rate for related and following Interest Period        5.27%

                                              DISTRIBUTION DATE         4/25/01

Delta Funding Corporation
Home Equity Loan Trust
Series 97-1



                                                        PRINCIPAL     INTEREST
                                                        ---------     --------
5.03 (i)  The Available Funds for Certificate Group 1  $669,993.87   $519,949.38
          The Available Funds for Certificate Group 2  $121,948.77   $58,103.79
          Interest Advance Recovery                                  $335,416.11
          Servicing Advance Recovery                                 $461,518.69
5.03 (ii)
CERTIFICATE GROUP 1

              CUSIP      BEGINNING     CERTIFICATE         INTEREST      PRINCIPAL
  CLASS     US24863LB     BALANCE         RATE           DISTRIBUTION   DISTRIBUTION    ENDING BALANCE
  ------    --------- ---------------  ---------------   ------------   ------------    --------------
 Class A-1     A70         $0.00            6.600%           $0.00         $0.00            $0.00
 Class A-2     B53         $0.00            6.920%           $0.00         $0.00            $0.00
 Class A-3     C37     $9,214,166.67        7.260%        $55,745.71    $695,860.69     $8,518,305.98
 Class A-4     D10    $10,374,000.00        7.460%        $64,491.70       $0.00       $10,374,000.00
 Class A-5     E92    $11,966,000.00        7.740%        $77,180.70       $0.00       $11,966,000.00
 Class A-6     F76    $20,715,640.92        7.210%        $124,466.48   $151,040.21    $20,564,600.71
  Class S             $52,269,807.59       0.380000%      $16,562.42        n/a        $51,422,906.69
  TOTALS              $52,269,807.59                      $338,447.00   $846,900.90    $51,422,906.69

CERTIFICATE GROUP 2

              CUSIP      BEGINNING       CERTIFICATE        INTEREST       PRINCIPAL
  CLASS     US24863LB     BALANCE           RATE           DISTRIBUTION   DISTRIBUTION    ENDING BALANCE
  ------    ---------  -------------- -------------------   ------------  ------------    --------------
 Class A-7     G41     $4,073,699.86       5.25000%         $17,822.44    $161,647.75     $3,912,052.11
  TOTALS              $56,343,507.45                        $356,269.44  $1,008,548.65   $55,334,958.80

**Class A-7 Certificate rate is a variable rate.
                                                                          GROUP 1           GROUP 2
                                                                          -------           -------
            The Aggregate Principal Balance of the Mortgage Loans       $59,539,208.72    $5,406,887.81
                 (Before Distribution)
            The Aggregate Principal Balance of the Mortgage Loans       $58,589,227.06    $5,189,026.69
                 (After Distribution)


5.03 (iii)  The number and Principal Balances of all Mortgage Loans         23                3
            that were subject to Principal Prepayments during the
                 Due Period                                                $499,393.12      $132,585.73


5.03 (iv)   The amount of all Curtailments that were received during the       ($57.39)           $0.00
            Due Period

5.03 (v)    The principal portion of all Monthly Payments received          $59,062.96        $1,003.38
            during the Due Period

5.03 (vi)   The interest portion of all Monthly Payments received on       $263,253.77       $16,999.81
            the Mortgage Loans during the Due Period

5.03 (vii)  The amount of the Monthly Advances and the Compensating
              Interest                                                     $268,796.57       $41,745.85
              payments to be made on the Determination Date
                                                                               $845.11            $0.00

 5.03 (ix)  The amount of any Insured Payments                                   $0.00            $0.00

 5.03 (x)   The amount distributed to the Class R Certificateholder              $0.00            $0.00

 5.03 (xi)
CERTIFICATE GROUP 1
              CUSIP    BEGINNING BALANCE CERTIFICATE      INTEREST       PRINCIPAL        ENDING BALANCE
  CLASS     US24863LB  FACTOR PER 1000        RATE      FACTOR PER 1000  FACTOR PER 1000  FACTOR PER 1000
  ------    ---------  ---------------   ------------- ---------------  ---------------   ---------------
 Class A-1     A70      0.000000000         6.600%      0.000000000      0.000000000        0.0000000
 Class A-2     B53      0.000000000         6.920%      0.000000000      0.000000000        0.0000000
 Class A-3     C37      0.654229386         7.260%      3.958087783     49.407887765      604.8214979
 Class A-4     D10      1.000000000         7.460%      6.216666667      0.000000000     1000.0000000
 Class A-5     E92      1.000000000         7.740%      6.450000000      0.000000000     1000.0000000
 Class A-6     F76      0.877781395         7.210%      5.274003216      6.400008919      871.3813862
  Class S               0.263988927         0.3802%     0.083648586          n/a          259.7116500

CERTIFICATE GROUP 2
                      BEGINNING BALANCE CERTIFICATE      INTEREST       PRINCIPAL       ENDING BALANCE
  CLASS      CUSIP    FACTOR PER 1000    RATE          FACTOR PER 1000 FACTOR PER 1000  FACTOR PER 1000
  ------     ------   ---------------  ------------    --------------- ------------     ---------------
 Class A-7              0.110099996        5.25000%       0.481687484   4.368858172      105.7311381
**Class A-7 Certificate rate is a variable rate.


                                                                              GROUP 1          GROUP 2
                                                                              -------          -------
5.03 (xii)  The weighted average remaining term to maturity                     178              306
            The weighted average Loan  Rate                                 11.2296%         13.6149%
            One Month LIBOR rate                                                               5.050%

5.03 (xiii) Servicing Fee                                                $12,100.96          $641.87
            Trustee Fee                                                     $310.10           $28.16
            Premium Amount                                                $4,285.24          $554.21
            Reimbursement Amount to Certificate Insurer                       $0.00            $0.00

5.03 (xiv)  The amount of all payments or reimbursements to the Servicer      $0.00            $0.00

 5.03 (xv)  Overcollateralization Amount                              $7,166,320.37    $1,276,974.58
            Specified Overcollateralization Amount                   $11,035,665.63    $1,799,712.79

5.03 (xvi)  Amounts reimbursable to the Servicer or Seller                    $0.00            $0.00
            Amount paid to Class R pursuant to Section 5.01(a) (vi) (3)       $0.00            $0.00

5.03 (xvii) The number of Mortgage Loans outstanding prior to distribution      887              59
            The number of Mortgage Loans outstanding after distribution         864              56

5.03 (xviii)The Amount of Liquidation Loan Losses                       $291,486.69      $97,362.71
            Loan Losses as percentage of the Initial Collateral Balance      0.1472%         0.2631%
            Cumulative Net Losses as percentage of the Initial Collateral    2.3746%         2.8091%
              Balance
            Non-Recoverable Loss Adjustment                             ($11,498.90)     ($1,450.36)

5.03 (xix)  Delinquent Mortgage Loans :  Group 1
                                                            Number        Percent     Principal Balance

                                            30 TO 59 DAYS     78         8.085381%      $4,737,162.30
                                            60 TO 89 DAYS     25         3.600446%      $2,109,473.59
                                             90 PLUS DAYS     34         4.371219%      $2,561,063.71
                                              FORECLOSURE     75        10.864031%      $6,365,151.84
                                                      REO     40         4.790386%      $2,806,650.21

                      *NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE

            Delinquent Mortgage Loans :  Group 2
                                                            Number        Percent     Principal Balance

                                            30 TO 59 DAYS      5         8.540435%       $443,165.46
                                            60 TO 89 DAYS      4         8.024090%       $416,372.15
                                             90 PLUS DAYS      5         5.698746%       $295,709.44
                                              FORECLOSURE      7        11.337092%       $588,284.73
                                                      REO      8        17.782726%       $922,750.41
                      *NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE

                                                                               This Distribution
5.03 (xxi)  Class A-7 Formula Rate for related and following Interest Period      5.250000%

                                             DISTRIBUTION DATE          4/25/01

                                                                           PRINCIPAL        INTEREST
                                                                           ---------        --------
5.03 (i)    The Available Funds for Certificate Group 1                  $1,417,175.35    $615,045.77
            The Available Funds for Certificate Group 2                   $104,482.57      $81,797.04
            Interest Advance Recovery                                                     $330,897.00
            Servicing Advance Recovery                                                    $167,973.54

5.03 (ii)
CERTIFICATE GROUP 1
                                                             INTEREST                  PRINCIPAL
            CUSIP     BEGINNING   CERTIFICATE   INTEREST     CARRYOVER   PRINCIPAL     CARRYOVER      ENDING
  CLASS    24763LB     BALANCE       RATE     DISTRIBUTION   SHORTFALL   DISTRIBUTION  SHORTFALL      BALANCE
  ------   -------     -------       ----     ------------   ---------   ------------  ---------      -------
 Class A-1    H2        $0.00       6.620%        $0.00        $0.00        $0.00        $0.00         $0.00
 Class A-2    J8        $0.00       6.640%        $0.00        $0.00        $0.00        $0.00         $0.00
 Class A-3    K5        $0.00       6.770%        $0.00        $0.00        $0.00        $0.00         $0.00
 Class A-4    L3   $16,498,021.74   7.030%     $96,650.91      $0.00    $1,230,931.37    $0.00    $15,267,090.36
 Class A-5    M1   $16,625,000.00   7.370%     $102,105.21     $0.00        $0.00        $0.00    $16,625,000.00
 Class A-6    N9   $17,373,259.64   7.040%     $101,923.12     $0.00     $190,318.67     $0.00    $17,182,940.97
 Class M-1    Q2    $8,829,469.41   7.240%     $53,271.13      $0.00        $0.00        $0.00     $8,829,469.41
 Class M-2    R0    $4,624,960.17   7.490%     $28,867.46      $0.00        $0.00        $0.00     $4,624,960.17
 Class B-3    S8    $5,739,920.33   7.800%     $37,309.48      $0.00        $0.00        $0.00     $5,739,920.33
 Class I/O    T6   $20,847,911.57   6.500%        $0.00        $0.00         n/a          n/a     $20,619,529.16
  TOTALS           $69,690,631.29              $420,127.31     $0.00    $1,421,250.05    $0.00    $68,269,381.24

CERTIFICATE GROUP 2
                                                             INTEREST                  PRINCIPAL
           CUSIP  BEGINNING      CERTIFICATE   INTEREST      CARRYOVER   PRINCIPAL     CARRYOVER    ENDING
  CLASS   24763LB BALANCE          RATE       DISTRIBUTION   SHORTFALL   DISTRIBUTION  SHORTFALL    BALANCE
  ------  ------- -------------- ----------  --------------   ---------   ------------ ---------   -----------
 Class A-7   P4    $7,886,249.14 5.26000%      $34,568.06      $0.00      $221,963.51   $0.00     $7,664,285.63

 TOTALS           $77,576,880.43              $454,695.37               $1,643,213.56            $75,933,666.87

**Class A-7 Certificate rate is a variable rate.


5.03 (v)  The Amount of Excess Interest paid as Principal Group I                                   $4,074.70
          The Amount of Excess Interest paid as Principal Group II                                $117,480.94

5.03 (vi) Servicing Fee Group I                                                                    $13,481.98
          Servicing Fee Group II                                                                      $906.42
          Trustee Fee                                                                                 $422.33

5.03 (vii)                                                                         GROUP I         GROUP II
                                                                                   -------         --------
          The Aggregate Principal Balance of the Mortgage Loans
              (Before Distribution)                                             $73,200,631.29  $7,886,249.14
          The Aggregate Principal Balance of the Mortgage Loans
              (After Distribution)                                              $71,705,131.62   $7,738,535.25


5.03 (ix) Overcollateralization Amount                                                           $3,510,000.00
          Required Overcollateralization Amount                                                  $3,510,000.00

5.03 (x)  Trigger Event (Yes/No)                                                                       Yes

5.03 (xi) The number and Principal Balances of all Mortgage Loans              Group I   18         $1,122,082.71
          that were subject to Principal Prepayments during the Due Period     Group II   2            $60,576.80

5.03 (xii)The amount of all Curtailments that were received during the Due Period Group I              ($1,247.23)
          The amount of all Curtailments that were received during the Due Period Group II                  $0.00

5.03 (xiii) The principal portion of all Monthly Payments received                Group I             $101,558.96
            during the Due Period                                                 Group II              $2,031.29

5.03 (xiv)The interest portion of all Monthly Payments received on                Group I             $628,527.75
          the Mortgage Loans during the Due Period                                Group II             $82,703.46

5.03 (xv) The amount of the Monthly Advances and the Compensating Interest        Group I   $339,224.57 $1,288.90
          payments to be made on the Determination Date                          Group II    $58,628.73     $0.00

CERTIFICATE GROUP 1
              CUSIP    BEGINNING BALANCE CERTIFICATE   INTEREST            PRINCIPAL          ENDING BALANCE
  CLASS      24763LB   FACTOR PER 1000    RATE      FACTOR PER 1000       FACTOR PER 1000     FACTOR PER 1000
  ------     -------   ---------------    ----      ---------------      ---------------      ---------------
 Class A-1      H2       0.000000000     6.620%      0.000000000          0.000000000              0.0000000
 Class A-2      J8       0.000000000     6.640%      0.000000000          0.000000000              0.0000000
 Class A-3      K5       0.000000000     6.770%      0.000000000          0.000000000              0.0000000
 Class A-4      L3       0.897851523     7.030%      5.259913469          66.989462568           830.8620606
 Class A-5      M1       1.000000000     7.370%      6.141666767          0.000000000           1000.0000000
 Class A-6      N9       0.992757694     7.040%      5.824178286          10.875352750           981.8823409
 Class M-1      Q2       0.646847576     7.240%      3.902646886          0.000000000            646.8475758
 Class M-2      R0       0.646847576     7.490%      4.037406993          0.000000000            646.8475758
 Class B-3      S8       0.490591481     7.800%      3.188844628          0.000000000            490.5914813
 Class I/O      T6       0.992757694     6.500%      0.000000000              n/a                981.8823409

CERTIFICATE GROUP 2
                       BEGINNING BALANCE CERTFICATE   INTEREST             PRINCIPAL           ENDING BALANCE
  CLASS       CUSIP    FACTOR PER 1000   RATE        FACTOR PER 1000      FACTOR PER 1000      FACTOR PER 1000
  ------      ------   --------------- ------------  --------------       ---------------      ---------------
 Class A-7      P4       0.157724983    5.26000%       0.691361200        4.439270244            153.2857126
**Class A-7 Certificate rate is a variable rate.

            The amount distributed to the Class R Certificateholder                              $120,169.46
5.03 (xvi)
                                                                                         GROUP I      GROUP II
                                                                                         -------      --------

5.03 (xvii) The weighted average remaining term to maturity                                187           312
            The weighted average Loan  Rate                                             11.2067%     13.4485%

5.03 (xviii)The amount of all payments or reimbursements to the Servicer                  $0.00        $0.00

5.03 (xix)  The number of Mortgage Loans outstanding prior to distribution                1083            99
            The number of Mortgage Loans outstanding after distribution                   1065            97

 5.03 (xx)  The Amount of Liquidation Loan Losses                                      $78,324.32   $43,231.32
            Loan Losses as percentage of the Initial Collateral Balance                  0.0373%        0.0865%
            Cumulative Net Losses as percentage of the Initial Collateral Balance        1.7344%        2.5704%
            Non-Recoverable Loss Adjustment                                               $0.00          $0.00
            GROUP I
5.03 (xxi)  Delinquent Mortgage Loans :

                                     NUMBER       PERCENT     PRINCIPAL BALANCE
                                      ------       -------     -----------------

                       30 TO 59 DAYS    92         9.349%       $6,703,690.90
                       60 TO 89 DAYS    20         3.057%       $2,192,291.65
                       90 PLUS DAYS     65         5.602%       $4,017,105.76
                       FORECLOSURE      94         10.325%      $7,403,350.03
                             REO        38         3.206%       $2,298,880.06

        *NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE

            GROUP II
5.03 (xxi)  Delinquent Mortgage Loans :
                                    NUMBER      PERCENT     PRINCIPAL BALANCE
                                     ------     -------     -----------------

                      30 TO 59 DAYS    12        9.813%         $759,380.19
                      60 TO 89 DAYS    5         6.719%         $519,953.47
                      90 PLUS DAYS     7         6.879%         $532,329.81
                      FORECLOSURE      12       11.546%         $893,529.18
                            REO        9         8.056%         $623,434.02

         *NOTE THAT 30, 60, AND 90 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE



5.03 (xxi)  Cumulative Loss Event                                            No
            Servicer Termination Test                                        No

Delta Funding Corporation
Home Equity Loan Trust
Series 97-3

                                       DISTRIBUTION DATE                4/25/01



                                                                PRINCIPAL         INTEREST
                                                                ---------         --------
5.03 (i)   The Available Funds for Certificate Group 1        $1,574,250.88     $853,628.77
           The Available Funds for Certificate Group 2         $295,136.19      $145,519.75
           Interest Advance Recovery                                            $571,567.42
           Servicing Advance Recovery                                           $276,387.58


CERTIFICATE GROUP 1
                                                           INTEREST                 PRINCIPAL
             CUSIP    BEGINNING   CERTIFICATE INTEREST     CARRYOVER   PRINCIPAL     CARRYOVER      ENDING
  CLASS     24763L     BALANCE      RATE     DISTRIBUTION  SHORTFALL  DISTRIBUTION   SHORTFALL      BALANCE
  ------    ------     -------      ----     ------------  ---------  ------------   ---------      -------
Class A-1F    BU3        $0.00      5.14000%      $0.00       $0.00        $0.00        $0.00           $0.00
Class A-2F    BV1        $0.00       6.590%       $0.00       $0.00        $0.00        $0.00           $0.00
Class A-3F    BW9    $4,631,067.23   6.630%    $25,586.65     $0.00    $1,500,653.61    $0.00    $3,130,413.61
Class A-4F    BX7   $14,014,000.00   6.930%    $80,930.85     $0.00        $0.00        $0.00   $14,014,000.00
Class A-5F    BY5   $20,643,000.00   7.250%    $124,718.13    $0.00        $0.00        $0.00   $20,643,000.00
Class A-6F    BZ2   $24,477,432.18   6.860%    $139,929.32    $0.00     $313,350.92     $0.00   $24,164,081.27
Class A-6 I/O CA6   $24,477,432.18   6.500%       $0.00       $0.00         n/a          n/a    $24,164,081.27
Class M-1F    CB4   $16,562,000.00   7.080%    $97,715.80     $0.00        $0.00        $0.00   $16,562,000.00
Class M-2F    CC2   $12,588,000.00   7.330%    $76,891.70     $0.00        $0.00        $0.00   $12,588,000.00
Class B-1F    CD0   $10,600,000.00   7.650%    $67,575.00     $0.00        $0.00        $0.00   $10,600,000.00
  TOTALS            $103,515,499.41            $613,347.45    $0.00    $1,814,004.53    $0.00  $101,701,494.88

CERTIFICATE GROUP 2
                                                              INTEREST                PRINCIPAL
             CUSIP   BEGINNING      CERTIFICATE  INTEREST     CARRYOVER   PRINCIPAL   CARRYOVER      ENDING
  CLASS     24763L   BALANCE          RATE      DISTRIBUTION  SHORTFALL  DISTRIBUTION  SHORTFALL     BALANCE
  ------    ------   --------------  --------   ------------  ---------  ------------  ---------     -------
Class A-1A    CE8         $0.00      5.25000%      $0.00       $0.00        $0.00       $0.00            $0.00
Class M-1A    CF5     $4,787,012.60  5.42000%   $21,621.34     $0.00     $375,468.30    $0.00    $4,411,544.30
Class M-2A    CG3     $5,250,000.00  5.62000%   $24,587.50     $0.00        $0.00       $0.00    $5,250,000.00
Class B-1A    CH1     $3,750,000.00  6.05000%   $18,906.25     $0.00        $0.00       $0.00    $3,750,000.00
  TOTALS             $117,302,512.01            $678,462.54    $0.00    $2,189,472.84   $0.00  $115,113,039.18



5.03 (v)   The Amount of Excess Interest paid as Principal Group I                                 $239,753.65
           The Amount of Excess Interest paid as Principal Group II                                 $80,332.11

5.03 (vi)  Servicing Fee Group I                                                                    $20,843.55
           Servicing Fee Group II                                                                    $1,464.89
           Trustee Fee                                                                                 $600.21

5.03 (vii)                                                                       GROUP I            GROUP II
                                                                                 -------            --------
           The Aggregate Principal Balance of the Mortgage Loans
               (Before Distribution)                                          $105,533,308.48   $14,509,473.30
           The Aggregate Principal Balance of the Mortgage Loans
               (After Distribution)                                           $103,545,035.12   $14,151,241.92

                                                                                 GROUP I            GROUP II
                                                                                 -------            --------
5.03 (ix)  Overcollateralization Amount                                         $1,843,540.24      $739,697.62
           Required Overcollateralization Amount                                $2,649,972.56      $749,995.59

5.03 (x)   Trigger Event (Yes/No)                                                    YES                YES

5.03 (xi)  The number and Principal Balances of all Mortgage Loans         Group I     30        $1,149,369.71
           that were subject to Principal Prepayments during the
              Due Period                                                   Group II     4          $276,058.85

5.03 (xii) The amount of all Curtailments that were received during the
              Due Period Group I                                                                      ($480.26)
           The amount of all Curtailments that were received during the
              Due Period Group II                                                                        $0.00

5.03 (xiii)The principal portion of all Monthly Payments received          Group I                 $150,899.65
           during the Due Period                                           Group II                  $3,147.79

5.03 (xiv) The interest portion of all Monthly Payments received on        Group I                 $874,472.32
           the Mortgage Loans during the Due Period                        Group II                $146,984.64

5.03 (xv)  The amount of the Monthly Advances and the Compensating
              Interest payments to be made on the Determination Date       Group I    $440,282.57    $2,078.04
                                                                           Group II   $109,708.11    $1,208.29

Delta Funding Corporation
Home Equity Loan Trust
Series 97-3


CERTIFICATE GROUP 1

                     BEGINNING
             CUSIP   BALANCE        CERTIFICATE  INTEREST                 PRINCIPAL          ENDING BALANCE
  CLASS     24763L   FACTOR PER 1000   RATE     FACTOR PER 1000         FACTOR PER 1000      FACTOR PER 1000
  ------    ------   ---------------   ----     ---------------         ---------------      ---------------
Class A-1     BU3      0.000000000    5.140%    0.000000000              0.000000000             0.0000000
Class A-2     BV1      0.000000000    6.590%    0.000000000              0.000000000             0.0000000
Class A-3     BW9      0.083599307    6.630%    0.461886237             27.089566292            56.5097410
Class A-4     BX7      1.000000000    6.930%    5.775000000              0.000000000          1000.0000000
Class A-5     BY5      1.000000000    7.250%    6.041666909              0.000000000          1000.0000000
Class A-6     BZ2      0.923676686    6.860%    5.280351698             11.824562970           911.8521232
Class A-6 I/O CA6      0.923676686    6.500%    0.000000000              0.000000000           911.8521232
Class M-1F    CB4      1.000000000    7.080%    5.900000000              0.000000000          1000.0000000
Class M-2F    CC2      1.000000000    7.330%    6.108333333              0.000000000          1000.0000000
Class B-1F    CD0      1.000000000    7.650%    6.375000000              0.000000000          1000.0000000

CERTIFICATE GROUP 2
                     BEGINNING
                     BALANCE        CERTIFICATE  INTEREST                 PRINCIPAL          ENDING BALANCE
  CLASS     CUSIP    FACTOR PER 1000   RATE     FACTOR PER 1000         FACTOR PER 1000      FACTOR PER 1000
  ------    ------   ---------------   ----     ---------------         ---------------      ---------------
Class A-1A    CE8      0.000000000    5.2500%   0.000000000              0.000000000             0.0000000
Class M-1A    CF5      0.709187052    5.4200%   3.203161517             55.624933773           653.5621180
Class M-2A    CG3      1.000000000    5.6200%   4.683333333              0.000000000          1000.0000000
Class B-1A    CH1      1.000000000    6.0500%   5.041666667              0.000000000          1000.0000000


5.03 (xvi) The amount distributed to the Class R Certificateholder                                 $0.00

                                                                                   GROUP I        GROUP II
                                                                                   -------        --------

5.03 (xvii)The weighted average remaining term to maturity                           234              316
           The weighted average Loan  Rate                                         10.8395%       13.0282%

5.03 (xviiiThe amount of all payments or reimbursements to the Servicer             $0.00            $0.00

5.03 (xix) The number of Mortgage Loans outstanding prior to distribution            1467              163
           The number of Mortgage Loans outstanding after distribution               1437              159

5.03 (xx)  The Amount of Liquidation Loan Losses                                $414,243.64      $63,374.13
           Loan Losses as percentage of the Initial Collateral Balance               0.1563%         0.0845%
           Cumulative Net Losses as percentage of the Initial Collateral Balance     2.0450%         1.9382%
           Non-Recoverable Loss Adjustment                                         ($221.16)       ($278.94)
           GROUP I
5.03 (xxi) Delinquent Mortgage Loans :

                                      NUMBER      PERCENT     PRINCIPAL BALANCE
                                      ------      -------     -----------------

                        30 TO 59 DAYS   105        8.232%       $8,524,332.45
                        60 TO 89 DAYS   49         3.578%       $3,704,933.61
                        90 TO 119       20         2.033%       $2,104,702.28
                        120 PLUS DAYS   33         2.033%       $2,104,556.01
                        FORECLOSURE     86         7.442%       $7,705,660.74
                              REO       66         4.280%       $4,431,286.49

    *NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE

           GROUP II
5.03 (xxi) Delinquent Mortgage Loans :
                                     NUMBER     PERCENT     PRINCIPAL BALANCE
                                     ------     -------     -----------------

                       30 TO 59 DAYS   18       10.889%       $1,540,928.60
                       60 TO 89 DAYS    7        4.199%         $594,244.82
                       90 TO 119        4        2.567%         $363,317.45
                       120 PLUS DAYS   14        9.679%       $1,369,646.01
                       FORECLOSURE     17       10.546%       $1,492,335.49
                             REO       11        9.085%       $1,285,698.84

    *NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE



                                                    Group I          Group II
5.03 (XXI) Cumulative Loss Event                      YES               NO
           Servicer Termination Test                                    NO
           Group I Delinquency Amount                           $17,672,496.76
           Group II Delinquency Amount                           $4,717,290.84

Delta Funding Corporation
Home Equity Loan Trust
Series 97-4


                                       DISTRIBUTION DATE              4/25/01



                                                                    PRINCIPAL            INTEREST
                                                                    ---------            --------
5.03 (i)   The Available Funds for Certificate Group 1            $2,500,434.91       $1,144,587.03
           The Available Funds for Certificate Group 2              $955,509.95         $183,377.04
           Interest Advance Recovery                                                    $696,014.91
           Servicing Advance Recovey                                                    $358,467.78

5.03 (ii)
CERTIFICATE GROUP 1
                                                           INTEREST                  PRINCIPAL
             CUSIP     BEGINNING  CERTIFICATE  INTEREST    CARRYOVER     PRINCIPAL    CARRYOVER   ENDING
  CLASS     24763L      BALANCE      RATE     DISTRIBUTION SHORTFALL  DISTRIBUTION   SHORTFALL    BALANCE
  ------    ------      -------      ----    ------------  ---------  ------------   ---------    -------
Class A-1F    CJ7         $0.00    5.20000%      $0.00       $0.00        $0.00        $0.00        $0.00
Class A-2F    CK4    $26,078,515.37  6.670%    $144,953.08   $0.00   $1,646,023.90     $0.00    $24,432,491.48
Class A-3F    CL2    $18,000,000.00  6.710%    $100,650.00   $0.00        $0.00        $0.00    $18,000,000.00
Class A-4F    CM0    $25,225,000.00  7.070%    $148,617.29   $0.00        $0.00        $0.00    $25,225,000.00
Class A-5F    CN8    $30,661,482.37  6.670%    $170,426.74   $0.00     $263,571.93     $0.00    $30,397,910.44
Class A-5 I/O CW8        $0.00       6.500%       $0.00      $0.00         N/A          N/A         $0.00
Class M-1F    CP3    $18,241,787.34  6.970%    $105,954.38   $0.00     $348,466.38     $0.00    $17,893,320.96
Class M-2F    CQ1    $13,863,758.38  7.170%    $82,835.96    $0.00     $264,834.45     $0.00    $13,598,923.93
Class B-1F    CR9    $10,282,538.07  7.510%    $64,351.55    $0.00     $259,728.40     $0.00    $10,022,809.67

  TOTALS            $142,353,081.54           $817,789.00    $0.00   $2,782,625.06     $0.00   $139,570,456.47

CERTIFICATE GROUP 2
                                                           INTEREST                 PRINCIPAL
           CUSIP   BEGINNING    CERTIFICATE  INTEREST     CARRYOVER    PRINCIPAL    CARRYOVER     ENDING
  CLASS   24763L   BALANCE         RATE     DISTRIBUTION   SHORTFALL  DISTRIBUTION  SHORTFALL     BALANCE
  ------  ------   -------------- -------   ------------   ---------  ------------  ---------     -------
Class A-1A  CS7        $0.00      5.27000%      $0.00        $0.00        $0.00        $0.00         $0.00
Class M-1A  CT5    $7,319,094.85  5.53000%   $33,728.83      $0.00    $1,027,339.21    $0.00     $6,291,755.64
Class M-2A  CU2    $5,525,000.00  5.73000%   $26,381.88      $0.00        $0.00        $0.00     $5,525,000.00
Class B-1A  CV0    $4,675,000.00  6.20000%   $24,154.17      $0.00        $0.00        $0.00     $4,675,000.00

  TOTALS         $159,872,176.38            $902,053.87      $0.00    $3,809,964.27    $0.00   $156,062,212.11



5.03 (v)   The Amount of Excess Interest paid as Principal Group I                                 $284,743.15
           The Amount of Excess Interest paid as Principal Group II                                 $71,829.26

5.03 (vi)  Servicing Fee Group I                                                                    $29,885.73
           Servicing Fee Group II                                                                    $2,383.82
           Trustee Fee                                                                                 $821.52

5.03 (vii)                                                                       GROUP I         GROUP II
                                                                                 -------         --------
           The Aggregate Principal Balance of the Mortgage Loans
                 (Before Distribution)                                         $145,934,298.72  $18,369,079.04
           The Aggregate Principal Balance of the Mortgage Loans
                 (After Distribution)                                          $143,146,567.67  $17,341,739.83

                                                                                 GROUP I         GROUP II
                                                                                 -------         --------
5.03 (ix)  Overcollateralization Amount                                          $3,576,111.20     $849,984.19
           Required Overcollateralization Amount                                 $3,578,664.19     $849,984.19

5.03 (x)   Trigger Event (Yes/No)                                                    NO              YES

5.03 (xi)  The number and Principal Balances of all Mortgage Loans         Group I       32      $2,169,708.98
           that were subject to Principal Prepayments during the
                Due Period                                                 Group II       9        $819,945.63

5.03 (xii) The amount of all Curtailments that were received during the
                Due Period                                                 Group I                     ($12.98)
           The amount of all Curtailments that were received during the
               Due Period                                                  Group II                      $0.00

5.03 (xiii)The principal portion of all Monthly Payments received          Group I                 $193,920.72
               during the Due Period                                       Group II                  $6,204.47

5.03 (xiv) The interest portion of all Monthly Payments received on        Group I               $1,174,472.76
           the Mortgage Loans during the Due Period                        Group II                $185,760.86

5.03 (xv)  The amount of the Monthly Advances and the Compensating
              Interest                                                     Group I   $571,210.51     $4,102.19
           payments to be made on the Determination Date                   Group II  $126,266.54     $2,828.43


Delta Funding Corporation
Home Equity Loan Trust
Series 97-4


CERTIFICATE GROUP 1

                     BEGINNING
             CUSIP   BALANCE        CERTIFICATE   INTEREST               PRINCIPAL           ENDING BALANCE
Class       24763L   FACTOR PER 1000  RATE      FACTOR PER 1000         FACTOR PER 1000      FACTOR PER 1000
Class A-1     CJ7     0.000000000     5.20%         0                         0                     0
Class A-2     CK4     0.973078932     6.67%    5.408697015              61.418802162           911.660129700
Class A-3     CL2     1.000000000     6.71%    5.591666667               0.000000000          1000.000000000
Class A-4     CM0     1.000000000     7.07%    5.891666601               0.000000000          1000.000000000
Class A-5     CN8     0.973380393     6.67%    5.410372698               8.367362886           965.013029800
Class A-5 I/O CW8     0.000000000     6.50%         0                    0.000000000           965.013029800
Class M-1F    CP3     0.926590508     6.97%    5.381946462              17.700329215           908.890179200
Class M-2F    CQ1     0.926536014     7.17%    5.536052931              17.699288228           908.836725800
Class B-1F    CR9     0.932656515     7.51%    5.836875354              23.558131851           909.098382800

CERTIFICATE GROUP 2
                     BEGINNING BALANCERTIFICATE INTEREST                  PRINCIPAL           ENDING BALANCE
  CLASS      CUSIP   FACTOR PER 1000  RATE    FACTOR PER 1000           FACTOR PER 1000      FACTOR PER 1000
Class A-1A    CS7     0.000000000     5.27%         0                         0                     0
Class M-1A    CT5     0.956744424     5.53%    4.408997222              134.292707190          822.451717100
Class M-2A    CU2     1.000000000     5.73%    4.775000000               0.000000000          1000.000000000
Class B-1A    CV0     1.000000000     6.20%    5.166666667               0.000000000          1000.000000000


5.03 (xvi) The amount distributed to the Class R Certificateholder                                $71,069.27

                                                                                Group I            Group II

5.03 (xvii)The weighted average remaining term to maturity                      26200.00%          31900.00%
           The weighted average Loan  Rate                                         10.52%             12.95%

5.03 (xviiiThe amount of all payments or reimbursements to the Servicer            $0.00              $0.00

5.03 (xix) The number of Mortgage Loans outstanding prior to distribution           2007                194
           The number of Mortgage Loans outstanding after distribution              1975                185

5.03 (xx)  The Amount of Liquidation Loan Losses                                  $285,721.89    $71,829.26
           Loan Losses as percentage of the Initial Collateral Balance              0.09%              0.08%
           Cumulative Net Losses as percentage of the Initial Collateral Balance    1.38%              1.08%
           Non-Recoverable Loss Adjustment                                          $1,574.25         $0.00
           Group I
5.03 (xxi) Delinquent Mortgage Loans :

                                  Number          Percent    Principal Balance

                   30 TO 59 DAYS    179            8.94%      $12,794,447.21
                   60 TO 89 DAYS    56             3.33%       $4,761,100.68
                   90 TO 119 DAYS   30             1.40%       $2,002,919.34
                   120 DAYS PLUS    54             1.93%       $2,766,874.40
                   FORECLOSURE      134            6.99%       10,006,929.60
                           REO      66            3.291%       $4,711,546.10

     *NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE

           Group II
5.03 (xxi) Delinquent Mortgage Loans :
                                 Number          Percent    Principal Balance

                  30 TO 59 DAYS    16            10.27%       $1,781,499.96
                  60 TO 89 DAYS    16             2.62%         $455,039.32
                  90 TO 119 DAYS    8             4.84%         $839,899.57
                  120 DAYS PLUS     9             3.22%         $558,362.33
                  FORECLOSURE      21            14.88%       $2,580,809.07
                          REO      10            7.217%       $1,251,508.45

    *NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE


5.03 (xxi) Trigger  Event                                                   NO
           Subordination Trigger Event                                      NO

DELTA FUNDING CORPORATION                                             DISTRIBUTION DATE          3/26/01
DELTA FUNDING HOME EQUITY LOAN TRUST
SERIES 1998-1

                                                                                      PRINCIPAL      INTEREST
5.03 (i)   The Available Funds for Certificate Group 1                Group 1       $2,582,223.53  $1,394,669.54
           The Available Funds for Certificate Group 2                Group 2         $481,632.63    $227,032.42
                                                                                    ------------   ------------
                                                                      Total         $3,063,856.16  $1,621,701.96

5.03 (II), (III), (IV), (VIII)
CERTIFICATE GROUP 1

              Cusip        Beginning         Certificate    Interest
Class        24763L        Balance             Rate        Distribution
----------   ---------   ---------------       ----       ------------
Class A-1F     CX6                 $0.00      5.640%           $0.00
Class A-2F     CY4                 $0.00      6.310%           $0.00
Class A-3F     CZ1        $50,213,580.66      6.330%     $264,876.64
Class A-4F     DA5        $10,220,000.00      6.550%      $55,784.17
Class A-5F     DB3        $13,441,000.00      7.040%      $78,853.87
Class A-6F     DC1        $46,200,000.00      6.520%     $251,020.00
Class I/OF     DD9        $50,050,000.00      7.000%     $291,958.33
Class M-1F     DE7        $17,710,000.00      6.080%      $83,748.62
Class M-2F     DF4        $10,010,000.00      6.250%      $48,659.72
Class B-1F     DG2        $13,090,000.00      6.980%      $71,064.16

TOTALS                   $160,884,580.66               $1,145,965.51


              Interest     LIBOR                              Principal
              Carryover    Carryover        Principal         Carryover         Ending
Class         Shortfall    Shortfall      Distribution        Shortfall        Balance
----------   -------------   -----       ---------------      -----------   ---------------
Class A-1F      $0.00       $0.00             $0.00             $0.00               $0.00
Class A-2F      $0.00       $0.00             $0.00             $0.00               $0.00
Class A-3F      $0.00       $0.00          $2,805,872.87        $0.00      $47,407,707.79
Class A-4F      $0.00       $0.00             $0.00             $0.00      $10,220,000.00
Class A-5F      $0.00       $0.00             $0.00             $0.00      $13,441,000.00
Class A-6F      $0.00       $0.00             $0.00             $0.00      $46,200,000.00
Class I/OF      $0.00       $0.00              n/a               n/a       $50,050,000.00
Class M-1F      $0.00       $0.00             $0.00             $0.00      $17,710,000.00
Class M-2F      $0.00       $0.00             $0.00             $0.00      $10,010,000.00
Class B-1F      $0.00       $0.00             $0.00             $0.00      $13,090,000.00

TOTALS          $0.00       $0.00          $2,805,872.87        $0.00     $158,078,707.79


CERTIFICATE GROUP 2

             Cusip       Beginning         Certificate     Interest
  Class     24763L       Balance               Rate      Distribution
  ------    ------   -----------------         ----      ------------



Class A-1A   DH0               $0.00           6.28000%          $0.00
Class A-2A   DJ6       $3,567,183.62           5.74000%     $15,925.49
Class IOA    DK3      $10,120,000.00           6.80000%     $57,346.67
Class M-1A   DL1       $4,232,000.00           5.98000%     $19,683.50
Class M-2A   DM9       $4,094,000.00           6.12000%     $19,487.44
Class B-1A   DN7       $8,004,000.00           6.79000%     $42,270.01

TOTALS                $19,897,183.62                     $154,713.12


             Interest       LIBOR                    Principal
             Carryover    Carryover    Principal      Carryover     Ending
Class        Shortfall    Shortfall   Distribution   Shortfall      Balance
------       ---------    ---------   ------------   ---------      -------

Class A-1A    $0.00        $0.00          $0.00       $0.00              $0.00
Class A-2A    $0.00        $0.00        $553,900.68   $0.00      $3,013,282.94
Class IOA     $0.00        $0.00            n/a       $0.00     $10,120,000.00
Class M-1A    $0.00        $0.00          $0.00       $0.00      $4,232,000.00
Class M-2A    $0.00        $0.00          $0.00       $0.00      $4,094,000.00
Class B-1A    $0.00        $0.00          $0.00       $0.00      $8,004,000.00

TOTALS        $0.00        $0.00        $553,900.68   $0.00     $19,343,282.94



           Prepayment Penalty                                                                           $478.00

5.03 (v)   The Amount of Excess Interest paid as Principal Group I                                  $223,649.34
           The Amount of Excess Interest paid as Principal Group II                                 $164,518.41

5.03 (vi)  Servicing Fee Group I                                                                     $40,355.05
           Servicing Fee Group II                                                                     $2,330.06
           Trustee Fee                                                                                  $448.21

5.03 (vii)                                                                          Group I        Group II
           The Aggregate Principal Balance of the Mortgage Loans
             (Before Distribution)                                              $170,124,580.66   $21,967,183.62
           The Aggregate Principal Balance of the Mortgage Loans
             (After Distribution)                                               $167,318,707.79   $21,321,032.58

                                                                                    Group I        Group II
5.03 (ix)  Overcollateralization Amount                                           $9,240,000.00    $1,977,749.64
           Required Overcollateralization Amount                                  $9,240,000.00    $2,070,000.00

5.03 (x)   Trigger Event (Yes/No)                                                        NO              NO

5.03 (xi)  The number and Principal Balances of all Mortgage Loans           Group I     31        $2,170,957.52
           that were subject to Principal Prepayments during the
             Due Period                                                     Group II      5          $433,475.69

5.03 (xii) The amount of all Curtailments that were received during the
             Due Period Group I                                                                       ($1,401.74)
           The amount of all Curtailments that were received during the
             Due Period Group II                                                                           $0.00

5.03 (xiii)The principal portion of all Monthly Payments received            Group I                 $180,415.12
           during the Due Period                                            Group II                   $4,975.35

5.03 (xiv) The interest portion of all Monthly Payments received on          Group I               $1,435,024.59
           the Mortgage Loans during the Due Period                         Group II                 $229,362.48

5.03 (xv)  The amount of the Monthly Advances and the Compensating Interest  Group I    $627,886.59    $2,745.28
           payments to be made on the Determination Date                    Group II    $168,670.01    $1,661.01


Certificate Group 1
                     Beginning
             Cusip   Balance        Certificate  Interest                   Principal          Ending Balance
  Class     24763L   Factor Per 1000   Rate      Factor Per 1000           Factor Per 1000    Factor Per 1000
  ------    ------   ---------------   ----      ---------------           ---------------    ---------------
Class A-1F    CX6      0.000000000   5.64000%    0.000000000               0.000000000              0.0000000
Class A-2F    CY4      0.000000000   6.31000%    0.000000000               0.000000000              0.0000000
Class A-3F    CZ1      0.769226702   6.33000%    4.057670885              42.983438065            726.2432640
Class A-4F    DA5      1.000000000   6.55000%    5.458333659               0.000000000           1000.0000000
Class A-5F    DB3      1.000000000   7.04000%    5.866666915               0.000000000           1000.0000000
Class A-6F    DC1      1.000000000   6.52000%    5.433333333               0.000000000           1000.0000000
Class I/OF    DD9      1.000000000   7.00000%    5.833333267               0.000000000           1000.0000000
Class M-1F    DE7      1.000000000   6.08000%    4.728888763               0.000000000           1000.0000000
Class M-2F    DF4      1.000000000   6.25000%    4.861110889               0.000000000           1000.0000000
Class B-1F    DG2      1.000000000   6.98000%    5.428888889               0.000000000           1000.0000000

Certificate Group 2
                     Beginning
                     Balance         Certificate Interest                   Principal          Ending Balance
  Class     Cusip    Factor Per 1000   Rate      Factor Per 1000           Factor Per 1000    Factor Per 1000
  ------    ------   ---------------   ----    ---------------           ---------------      ---------------
Class A-1A    DH0      0.000000000   6.28000%    0.000000000               0.000000000              0.0000000
Class A-2A    DJ6      0.063002183   5.74000%    0.281269747               9.782774241             53.2194091
Class IOA     DK3      1.000000000   6.80000%    5.666666667               0.000000000           1000.0000000
Class M-1A    DL1      1.000000000   5.98000%    4.651111111               0.000000000           1000.0000000
Class M-2A    DM9      1.000000000   6.12000%    4.760000000               0.000000000           1000.0000000
Class B-1A    DN7      1.000000000   6.79000%    5.281111111               0.000000000           1000.0000000


5.03 (xvi) The amount distributed to the Class R Certificateholder                                $24,657.73

                                                                                       GROUP I       GROUP II


5.03 (xvii)The weighted average remaining term to maturity                           27900.0000%    32300.0000%
           The weighted average Loan  Rate                                             10.25%           13.12%

5.03 (xviii) The amount of all payments or reimbursements to the Servicer               $0.00           $0.00

5.03 (xix) The number of Mortgage Loans outstanding prior to distribution                2164             265
           The number of Mortgage Loans outstanding after distribution                   2133         $260.00

5.03 (xx)  The Amount of Liquidation Loan Losses                                     $223,245.09  $164,668.41
           Loan Losses as percentage of the Initial Collateral Balance                 0.0725%         0.1790%
           Cumulative Net Losses as percentage of the Initial Collateral Balance         0.71%           1.08%
           NON-RECOVERABLE LOSS ADJUSTMENT                                            $404.25        ($150.00)
           Group I
5.03 (xxi) Delinquent Mortgage Loans :

                                    Number        Percent     Principal Balance

               30 TO 59 DAYS          142          7.639%     $12,781,708.00
               60 TO 89 DAYS           61          2.785%      $4,659,282.16
              90 TO 119 DAYS           42          2.096%      $3,507,542.66
                120+ DAYS              37          1.749%      $2,926,858.17
                FORECLOSURE           120          5.900%      $9,872,028.59
                   REO                 67           2.60%      $4,344,442.40

     *NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE

           Group II
5.03 (xxi) Delinquent Mortgage Loans :
                                     Number        Percent     Principal Balance

                 30 TO 59 DAYS           28         12.578%      $2,681,815.78
                 60 TO 89 DAYS           24          9.006%      $1,920,148.14
                 90 TO 119 DAYS          11          4.459%        $950,638.72
                   120+ DAYS             11          5.002%      $1,066,415.36
                   FORECLOSURE           33         13.354%      $2,847,176.60
                     REO                 21           7.45%      $1,588,666.25

    *NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE

5.03 (XXI) Trigger  Event                                                   NO
           Subordination Trigger Event                                      NO

           Amount of Delinquency Reimbursement Amount               $708,170.36
           Amount of Servicing Advance Reimbursements               $283,393.51

Delta Funding Corporation
Delta Home Equity Loan Trust
Series 1998-2


                                                             Distribution Date                      4/16/01

                                                                  INTEREST      PRINCIPAL            TOTAL
                                                                  --------      ---------            -----
The Available Funds for Certificate Group 1                   $1,665,699.97   $4,303,611.45     $5,969,311.42
The Available Funds for Certificate Group 2                     $246,514.83     $397,863.75       $644,378.58
Interest advance Recovery                                                                       $1,132,938.08
Servicing Advance Recovery                                                                        $389,365.75
Certificate Group 1

                                                                  Interest
              Cusip      Beginning    Certificate    Interest     Carryover      Principal
  Class       24763L      Balance        Rate      Distribution    Shortfall     Distribution
  ------      ------      -------        ----      ------------    ---------     ------------
Class A-1F     DP2         $0.00        6.250%        $0.00          $0.00           $0.00
Class A-2F     DQ0     $5,802,453.89    6.130%      $29,640.87       $0.00       $4,520,758.91
Class A-3F     DR8    $79,800,000.00    6.240%     $414,960.00       $0.00           $0.00
Class A-4F     DS6    $21,000,000.00    6.380%     $111,650.00       $0.00           $0.00
Class A-5F     DT4    $32,000,000.00    6.750%     $180,000.00       $0.00           $0.00
Class A-6F     DU1    $36,000,000.00    6.370%     $191,100.00       $0.00           $0.00
Class I/OF     DY3    $36,000,000.00   10.000%     $300,000.00       $0.00            NA
Class M-1F     DV9    $19,800,000.00    5.614%      $98,802.00       $0.00           $0.00
Class M-2F     DW7    $10,800,000.00    5.804%      $55,716.00       $0.00           $0.00
Class B-1F     DX5    $12,600,000.00    6.414%      $71,834.00       $0.00           $0.00
   Total             $217,802,453.89             $1,453,702.87       $0.00      $4,520,758.91


             Principal
             Carryover              Ending
  Class      Shortfall              Balance
  ------     ---------              -------
Class A-1F     $0.00                 $0.00
Class A-2F     $0.00             $1,281,694.98
Class A-3F     $0.00            $79,800,000.00
Class A-4F     $0.00            $21,000,000.00
Class A-5F     $0.00            $32,000,000.00
Class A-6F     $0.00            $36,000,000.00
Class I/OF      NA              $36,000,000.00
Class M-1F     $0.00            $19,800,000.00
Class M-2F     $0.00            $10,800,000.00
Class B-1F     $0.00            $12,600,000.00
   Total       $0.00           $213,281,694.98



Certificate Group 2
                                                                       Interest
               Cusip                     Certificate    Interest     Carryover       Principal
   Class       24763L  Beginning Balance   Rate        Distribution    Shortfall     Distribution
   ------      ------  -----------------   ----        ------------    ---------     ------------
 Class A-1A     DZ0         $0.00         6.14000%       $0.00          $0.00           $0.00
 Class A-2A     EA4     $7,608,412.63     5.32375%     $36,004.70       $0.00        $547,570.91
 Class M-1A     EB2     $7,012,500.00     5.53375%     $34,493.71       $0.00           $0.00
 Class M-2A     EC0     $4,887,500.00     5.72375%     $24,866.51       $0.00           $0.00
 Class B-1A     ED8     $4,037,500.00     6.31375%     $22,659.35       $0.00           $0.00
    Total              $23,545,912.63                 $118,024.27       $0.00        $547,570.91

GROUP TOTALS           $241,348,366.52             $1,571,727.14      $0.00       $5,068,329.82


                    Principal
                    Carryover            Ending
   Class            Shortfall            Balance
   ------           ---------            -------
 Class A-1A          $0.00                 $0.00
 Class A-2A          $0.00             $7,060,841.72
 Class M-1A          $0.00             $7,012,500.00
 Class M-2A          $0.00             $4,887,500.00
 Class B-1A          $0.00             $4,037,500.00
    Total            $0.00            $22,998,341.72

GROUP TOTALS         $0.00           $236,280,036.70




              LIBOR           5.16375%
5.03 (v)      The Amount of Excess Interest paid as Principal Group I                          $211,477.13
              The Amount of Excess Interest paid as Principal Group II                         $128,433.64

5.03 (vi)     Servicing Fee Group I                                                            $48,664.06
              Servicing Fee Group II                                                            $2,784.87
              Trustee Fee Group 1                                                                 $519.97
              Trustee Fee Group 2                                                                  $56.92

                                                                           Group I              Group II
5.03 (vii)    The Aggregate Principal Balance of the Mortgage Loans
                (Before Distribution)                                    $222,842,453.89       $24,395,912.63
              The Aggregate Principal Balance of the Mortgage Loans
                (After Distribution)                                     $218,100,072.25       $23,660,697.03

                                                                           Group I                Group II
5.03 (ix)     Overcollateralization Amount                                 $4,818,377.27          $662,355.31
              Required Overcollateralization Amount                        $5,040,000.00          $850,000.00

5.03 (x)      Trigger Event (Yes/No)                                           NO                   YES

5.03 (xi)     The number and Principal Balances of all Mortgage Loans     Group I     51        $3,452,293.22
              that were subject to Principal Prepayments during
                the Due Period                                            Group II     8          $266,566.35

5.03 (xii)    The amount of all Curtailments that were received during
                  the Due Period Group I                                                           ($1,512.74)
              The amount of all Curtailments that were received during
                  the Due Period Group II                                                               $0.00

5.03 (xiii)   The principal portion of all Monthly Payments received      Group I                 $290,030.33
              during the Due Period                                       Group II                  $5,595.56

5.03 (xiv)    The interest portion of all Monthly Payments received on    Group I               $1,714,364.03
              the Mortgage Loans during the Due Period                    Group II                $249,299.70

5.03 (xv)     The amount of the Monthly Advances and the
                  Compensating Interest                                   Group I  $783,648.48      $6,367.93
              payments to be made on the Determination Date               Group II $178,641.93      $2,940.11




Certificate Group 1
                       Beginning                                                                    Ending
               Cusip   Balance          Certificate    Interest            Principal                Balance
               -----   --------------- ------------    --------           ----------            ------------
    Class      24763L  Factor per 1000    Rate     Factor per 1000        Factor per 1000       Factor per 1000
 Class A-1F     DP2      0.000000000    6.25000%    0.000000000             0.000000000            0.0000000
 Class A-2F     DQ0      0.341320817    6.13000%    1.743580588            265.926994877          75.3938222
 Class A-3F     DR8      1.000000000    6.24000%    5.200000000             0.000000000          1000.0000000
 Class A-4F     DS6      1.000000000    6.38000%    5.316666667             0.000000000          1000.0000000
 Class A-5F     DT4      1.000000000    6.75000%    5.625000000             0.000000000          1000.0000000
 Class A-6F     DU1      1.000000000    6.37000%    5.308333333             0.000000000          1000.0000000
 Class I/OF     DY3      1.000000000    10.00000%   8.333333333             0.000000000          1000.0000000
 Class M-1F     DV9      1.000000000    5.61375%    4.990000000             0.000000000          1000.0000000
 Class M-2F     DW7      1.000000000    5.80375%    5.158888889             0.000000000          1000.0000000
 Class B-1F     DX5      1.000000000    6.41375%    5.701111111             0.000000000          1000.0000000

Certificate Group 2
                       Beginning                                                                   Ending
                       Balance         Certificate    Interest             Principal               Balance
                       --------------- ------------   --------              ----------          --------------
    Class      Cusip   Factor per 1000    Rate     Factor per 1000        Factor per 1000       Factor per 1000
 Class A-1A     DZ0      0.000000000    6.14000%    0.000000000             0.000000000            0.0000000
 Class A-2A     EA4      0.140733644    5.32375%    0.665982878            10.128479285           130.6051647
 Class M-1A     EB2      1.000000000    5.53375%    4.918888889             0.000000000          1000.0000000
 Class M-2A     EC0      1.000000000    5.72375%    5.087777778             0.000000000          1000.0000000
 Class B-1A     ED8      1.000000000    6.31375%    5.612222222             0.000000000          1000.0000000

 5.03 (xvi)   The amount distributed to the Class R Certificateholder                                $0.00

                                                                             GROUP I              Group II

5.03 (xvii)   The weighted average remaining term to maturity                   283                   325
              The weighted average Loan  Rate                                 10.04%                13.13%

5.03 (xviii)  The amount of all payments or reimbursements to the Servicer    $0.00                 $0.00

5.03 (xix)    The number of Mortgage Loans outstanding prior to distribution   2733                  258
              The number of Mortgage Loans outstanding after distribution      2682                  250

5.03 (xx)     The Amount of Liquidation Loan Losses                     $438,770.19          $337,351.85
              Loan Losses as percentage of the Initial
                 Collateral Balance                                          0.1219%              0.3969%
              Cumulative Net Losses as percentage of the
                 Initial Collateral Balance                                    0.59%                0.96%
              Non-Recoverable Loss Adjustment                            ($5,810.64)          ($21,273.52)
              Group I
 5.03 (xxi)   Delinquent Mortgage Loans :

              All Delinquencies are exclusive of each other       Number      Percent      Principal Balance

                                                30 TO 59 DAYS       170         6.246%       $13,623,205.62
                                                60 TO 89 DAYS        76         3.054%        $6,659,717.46
                                               90 TO 119 DAYS        36         1.155%        $2,520,135.29
                                                    120+ DAYS        40         1.533%        $3,343,635.51
                                                  FORECLOSURE       159          5.93%       $12,929,766.65
                                                  REO                66          2.04%        $4,458,411.03
               *NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
               *NOTE THAT 30, 60, 90, OR 120 PLUS DAYS MAY INCLUDE BANKRUPTCY

              Group II
5.03 (xxi)    Delinquent Mortgage Loans :
              All Delinquencies are exclusive of each other        Number     Percent      Principal Balance

                                                30 TO 59 DAYS        20         7.350%        $1,739,115.55
                                                60 TO 89 DAYS        11         4.849%        $1,147,295.02
                                                90 DAYS PLUS          9         5.30%         $1,253,707.71
                                                   120+ DAYS         11         4.79%         $1,134,198.86
                                                 FORECLOSURE         27        10.84%         $2,563,611.95
                                                 REO                 23         8.26%         $1,954,687.72
               *NOTE THAT 30, 60, 90, OR 120 PLUS DAYS DOES NOT INCLUDE REO OR FORECLOSURE
               *NOTE THAT 30, 60, 90, OR 120 PLUS DAYS MAY INCLUDE BANKRUPTCY

5.03 (xxi)    Trigger  Event                                                        NO
              Subordination Trigger Event                                           NO

Delta Funding Corporation
Delta Home Equity Loan Trust
Series 1998-3


                                             DISTRIBUTION DATE        4/16/01



Interest Advance Recovery  $1,099,550.37
Servicing Advance Recovery   $257,919.34
          TOTAL            $1,357,469.71
                                                  Interest     Principal

The Available Funds for Certificate Group 1   $2,178,186.72  $4,743,994.61
The Available Funds for Certificate Group 2     $119,647.12    $942,900.71
          TOTAL                               $2,297,833.83  $5,686,895.32

5.03 (ii,iii)

CERTIFICATE GROUP 1
                               Beginning    Certificate     Interest        Principal         Ending
 Class        Cusip             Balance         Rate       Distribution     Distribution     Balance
 ------       ---------     --------------- ------------  ------------     ------------     --------------
Class A-1     24763LEE6         $0.00          0.000%        $0.00            $0.00              $0.00
Class A-2     24763LEF3     $74,226,393.36     5.860%     $362,472.22     $5,002,618.51     $69,223,774.85
Class A-3     24763LEG1     $58,921,000.00     5.960%     $292,640.97         $0.00         $58,921,000.00
Class A-4     24763LEH9     $68,805,000.00     6.220%     $356,639.25         $0.00         $68,805,000.00
Class A-5     24763LEJ5     $32,016,000.00     6.410%     $171,018.80         $0.00         $32,016,000.00
Class A-6     24763LEK2     $44,500,000.00     5.930%     $219,904.17         $0.00         $44,500,000.00
Class IO      24763LEL0     $57,479,000.00     4.065%     $194,690.00           NA          $38,938,000.00
Class BIO      F9803101         $0.00            NA       $281,315.77           NA               $0.00
 Class R                        $0.00            NA          $0.00            $0.00              $0.00

 TOTALS                    $278,468,393.36              $1,878,681.17     $5,002,618.51     $273,465,774.85

CERTIFICATE GROUP 2

              Cusip                        Certificate       Interest        Principal             Ending
 Class      US24863LB  Beginning Balance       Rate         Distribution     Distribution          Balance
 ------     ---------  -----------------   -------------    ------------     ------------       --------------
Class A-1A  24763LEM8    $10,884,431.06      5.81000%         $52,668.55     $1,023,393.08       $9,861,037.98

 TOTALS                 $289,352,824.42                    $1,931,349.73     $6,026,011.59     $283,326,812.83

                                                                              GROUP 1             GROUP 2
                                                                              -------             -------
          One Month LIBOR rate                                                                     5.16375%
5.03 (iv) The number and Principal Balances of all Mortgage Loans                       56               8
          that were subject to Principal Prepayments during the Due Period   $3,858,030.97     $695,661.01

          The amount of all Curtailments that were received during the            ($984.01)          $0.00
          Due Period

          The principal portion of all Monthly Payments received               $392,615.07       $7,398.00
          during the Due Period

5.03 (v)  The Amount of Excess Interest for each Loan Group paid as            $258,123.71      $80,492.37
          principal

5.03 (vi) SERVICING FEE                                                         $63,476.32       $2,050.92
          Premium Amount                                                        $26,207.14         $946.40
          Reimbursement Amount to Certificate Insurer                                $0.00           $0.00
          TRUSTEE FEE                                                              $685.06          $29.42

5.03 (vii)The Aggregate Principal Balance of the Mortgage Loans
             (Before Distribution                                          $293,598,393.36  $12,609,431.06
          The Aggregate Principal Balance of the Mortgage Loans
             (After Distribution)                                          $288,595,774.85  $11,586,037.98

          The Certificate Principal Balance  (Before Distribution)         $278,468,393.36  $10,884,431.06
          The Certificate Principal Balance  (After Distribution)          $273,465,774.85   $9,861,037.98

CERTIFICATE GROUP 1

            Cusip   Beginning Balance    Certificate      Interest        Principal       Ending Balance
 Class    US24863LB  Factor Per 1000        Rate        Factor Per 1000  Factor Per 1000  Factor Per 1000
 ------   ---------  ---------------     ------------   ---------------  ---------------    ---------------
Class A-1    A70       0.000000000           6.600%      0.000000000      0.000000000         0.0000000
Class A-2    B53       0.782269179           6.920%      3.820081160      52.722409101       729.5467703
Class A-3    C37       1.000000000           7.260%      4.966666667      0.000000000       1000.0000000
Class A-4    D10       1.000000000           7.460%      5.183333333      0.000000000       1000.0000000
Class A-5    E92       1.000000000           7.740%      5.341666667      0.000000000       1000.0000000
Class A-6    F76       1.000000000           7.210%      4.941666667      0.000000000       1000.0000000
 Class S               0.508195997          4.0646%      1.721336115           NA            344.2672231



Delta Funding Corporation
Delta Home Equity Loan Trust
Series 1998-3

CERTIFICATE GROUP 2
                    Beginning Balance                       Interest        Principal        Ending Balance
 Class      Cusip    Factor Per 1000    Certificate Rate  Factor Per 1000  Factor Per 1000   Factor Per 1000
 ------     ------   ---------------    ----------------  ---------------  ---------------   ---------------
Class A-1A             0.362814369          5.80667%        1.755618417      34.113102667     328.7012660


                                                                                 GROUP 1              GROUP 2
5.03 (ix)    Overcollateralization Amount                                         $15,130,000.00      $1,725,000.00
             Specified Overcollateralization Amount                               $15,130,000.00      $1,725,000.00

5.03 (x)     The amount of any Insured Payments                                             $0.00             $0.00

5.03 (xiv)   The interest portion of all Monthly Payments received on               $1,210,603.48        $48,208.87
             the Mortgage Loans during the Due Period

5.03 (xv)    The amount of the Monthly Advances and the Compensating Interest       $1,031,059.56        $73,489.17
             payments to be made on the Determination Date                              $9,699.34             $0.00

5.03 (xvi)   The amount distributed to the Class R Certificateholder                         0.00             $0.00

5.03 (xvii)  The weighted average remaining term to maturity                                  287               329
             The weighted average Loan  Rate                                                 9.95%            12.41%

5.03 (xviii) The amount of all payments or reimbursements to the Servicer                   $0.00             $0.00

5.03 (xix)   The number of Mortgage Loans outstanding prior to distribution                  3612               131
             The number of Mortgage Loans outstanding after distribution                     3556               123

5.03 (xx)    The Amount of Liquidation Loan Losses                                     258,623.90         80,492.37
             Loan Losses as percentage of the Initial Collateral Balance                   0.0581%           0.2683%
             Cumulative Net Losses as percentage of the Initial Collateral Balance           0.53%             0.75%
             Non-Recoverable Loss Adjusment                                                (500.19)           $0.00
5.03 (xxi)   Delinquent Mortgage Loans :  Group 1
             All Delinquencies are exclusive of each other          Number         Percent         Principal Balance
                                                 30 TO 59 DAYS       219           6.676302%         $19,267,524.30
                                                 60 TO 89 DAYS        90           2.711090%          $7,824,090.59
                                                  90 PLUS DAYS        73           1.738918%          $5,018,444.30
                                               FORECLOSURE           200           5.531301%         $15,963,101.46
                                                BANKRUPTCY           170           4.851755%         $14,001,959.31
                                                  REO                 73           1.637602%          $4,726,048.84

            *NOTE THAT 30, 60, OR 90 PLUS DAYS DOES NOT INCLUDE REO, FORECLOSURE, OR BANKRUPTCY

          Delinquent Mortgage Loans:  Group 2
          All Delinquencies are exclusive of each other              Number         Percent         Principal Balance
                                                  30 TO 59 DAYS        9            6.585212%           $762,965.15
                                                  60 TO 89 DAYS        8            7.470909%           $865,582.40
                                                   90 PLUS DAYS        2            1.947321%           $225,617.32
                                                    FORECLOSURE        18           14.518350%         $1,682,101.51
                                                     BANKRUPTCY        6            3.501820%           $405,722.15
                                                            REO        5            3.818194%           $442,377.44

            *NOTE THAT 30, 60, OR 90 PLUS DAYS DOES NOT INCLUDE REO, FORECLOSURE, OR BANKRUPTCY

          Prepayment Penalty                                              $37,030.86

Delta Funding Coproration
Home Equity Loan Trust
Series 1998-4                                                    Distribution Date           4/16/01


                                                                      Interest              Principal
    5.03 (i)    The Available Funds for Certificate Group 1        $1,875,025.11           $4,307,841.66
                The Available Funds for Certificate Group 2          $141,141.69             $732,241.69
                Total                                              $2,016,166.80           $5,040,083.35

                Interest Advance Recovery                                                    $915,654.71
                Servicing Advance Recovery                                                   $203,192.83

    5.03 (ii,iii,viii)

    Certificate Group 1
                             Beginning          Certificate    Interest         Principal          Ending
      Class      CUSIP         Balance            Rate        Distribution     Distribution        Balance
     Class A-1  24763LEP1        $0.00            6.160%         $0.00             $0.00            $0.00
     Class A-2  24763LEQ9   $67,184,897.16        5.960%      $333,684.99      $4,623,390.07     $62,561,507.09
     Class A-3  24763LER7  $133,200,000.00        6.340%      $703,740.00          $0.00        $133,200,000.00
     Class A-4  24763LES5   $36,800,000.00        6.190%      $189,826.67          $0.00         $36,800,000.00
      Class B   24763LET3   $14,000,000.00        6.750%       $78,750.00          $0.00         $14,000,000.00
     Class IO   24763LEU0   $60,500,000.00        6.000%      $245,000.00           NA           $49,000,000.00
     Class BIO                   $0.00             N/A          $3,559.47          $0.00             $0.00
     Residual                    $0.00             N/A           $0.00             $0.00             $0.00
      TOTALS               $251,184,897.16                  $1,554,561.12      $4,623,390.07    $246,561,507.09


    Certificate Group 2
                              Beginning          Certificate    Interest         Principal             Ending
      Class      CUSIP        Balance             Rate         Distribution     Distribution          Balance
    Class A-1A  24763LEV8   $15,581,591.21       5.76375%       $79,829.69       $768,127.58     $14,813,463.63
      TOTALS                $266,766,488.37                  $1,634,390.81     $5,391,517.65    $261,374,970.72
    **Class A-1A Certificate rate is a variable rate.
                                                                                  GROUP 1             GROUP 2
    5.03 (v)    The Amount of Excess Interest for each Loan Group paid as          $0.00               $0.00
                principal

    5.03 (vi)   SERVICING FEE                                                   $59,252.60              $2,343.10
                Premium Amount                                                  $20,753.68              $1,363.39
                Reimbursement Amount to Certificate Insurer                        $0.00                    $0.00
                TRUSTEE FEE                                                       $514.37                  $31.16

    5.03 (vii)  The Aggregate Principal Balance of the Mortgage Loans
                  (Before Distribution)                                       $257,184,897.16      $15,581,591.21
                The Aggregate Principal Balance of the Mortgage Loans
                  (After Distribution)                                        $252,561,507.09      $14,813,463.63
                The Certificate Principal Balance  (Before Distribution)      $251,184,897.16      $15,581,591.21
                The Certificate Principal Balance  (After Distribution)       $246,561,507.09      $14,813,463.63

    5.03 (ix)   Overcollateralization Amount                                    $6,000,000.00
                Required Overcollateralization Amount                           $6,000,000.00

    5.03 (x)    The amount of any Insured Payments                                      $0.00               $0.00

    5.03 (xi)   The number and Principal Balances of all Mortgage Loans             53                         8
                that were subject to Principal Prepayments during
                    the Due Period                                              $3,746,330.97         $656,083.28

    5.03 (xii)  The amount of all Curtailments that were received during the        ($574.14)            ($323.54)
                Due Period

    5.03 (xiii) The principal portion of all Monthly Payments received           $312,771.84            $4,367.84
                during the Due Period





    Certificate Group 1

                CUSIP      Beginning Balance     Certificate  Interest          Principal             Ending Balance
       Class    24783LE     Factor per 1000       Rate       Factor per 1000   Factor per 1000       Factor per 1000
     Class A-1    P13         0.000000000         6.160%      0.000000000         0.000000000           0.0000000
     Class A-2    Q95         0.894367641         5.960%      4.442025948        61.546726171          832.8209144
     Class A-3    R78         1.000000000         6.340%      5.283333333         0.000000000          1000.0000000
     Class A-4    S51         1.000000000         6.190%      5.158333333         0.000000000          1000.0000000
      Class B     T35         1.000000000         6.750%      5.625000000         0.000000000          1000.0000000
     Class IO     U08         0.517094017         6.000%      2.094017094         0.000000000          418.8034188

    Certificate Group 2
                                                                                                           Ending
                           Beginning Balance    Certificate    Interest         Principal                 Balance
       Class     Cusip      Factor per 1000     Rate          Factor per 1000   Factor per 1000        Factor per 1000

    Class A-1A                0.486924725         5.764%      2.494677676         24.003986875           462.9207384

    **Class A-1A Certificate rate is a variable rate.

                One Month LIBOR rate                                                                        5.16375%

                                                                                    GROUP 1                GROUP 2
    5.03 (xiv)  The interest portion of all Monthly Payments received on         $1,119,949.10            $52,060.72
                the Mortgage Loans during the Due Period

    5.03 (xv)   The amount of the Monthly Advances and the Compensating Interest   $814,328.61            $91,424.07
                payments to be made on the Determination Date                        $5,432.51                 $0.00

    5.03 (xvi)  The amount distributed to the Class R Certificateholder                  $0.00                 $0.00

    5.03 (xvii) The weighted average remaining term to maturity                            298                   332
                The weighted average Loan  Rate                                         9.8607%              11.8629%

    5.03 (xviii)The amount of all payments or reimbursements to the Servicer             $0.00                $0.00

    5.03 (xvii) The number of Mortgage Loans outstanding prior to distribution            2855                    191
                The number of Mortgage Loans outstanding after distribution               2802                    183

    5.03 (xx)   The Amount of Liquidation Loan Losses                              $315,548.41             $35,885.89
                Loan Losses as percentage of the Initial Collateral Balance               0.09%                  0.11%
                Cumulative Net Losses as percentage of the Initial Collateral Balanne     0.41%                  0.36%
                Non-Recoverable Loss Ajustment                                       $5,403.47              $2,275.62

    5.03 (xxi)  Delinquent Mortgage Loans:  Group 1
                All Delinquencies are exclusive of each other    Number     Percent          Principal Balance

                                               30 TO 59 DAYS      193       6.9755040%         $17,617,437.68
                                               60 TO 89 DAYS       70       2.7717440%         $7,000,359.45
                                               90 PLUS DAYS        54       2.0578660%          $5,197,377.96
                                                FORECLOSURE       144       4.7638050%         $12,031,538.91
                                                 BANKRUPTCY        87        3.439752%          $8,687,490.15
                                                        REO        59        1.632165%          $4,122,219.74

                *NOTE THAT 30, 60, OR 90 PLUS DAYS DOES NOT INCLUDE REO, FORECLOSURE, OR BANKRUPTCY


                Delinquent Mortgage Loans:  Group 2
                All Delinquencies are exclusive of each other    Number      Percent         Principal Balance

                                               30 TO 59 DAYS       17           9.32%            $1,381,223.22
                                               60 TO 89 DAYS        9           4.24%              $628,078.99
                                               90 PLUS DAYS         5           1.70%              $251,414.43
                                                FORECLOSURE        18           9.06%            $1,342,833.88
                                                 BANKRUPTCY        14           7.36%            $1,090,756.99
                                                        REO        12           6.28%              $929,580.78

                *NOTE THAT 30, 60, OR 90 PLUS DAYS DOES NOT INCLUDE REO, FORECLOSURE, OR BANKRUPTCY

    5.03 (xxii) LIBOR Carryover Shortfall Amount                   $0.00
    5.03 (xxiii)Allocated Pre-Funded Amount                        $0.00
                Prepayment Penalty                            $17,173.64

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-1

                     Certificateholder Distribution Summary

                      Certificate     Certificate      Beginning
                        Class         Pass-Through     Certificate     Interest        Principal
Class      CUSIP      Description         Rate           Balance      Distribution    Distribution

A-1F      24763LEW6     SEN_FIX         5.81000%         590,982.51       2,861.34        590,982.51
A-2F      24763LEX4     SEN_FIX         5.98000%      71,700,000.00     357,305.00      2,969,236.96
A-3F      24763LEY2     SEN_FIX         6.13000%      34,800,000.00     177,770.00              0.00
A-4F      24763LEZ9     SEN_FIX         6.39000%      52,100,000.00     277,432.50              0.00
A-5F      24763LFA3     SEN_FIX         6.81000%      25,750,000.00     146,131.25              0.00
A-6F      24763LFB1     SEN_FIX         6.34000%      32,000,000.00     169,066.67              0.00
IOF       24763LFC9    SEN_NTL_I        6.00000%               0.00     243,000.00              0.00
A-1A      24763LFD7     SEN_FIX         5.84875%      29,943,478.61     136,213.72         61,902.54
A-2A      24763LFE5     SEN_FIX         5.95000%       7,776,664.57      38,559.30        557,122.90
 B        24763LFF2     JUN_FIX         6.80000%      11,250,000.00      63,750.00              0.00
BIO       DFH991BIO     JUN_FIX         0.00000%               0.00     436,272.70              0.00
R-1       DFH9901R1     JUN_RES         0.00000%               0.00           0.00              0.00
R-2       DFH9901R2     JUN_RES         0.00000%               0.00           0.00              0.00
R-3       DFH9901R3     JUN_RES         0.00000%               0.00           0.00              0.00

Totals                                               265,911,125.69   2,048,362.48      4,179,244.91


             Current         Ending                               Cumulative
             Realized      Certificate             Total           Realized
Class          Loss          Balance            Distribution        Losses

A-1F           0.00                0.00           593,843.85          0.00
A-2F           0.00       68,730,763.04         3,326,541.96          0.00
A-3F           0.00       34,800,000.00           177,770.00          0.00
A-4F           0.00       52,100,000.00           277,432.50          0.00
A-5F           0.00       25,750,000.00           146,131.25          0.00
A-6F           0.00       32,000,000.00           169,066.67          0.00
IOF            0.00                0.00           243,000.00          0.00
A-1A           0.00       29,881.576.06           198,116.26          0.00
A-2A           0.00        7,219,541.67           595,682.20          0.00
 B             0.00       11,250,000.00            63,750.00          0.00
BIO            0.00                0.00           436,272.70          0.00
R-1            0.00                0.00                 0.00          0.00
R-2            0.00                0.00                 0.00          0.00
R-3            0.00                0.00                 0.00          0.00

Totals         0.00      261,731,880.77         6,227,607.39          0.00

All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

    Delta Funding Corporation
    Mortgage Pass-Through Certificates

    Record Date:        28-Feb-2001
    Distribution Date   15-Mar-2001



                                DFH Series 1999-1

                        Principal Distribution Statement

           Original            Beginning      Scheduled      Unscheduled
            Face              Certificate     Principal       Principal
Class        Amount              Balance     Distribution     Distribution    Accretion

A-1F      92,400,000.00      590,982.51         0.00          590,982.51       0.00
A-2F      71,700,000.00   71,700,000.00         0.00        2,969,236.96       0.00
A-3F      34,800,000.00   34,800,000.00         0.00                0.00
A-4F      52,100,000.00   52,100,000.00         0.00                0.00       0.00
A-5F      25,750,000.00   25,750,000.00         0.00                0.00       0.00
A-6F      32,000,000.00   32,000,000.00         0.00                0.00       0.00
IOF                0.00            0.00         0.00                0.00       0.00
A-1A      44,000,000.00   29,943,478.61         0.00           61,902.54       0.00
A-2A      11,000,000.00    7,776,664.57         0.00          557,122.90       0.00
B         11,250,000.00   11,250,000.00         0.00                0.00       0.00
BID                0.00            0.00         0.00                0.00       0.00
R-1                0.00            0.00         0.00                0.00       O.00
R-2                0.00            0.00         0.00                0.00       0.00
R-3                0.00            0.00         0.00                0.00       O.00

 Total   375,000,000.00  265,911,125.69         0.00        4,179,244.91       0.00

                                Total          Ending           Ending             Total
                Realized      Principal      Certificate      Certificate        Principal
Class            Loss (1)     Reduction       Balance          Percentage       Distribution

A-1F               0.00      590,982.51              0.00      0.00000000       590,982.51
A-2F               0.00    2,969,236.96     68,730,763.04      0.95858805     2,969,236.96
A-3F               O.00            0.00     34,800,000.00      1.00000000             0.00
A-4F               0.00            0.00     52,100,000.00      1.00000000             0.00
A-5F               0.00            0.00     25,750,000.00      1.00000000             0.00
A-6F               0.00            0.00     32,000,000.00      1.00000000             0.00
IOF                0.00            0.00              0.00      0.00000000             0.00
A-1A               0.00       61,902.54     29,881,576.06      0.67912673        61,902.54
A-2A               0.00      557,122.90      7,219,541.67      0.65632197       557,122.90
B                  0.00            0.00     11,250,000.00      1.00000000             0.00
BID                0.00            0.00              0.00      0.00000000             0.00
R-1                0.00            0.00              0.00      0.00000000             0.00
R-2                0.00            0.00              0.00      0.00000000             0.00
R-3                0.00            0.00              0.00      0.00000000             0.00


Totals             0.00    4,179,244.91    261,731,880.77      0.69795168     4,179,244.91


(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Descript

    Delta Funding Corporation
    Mortgage Pass-Through Certificates

    Record Date:        28-Feb-2001
    Distribution Date   15-Mar-2001



                                DFH Series 1999-1

                    Principal Distribution Factors Statement



                  Original        Beginning     Scheduled          Unscheduled
                  Face           Certificate    Principal           Principal
  Class (2)       Amount          Balance      Distribution        Distribution       Accretion

   A-1F         92,400,000.00     6.39591461    0.00000000          6.39591461        0.00000000
   A-2F         71,700,000.00  1000.00000000    0.00000000         41.41195202        0.00000000
   A-3F         34,800,000.00  1000.00000000    0.00000000          0.00000000        0.00000000
   A-4F         52,100,000.00  1000.00000000    0.00000000          0.00000000        0.00000000
   A-5F         25,750,000.00  1000.00000000    0.00000000          0.00000000        0.00000000
   A-6F         32,000,000.00  1000.00000000    0.00000000          0.00000000        0.00000000
   IOF                   0.00     0.00000000    0.00000000          0.00000000        0.00000000
   A-1A         44,000,000.0O   680.53360477    0.00000000          1.40687591        0.00000000
   A-2A         11,000,000.00   706.96950636    0.00000000         50.64753636        0.00000000
    B           11,250,000.00  1000.00000000    0.00000000          0.00000000        0.00000000
   BIO                   0.00     0.00000000    0.00000000          0.00000000        0.00000000
   R-1                   0.00     0.00000000    0.00000000          0.00000000        0.00000000
   R-2                   0.00     0.00000000    0.00000000          0.00000000        0.00000000
   R-3                   0.00     0.00000000    0.00000000          0.00000000        0.00000000




                              Total           Ending       Ending          Total
              Realized       Principal      Certificate   Certificate    Principal
 Class (2)     Loss (3)      Reduction        Balance     Percentage     Realized

  A-1F        0.00000000    6,39591461      0.00000000    0.00000000     6.39591461
  A-2F        0.00000000   41,41195202    958.58804798    0.95858805    41.41195202
  A-3F        0.00000000    0.00000000   1000.00000000    0.00000000     0.00000000
  A-4F        0.00000000    0.00000000   1000.00000000    0.00000000     0.00000000
  A-5F        0.00000000    0.00000000   1000.00000000    0.00000000     0.00000OOO
  A-6F        0.00000000    0.00000000   1000.00000000    0.00000000     0.00000000
  IOF         0.00000000    0.00000000      0.00000000    0.00000000     0.00000000
  A-1A        0.00000000    1.40687591    679.12672864    0.67912673     1.40687591
  A-2A        0.00000000   50.64753636    656.32197000    0.65632197    50.64753636
   B          0.00000000    0.00000000   1000.00000000    0.00000000     0.00000000
  BIO         0.00000000    0.00000000      0.00000000    0.00000000     0.00000000
  R-1         0.00000000    0.00000000      0.00000000    0.00000000     0.00000000
  R-2         0.00000000    0.00000000      0.00000000    0.00000000     0.00000000
  R-3         0.00000000    0.00000000      0.00000000    0.00000000     0.00000000



All denominations are Per $1,000.
(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-1


                     Interest Distribution Statement

 Class      Original       Current        Beginning        Current     Payment of    Current
             Face        Certificate    Certificate/       Accrued       Unpaid      Interest
             Amount         Rate          Notional         Interest     Interest     Shortfall
                                          Balance                       Shortfall

 A-1F     92,400,000.00   5.81000%        590,982.51       2,861.34         0.00       0.00
 A-2F     71,700,000.00   5.98000%     71,700,000.00     357,305.00         0.00       0.00
 A-3F    34,800,000.00   6.13000%     34,800,000.00     177,770.00         0.00       0.00
 A-4F     52,100,000.00   6.39000%     52,100,000.00     277,432.50         0.00       0.00
 A-5F     25,750,000.00   6.81000%     25,750,000.00     146,131.25         0.00       0.00
 A-6F     32,000,000.00   6.34000%     32,000,000.00     169,066.67         0.00       0.00
 IOF               0.00   6.00000%     48,600,000.00     243,O00.00         0.00       0.00
 A-1A     44,000,000.00   5.84875%     29,943,478.61     136,213.72         0.00       0.00
 A-2A     11,000,000.00   5.95000%      7,776,664.57      38,559.30         0.00       0.00
  B       11,250,000.00   6,80000%     11,250,000.00      63,750.00         0.00       0.00
 BIO               0.00   0.00000%              0.00           0.00         0.00       0.00
 R-1               0.00   0.00000%              0.00           0.00         0.00       0.00
 R-2               0.00   0.00000%              0.00           0.00         0.00       0.00
 R-3               0.00   0.00000%              0.00           0.00         0.00       0.00
Totals   375,000,000.00                                1,612,089.78         0.00       0.00


 Class     Non-Supported   Realized       Total       Remaining      Ending
             Interest      Loss (4)     Interest       Unpaid     Certificate/
             Shortfall                Distribution    Interest      Notional
                                                      Shortfall      Balance

 A-1F          0.00          0.00         2,861.34      0.00               0.00
 A-2F          0.00          0.00       357,305.00      0.00      68,730,763.04
 A-317         0.00          0.00       177,770.00      0.00      34,800,000.00
 A-4F          0.00          0.00       277,432.50      0.00      52,100,000.00
 A-5F          0.00          0.00       146,131.25      0.00      25,750,000.00
 A-6F          0.00          0.00       169,066.67      0.00      32,000,000.00
 IOF           0.00          0.00       243,000.00      0.00      40,000,000.00
 A-1A          0.00          0.00       136,213.72      0.00      29,881,576.06
 A-2A          0.00          0.00        38,559.30      0.00       7,219,541.67
  B            0.00          0.00        63,750.00      0.00      11,250,000.00
 BIO           0.00          0.00       436,272.70      0.00               0.00
 R-1           0.00          0.00             0.00      0.00               0.00
 R-2           0.00          0.00             0.00      0.00               0.00
 R-3           0.00          0.00             0.00      0.00               0.00
Totals         0.00          0.00     2,048,362.48      0.00


(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-1


                     Interest Distribution Factors Statement


                Original      Current       Beginning       Current     Payment of    Current
Class (5)         Face      Certificate    Certificate/      Accrued     Unpaid       Interest
                 Amount        Rate          Notional        Interest    Interest     Shortfall
                                               Balance                   Shortfall

A-1F         92,400,000.00   5.81000 %      6.39591461     0.03096688    0.00000000   0.00000000
A-2F         71.700,000.00   5.98000 %   1000.00000000     4.98333333    0.00000000   0.00000000
A-3F         34,800,000.00   6.13000 %   1000.00000000     5.10833333    0.00000000   0.00000000
A-4F         52,100,000.00   6.39000 %   1000.00000000     5.32500000    0.00000000   0.00000000
A-5F         25,750,000.00   6.81000 %   1000.00000000     5.67500000    0.00000000   0.00000000
A-6F         32,000,000.00   6.34000 %   1000.00000000     5.28333344    0.00000000   0.00000000
IOF                   0.00   6.00000 %    374.71087124     1.87355436    0.00000000   0.00000000
A-1A         44,000,000.00   5.84875 %    680.53360477     3.09576636    0.00000000   0.00000000
A-2A         11,000,000.00   5.95000 %    706.96950636     3.50539091    0.00000000   0.00000000
B            11,250,000.00   6.80000 %   1000.00000000     5.66666667    0.00000000   0.00000000
BIO                   0.00   0.00000 %      0.00000000     0.00000000    0.00000000   0.00000000
R-1                   0.00   0.00000 %      0.00000000     0.00000000    0.00000000   0.00000000
R-2                   0.00   0.00000 %      0.00000000     0.00000000    0.00000000   0.00000000
R-3                   0.00   0.00000 %      0.00000000     0.00000000    0.00000000   0.00000000


           Non-Supported                   Total      Remaining       Ending
Class (5)     Interest     Realized      Interest      Unpaid      Certificate/
             Shortfall     Loss (6)    Distribution    Interest      Notional
                                                      Shortfall      Balance

A-1F        0.00000000    0.00000000    0.03096688   0.00000000     0.00000000
A-2F        0.00000000    0.00000000    4.98333333   0.00000000   958.58804798
A-3F        0.00000000    0.00000000    5.10833333   0.00000000  1000.00000000
A-4F        0.00000000    0.00000000    5.32500000   0.00000000  1000.00000000
A-5F        0.00000000    0.00000000    5.67500000   0.00000000  1000.00000000
A-6F        0.00000000    0.00000000    5.28333344   0.00000000  1000.00000000
IOF         0.00000000    0.00000000    1.87355436   0.00000000   308.40400925
A-1A        0.00000000    0.00000000    3.09576636   0.00000000   679.12672864
A-2A        0.00000000    0.00000000    3.50539091   0.00000000   656.32197000
B           0.00000000    0.00000000    5.66666667   0.00000000  1000.00000000
BIO         0.00000000    0.00000000    0.00000000   0.00000000     0.00000000
R-1         0.00000000    0.00000000    0.00000000   0.00000000     0.00000000
R-2         0.00000000    0.00000000    0.00000000   0.00000000     0.00000000
R-3         0.00000000    0.00000000    0.00000000   0.00000000     0.00000000

All denominations are Per $1,000

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-1


                     Certificateholder Component Statement

               Component     Beginning      Ending     Beginning      Ending         Ending
             Pass-Through     Notional      Notional   Component     Component      Component
   Class         Rate          Balance      Balance     Balance       Balance       Percentage

    0C           0.00000%          0.00         0.00       0.00          0.00          0.00000000%
   MBIA      1,200.00000%     22,282.85    21,917.17       0.00          0.00         68.86102604%

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-1


                         Certificateholder Account Statement

                          CERTIFICATE ACCOUNT

    Beginning Balance                                                0.00
    Deposits
        Payments of Interest and Principal                   5,483,814.44
        Liquidations, Insurance Proceeds, Reserve Funds              0.00
        Proceeds from Repurchased Loans                              0.00
        Other Amounts (Servicer Advances)                    1,000,081.74
        Realized Losses                                       (120,661.74)
    Total Deposits                                           6,363,234.44
    Withdrawals
        Reimbursement for Servicer Advances                          0.00
        Payment of Service Fee                                 135,627.05
        Payment of Interest and Principal                    6,227,607.39
                                                             ------------
    Total Withdrawals (Pool Distribution Amount)             6,363,234.44
    Ending Balance                                                   0.00
                                                             ============


            PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

     Total Prepayment/Curtailment Interest Shortfall
     Servicing Fee Support                                       3,559.35

     Non-Supported Prepayment/Curtailment Interest Shortf            0.00



                            SERVICING FEES
     Gross Servicing Fee                                       113,504.63
     Trustee Fee- Wells Fargo Bank, N.A.                         3,398.92
     Supported Prepayment/Curtailment Interest Shortfall         3,559.35
                                                               ----------
     Net Servicing Fee                                         113,344.20
                                                               ==========


                                             OTHER ACCOUNTS

                            Beginning        Current      Current       Ending
            Account Type      Balance    Withdrawals     Deposits      Balance
   Financial Guaranty            0.00           0.00          0.00        0.00
   Financial Guaranty            0.00           0.00          0.00        0.00
   Reserve Fund              5,000.00           0.00          0.00    5,000.00
   Reserve Fund              5,000.00           0.00          0.00    5,000.00

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-1


                       Loan Status Stratification/Credit Enhancement Statement

           DELINQUENT                    BANKRUPTCY
               No. of   Principal                    No. of    Principal
               Loans    Balance                       Loans     Balance

                                       0-29 Days       65   4,897,557.14
  30 Days        194   16,482,865.61   30 Days         28   1,807,835.47
  60 Days         96    7,926,986.88   60 Days         13   1,058,286.92
  90 Days         54    4,076,685.21   90 Days          8     447,641.21
  120 Days        32    2,160,212.83   120 Days        33   2,310,423.29
  150 Days         0            0.00   150 Days         0           0.00
  180+ Days        0            0.00   180+ Days        0           0.00
            --------   -------------             --------  --------------
                 376   30,646,750.53                  147  10,521,744.03

               No. of   Principal                    No. of    Principal
               Loans    Balance                       Loans     Balance
                                       0-29 Days 2.002465 %     1.829269 %
  30 Days   5.976587 %      6.156455 % 30 Days   0.862600%      0.675238 %
  60 Days   2.957486 %      2.960780 % 60 Days   0.400493%      0.395277 %
  90 Days   1.663586 %      1.522668 % 90 Days   0.246457%      0.167197 %
  120 Days  0.985829 %      0.806853 % 120 Days  1.016636%      0.862958 %
  150 Days  0.000000 %      0.000000 % 150 Days  0.000000%      0.000000%
  180+ Days 0.000000 %      0.000000 % 180+ Days 0.000000%      0.000000%
            --------       ---------             --------       ---------
            1.583487 %     11.446756 %           4.528651 %     3.929938 %


     FORECLOSURE                                 REO                                  Total
             No. of   Principal                    No. of   Principal                   No. of    Principal
              Loans    Balance                      Loans    Balance                    Loans      Balance

0-29 Days        0             0.00  0-29 Days        0           0.00    0-29 Days       65   4,897,557.14
30 Days          0             0.00  30 Days          0           0.00    30 Days        222  18,290,701.08
60 Days          0             0.00  60 Days          0           0.00    60 Days        109   8,985,273.80
90 Days          0             0.00  90 Days          0           0.00    90 Days         62   4,524,326.42
120 Days       184    15,045,598.08  120 Days        63   3,902,908.53    120 Days       312  23,419,142.73
150 Days         0             0.00  150 Days         0           0.00    150 Days         0           0.00
180+ Days        0             0.00  180+ Days        0           0.00    180+ Days        0           0.00
          --------    -------------             -------   ------------              --------  --------------
               184    15,045,598.08                  63   3,902,908.53                   770  60,117,001.17

             No. of     Principal                  No. of         Principal       No. of        Principal
              Loans     Balance                     Loans     Balance              Loans         Balance
0-29 Days 0.000000%        0.000000% 0-29 Days 0.000000%      0.000000%   0-29 Days 2.002465%      1.829269 %
30 Days   0.000000%        0.000000% 30 Days   0.000000%       0.000000%  30 Days   6.839187 %     6.831693 %
60 Days   0.000000%        0.000000% 60 Days   0.000000 %      0.000000%  60 Days   3.357979 %     3.356057 %
90 Days   0.000000 %       0.000000% 90 Days   0.000000%       0.000000%  90 Days   1.910043 %     1.689865 %
120 Days  5.668515 %       5.619627% 120 Days  1.940850 %      1.457761 % 120 Days  9.611830 %     8.747199 %
150 Days  0.000000%        0.000000% 150 Days  0.000000%       0.000000%  150 Days  0.000000%      0.000000%
180+ Days 0.000000%        0.000000% 180+ Days 0.000000%       0.000000%  180+ Days 0.000000%      0.000000%
          --------         --------            ---------       --------            ---------      ----------
          5.668515 %       5.619627 %          1.940850 %      1.457761 %          23.721503 %    22.454082 %



(7) The 120 day category for delinquent, bankruptcy, foreclosure, REO contains loans that are 120 days or more delinquent.

Current Period Realized Loss - Includes Interest Shortfall        120,661.74
Principal Balance of Contaminated Properties                            0.00
Cumulative Realized Losses -   Includes Interest Shortfall        806,462.83
Periodic Advance                                                1,000,081.74
Current Period Class A Insufficient Funds                               0.00

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-1


                       Delinquency Status By Group

             DELINQUENT                           BANKRUPTCY                          FORECLOSURE
 GROUP         No of     Principal                  No of    Principal                      No of    Principal
  1            Loans       Balance                  Loans     Balance                       Loans      Balance
                                       0-29 Days        54    4,149,770.55   0-29 Days          0           0.00
30 Days         160    13,734,811.54   30 Days          23    1,457,137.16   30 Days            0           0.00
60 Days          75     6,214,002.35   60 Days          10      881,595.56   60 Days            0           0.00
90 Days          48     3,674,550.33   90 Days           4      167,765.86   90 Days            0           0.00
120 Days         23     1,570,796.91   120 Days         23    1,411,487.58   120 Days         147  11,529,886.37
150 Days          0             0.00   150 Days          0            0.00   150 Days           0           0.00
180+ Days         0             0.00   180+ Days         0            0.00   180+ Days          0           0.00
           --------    -------------              --------    ------------               --------  --------------
                306    25,194,161.13                   114    8,067,756.71                    147  11,529,886.37

                                       0-29 Days  1.917614%       1.799499%  0-29 Days   0.000000%      0.000000%
30 Days    5.681818%        5.955939%  30 Days    0.816761%       0.631870%  30 Days     0.000000%      0.000000%
60 Days    2.663352%        2.694629%  60 Days    0.355114%       0.382293%  60 Days     0.000000%      0.000000%
90 Days    1.704545%        1.593425%  90 Days    0.142045%       0.072750%  90 Days     0.000000%      0.000000%
120 Days   0.816761%        0.681157%  120 Days   0.816761%       0.612075%  120 Days    5.220170%      4.999799%
150 Days   0.000000%        0.000000%  150 Days   0.000000%       0.000000%  150 Days    0.000000%      0.000000%
180+ Days  0.000000%        0.000000%  180+ Days  0.000000%       0.000000%  180+ Days   0.000000%      0.000000%
          ---------        ---------              --------        --------               --------       ---------
          10.866477 %      10.925150%             4.048295%       3.498487%              5.220170%      4.999799%


                  REO                           Total
                No of      Principal                  No of    Principal
                Loans        Balance                  Loans      Balance
 0-29 Days          0           0.00   0-29 Days        54    4,149,770.55
 30 Days            0           0.00   30 Days         183   15,191,948.70
 60 Days            0           0.00   60 Days          85    7,095,597.91
 90 Days            0           0.00   90 Days          52    3,842,316.19
 120 Days          52   3,142,660.21   120 Days        245   17,654,831.07
 150 Days           0           0.00   150 Days          0            0.00
 180+ Days          0           0.00   180+ Days         0            0.00
             --------   ------------              --------   -------------
                   52   3,142,660.21                   619   47,934,464.42

 0-29 Days   0.000000%      0.000000%  0-29 Days  1.917614%       1.799499%
 30 Days     0.000000%      0.000000%  30 Days    6.498580%       6.587809%
 60 Days     0.000000%      0.000000%  60 Days    3.018466%       3.076922%
 90 Days     0.000000%      0.000000%  90 Days    1.846591%       1.666175%
 120 Days    1.846591%      1.362777%  120 Days   8.700284%       7.655809%
 150 Days    0.000000%      0.000000%  150 Days   0.000000%       0.000000%
 180+ Days   0.000000%      0.000000%  180+ Days  0.000000%       0.000000%
             --------       --------             ---------       ---------
             1.846591%      1.362777%            21.981534%      20.786213%




             DELINQUENT                           BANKRUPTCY                          FORECLOSURE
 GROUP       No of   Principal                           No of   Principal                   No of      Principal
  2          Loans     Balance                           Loans    Balance                    Loans       Balance
                                       0-29 Days        11      747,786.59   0-29 Days          0           0.00
30 Days          34     2,748,054.07   30 Days           5      350,698.31   30 Days            0           0.00
60 Days          21     1,712,984.53   60 Days           3      176,691.36   60 Days            0           0.00
90 Days           6       402,134.88   90 Days           4      279,875.35   90 Days            0           0.00
120 Days          9       589,415.92   120 Days         10      899,935.71   120 Days          37   3,515,711.71
150 Days          0             0.00   150 Days          0            0.00   150 Days           0           0.00
180+ Days         0             0.00   180+ Days         0            0.00   180+ Days          0           0.00
           --------     ------------              --------    ------------               --------   ------------
                 70     5,452,589.40                    33    2,453,987.32                     37   3,515,711.71

                                       0-29 Days  2.558140%       2.014183%  0-29 Days   0.000000%      0.000000%
30 Days    7.906977%        7.401956%  30 Days    1.162791%       0.944615%  30 Days     0.000000%      0.000000%
60 Days    4.883721%        4.613969%  60 Days    0.697674%       0.475923%  60 Days     0.000000%      0.000000%
90 Days    1.395349%        1.083161%  90 Days    0.930233%       0.753852%  90 Days     0.000000%      0.000000%
120 Days   2.093023%        1.587607%  120 Days   2.325581%       2.421307%  120 Days    8.604651%      9.469662%
150 Davs   0.000000%        0.000000%  150 Days   0.000000%       0.000000%  150 Days    0.000000%      0.000000%
180+ Days  0.000000%        0.000000%  180+ Days  0.000000%       0.000000%  180+ Days   0.000000%      0.000000%
          ---------        ---------              --------        --------               --------       ---------
          16.279070 %      14.686693%             7.674419%       6.609879%              8.604651%      9.469662%


                  REO                           Total
                 No of        Principal               No of    Principal
                 Loans         Balance                Loans      Balance
 0-29 Days          0           0.00   0-29 Days        11      747,786.59
 30 Days            0           0.00   30 Days          39    3,098,752.38
 60 Days            0           0.00   60 Days          24    1,889,675.89
 90 Days            0           0.00   90 Days          10      682,010.23
 120 Days          11     760,248.32   120 Days         67    5,764,311.66
 150 Days           0           0.00   150 Days          0            0.00
 180+ Days          0           0.00   180+ Days         0            0.00
             --------     ----------             ---------   -------------
                   11     760,248.32                   151   12,182,536.75

 0-29 Days   0.000000%      0.000000%  0-29 Days 2.558140%        2.014183%
 30 Days     0.000000%      0.000000%  30 Days   9.069767%        8.346571%
 60 Days     0.000000%      0.000000%  60 Days   5.581395%        5.089892%
 90 Days     0.000000%      0.000000%  90 Days   2.325581%        1.837013%
 120 Days    2.558140%      2.047749%  120 Days 15.581395%       15.526325%
 150 Days    0.000000%      0.000000%  150 Days  0.000000%        0.000000%
 180+ Days   0.000000%      0.000000%  180+ Days 0.000000%        0.000000%
             --------       --------            ---------        ---------
             2.558140%      2.047749%           35.116279%       32.813984%

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-1


                              COLLATERAL STATEMENT

 Collateral Description                                        Mixed Fixed & Am
 Weighted Average Gross Coupon                                        9.685691%
 Weighted Average Net Coupon                                          9.685691%
 Weighted Average Pass-Through Rate                                   9.670691%
 Weighted Average Maturity (Stepdown Calculation)                            1
 Beginning Scheduled Collateral Loan Count                               3,295
 Number of Loans Paid in Full                                               49
 Ending Scheduled Collateral Loan Count                                  3,246
 Beginning Scheduled Collateral Balance                         271,911,125.69
 Ending Scheduled Collateral Balance                            267,731,880.77
 Ending Actual Collateral Balance at 28-Feb-2001                267,733,058.74
 Monthly P&I Constant                                             2,443,007.22
 Ending Scheduled Balance for Premium Loans                     267,731,880.77
 Required Overcollateralized Amount                                       0.00
 Overcollateralized Increase Amount                                 120,661.74
 Overcollateralized Reduction Amount                                      0.00
 Specified O/C Amount                                             6,000,000.00
 Overcollateralized. Amount                                       6,000,000.00
 Overcollateralized Deficiency Amount                               120,661.74
 Base Overcollateralization Amount                                6,000,000.00
 Extra Principal Distribution Amount                                120,661.74
 Excess Cash Amount                                                 556,934.44
 Group F Curtailments                                                $2,086.86
 Group A Curtailments                                                  $543.17
 Delinquency Reimbursement Amount                                  $873,344.12
 Servicing Advance Reimbursement                                   $165,817.60

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-1


    Group                                  1                    2             Total
Collateral Description           Mixed Fixed            Mixed ARM
Weighted Average Coupon Rate        9.608261            10.166425
Weighted Average Net Rate           9.593261            10.151425
Weighted Average Maturity             304.00               335.00
Record Date                         02/28/01             02/28/01
Principal And Interest Constant 2,102,808.39           340,198.83         2,443,007.22
Beginning Loan Count                   2,857                  438                3,295
Loans Paid In Full                        41                    8                   49
Ending Loan Count                      2,816                  430                3,246
Beginning Scheduled Balance   234,190,982.51        37,720,143.18       271,911,125.69
Ending Scheduled Balance       230,605,82830        37,126,052.47       267,731,880.77
Scheduled Principal               227,668.29            20,632.98           248,301.27
Unscheduled Principal           3,357,485.92           573,457.73         3,930,943.65
Scheduled Interest              1,875,140.10           319,565.85         2,194,705.95
Servicing Fee                           0.00                 0.00                 0.00
Master Servicing Fee                    0.00                 0.00                 0.00
Trustee Fee                         2,927.39               471.50             3,398.89
FRY Amount                              0.00                 0.00                 0.00
Special Hazard Fee                      0.00                 0.00                 0.00
Other Fee                               0.00                 0.00                 0.00
Pool Insurance Fee                      0.00                 0.00                 0.00
Spread 1                                0.00                 0.00                 0.00
Spread 2                                0.00                 0.00                 0.00
Spread 3                                0.00                 0.00                 0.00
Net Interest                    1,872,212.71           319,094.35         2,191,307.06
Realized Loss Amount               69,645.78            51,015.96           120,661.74
Cumulative Realized Loss          719,655.27            86,807.56           806,462.83
Percentage of Cumulative Losses         0.00                 0.00                 0.01

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      28-Feb-2001
Distribution Date                 15-Mar-2001



                                DFH Series 1999-2

                     Certificateholder Distribution Summary


                            Certificate    Certificate    Beginning
                            Class          Pass-Through   Certificate       Interest        Principal
 Class      CUSIP           Description      Rate         Balance           Distribution    Distribution

A-1F       24763LFG0        SEN-FIX        6.14000 %       40,376,101.91     206,591.05     5,631,870.21
A-2F       24763LFH8        SEN-FIX        6.50000 %       56,861,000.00     307,997.08             0.00
A-3F       24763LFJ4        SEN-FIX        6.58000 %       27,651,000.00     151,619.65             0.00
A-4F       24763LFK1        SEN-FIX        6.83000 %       18,534,000.00     105,489.35             0.00
A-5F       24763LFL9        SEN-FIX        7.07000 %       21,609,000.00     127,313.02             0.00
A-6F       24763LFM7        SEN-FIX        7.37000 %       32,569,000.00     200,027.94             0.00
A-7F       24763LFN5        SEN-FIX        7.03000 %       37,000,000.00     216,758.33             0.00
 IOF       24763LFT2        SEN-NTL-I      6.00000 %                0.00     260,340.00             0.00
A-1A       24763LFS4        SEN-FTL        5.88875 %       36,944,897.94     169,212.76       886,908.70
 M-1       24763LFP0        SEN-FIX        7.37000 %       17,850,000.00     109,628.75             0.00
 M-2       24763LFQ8        SEN-FIX        7.37000 %       17,850,000.00     109,628.75             0.00
  B        24763LFR6        JUN-FIX        7.37000 %       16,800,000.00     103,180.00             0.00
 BIO       DFH992BIO        JUN-FIX        0.00000 %                0.00     444,809.39             0.0O
  P        DFH99200P        JUN-FIX        0.00000 %              100.00      55,586.13             0.00
 R-1       DFH9902R1        JUN-RES        0.00000 %                0.00           0.00             0.00
 R-2       DFH9902R2        JUN-RES        0.00000 %                0.00           0.00             0.00
 R-3       DFH9902R3        JUN-RES        0.00000 %                0.00           0.00             0.00
                                                          --------------   ------------     ------------
Totals                                                    324,045,099.85   2,568,182.20     6,518,778.91


            Current     Ending                              Cumulative
            Realized    Certificate      Total              Realized
 Class      Loss        Balance          Distribution       Losses

A-1F        0.00         34,744,231.70    5,838,461.26      0.00
A-2F        0.00         56,861,000.00      307,997.08      0.00
A-3F        0.00         27,651,000.00      151,619.65      0.00
A-4F        0.00         18,534,000.00      105,489.35      0.00
A-5F        0.00         21,609,000.00      127,313.02      0.00
A-6F        0.00         32,569,000.00      200,027.94      0.00
A-7F        0.00         37,000,000.00      216,758.33      0.00
 IOF        0.00                  0.00      260,340.00      0.00
A-1A        0.00         36,057,989.24    1,056,121.46      0.00
 M-1        0.00         17,850,000.00      109,628.75      0.00
 M-2        0.00         17,850,000.00      109,628.75      0.00
  B         0.00         16,800,000.00      103,180.00      0.00
 BIO        0.00               0.00000      444,809.39      0.00
  P         0.00                100.00       55,586.13      0.00
 R-1        0.00                  0.00            0.00      0.00
 R-2        0.00                  0.00            0.00      0.00
 R-3        0.00                  0.00            0.00      0.00
------      ----        --------------    ------------      ----
Totals      0.00        317,526,320.94    9,086,961.11      0.00



All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      28-Feb-2001
Distribution Date                 15-Mar-2001



                                DFH Series 1999-2

                        Principal Distribution Statement

             Original      Beginning        Scheduled     Unscheduled
             Face          Certificate      Principal     Principal                    Realized
 Class       Amount        Balance          Distribution  Distribution    Accretion    Loss (1)

 A-1F     123,276,000.00   40,376,101.91    351,234.35    5,280,635.86       0.00          0.00
 A-2F      56,861,000.00   56,861,000.00          0.00            0.00       0.00          0.00
 A-3F      27,651,000.00   27,651,000.00          0.00            0.00       0.00          0.00
 A-4F      18,534,000.00   18,534,000.00          0.00            0.00       0.00          0.00
 A-5F      21,609,000.00   21,609,000.00          0.00            0.00       0.00          0.00
 A-6F      32,569,000.00   32,569,000.00          0.00            0.00       0.00          0.00
 A-7F      37,000,000.00   37,000,000.00          0.00            0.00       0.00          0.00
  IOF               0,00            0.00          0.00            0.00       0.00          0.00
 A-1A      50,000,000.00   36,944,897.94     21,660.93      865,247.77       0.00          0.00
  M-1      17,850,000.00   17,850,000.00          0.00            0.00       0.00          0.00
  M-2      17,850,000.00   17,850,000.00          0.00            0.00       0.00          0.00
   B       16,800,000.00   16,800,000.00          0.00            0.00       0.00          0.00
  BIO               0.00            0.00          0.00            0.00       0.00          0.00
   P              100.00          100.00          0.00            0.00       0.00          0.00
  R-1               0.00            0.00          0.00            0.00       0.00          0.00
  R-2               0.00            0.00          0.00            0.00       0.00          0.00
  R-3               0.00            0.00          0.00            0.00       0.00          0.00
------    --------------  --------------    ----------    ------------       ----          ----
Totals    420,000,100.00  324,045,099.85    372,895.28    6,145,883.63       0.00          0.00

           Total             Ending          Ending            Total
           Principal         Certificate     Certificate       Principal
 Class     Reduction         Balance         Percentage        Distribution

 A-1F      5,631,870.21       34,744,231.70      0.28184100    5,631,870.21
 A-2F              0.00       56,861,000.00      1.00000000            0,00
 A-3F              0.00       27,651,000.00      1.00000000            0.00
 A-4F              0.00       18,534,000.00      1.00000000            0.00
 A-5F              0.00       21,609,000.00      1.00000000            0.00
 A-6F              0.00       32,569,000.00      1.00000000            0.00
 A-7F              0.00       37,000,000.00      1.00000000            0.00
  IOF              0.00                0.00      0.00000000            0.00
 A-1A        886,908.70       36,057,989.24      0.72115978      886,908.70
  M-1              0.00       17,850,000.00      1.00000000            0.00
  M-2              0.00       17,850,000.00      1.00000000            0.00
   B               0.00       16,800,000.00      1.00000000            0.00
  BIO              0.00                0.00      0.00000000            0.00
   P               0.00              100.00      1.00000000            0.00
  R-1              0.00                0.00      0.00000000            0.00
  R-2              0.00                0.00      0.00000000            0.00
  R-3              0,00                0.00      0.00000000            0.00
------     ------------      --------------      ----------    ------------
Totals     6,518,778.91      317,526,320.94      0.75601487    6,518,778.91


(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      28-Feb-2001
Distribution Date                 15-Mar-2001



                                DFH Series 1999-2

                    Principal Distribution Factors Statement

            Original        Beginning     Scheduled      Unscheduled
            Face            Certificate   Principal      Principal                   Realized
Class (2)   Amount          Balance       Distribution   Distribution    Accretion   Loss (3)

  A-1F     123,276,000.00   327.52605463   2.84917056    42.83587933     0.00000000  0.00000000
  A-2F      56,861,000.00  1000.00000000   0.00000000     0.00000000     0.00000000  0.00000000
  A-3F      27,651,000.00  1000.00000000   0.00000000     0.00000000     0.00000000  0.00000000
  A-4F      18,534,000.00  1000,00000000   0.00000000     0.00000000     0.00000000  0.00000000
  A-5F      21,609,000.00  1000.00000000   0.00000000     0.00000000     0.00000000  0.00000000
  A-6F      32,569,000.00  1000.00000000   0.00000000     0.00000000     0.00000000  0.00000000
  A-7F      37,000,000.00  1000.00000000   0.00000000     0.00000000     0.00000000  0.00000000
   IOF               0.00     0.00000000   0.00000000     0,00000000     0.00000000  0.00000000
  A-1A      50,000,000.00   738.89795880   0.43321860    17.30495540     0.00000000  0.00000000
   M-1      17,850,000.00  1000.00000000   0.00000000     0.00000000     0.00000000  0.00000000
   M-2      17,850,000.00  1000.00000000   0.00000000     0.00000000     0.00000000  0.00000000
    B       16,800,000.00  1000.00000000   0.00000000     0.00000000     0.00000000  0.00000000
   BIO               0.00     0.00000000   0.00000000     0.00000000     0.00000000  0.00000000
    P              100.00  1000.00000000   0.00000000     0.00000000     0.00000000  0.00000000
   R-1               0.00     0.00000000   0.00000000     0.00000000     0.00000000  0.00000000
   R-2               0.00     0.00000000   0.00000000     0.00000000     0.00000000  0.00000000
   R-3               0.00     0.00000000   0.00000000     0.00000000     0.00000000  0.00000000

             Total            Ending            Ending          Total
             Principal        Certificate       Certificate     Principal
Class (2)    Reduction        Balance           Percentage      Distribution

  A-1F       45.68504989       281.84100474     0.28184100     45.68504989
  A-2F        0.00000000      1000.00000000     1.00000000      0.00000000
  A-3F        0.00000000      1000.00000000     1.00000000      0.00000000
  A-4F        0.00000000      1000.00000000     1.00000000      0.00000000
  A-5F        0.00000000      1000.00000000     1.00000000      0.00000000
  A-6F        0.00000000      1000.00000000     1.00000000      0.00000000
  A-7F        0.00000000      1000.00000000     1.00000000      0.00000000
   IOF        0.00000000         0.00000000     0.00000000      0.00000000
   AAA       17.73817400       721.15978480     0.72115978     17.73817400
   M-1        0.00000000      1000.00000000     1.00000000      0.00000000
   M-2        0.00000000      1000.00000000     1.00000000      0.00000000
    B         0.00000000      1000.00000000     1.00000000      0.00000000
   BIO        0.00000000         0.00000000     0.00000000      0.00000000
    P         0.00000000      1000.00000000     1.0000000       0.00000000
   R-1        0.00000000         0.00000000     0.00000000      0.00000000
   R-2        0.00000000         0.00000000     0.00000000      0.00000000
   R-3        0.00000000         0.00000000     0.00000000      0.00000000


All denominations are Per $ 1000
(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      28-Feb-2001
Distribution Date                 15-Mar-2001



                                DFH Series 1999-2

                         Interest Distribution Statement

  Class  Original          Current       Beginning         Current       Payment of    Current
         Face              Certificate   Certificate/      Accrued       Unpaid        Interest
         Amount            Rate          Notional          Interest      Interest      Shortfall
                                         Balance                         Shortfall

  A-1F   123,276,000.00    6.14000 %     40,376,101.91      206,591.05    0.00         0.00
  A-2F    56,861,000.00    6.50000 %     56,861,000.00      307,997.08    0.00         0.00
  A-3F    27,651,000.00    6.58000 %     27,651,000.00      151,619.65    0.00         0.00
  A-4F    18,534,000.00    6.83000 %     18,534,000.00      105,489.35    0.00         0.00
  A-5F    21,609,000.00    7.07000 %     21,609,000.00      127,313.02    0.00         0.00
  A-6F    32,569,000.00    7.37000 %     32,569,000.00      200,027.94    0.00         0.00
  A-7F    37,000,000.00    7.03000 %     37,000,000.00      216,758.33    0.00         0.00
   IOF             0.00    6.00000 %     52,068,000.00      260,340.00    0.00         0.00
  A-1A    50,000,000.00    5.88875 %     36,944,897.94      169,212.76    0.00         0.00
   M-1    17,850,000.00    7.37000 %     17,850,000.00      109,628.75    0.00         0.00
   M-2    17,850,000.00    7.37000 %     17,850,000.00      109,628.75    0.00         0.00
    B     16,800,000.00    7.37000 %     16,800,000.00      103,180.00    0.00         0.00
   BIO             0.00    0.00000 %              0.00            0.00    0.00         0.00
    P            100.00    0.00000 %            100.00            0.00    0.00         0.00
   R-1             0.00    0.00000 %              0.00            0.00    0.00         0.00
   R-2             0.00    0.00000 %              0.00            0.00    0.00         0.00
   R-3             0.00    0.00000 %              0.00            0.00    0.00         0.00
------   --------------                                   ------------    ----         ----
Totals   420,000,100.00                                   2,067,786.68    0.00         0.00


 Class     Non-Supported  Realized     Total          Remaining    Ending
           Interest       Loss (4)     Interest       Unpaid       Certificate/
           Shortfall                   Distribution   Interest     Notional
                                                      Shortfall      Balance

  A-1F     0.00           0.00         206,591.05     0.00         34,744,231.70
  A-2F     0.00           0.00         307,997.08     0.00         56,861,000.00
  A-3F     0.00           0.00         151,619.65     0.00         27,651,000.00
  A-4F     0.00           0.00         105,489.35     O.00         18,534,000.00
  A-5F     0.00           0.00         127,313.02     0.00         21,609,000.00
  A-6F     0.00           0.00         200,027.94     0.00         32,569,000.00
  A-7F     0.00           0.00         216,758.33     0.00         37,000,000.00
   IOF     0.00           0.00         260,340.00     0.00         48,621,000.00
  A-1A     0.00           0.00         169,212.76     0.00         36,057,989.24
   M-1     0.00           0.00         109,628.75     0.00         17,850,000.00
   M-2     0.00           0.00         109,628.75     O.00         17,850,000.00
    B      0.00           0.00         103,180.00     0.00         16,800,000.00
   BIO     0.00           0.00         444,809.39     0.00                  0.00
    P      0.00           0.00          55,586.13     0.00                100.00
   R-1     0.00           0.00               0.00     0.00                  0.00
   R-2     0.00           0.00               0.00     0.00                  0.00
   R-3     0.00           0.00               0.00     0.00                  0.00
------     -----          ----       ------------     -----
Totals     0.00           0.00       2,568,182.20     0.00


(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      28-Feb-2001
Distribution Date                 15-Mar-2001


                                DFH Series 1999-2

                     Interest Distribution Factors Statement

             Original           Current        Beginning        Current      Payment of   Current
 Class (5)   Face              Certificate     Certificate/     Accrued      Unpaid       Interest
             Amount            Rate            Notional         Interest     Interest     Shortfall
                                               Balance                       Shortfall

  A-1F      123,276,000.00     6.14000 %       327.52605463     1.67584161   0.00000000   0.00000000
  A-2F       56,861,000.Go     6.50000 %      1000.00000000     5,41666661   0.00000000   0.00000000
  A-3F       27,651,000.00     6.58000 %      1000.00000000     5.48333333   0.00000000   0.00000000
  A-4F       18,534,000.00     6.83000 %      1000.00000000     5.69166667   0.00000000   0.00000000
  A-5F       21,609,000.00     7.07000 %      1000.00000000     5.89166644   0.00000000   0.00000000
  A-6F       32,569,000.00     7.37000 %      1000.00000000     6.14166662   0.00000000   0.00000000
  A-7F       37,000,000.00     7.03000 %      1000.00000000     5.85833324   0.00000000   0.00000000
   IOF                0.00     6.00000 %       466.92732621     2.33463663   0.00000000   0.00000000
  A-1A       50,000,000.00     5.88875 %       738.89795880     3.38425520   0.00000000   0.00000000
   M-1       17,850,000.00     7.37000 %      1000.00000000     6.14166667   0.00000000   0.00000000
   M-2       17,850,000.00     7.37000 %      1000.00000000     6.14166667   0.00000000   0.00000000
    B        16,800,000.00     7.37000 %      1000.00000000     6.14166667   0.00000000   0.00000000
   BIO                0,00     0.00000 %         0.00000000     0.00000000   0.00000000   0.00000000
    P               100.00     0.00000 %      1000.00000000     0.00000000   0.00000000   0.00000000
   R-1                0.00     0.00000 %         0.00000000     0.00000000   0.00000000   0.00000000
   R-2                0.00     0.00000 %         0.00000000     0.00000000   0.00000000   0.00000000
   R-3                0.00     0.00000 %         0.00000000     0.00000000   0.00000000   0.00000000


               Non-Supported                  Total         Remaining     Ending
 Class (5)     Interest     Realized          Interest      Unpaid        Certificate/
               Shortfall    Loss (6)         Distribution   Interest      Notional
                                                            Shortfall     Balance

  A-1F         0.00000000   0.00000000     1.67584161       0.00000000     281.84100474
  A-2F         0.00000000   0.00000000     5.41666661       0.00000000    1000.00000000
  A-3F         0.00000000   0.00000000     5.48333333       0.00000000    1000.00000000
  A-4F         0.00000000   0.00000000     5.69166667       0.00000000    1000.00000000
  A-5F         0.00000000   0.00000000     5.89166644       0.00000000    1000.00000000
  A-6F         0.00000000   0.00000000     6.14166662       0.00000000    1000.00000000
  A-7F         0.00000000   0.00000000     5.85833324       0.00000000    1000.00000000
   IOF         0.00000000   0.00000000     2.33463663       0.00000000     436.01585480
  A-1A         0.00000000   0.00000000     3.38425520       0.00000000     721.15978480
   M-1         0.00000000   0.00000000     6.14166667       0.00000000    1000.00000000
   M-2         0.00000000   0.00000000     6.14166667       0.00000000    1000.00000000
    B          0.00000000   0.00000000     6.14166667       0.00000000    1000.00000000
   BIO         0.00000000   0.00000000     0.00000000       0.00000000       0.00000000
    P          0.00000000   0.00000000 55861.30000000       0.00000000    1000.00000000
   R-1         0.00000000   0.00000000     0.00000000       0.00000000       0.00000000
   R-2         0.00000000   0.00000000     0.00000000       0.00000000       0.00000000
   R-3         0.00000000   0.00000000     0.00000000       0.00000000       0.00000000


All denominations are Per $1000

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      28-Feb-2001
Distribution Date                 15-Mar-2001



                                DFH Series 1999-2

                      Certificateholder Component Statement

           Component        Beginning     Ending              Beginning       Ending          Ending
           Pass-Through     Notional      Notional           Component       Component       Component
 Class     Rate             Balance       Balance            Balance         Balance         Percentage

 OC        0.00000 %          0.00          0.00             4,829,900.00    4,829,900.00    0.00000000 %

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      28-Feb-2001
Distribution Date                 15-Mar-2001



                                DFH Series 1999-2

                       Certificateholder Account Statement

                       CERTIFICATE ACCOUNT

 Beginning Balance                                      0.00
 Deposits
     Payments of Interest and Principal         7,746,076.79
     Liquidations, Insurance Proceeds,
     Reserve Funds                                      0.00
     Proceeds from Repurchased Loans                    0.00
     Other Amounts (Servicer Advances)          1,537,095.98
     Realized Losses                              (63,856.53)
                                                  ----------
 Total Deposits                                 9,219,316.24
 Withdrawals
     Reimbursement for Servicer Advances                0.00
     Payment of Service Fee                       132,355.13
     Payment of Interest and Principal          9,086,961.11
                                                ------------
 Total Withdrawals (Pool Distribution Amount)   9,219,316.24
 Ending Balance                                         0.00
                                                ============


            PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

 Total Prepayment/Curtailment Interest Shortfall    8,786.75
 Servicing Fee Support                              8,786.75
                                                    --------
 Non-Supported Prepayment/Curtailment Interest
 Shortfall                                              0.00
                                                    ========


                        SERVICING FEES
 Gross Servicing Fee                              137,031.26
 Admin Fee - Wells Fargo Bank, N.A.                 4,110.62
 Supported Prepayment/Curtailment Interest          8,786.75
                                                    --------
 Net Servicing Fee                                132,355.13
                                                  ==========


                                 OTHER ACCOUNTS

                        Beginning         Current         Current    Ending
 Account Type           Balance           Withdrawals     Deposits   Balance

 Reserve Fund           10,000.00         0.00            0.00       10,000.00
 Reserve Fund           10,000.00         0.00            0.00       10,000.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      28-Feb-2001
Distribution Date                 15-Mar-2001



                                DFH Series 1999-2

             Loan Status Stratification/Credit Enhancement Statement

                 DELINQUENT                            BANKRUPTCY                          FORECLOSURE
          No. of    Principal                    No. of     Principal                  No. of    Principal
          Loans     Balance                      Loans      Balance                    Loans     Balance

                                      0-29 Days     60      4,363,957.65    0-29 Days     0             0.00
30 Days     257     21,518,950.89     30 Days       18      1,080,485.59    30 Days       0             0.00
60 Days     124     10,773,750.99     60 Days       12        528,675.79    60 Days       2        16,104.11
90 Days      59      5,879,846.51     90 Days        6        683,946.21    90 Days       1        47,236.03
120 Days     30      2,258,984.74     120 Days      23      1,973,133.00    120 Days     187   13,531,885.49
150 Days      0              0.00     150 Days       0              0.00    150 Days      0             0.00
180+ Days     0              0.00     180+ Days      0              0.00    180+ Days     0             0.00
            ---     -------------                   --      ------------                 ---   -------------
            470     40,431,533.13                  119      8,630,198.24                 190   13,595,225.63


          No. of     Principal                    No. of     Principal                  No. of    Principal
          Loans      Balance                      Loans      Balance                    Loans     Balance

                                      0-29 Days  1.504136%  1.351881%       0-29 Days  0.000000% 0.000000%
30 Days   6.442717%   6.666212%       30 Days    0.451241%  0.334716%       30 Days    0.000000% 0.000000%
60 Days   3.108549%   3.337528%       60 Days    0.300827%  0.163775%       60 Days    0.050138% 0.004989%
90 Days   1.479067%   1.821478%       90 Days    0.150414%  0.211875%       90 Days    0.025069% 0.014633%
120 Days  0.752068%   0.699796%       120 Days   0.576586%  0.611244%       120 Days   4.687892% 4.191952%
150 Days  0.000000%   0.000000%       150 Days   0.000000%  0.000000%       150 Days   0.000000% 0.000000%
180+ Days 0.000000%   0.000000%       180+ Days  0.000000%  0.000000%       180+ Days  0.000000% 0.000000%
          --------   ---------                   ---------  ---------                  --------- ---------
          1.782402%  12.525014%                  2.983204%  2.673491%                  4.763099% 4.211574%

                   REO                                           TOTAL
          No. of    Principal                            No. of    Principal
          Loans     Balance                              Loans     Balance

0-29 Days    0              0.00          0-29 Days         60      4,363,957.65
30 Days      0              0.00          30 Days          275     22,599,436.48
60 Days      0              0.00          60 Days          138     11,318,530.89
90 Days      0              0.00          90 Days           66      6,611,028.75
120 Days    65      4,279,312.14          120 Days         305     22,043,315.37
150 Days     0              0.00          150 Days           0              0.00
180+ Days    0              0.00          180+ Days          0              0.00
           ----    -------------                           ----    -------------
            65      4,279,312.14                            844    66,936,269.14


          No. of    Principal                            No. of     Principal
          Loans     Balance                              Loans      Balance

0-29 Days 0.000000% 0.000000%              0-29 Days     1.504136%  1.351881%
30 Days   0.000000% 0.000000%              30 Days       6.893958%  7.000928%
60 Days   0.000000% 0.000000%              60 Days       3.459514%  3.506292%
90 Days   0.000000% 0.000000%              90 Days       1.654550%  2.046986%
120 Days  1.629481% 1.325659%              120 Days      7.646027%  6.828651%
150 Days  0.000000% 0.000000%              150 Days      0.000000%  0.000000%
180+ Days 0.000000% 0.000000%              180+ Days     0.000000%  0.000000%
          --------- ---------                           ---------- ----------
          1.629481% 1.325659%                           21.158185% 20.735739%

(7) The 120 day category for delinquent, bankruptcy, foreclosure, RED contains loans that are 120 or more delinquent.

Current Period Realized Loss - Includes Interest Shortfall             0.00
Cumulative Realized Losses - Includes Interest Shortfall         514,479.83
Current Period Class A Insufficient Funds                              0.00


Principal Balance of Contaminated Properties                          0.00
Periodic Advance                                              1,537,095.98

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      28-Feb-2001
Distribution Date                 15-Mar-2001


                                DFH Series 1999-2

                           Delinquency Status By Group

          DELINQUENT                                       BANKRUPTCY
 GROUP       No of     Principal                      No of     Principal
     I       Loans     Balance                        Loans     Balance
                                           0-29 Days     54      3,971,997.69
 30 Days     211       17,249,247.96       30 Days       16        987,374.87
 60 Days      98        8,840,727.10       60 Days       12        528,675.79
 90 Days      55        5,578,058.08       90 Days        6        683,946.21
 120 Days     24        1,835,676.24       120 Days      16      1,244,926.71
 150 Days      0                0.00       150 Days       0              0.00
 180+ Days     0                0.00       180+ Days      0              0.00
             ---       -------------                    ---      ------------
             388       33,503,709.38                    104      7,416,921.27

                                           0-29 Days  1.526718%     1.393233%
 30 Days    5.965507%       6.050411%      30 Days    0.452361%     0.346335%
 60 Days    2.770710%       3.101007%      60 Days    0.339271%     0.185440%
 90 Days    1.554990%       1.956581%      90 Days    0.169635%     0.239904%
 120 Days   0.678541%       0.643889%      120 Days   0.452361%     0.436675%
 150 Days   0.000000%       0.000000%      150 Days   0.000000%     0.000000%
 180+ Days  0.000000%       0.000000%      180+ Days  0.000000%     0.000000%
            --------        --------                  --------      --------
           10.969748%      11.751888%                2.940345%      2.601587%


                     FORECLOSURE                           REO
               No of           Principal                No of      Principal
               Loans           Balance                  Loans       Balance
  0-29 Days      0             0.00        0-29 Days      0               0.00
  30 Days        0             0.00        30 Days        0               0.00
  60 Days        2        16,104.11        60 Days        0               0.00
  90 Days        1        47,236.03        90 Days        0               0.00
  120 Days     152    10,730,895.59        120 Days      51       3,217,626.29
  150 Days       0             0.00        150 Days       0               0.00
  180+ Days      0             0.00        180+ Days      0               0.00
               ---    -------------                      --       ------------
               155    10,794,235.73                      51       3,217,626.29

  0-29 Days 0.000000%      0.000000%       0-29 Days   0.000000%      0.000000%
  30 Days   0.000000%      0.000000%       30 Days     0.000000%      0.000000%
  60 Days   0.056545%      0.005649%       60 Days     0.000000%      0.000000%
  90 Days   0.028273%      0.016569%       90 Days     0.000000%      0.000000%
  120 Days  4.297427%      3.764009%       120 Days    1.441900%      1.128627%
  150 Days  0,000000%      0.000000%       150 Days    0.000000%      0.000000%
  180+ Days 0.000000%      0.000000%       180+ Days   0.000000%      0.000000%
            --------       --------                    --------       --------
            4.382245%      3.786227%                   1.441900%      1.128627%


                     TOTAL
               No of     Principal
               Loans      Balance
0-29 Days       54      3,971,997.69
 30 Days        227     18,236,622.83
 60 Days        112      9,385,507.00
 90 Days         62      6,309,240.32
 120 Days       243     17,029,124.83
 150 Days         0              0.00
 180+ Days        0              0.00
                ---     -------------
                698     54,932,492.67

0-29 Days   1.526718%       1.393233%
 30 Days     6.417868%       6.396747%
 60 Days     3.166525%       3.292096%
 90 Days     1.752898%       2.213053%
 120 Days    6.870229%       5.973200%
 150 Days    0.000000%       0.000000%
 180+ Days   0.000000%       0.000000%
             --------        --------
            19.734238%      19.268328%


                    DELINQUENT                          BANKRUPTCY
 GROUP        No of    Principal                  No of      Principal
 2            Loans    Balance                    Loans      Balance
                                        0-29 Days     6        391,959.96
 30 Days        46     4,269,702.93     30 Days       2         93,110.72
 60 Days        26     1,933,023.89     60 Days       0              0.00
 90 Days         4       301,788.43     90 Days       0              0.00
 120 Days        6       423,308.50     120 Days      7        728,206.29
 150 Days        0             0.00     150 Days      0              0.00
 180+ Days       0             0.00     180+ Days     0              0.00
               --     -------------                  --      ------------
               82      6,927,823.75                  15      1,213,276.97


                                        0-29 Days   1.327434%    1.039292%
30 Days     10.176991%    11.321229%    30 Days     0.442478%    0.246886%
60 Days      5.752212%     5.125463%    60 Days     0.000000%    0.000000%
90 Days      0.884956%     0.800200%    90 Days     0.000000%    0.000000%
120 Days     1.327434%     1.122414%    120 Days    1.548673%    1.930858%
150 Days     0.000000%     0.000000%    150 Days    0.000000%    0.000000%
180+ Days    0.000000%     0.000000%    180+ Days   0.000000%    0.000000%
            ---------     ----------                --------     --------
            18.141593%    18.368306%                3.318584%    3.217036%


             FORECLOSURE                                    REO
             No of     Principal                     No of        Principal
             Loans     Balance                       Loans         Balance
0-29 Days      0            0.00        0-29 Days      0                0.00
30 Days        0            0.00        30 Days        0                0.00
60 Days        0            0.00        60 Days        0                0.00
90 Days        0            0.00        90 Days        0                0.00
120 Days      35    2,800,989.90        120 Days      14        1,061,685.85
150 Days       0            0.00        150 Days       0                0.00
180+ Days      0            0.00        180+ Days      0                0.00
               --    ------------                      --        ------------
               35    2,800,989.90                      14        1,061,685.85


0-29 Days    0.000000%     0.000000%   0-29 Days    0.000000%    0.000000%
30 Days      0.000000%     0.000000%    30 Days     0.000000%    0.000000%
60 Days      0.000000%     0.000000%    60 Days     0.000000%    0.000000%
90 Days      0.000000%     0.000000%    90 Days     0.000000%    0.000000%
120 Days     7.743363%     7.426898%    120 Days    3.097345%    2.815088%
150 Days     0.000000%     0.000000%    150 Days    0.000000%    0.000000%
180+ Days    0.000000%     0.000000%    180+ Days   0.000000%    0.000000%
            ---------     ----------                --------     --------
             7.743363%     7.426898%                3.097345%    2.815088%


                    TOTAL
              No of          Principal
              Loans          Balance
 0-29 Days      6              391,959.96
 30 Days       48            4,362,813.65
 60 Days       26            1,933,023.89
 90 Days        4              301,788.43
 120 Days      62            5,014,190.54
150 Days        0                    0.00
180+ Days       0                    0.00
               ---           ------------
               146          12,003,776.47


0-29 Days   1.327434%         1.039292%
30 Days    10.619469%        11.568115%
60 Days     5.752212%         5.125463%
90 Days     0.884956%         0.800200%
120 Days   13.716814%        13.295258%
150 Days    0.000000%         0.000000%
180+ Days   0.000000%         0.000000%
            --------         ----------
           32.300885%        31.828328%

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      28-Feb-2001
Distribution Date                 15-Mar-2001



                                DFH Series 1999-2

                              COLLATERAL STATEMENT

Collateral Description                                       Fixed & Mixed ARM
Weighted Average Gross Coupon                                       9.915967%
Weighted Average Net Coupon                                         9.415967%
Weighted Average Pass-Through Rate                                  9.400969%
Weighted Average Maturity (Stepdown Calculation)                            0
Beginning Scheduled Collateral Loan Count                               4,058
Number of Loans Paid in Full                                               69
Ending Scheduled Collateral Loan Count                                  3,989
Beginning Scheduled Collateral Balance                         328,874,999.84
Ending Scheduled Collateral Balance                            322,356,220.93
Ending Actual Collateral Balance at 28-Feb-2001                322,806,284.06
Monthly P&I Constant                                            3,090,490.09
Ending Scheduled Balance for Premium Loans                     322,356,220.93
Required Overcollateralized Amount                                       0.00
Overcollateralized Increase Amount                                  63,856.53
Overcollateralized Reduction Amount                                      0.00
Specified O/C Amount                                             4,830,000.00
Overcollateralized Amount                                        4,830,000.00
Overcollateralized Deficiency Amount                                63,856.53
Base Overcollateralization Amount                                        0.00
Extra Principal Distribution Amount                                 63,856.53
Excess Cash Amount                                                 508,665.92
Group F Curtailments                                               $23,151.07
Group A Curtailments                                                $1,197.02
Delinquency Reimbursement Amount                                $1,301,799.77
Servicer Reimbursement Amount                                     $171,937.25

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      28-Feb-2001
Distribution Date                 15-Mar-2001



                                DFH Series 1999-2

    Group                                   1                    2             Total

Collateral Description                  Mixed Fixed            Mixed ARM
Weighted Average Coupon Rate            9,876697            10.213184
Weighted Average Net Rate               9.361697             9.698184
Weighted Average Maturity                 298.00               338.00
Record Date                             02/28/01             02/28/01
Principal And Interest Constant     2,742,161.79           348,328.30        3,090,490.09
Beginning Loan Count                       3,598                  460               4,058
Loans Paid In Full                            61                    8                  69
Ending Loan Count                          3,537                  452               3,989
Beginning Scheduled Balance       290,493,155.07        38,381,844.77      328,874,999.84
Ending Scheduled Balance          284,692,001.30        37,664,219.63      322,356,220.93
Scheduled Principal                   351,234.35            21,660.93          372,895.28
Unscheduled Principal               5,449,919.42           695,964.21        6,145,883.63
Scheduled Interest                  2,390,927.44           326,667.37        2,717,594.81
Servicing Fee                         121,038.81            15,992.44          137,031.25
Master Servicing Fee                        0.00                 0.00                0.00
Trustee Fee                                 0.00                 0.00                0.00
FRY Amount                                  0.00                 0.00                0.00
Special Hazard Fee                          0.00                 0.00                0.00
Other Fee                               3,631.16               479.77            4,110.93
Pool Insurance Fee                          0.00                 0.00                0.00
Spread 1                                    0.00                 0.00                0.00
Spread 2                                    0.00                 0.00                0.00
Spread 3                                    0.00                 0.00                0.00
Net Interest                        2,266,257.47           310,195.16        2,576,452.63
Realized Loss Amount                   63,856.53                 0.00           63,856.53
Cumulative Realized Loss              424,403.52            90,076.31          514,479.83
Percentage of Cumulative Losses             0.00                 0.00                0.00

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-3


                     Certificateholder Distribution Summary

                          Certificate    Certificate    Beginning
                             Class      Pass-Through   Certificate     Interest          Principal
    Class       CUSIP     Description       Rate         Balance     Distribution      Distribution

    A-1F       24763LFU9      SEN         7.46200 %  330,389,160.55   2,054,469.93     7,730,888.27
    A-2F       24763LFV7      SEN         7.56100 %   25,903,550.78     163,213.96       606,125.99
     IOF       24763LFW5      SEN         6.00000 %            0.00     541,000.00             0.00
    A-1A       24763LFX3      SEN         5.97875 %  118,472,201.94     550,912.19     2,772,171.32
     M-1       24763LFYI      MEZ         7.60000 %   44,450,000.00     281,516.67             0.00
     M-2       24763LFZ8      MEZ         7.60000 %   24,850,000.00     157,383.33             0.00
      B        24763LGA2      JUN         7.60000 %   29,750,000.00     188,416.67             0.00
     BIO       DFH993BIO      JUN         0.00000 %            0.00           0.00             0.00
      P        DFH99300P      SEN         0.00000 %            0.00     112,356.67             0.00
     R-1       DFH9903R1      JUN         0.00000 %            0.00           0.00             0.00
     R-2       DFH9903R2      JUN         0.00000 %            0.00           0.00             0.00
     R-3       DFH9903R3      JUN         0.00000 %            0.00           0.00             0.00
                                                     --------------   ------------    -------------
   Totals                                            573,814,913.27   4,049,269.42    11,109,185.58


                  Current        Ending                         Cumulative
                 Realized      Certificate        Total          Realized
    Class          Loss          Balance      Distribution        Losses

    A-1F           0.00      322,658,272.28    9,785,358.20        0.00
    A-2F           0.00       25,297,424.79      769,339.95        0.00
     IOF           0.00                0.00      541,000.00        0.00
    A-1A           0.00      115,700,030.62    3,323,083.51        0.00
     M-1           0.00       44,450,000.00      281,516.67        0.00
     M-2           0.00       24,850,000.00      157,383.33        0.00
      B            0.00       29,750,000.00      188,416.67        0.00
     BIO           0.00                0.00            0.00        0.00
      P            0.00                0.00      112,356.67        0.00
     R-1           0.00                0.00            0.00        0.00
     R-2           0.00                0.00            0.00        0.00
     R-3           0.00                0.00            0.00        0.00
                             --------------   -------------       -----
   Totals          0.00      562,705,727.69   15,158,455.00        0.00

All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-3


                        Principal Distribution Statement

                Original          Beginning       Scheduled      Unscheduled
                  Face           Certificate      Principal       Principal                   Realized
     Class       Amount            Balance     Distribution     Distribution   Accretion      Loss (1)

     A-1F     418,160,000.00  330,389,160.55      453,067.24   7,277,821.03           0.00          0.00
     A-2F      32,790,000.00   25,903,550.78       35,521.90     570,604.09           0.00          0.00
      IOF               0.00            0.00            0.00           0.00           0.00          0.00
     A-1A     150,000,000.00  118,472,201.94       65,947.92   2,706,223.40           0.00          0.00
      M-1      44,450,000.00   44,450,000.00            0.00           0.00           0.00          0.00
      M-2      24,850,000.00   24,850,000.00            0.00           0.00           0.00          0.00
       B       29,750,000.00   29,750,000.00            0.00           0.00           0.00          0.00
      BIO               0.00            0.00            0.00           0.00           0.00          0.00
       P              100.00            0.00            0.00           0.00           0.00          0.00
      R-1               0.00            0.00            0.00           0.00           0.00          0.00
      R-2               0.00            0.00            0.00           0.00           0.00          0.00
      R-3               0.00            0.00            0.00           0.00           0.00          0.00
              --------------  --------------    ------------  -------------       --------       -------
    Totals    700,000,100.00  573,814,913.27      554,537.06  10,554,648.52           0.00          0.00

                   Total         Ending         Ending           Total
                 Principal     Certificate    Certificate      Principal
     Class       Reduction       Balance      Percentage     Distribution

     A-1F      7,730,888.27 322,658,272.28      0.77161439   7,730,888.27
     A-2F        606,125.99  25,297,424.79      0.77149816     606,125.99
      IOF              0.00           0.00      0.00000000           0.00
     A-1A      2,772,171.32 115,700,030.62      0.77133354   2,772,171.32
      M-1              0.00  44,450,000.00      1.00000000           0.00
      M-2              0.00  24,850,000.00      1.00000000           0.00
       B               0.00  29,750,000.00      1.00000000           0.00
      BIO              0.00           0.00      0.00000000           0.00
       P               0.00           0.00      0.00000000           0,00
      R-1              0.00           0.00      0.00000000           0.00
      R-2              0.00           0.00      0.00000000           0.00
      R-3              0.00           0.00      0.00000000           0.00
              ------------- --------------      ----------  -------------
    Totals    11,109,185.58 562,705,727.69      0.80386521  11,109,185.58

(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplementfor a Full Description.

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-3


                    Principal Distribution Factors Statement

                Original        Beginning     Scheduled  Unscheduled
                  Face         Certificate    Principal   Principal                     Realized
  Class (2)      Amount          Balance   Distribution Distribution    Accretion       Loss (3)
    A-1F     418,160,000.00   790.10225882   1.08347819  17.40439313     0.00000000  0.00000000
    A-2F      32,790,000.00   789.98325038   1.08331504  17.40177158     0.00000000  0.00000000
     IOF               0.00     0.00000000   0.00000000   0.00000000     0.00000000  0.00000000
    A-1A     150,000,000.00   789.81467960   0.43965280  18.04148933     0.00000000  0.00000000
     M-1      44,450,000.00  1000.00000000   0.00000000   0.00000000     0.00000000  0.00000000
     M-2      24,850,000.00  1000.00000000   0.00000000   0,00000000     0.00000000  0.00000000
      B       29,750,000.00  1000.00000000   0.00000000   0.00000000     0.00000000  0.00000000
     BIO               0.00     0.00000000   0.00000000   0.00000000     0.00000000  0.00000000
      P              100.00     0.00000000   0.00000000   0.00000000     0.00000000  0.00000000
     R-1               0.00     0.00000000   0.00000000   0.00000000     0.00000000  0.00000000
     R-2               0.00     0.00000000   0.00000000   0.00000000     0.00000000  0'00000000
     R-3               0.00     0.00000000   0.00000000   0.00000000     0.00000000  0.00000000


                   Total           Ending             Ending            Total
                 Principal       Certificate        Certificate       Principal
  Class (2)      Reduction         Balance          Percentage      Distribution
    A-1F        18.48787132       771.61438751       0.77161439    18.48787132
    A-2F        18.48508661       771.49816377       0.77149816    18.48508661
     IOF         0.00000000         0.00000000       0.00000000     0.00000000
    A-1A        18.48114213       771.33353747       0.77133354    18.48114213
     M-1         0.00000000      1000.00000000       1.00000000     0.00000000
     M-2         0.00000000      1000.00000000       1.00000000     0.00000000
      B          0.00000000      1000.00000000       1.00000000     0.00000000
     BIO         0.00000000         0.00000000       0.00000000     0.00000000
      P          0.00000000         0.00000000       O.OOO00000     0.00000000
     R-1         0.00000000         0.00000000       0.00000000     0.00000000
     R-2         0.00000000         0.00000000       0.00000000     0.00000000
     R-3         0.00000000         0.00000000       0.00000000     0.00000000

All Classes are per $1000 denomination.

(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-3


                         Interest Distribution Statement

     Class       Original       Current        Beginning       Current     Payment of     Current
                   Face       Certificate    Certificate/      Accrued       Unpaid       Interest
                  Amount         Rate          Notional        Interest     Interest      Shortfall
                                                Balance                     Shortfall

     A-1F     418,160,000.00   7.46200 %    330,389,160.55     2,054,469.93    0.00          0.00
     A-2F      32,790,000.00   7,56100 %     25,903,550.78       163,213.96    0.00          0.00
     IOF                0.00   6.00000 %    108,200,000.00       541,000.00    0.00          0.00
     A-1A     150,000,000.00   5.97875 %    118,472,201.94       550,912.19    0.00          0.00
     M-1       44,450,000.00   7.60000 %     44,450,000.00       281,516.67    0.00          0.00
     M-2       24,850,000.00   7.60000 %     24,850,000.00       157,383.33    0.00          0,00
      B        29,750,000.00   7.60000 %     29,750,000.00       188,416.67    0.00          0.00
     BIO                0.00   0.00000 %              0.00             0.00    0.00          0.00
      P               100.00   0.00000 %              0.00             0.00    0.00          0.00
     R-1                0.00   0.00000 %              0.00             0.00    0.00          0.00
     R-2                0.00   0.00000 %              0.00             0.00    0.00          0.00
     R-3                0.00   0.00000 %              0.00             0.00    0.00          0.00
              --------------  ----------    --------------     ------------   -----          -----
   Totals     700,000,100.00                                   3,936,912.75    0.00          0.00


     Class    Non-Supported  Realized      Total        Remaining      Ending
                 Interest     Loss (4)    Interest       Unpaid      Certificate/
                 Shortfall              Distribution     Interest      Notional
                                                         Shortfall      Balance

     A-1F          0.00        0.00    2,054,469.93        0.00      322,658,272.28
     A-2F          0.00        0.00      163,213.96        0.00       25,297,424.79
     IOF           0.00        0.00      541,000.00        0.00      108,200,000.00
     A-1A          0.00        0.00      550,912.19        0.00      115,700,030.62
     M-1           0.00        0.00      281,516.67        0.00       44,450,000.00
     M-2           0.00        0.00      157,383.33        0.00       24,850,000.00
      B            0.00        0,00      188,416.67        0.00       29,750,000.00
     BIO           0.00        0.00            0.00        0.00                0.00
      P            0.00        0.00      112,356.67        0.00                0.00
     R-1           0.00        0.00            0.00        0.00                0.00
     R-2           0.00        0.00            0.00        0.00                0.00
     R-3           0.00        0.00            0.00        0.00                0.00
                   ----        ----   -------------       -----       -------------
   Totals          0.00        0.00    4,049,269.42        0.00

(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-3


                           Interest Distribution Factors Statement

                 Original      Current        Beginning        Current    Payment of    Current
 Class (5)         Face      Certificate    Certificate/      Accrued     Unpaid        Interest
                  Amount        Rate          Notional        Interest    Interest      Shortfall
                                               Balance                    Shortfall

   A-1F      418,160,000.00     7.46200 %   790.10225882     4.91311921   0.00000000    0.00000000
   A-2F       32,790,000.00     7.56100 %   789.98325038     4.97755291   0.00000000    0.00000000
    IOF                0.00     6.00000 %   540.45954046     2.70229770   0.00000000    0.00000000
   A-1A      150,000,000.00     5.97875 %   789.81467960     3.67274793   0.00000000    0.00000000
    M-1       44,450,000.00     7.60000 %  1000.00000000     6.33333341   0.00000000    0.00000000
    M-2       24,850,000.00     7.60000 %  1000.00000000     6.33333320   0.00000000    0.00000000
     B        29,750,000.00     7.60000 %  1000.00000000     6.33333345   0.00000000    0.00000000
    BIO                0.00     0.00000 %     0.00000000     0.00000000   0.00000000    0.00000000
     P               100.00     0.00000 %     0.00000000     0.00000000   0.00000000    0.00000000
    R-1                0.00     0.00000 %     0.00000000     0.00000000   0.00000000    0.00000000
    R-2                0.00     0.00000 %     0.00000000     0.00000000   0.00000000    0.00000000
    R-3                0.00     0.00000 %     0.00000000     0.00000000   0.00000000    0.00000(00

            Non-Supported                   Total     Remaining        Ending
 Class (5)   Interest       Realized      Interest      Unpaid      Certificate/
             Shortfall      Loss (6)    Distribution    Interest      Notional
                                                        Shortfall      Balance

   A-1F      0.00000000  0.00000000      4.91311921    0.00000000   771.61438751
   A-2F      0.00000000  0.00000000      4.97755291    0.00000000   771.49816377
    IOF      0.00000000  0.00000000      2.70229770    0.00000000   540.45954046
   A-1A      0.00000000  0.00000000      3.67274793    0.00000000   771.33353747
    M-1      0.00000000  0.00000000      6.33333341    0.00000000  1000.00000000
    M-2      0.00000000  0.00000000      6.33333320    0.00000000  1000.00000000
     B       0.00000000  0.00000000      6.33333345    0.00000000  1000.00000000
    BIO      0.00000000  0.00000000      0.00000000    0,00000000     0.00000000
     P       0.00000000  0.00000000  23566.70000000    0.00000000     0.00000000
    R-1      0.00000000  0.00000000      0.00000000    0.00000000     0.00000000
    R-2      0.00000000  0.00000000      0.00000000    0,00000000     0.00000000
    R-3      0.00000000  0.00000000      0.00000000    0.00000000     0.00000000

All Classes are per $1000 denomination

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-3


                      Certificateholder Component Statement

              Component       Beginning     Ending       Beginning         Ending           Ending
             Pass-Through     Notional     Notional     Component         Component        Component
   Class         Rate           Balance     Balance       Balance         Balance          Percentage

   MBIA      1,200.00000 %      0.00         0.00              0.00             0.00      0.00000000 %
    0C           0.00000 %      0.00         0.00      8,972,596.41     9,595,453.30      0.00000000 %
    SEN          0.00000 %      0.00         0.00              0.00             0.00      0.00000000 %

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-3


                       Certificateholder Account Statement

                          CERTIFICATE ACCOUNT

    Beginning Balance                                                  0.00
    Deposits
        Payments of Interest and Principal                    12,756,578.48
        Liquidations, Insurance Proceeds, Reserve Funds                0.00
        Proceeds from Repurchased Loans                                0.00
        Other Amounts (Servicer Advances)                      2,909,303.21
        Realized Losses                                         (249,325.75)
                                                              -------------
    Total Deposits                                            15,416,555.94
    Withdrawals
        Reimbursement for Servicer Advances                            0.00
        Payment of Service Fee                                   258,100.94
        Payment of Interest and Principal                     15,158,455.00
                                                              -------------
    Total Withdrawals (Pool Distribution Amount)              15,416,555.94
    Ending Balance                                                     0.00


          PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

  Total Prepayment/Curtailment Interest Shortfall           18,490.92
  Servicing Fee Support                                     18,490.92
                                                            ---------
  Non-Supported Prepayment/Curtailment Interest Shortfall        0.00


                         SERVICING FEES
  Gross Servicing Fee                                      242,828.12
  Certificate Administration Fee                             6,070.70
  Supported Prepayment/Curtailment Interest Shortfall       18,490.92
                                                           ----------
  Net Servicing Fee                                        230,407.90


                             OTHER ACCOUNTS
                                    Beginning         Current      Current       Ending
           Account Type               Balance     Withdrawals     Deposits       Balance

   Net Rate Cap Fund                 5,000.00            0.00          0.00     5,000.00
   Reserve Fund                          0.00            0.00          0.00         0.00
   Class P Deposit                       0.00            0.00          0.00         0.00
   Reserve Fund                          0.00            0.00          0.00         0.00
   Libor Carryover Fund              5,000.01            0.00          0.00     5,000.01
   Financial Guaranty                    0.00            0.00          0.00         0.00

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-3


             Loan Status Stratification/Credit Enhancement Statement

              DELINQUENT                        BANKRUPTCY                           FORECLOSURE
               No. of   Principal                No. of   Principal                     No. of       Principal
               Loans     Balance                  Loans    Balance                       Loans        Balance

                                     0-29 Days       80   5,581,991.09   0-29 Days         0             0.00
30 Days         522   40,274,032.81  30 Days         36   2,507,057.70   30 Days           0             0.00
60 Days         224   18,074,372.92  60 Days         17   1,558,230.58   60 Days           0             0.00
90 Days         131   10,127,692.94  90 Days         19   1,526,439.21   90 Days           0             0.00
120 Days         60    4,508,297.07  120 Days        45   2,778,193.37   120 Days        356    23,893,079.11
150 Days          0            0.00  150 Days         0           0.00   150 Days          0             0.00
180+ Days         0            0.00  180+ Days        0           0.00   180+ Days         0             0.00
             ------   -------------              ------  -------------              --------    -------------
                937   72,984,395.74                 197  13,951,911.95                   356    23,893,079.11

               No. of    Principal               No. of    Principal                   No. of    Principal
               Loans     Balance                  Loans     Balance                     Loans     Balance

                                     0-29 Days 1.053602%      0.973958%  0-29 Days  0.000000%        0.000000%
30 Days    6.874753 %      7.027100% 30 Days   0.474121%      0.437437%  30 Days    0.000000%        0.000000%
60 Days    2.950086 %      3.153655% 60 Days   0.223890%      0.271883%  60 Days    0.000000%        0.000000%
90 Days    1.725273 %      1.767102% 90 Days   0.250230%      0.266336%  90 Days    0.000000%        0.000000%
120 Days   0.790202 %      0.786617% 120 Days  0.592651%      0.484745%  120 Days   4.688529%        4.168916%
150 Days   0.000000%       0.000000% 150 Days  0.000000%      0.000000%  150 Days   0.000000%        0.000000%
180+ Days  0.000000 %      0.000000% 180+ Days 0.000000%      0.000000%  180+ Days  0.000000%        0.000000%
           ----------     ----------           --------       --------              --------         ---------
           2.340313 %     12.734474%           2.594495%      2.434360%             4.688529 %       4.168916 %

                   REO                                  Total
                   No. of    Principal                  No. of   Principal
                   Loans     Balance                     Loans    Balance

 0-29 Days            0            0.00    0-29 Days         80     5,581,991.09
 30 Days              0            0.00    30 Days          558    42,781,090.51
 60 Days              0            0.00    60 Days          241    19,632,603.50
 90 Days              0            0.00    90 Days          150    11,654,132.15
 120 Days            65    3,695,185.03    120 Days         526    34,874,754.58
 150 Days             0            0.00    150 Days           0             0.00
 180+ Days            0            0.00    180+ Days          0             0.00
               --------    ------------                --------   --------------
                     65    3,695,185.03                   1,555   114,524,571.83

                   No. of    Principal                   No. of    Principal
                   Loans     Balance                      Loans     Balance

 0-29 Days     0.000000%       0.000000%   0-29 Days   1.053602%     0.973958 %
 30 Days       0.000000%       0.000000%   30 Days     7.348874%     7.464537 %
 60 Days       0.000000%       0.000000%   60 Days     3.173976%     3.425539 %
 90 Days       0.000000%       0.000000%   90 Days     1.975504%     2.033438 %
 120 Days      0.856052 %      0.644744%   120 Days    6.927433%     6.085022%
 150 Days      0.000000%       0.000000%   150 Days    0.000000%     0.000000%
 180+ Days     0.000000%       0.000000%   180+ Days   0.000000%     0.000000%
               --------        --------               ---------     ----------
               0.856052 %      0.644744 %             20.479389%    19.982493 %

(7) The 120 Day category for delinquent, bankruptcy, foreclosure, and REO contains loans that are 120 days or more delinquent.

Current Period Realized Loss - Includes Interest Shortfall        0.00
Principal Balance of Contaminated Properties                      0.00
Cumulative Realized Losses - Includes Interest Shortfall    640,794.99
Periodic Advance                                          2,909,303.21
Current Period Class A Insufficient Funds                         0.00

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-3


                           Delinquency Status By Group

          DELINQUENT                           BANKRUPTCY                               FORECLOSURE
 GROUP        No of     Principal                   No of      Principal                     No of    Principal
     2        Loans       Balance                    Loans      Balance                      Loans      Balance
                                      0-29 Days         62   4,049,460.05    0-29 Days          0            0.00
30 Days         403   31,371,233.26   30 Days           21   1,573,255.23    30 Days            0            0.00
60 Days         160   12,800,497.19   60 Days            6     473,558.26    60 Days            0            0.00
90 Days          91    6,892,593.29   90 Days            8     772,859.98    90 Days            0            0.00
120 Days         39    2,892,907.84   120 Days          34   2,168,187.36    120 Days         259   17,085,432.55
150 Days          0            0.00   150 Days           0           0.00    150 Days           0            0.00
180+ Days         0            0.00   180+ Days          0           0.00    180+ Days          0            0.00
           --------   -------------               --------   ------------                --------   --------------
                693   53,957,231.58                    131   9,037,320.88                     259   17,085,432.55

                                      0-29 Days   1.067677%      0.973903%   0-29 Days   0.000000%       0.000000%
30 Days    6.939900%       7.544844%  30 Days     0.361633%      0.378371%   30 Days     0.000000%       0.000000%
60 Days    2.755295%       3.078545%  60 Days     0.103324%      0.113892%   60 Days     0.000000%       0.000000%
90 Days    1.567074%       1.657682%  90 Days     0.137765%      0.185874%   90 Days     0.000000%       0.000000%
120 Days   0.671603%       0.695750%  120 Days    0.585500%      0.521453%   120 Days    4.460134%       4.109081%
150 Days   0.000000%       0.000000%  150 Days    0.000000%      0.000000%   150 Days    0.000000%       0.000000%
180+ Days  0.000000%       0.000000%  180+ Days   0.000000%      0.000000%   180+ Days   0.000000%       0.000000%
          ---------       ---------               --------       --------                --------        ---------
          11.933873%      12.976822%              2.255898%      2.173494%               4.460134%       4.109081%

         REO                                                 Total
                 No of    Principal                     No of    Principal
                 Loans      Balance                    Loans      Balance
  0-29 Days          0           0.00    0-29 Days         62    4,049,460.05
  30 Days            0           0.00    30 Days          424   32,944,488.49
  60 Days            0           0.00    60 Days          166   13,274,055.45
  90 Days            0           0.00    90 Days           99    7,665,453.27
  120 Days          48   2,615,990.00    120 Days         380   24,762,517.75
  150 Days           0           0.00    150 Days           0            0.00
  180+ Days          0           0.00    180+ Days          0            0.00
              --------   ------------                --------   -------------
                    48   2,615,990.00                   1,131   82,695,975.01

  0-29 Days   0.000000%      0.000000%   0-29 Days   1.067677%       0.973903%
  30 Days     0.000000%      0.000000%   30 Days     7.301533%       7.923215%
  60 Days     0.000000%      0.000000%   60 Days     2.858619%       3.192437%
  90 Days     0.000000%      0.000000%   90 Days     1.704839%       1.843557%
  120 Days    0.826589%      0.629151%   120 Days    6.543826%       5.955435%
  150 Days    0.000000%      0.000000%   150 Days    0.000000%       0.000000%
  180+ Days   0.000000%      0.000000%   180+ Days   0.000000%       0.000000%
              --------       --------               ---------       ---------
              0.826589%      0.629151%              19.476494%      19.888547%

                   DELINQUENT                    BANKRUPTCY                             FORECLOSURE
 GROUP          No of    Principal                   No of      Principal                  No of       Principal
     3          Loans      Balance                   Loans       Balance                   Loans        Balance
                                      0-29 Days          0           0.00    0-29 Days          0            0.00
30 Days           0            0.00   30 Days            0           0.00    30 Days            0            0.00
60 Days           0            0.00   60 Days            0           0.00    60 Days            0            0.00
90 Days           0            0.00   90 Days            0           0.00    90 Days            0            0.00
120 Days          0            0.00   120 Days           0           0.00    120 Days           0            0.00
150 Days          0            0.00   150 Days           0           0.00    150 Days           0            0.00
180+ Days         0            0.00   180+ Days          0           0.00    180+ Days          0            0.00
           --------        --------               --------       --------                --------        ---------
                  0            0.00                      0           0.00                       0            0.00

                                      0-29 Days   0.000000%      0.000000%   0-29 Days   0.000000%       0.000000%
30 Days    0.000000%       0.000000%  30 Days     0.000000%      0.000000%   30 Days     0.000000%       0.000000%
60 Days    0.000000%       0.000000%  60 Days     0.000000%      0.000000%   60 Days     0.000000%       0.000000%
90 Days    0.000000%       0.000000%  90 Days     0.000000%      0.000000%   90 Days     0.000000%       0.000000%
120 Days   0.000000%       0.000000%  120 Days    0.000000%      0.000000%   120 Days    0.000000%       0.000000%
150 Days   0.000000%       0.000000%  150 Days    0.000000%      0.000000%   150 Days    0.000000%       0.000000%
180+ Days  0.000000%       0.000000%  180+ Days   0.000000%      0.000000%   180+ Days   0.000000%       0.000000%
           --------        --------               --------       --------                --------        --------
           0.000000%       0.000000%              0.000000%      0.000000%               0.000000%       0.000000%


                      REO                                Total
                    No of  Principal                   No of  Principal
                    Loans      Balance               Loans      Balance
  0-29 Days          0           0.00    0-29 Days          0            0.00
  30 Days            0           0.00    30 Days            0            0.00
  60 Days            0           0.00    60 Days            0            0.00
  90 Days            0           0.00    90 Days            0            0.00
  120 Days           0           0.00    120 Days           0            0.00
  150 Days           0           0.00    150 Days           0            0.00
  180+ Days          0           0.00    180+ Days          0            0.00
              --------       --------                --------        --------
                     0           0.00                       0            0.00

  0-29 Days   0.000000%      0.000000%   0-29 Days   0.000000%       0.000000%
  30 Days     0.000000%      0.000000%   30 Days     0.000000%       0.000000%
  60 Days     0.000000%      0.000000%   60 Days     0.000000%       0.000000%
  90 Days     0.000000%      0.000000%   90 Days     0.000000%       0.000000%
  120 Days    0.000000%      0.000000%   120 Days    0.000000%       0.000000%
  150 Days    0.000000%      0.000000%   150 Days    0.000000%       0.000000%
  180+ Days   0.000000%      0.000000%   180+ Days   0.000000%       0.000000%
              --------       --------                --------        ---------
              0.000000%      0.000000%               0.000000%       0.000000%

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-3



               DELINQUENT                          BANKRUPTCY                         FORECLOSURE
 GROUP         No of     Principal                   No of     Principal                      No of      Principal
     4         Loans     Balance                     Loans      Balance                       Loans       Balance
                                       0-29 Days         18   1,532,531.04    0-29 Days          0           0.00
30 Days          119    8,902,799.55   30 Days           15     933,802.47    30 Days            0           0.00
60 Days           64    5,273,875.73   60 Days           11   1,084,672.32    60 Days            0           0.00
90 Days           40    3,235,099.65   90 Days           11     753,579.23    90 Days            0           0.00
120 Days          21    1,615,389.23   120 Days          11     610,006.01    120 Days          97   6,807,646.56
150 Days           0            0.00   150 Days           0           0.00    150 Days           0           0.00
180+ Days          0            0.00   180+ Days          0           0.00    180+ Days          0           0.00
            --------   -------------               --------  -------------                --------   -------------
                 244   19,027,164.16                     66   4,914,591.07                      97   6,807,646.56

                                       0-29 Days   1.156812%      1.244214%   0-29 Days   0.000000%      0.000000%
30 Days     7.647815%       7.227905%  30 Days     0.964010%      0.758125%   30 Days     0.000000%      0.000000%
60 Days     4.113111%       4.281695%  60 Days     0.706941%      0.880612%   60 Days     0.000000%      0.000000%
90 Days     2.570694%       2.626477%  90 Days     0.706941%      0.611807%   90 Days     0.000000%      0.000000%
120 Days    1.349614%       1.311484%  120 Days    0.706941%      0.495245%   120 Days    6.233933%      5.526916%
150 Days    0.000000%       0.000000%  150 Days    0.000000%      0.000000%   150 Days    0.000000%      0.000000%
180+ Days   0.000000%       0.000000%  180+ Days   0.000000%      0.000000%   180+ Days   0.000000%      0.000000%
           ---------       ---------               --------       --------                --------       ---------
           15.681234%      15.447561%              4.241645%      3.990003%               6.233933%      5.526916%

                      REO                                   Total
                No of      Principal                  No of    Principal
                Loans       Balance                   Loans      Balance
  0-29 Days          0           0.00   0-29 Days         18   1,532,531.04
  30 Days            0           0.00   30 Days          134   9,836,602.02
  60 Days            0           0.00   60 Days           75   6,358,548.05
  90 Days            0           0.00   90 Days           51   3,988,678.88
  120 Days          17   1,079,195.03   120 Days         146  10,112,236.83
  150 Days           0           0.00   150 Days           0           0.00
  180+ Days          0           0.00   180+ Days          0           0.00
              --------   ------------               --------  -------------
                    17   1,079,195.03                    424  31,828,596.82

  0-29 Days   0.000000%      0.000000%   0-29 Days  1.156812%      1.244214%
  30 Days     0.000000%      0.000000%   30 Days    8.611825%      7.986031%
  60 Days     0.000000%      0.000000%   60 Days    4.820051%      5.162307%
  90 Days     0.000000%      0.000000%   90 Days    3.277635%      3.238284%
  120 Days    1.092545%      0.876165%   120 Days   9.383033%      8.209810%
  150 Days    0.000000%      0.000000%   150 Days   0.000000%      0.000000%
  180+ Days   0.000000%      0.000000%   180+ Days  0.000000%      0.000000%
              --------       --------              ---------      -----------
              1.092545%      0.876165%             27.249357%     25.840645 %

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-3


                              COLLATERAL STATEMENT

     Collateral Description                                   Mixed Fixed & Am
     Weighted Average Gross Coupon                                  10.471784%
     Weighted Average Net Coupon                                     9.971783%
     Weighted Average Pass-Through Rate                              9.959283%
     Weighted Average Maturity (Stepdown Calculation)                      344
     Beginning Scheduled Collateral Loan Count                           7,721
     Number of Loans Paid in Full                                          128
     Ending Scheduled Collateral Loan Count                              7,593
     Beginning Scheduled Collateral Balance                     582,787,509.69
     Ending Scheduled Collateral Balance                        572,301,180.99
     Ending Actual Collateral Balance at 28-Feb-2001            573,124,535,01
     Monthly P&I Constant                                         5,640,224.26
     Ending Scheduled Balance for Premium Loans                 572,301,180.99
     Scheduled Principal                                            554,537.06
     Unscheduled Principal                                        9,931,791.64
     Required Overcollateralized Amount                                   0.00
     Overcollateralized Increase Amount                             872,182.63
     Overcollateralized Reduction Amount                                  0.00
     Specified O/C Amount                                         9,800,000.00
     Overcollateralized Amount                                    9,595,453.30
     Overcollateralized Deficiency Amount                         1,076,729.34
     Base Overcollateralization Amount                                    0.00
     Extra Principal Distribution Amount                            872,182.63
     Excess Cash Amount                                             872,182.63
                                                                --------------
     Group F Curtailments                                           $32,216.83
     Group A Curtailments                                            $3,764.91
     Delinquency Reimbursement Amount                            $2,493,877.06
     Servicing Advance Reimbursement                               $244,999.79

Delta Funding
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 1999-3



    Group                                  2                    3                     4               Total
Collateral Description         Fixed 30 Year        Fixed 30 Year             Mixed ARM
Weighted Average Coupon Rate       10.439673            11.031408             10.426254
Weighted Average Net Rate           9.927173            10.518908              9.913754
Weighted Average Maturity               0.00                 0.00                  0.00
Record Date                         02/28/01             02/28/01              02/28/01
Principal And Interest Constant 4,152,273.34           337,361.02          1,150,589.90        5,640,224.26
Beginning Loan Count                   5,909                  232                 1,580               7,721
Loans Paid In Full                       102                    2                    24                 128
Ending Loan Count                      5,807                  230                 1,556               7,593
Beginning Scheduled Balance   423,495,689.14        34,455,962.23        124,835,858.32      582,787,509.69
Ending Scheduled Balance      415,115,141.61        34,132,876.91        123,053,162.47      572,301,180.99
Scheduled Principal               467,976.27            20,612.87             65,947.92          554,537.06
Unscheduled Principal           7,912,571.26           302,472.45          1,716,747.93        9,931,791.64
Scheduled Interest              3,684,297.07           316,748.15          1,084,641.98        5,085,687.20
Servicing F~e.                    176,456.53            14,356.65             52,014.94          242,828.12
Master Servicing Fee                    0.00                 0.00                  0.00                0.00
Trustee Fee                         4,411.41               358.92              1,300.37            6,070.70
FRY Amount                              0.00                 0.00                  0.00                0.00
Special Hazard Fee                      0.00                 0.00                  0.00                0.00
Other Fee                               0.00                 0.00                  0.00                0.00
Pool Insurance Fee                      0.00                 0.00                  0.00                0.00
Spread 1                                0.00                 0.00                  0.00                0.00
Spread 2                                0.00                 0.00                  0.00                0.00
Spread 3                                0.00                 0.00                  0.00                0.00
Net Interest                    3,503,429.13           302,032.58          1,031,326.67        4,836,788.38
Realized Loss Amount              215,536.25                 0.00             33,789.50          249,325.75
Cumulative Realized Loss          433,198.75                 0.00            207,596.24          640,794.99
Percentage of Cumulative Losses         0.00                 0.00                  0.00                0.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                              DFH Series 2000-1

                     Certificateholder Distribution Summary

                       Certificate  Certificate     Beginning
                          Class     Pass-Through   Certificate       Interest         Principal
Class       CUSIP     Description     Rate            Balance       Distribution     Distribution

A-1F       24763LGB0    SEN SEQ       7.38000 %    38,061,671.86      234,079.28     2,707,505.62
A-2F       24763LGC8    SEN SEQ       7.58000 %    22,700,000.00      143,388.33             0.00
A-3F       24763LGD6    SEN SEQ       7.69000 %    30,300,000.00      194,172.50             0.00
A-4F       24763LGE4    SEN SEQ       7.94000 %    15,300,000.00      101,235.00             0.00
A-5F       24763LGF1    SEN SEQ       8.09000 %    14,900,000.00      100,450.83             0.00
A-6F       24763LGG9      SEN         7.87000 %    10,000,000.00       65,583.33             0.00
IOF        24763LGH7     SEN IO       6.40000 %             0.00      256,000.00             0.00
A-1A       24763LGJ3      SEN         5.82875 %    58,028,489.85      263,070.55     1,196,940.89
M-1        24763LGK0      MEZ         8.09000 %    16,500,000.00      111,237.50             0.00
M-2        24763LGL8      MEZ         8.09000 %    11,375,000.00       76,686.46             0.00
B          24763LGM6      SUB         8.09000 %    10,625,000.00       71,630.21             0.00
BIO        DFH00IBIO     SUB IO       0.00000 %             0.00            0.00             0.00
P          DFH0000IP      PO          0.00000 %           100.00       42,253.87             0.00
R-1        DFHOO02RI      RES         0.00000 %             0.00            0.00             0.00
R-2        DFHOO02R2      RES         0.00000 %             0.00            0.00             0.00
R-3        DFHOO02R3      RES         0.00000 %             0.00            0.00             0.00
                                                  --------------    ------------     ------------
Totals                                            227,790,261.71    1,659,787.86     3,904,446.51

                Current         Ending                      Cumulative
               Realized      Certificate        Total        Realized
Class            Loss          Balance      Distribution     Losses

A-1F             0.00    35,354,166.23    2,941,584.90        0.00
A-2F             0.00    22,700,000.00      143,388.33        0.00
A-3F             0.00    30,300,000.00      194,172.50        0.00
A-4F             0.00    15,300,000.00      101,235.00        0.00
A-5F             0.00    14,900,000.00      100,450.83        0.00
A-6F             0.00    10,000,000.00       65,583.33        0.00
IOF              0.00             0.00      256,000.00        0.00
A-1A             0.00    56,831,548.95    1,460,011.44        0.00
M-1              0.00    16,500,000.00      111,237.50        0.00
M-2              0.00    11,375,000.00       76,686.46        0.00
B                0.00    10,625,000.00       71,630.21        0.00
BIO              0.00             0.00            0.00        0.00
P                0.00           100.00       42,253.87        0.00
R-1              0.00             0.00            0.00        0.00
R-2              0.00             0.00            0.00        0.00
R-3              0.00             0.00            0.00        0.00
                 ----   --------------    ------------        ----
Totals           0.00   223,885,815.18    5,564,234.37        0.00

All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                                DFH Series 2000-1

                        Principal Distribution Statement

           Original          Beginning       Scheduled     Unscheduled
             Face           Certificate      Principal      Principal                    Realized
Class       Amount            Balance     Distribution    Distribution    Accretion      Loss (1)

A-1F      53,300,000.00   38,061,671.86      164,939.36   2,542,566.26          0.00           0.00
A-2F      22,700,000.00   22,700,000.00            0.00           0.00          0.00           0.00
A-3F      30,300,000.00   30,300,000.00            0.00           0.00          0.00           0.00
A-4F      15,300,000.00   15,300,000.00            0.00           0.00          0.00           0.00
A-5F      14,900,000.00   14,900,000.00            0.00           0.00          0.00           0.00
A-6F      10,000,000.00   10,000,000.00            0.00           0.00          0.00           0,00
IOF                0.00            0.00            0.00           0.00          0.00           0.00
A-1A      65,000,000.00   58,028,489.85       27,038.01   1,169,902.88          0.00           0.00
M-1       16,500,000.00   16,500,000.00            0.00           0.00          0.00           0.00
M-2       11,375,000.00   11,375,000.00            0.00           0.00          0.00           0.00
B         10,625,000.00   10,625,000.00            0.00           0.00          0,00           0.00
BIO                0.00            0.00            0.00           0.00          0.00           0.00
P                100.00          100.00            0.00           0.00          0.00           0.00
R-1                0.00            0.00            0.00           0.00          0.00           0.00
R-2                0.00            0.00            0.00           0.00          0.00           0.00
R-3                0.00            0.00            0.00           0.00          0.00           0.00

Totals   250,000,100.00  227,790,261.71      191,977.37   3,712,469.14          0.00           0.00

              Total        Ending          Ending           Total
            Principal    Certificate     Certificate      Principal
Class       Reduction      Balance       Percentage     Distribution

A-1F     2,707,505.62   35,354,166.23     0.66330518    2,707,505.62
A-2F             0.00   22,700,000.00     1.00000000            0.00
A-3F             0.00   30,300,000.00     1.00000000            0.00
A-4F             0.00   15,300,000.00     1.00000000            0.00
A-5F             0.00   14,900,000.00     1.00000000            0.00
A-6F             0.00   10,000,000.00     1.00000000            0.00
IOF              0.00            0.00     0.00000000            0.00
A-1A     1,196,940.89   56,831,548.95     0.87433152    1,196,940.89
M-1              0.00   16,500,000.00     1,00000000            0.00
M-2              0.00   11,375,000.00     1.00000000            0.00
B                0.00   10,625,000.00     1.00000000            0.00
BIO              0.00            0.00     0.00000000            0.00
P                0.00          100.00     1.00000000            0.00
R-1              0.00            0.00     0.00000000            0.00
R-2              0.00            0.00     0.00000000            0.00
R-3              0.00            0.00     0,00000000            0.00

Totals   3,904,446.51  223,885,815.18     0.89554290    3,904,446.51

(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                                DFH Series 2000-1

                    Principal Distribution Factors Statement

               Original        Beginning    Scheduled    Unscheduled
                 Face         Certificate   Principal      Principal                   Realized
Class (2)       Amount          Balance    Distribution  Distribution     Accretion    Loss (3)

  A-1F      53,300,000.00     714.10266154   3.09454709   47.70293171    0.00000000   0.00000000
  A-2F      22,700,000.00    1000.00000000   0.00000000    0.00000000    0.00000000   0.00000000
  A-3F      30,300,000.00    1000.00000000   0.00000000    0.00000000    0.00000000   0.00000000
  A-4F      15,300,000.00    1000.00000000   0.00000000    0.00000000    0.00000000   0.00000000
  A-5F      14,900,000.00    1000.00000000   0.00000000    0.00000000    0.00000000   0.00000000
  A-6F      10,000,000.00    1000.00000000   0.00000000    0.00000000    0.00000000   0.00000000
  IOF                0.00       0.00000000   0.00000000    0.00000000    0.00000000   0.00000000
  A-1A      65,000,000.00     892.74599769   0.41596938   17.99850585    0.00000000   0.00000000
  M-1       16,500,000.00    1000.00000000   0.00000000    0.00000000    0.00000000   0.00000000
  M-2       11,375,000.00    1000.00000000   0.00000000    0.00000000    0.00000000   0.00000000
   B        10,625,000.00    1000.00000000   0.00000000    0.00000000    O.OOOOOO00   0.00000000
  BIO                0.00       0.00000000   0.00000000    0.00000000    0.00000000   0.00000000
   P               100.00    1000.00000000   0.00000000    0.00000000    0.00000000   0.00000000
  R-1                0.00       0.00000000   0.00000000    0.00000000    0.00000000   0.00000000
  R-2                0.00       0.00000000   0.00000000    0.00000000    0.00000000   0.00000000
  R-3                0.00       0.00000000   0.00000000    0.00000000    0.00000000   0.00000000

                   Total            Ending       Ending          Total
                 Principal       Certificate   Certificate     Principal
Class (2)        Reduction         Balance     Percentage     Distribution

  A-1F         50.79747880       663.30518255   0.66330518    50.79747880
  A-2F          0.00000000      1000.00000000   1.00000000     0.00000000
  A-3F          0.00000000      1000.00000000   1.00000000     0.00000000
  A-4F          0.00000000      1000.00000000   1.00000000     O.OOOO0000
  A-5F          0.00000000      1000.00000000   1.00000000     0.00000000
  A-6F          0.00000000      1000.00000000   1.00000000     O.OOOO0000
  IOF           0.00000000         0.00000000   0.00000000     0.00000000
  A-1A         18.41447523       874.33152231   0.87433152    18.41447523
  M-1           0.00000000      1000.00000000   1.00000000     0.00000000
  M-2           0.00000000      1000.00000000   1.00000000     0.00000000
   B            0.00000000      1000.00000000   1.00000000     0.00000000
  BIO           0.00000000         0.00000000   0.00000000     0.00000000
   P            0.00000000      1000.00000000   1.00000000     0.00000000
  R-1           0.00000000         0.00000000   0.00000000     O.OOOOO000
  R-2           0.00000000         0.00000000   0.00000000     0.00000000
  R-3           0.00000000         0.00000000   0.00000000     0.00000000


(2) All classes are per 1,000 denomination.
(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                                DFH Series 2000-1

                         Interest Distribution Statement

Class       Original       Current        Beginning       Current     Payment of     Current
              Face       Certificate    Certificate/      Accrued       Unpaid       Interest
             Amount          Rate         Notional        Interest     Interest      Shortfall
                                           Balance                    Shortfall

A-1F    53,300,000.00       7.38000 %  38,061,671.86      234,079.28      0.00         0.00
A-2F    22,700,000.00       7.58000 %  22,700,000.00      143,388.33      0.00         0.00
A-3F    30,300,000.00       7.69000 %  30,300,000.00      194,172.50      0.00         0.00
A-4F    15,300,000.00       7.94000 %  15,300,000.00      101,235.00      0.00         0.00
A-5F    14,900,000.00       8.09000 %  14,900,000.00      100,450.83      0.00         0.00
A-6F    10,000,000.00       7.87000 %  10,000,000.00       65,583.33      0.00         0.00
IOF              0.00       6.40000 %  48,000,000.00      256,000.00      0.00         0.00
A-1A    65,000,000.00       5.82875 %  58,028,489.85      263,070.55      0.00         0.00
M-1     16,500,000.00       8.09000 %  16,500,000.00      111,237.50      0.00         0.00
M-2     11,375,000.00       8.09000 %  11,375,000.00       76,686.46      0.00         0.00
 B      10,625,000.00       8.09000 %  10,625,000.00       71,630.21      0.00         0.00
BIO              0.00       0.00000 %           0.00            0.00      0.00         0.00
 P             100.00       0.00000 %         100.00            0.00      0.00         0.00
R-1              0.00       0.00000 %           0.00            0.00      0.00         0.00
R-2              0.00       0.00000 %           0.00            0.00      0.00         0.00
R-3              0.00       0.00000 %           0.00            0.00      0.00         0.00
       --------------                                   ------------      ----         ----
Totals 250,000,100.00                                   1,617,533.99      0.00         0.00


Class   Non-Supported   Realized      Total      Remaining       Ending
          Interest      Loss (4)    Interest      Unpaid       Certificate/
          Shortfall               Distribution   Interest       Notional
                                                 Shortfall       Balance

A-1F         0.00        0.00     234,079.28         0.00     35,354,166.23
A-2F         0.00        0.00     143,388.33         0.00     22,700,000.00
A-3F         0.00        0.00     194,172.50         0.00     30,300,000.00
A-4F         0.00        0.00     101,235.00         0.00     15,300,000.00
A-5F         0.00        0.00     100,450.83         0.00     14,900,000.00
A-6F         0.00        0.00      65,583.33         0.00     10,000,000.00
IOF          0.00        0.00     256,000.00         0.00     42,500,000.00
A-1A         0.00        0.00     263,070.55         0.00     56,831,548.95
M-1          0.00        0.00     111,237.50         0.00     16,500,000.00
M-2          0.00        0.00      76,686.46         0.00     11,375,000.00
 B           0.00        0.00      71,630.21         0.00     10,625,000.00
BIO          0.00        0.00           0.00         0.00              0.00
 P           0.00        0.00      42,253.87         0.00            100.00
R-1          0.00        0.00           0.00         0.00              0.00
R-2          0.00        0.00           0.00         0.00              0.00
R-3          0.00        0.00           0.00         0.00              0.00
             ----        ----  -------------         ----
Totals       0.00        0.00  11,659,787.86         0.00

(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplementfor a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                                DFH Series 2000-1

                     Interest Distribution Factors Statement

                Original      Current        Beginning       Current    Payment of     Current
Class (5)        Face      Certificate     Certificate/      Accrued      Unpaid      Interest
                 Amount        Rate           Notional       Interest    Interest    Shortfall
                                               Balance                  Shortfall

 A-1F       53,300,000.00     7.38000 %   714.10266154     4.39173133    0.00000000   0.00000000
 A-2F       22,700,000.00     7.58000 %  1000.00000000     6.31666652    0.00000000   0.00000000
 A-3F       30,300,000.00     7.69000 %  1000.00000000     6.40833333    0.00000000   0.00000000
 A-4F       15,300,000.00     7.94000 %  1000.00000000     6.61666667    0.00000000   0.00000000
 A-5F       14,900,000.00     8.09000 %  1000.00000000     6.74166644    0.00000000   0.00000000
 A-6F       10,000,000.00     7.87000 %  1000.00000000     6.55833300    0.00000000   0.00000000
 IOF                 0.00     6.40000 %   786.88524590     4.19672131    0.00000000   0.00000000
 A-1A       65,000,000.00     5.82875 %   892.74599769     4.04723923    0.00000000   0.00000000
 M-1        16,500,000.00     8.09000 %  1000.00000000     6.74166667    0.00000000   0.00000000
 M-2        11,375,000.00     8.09000 %  1000.00000000     6.74166681    0.00000000   0.00000000
  B         10,625,000.00     8.09000 %  1000.00000000     6.74166682    0.00000000   0.00000000
 BIO                 0.00     0.00000 %     0.00000000     0.00000000    0.00000000   0.00000000
  P                100.00     0.00000 %  1000.00000000     0.00000000    0.00000000   0.00000000
 R-1                 0.00     0.00000 %     0.00000000     0.00000000    0.00000000   0.00000000
 R-2                 0.00     0.00000 %     0.00000000     0.00000000    0.00000000   0.00000000
 R-3                 0.00     0.00000 %     0.00000000     0.00000000    0.00000000   0.00000000


           Non-Supported                 Total        Remaining      Ending
Class (5)   Interest       Realized    Interest        Unpaid       Certificate/
            Shortfall      Loss (6)  Distribution      Interest       Notional
                                                      Shortfall       Balance

 A-1F       0.00000000   0.00000000     4.39173133     0.00000000      663.30518255
 A-2F       0.00000000   0.00000000     6.31666652     0.00000000     1000.00000000
 A-3F       0.00000000   0.00000000     6.40833333     0.00000000     1000.00000000
 A-4F       0.00000000   0.00000000     6.61666667     0.00000000     1000.00000000
 A-5F       0.00000000   0.00000000     6.74166644     0.00000000     1000.00000000
 A-6F       0.00000000   0.00000000     6.55833300     0.00000000     1000.00000000
  IOF       0.00000000   0.00000000     4.19672131     0.00000000      696.72131148
 A-1A       0.00000000   0.00000000     4.04723923     0.00000000      874.33152231
  M-1       0.00000000   0.00000000     6.74166667     0.00000000     1000.00000000
  M-2       0.00000000   0.00000000     6.74166681     0.00000000     1000.00000000
   B        0.00000000   0.00000000     6.74166682     0.00000000     1000.00000000
  BIO       0.00000000   0.00000000     0.00000000     0.00000000        0.00000000
   P        0.00000000   0.00000000 22538.70000000     0.00000000     1000.00000000
  R-1       0.00000000   0.00000000     0.00000000     0.00000000        0.00000000
  R-2       0.00000000   0.00000000     0.00000000     0.00000000        0.00000000
  R-3       0.00000000   0.00000000     0.00000000     0.00000000        0.00000000


(5) All classes are per 1,000 denoniination

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                                DFH Series 2001-1

                      Certificateholder Component Statement

           Component          Beginning           Ending           Beginning          Ending            Ending
          Pass-Through         Notional           Notional         Component          Component         Component
Class        Rate               Balance           Balance          Balance            Balance           Pecentage


OC          0.00000 %              0.00               0.00      2,641,494.32       2,911,074.90         0.00000000 %
FSA         0.08000 %    189,290,161.71     185,385,715.19              0.00               0.00        87.65282042 %

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                                DFH Series 2000-1

                       Certificateholder Account Statement

                          CERTIFICATE ACCOUNT

    Beginning Balance                                                     0.00

    Deposits
        Payments of Interest and Principal                        4,627,121.45
        Liquidations, Insurance Proceeds, Reserve Funds                   0.00
        Proceeds from Repurchased Loans                                   0.00
        Other Amounts (Servicer Advances)                         1,129,446.36
        Realized Losses                                            (83,907.09)
                                                               ---------------
    Total Deposits                                               5,672,660.72

    Withdrawals
        Reimbursement for Servicer Advances                               0.00
        Payment of Service Fee                                      108,426.35
        Payment of Interest and Principal                         5,564,234.37
                                                               ---------------
    Total Withdrawals (Pool Distribution Amount)                  5,672,660.72

    Ending Balance                                                        0.00
                                                               ===============



          PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

     Total Prepayment/Curtailment Interest Shortfall                  5,006.86
     Servicing Fee Support                                            5,006.86
                                                               ---------------
     Non-Supported Prepayment/Curtailment Interest Shortfall              0.00
                                                               ===============


                         SERVICING FEES

     Gross Servicing Fee                                             96,013.23
     Trustee Fee - Wells Fargo Bank N.A.                              4,800.65
     Support Prepayment/Curtailment Interest Shortfall                5,006.86
                                                               ---------------
     Net Servicing Fee                                               95,807.02
                                                               ===============



                   OTHER ACCOUNTS

                    Beginning          Current            Current        Ending
Account Type        Balance          Withdrawals         Deposits       Balance

Reserve Fund        10,000.00              0.00              0.00     10,000.00
Reserve Fund        10,000.00              0.00              0.00     10,000.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                             DFH Series 2000-1

             Loan Status Stratification/Credit Enhancement Statement

        DELINQUENT                         BANKRUPTCY                        FORECLOSURE

          No. of     Principal               No. of     Principal               No. of     Principal
          Loans       Balance                Loans       Balance                Loans       Balance

                                   0-29 Days    29   2,316,738.21     0-29 Days     0           0.00
30 Days     191  13,568,798.26     30 Days       7     433,633.02     30 Days       0           0.00
60 Days     100   7,745,960.37     60 Days       7     408,039.32     60 Days       0           0.00
90 Days      48   3,394,583.38     90 Days       2     112,144.73     90 Days       0           0.00
120 Days     13     786,858.37     120 Days     13     833,453.21     120 Days    142  10,194,389.60
150 Days      0           0.00     150 Days      0           0.00     150 Days      0           0.00
180+ Days     0           0.00     180+ Days     0           0.00     180+ Days     0           0.00
          -----  -------------               -----  -------------               -----  -------------
            352  25,496,200.38                  58   4,104,008.49                 142  10,194,389.60

          No. of     Principal               No. of     Principal               No. of     Principal
          Loans       Balance                Loans       Balance                Loans       Balance

                                   0-29 Days 0.963455 %  1.020515 %   0-29 Days 0.000000 %  0.000000 %
30 Days   6.345515 %  5.977010 %   30 Days   0.232558 %  0.191014 %   30 Days   0.000000 %  0.000000 %
60 Days   3.322259 %  3.412069 %   60 Days   0.232558 %  0.179740 %   60 Days   0.000000 %  0.000000 %
90 Days   1.594684 %  1.495302 %   90 Days   0.066445 %  0.049399 %   90 Days   0.000000 %  0.000000 %
120 Days  0.431894 %  0.346608 %   120 Days  0.431894 %  0.367133 %   120 Days  4.717608 %  4.490594 %
150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %
180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %
          ---------- -----------             ----------  ----------             ----------  ----------
          1.694352 % 11.230990 %             1.926910 %  1.807802 %             4.717608 %  4.490594 %


           REO                               Total

          No. of     Principal               No. of     Principal
          Loans       Balance                Loans       Balance

0-29 Days     0           0.00     0-29 Days    29   2,316,738.21
30 Days       0           0.00     30 Days     198  14,002,431.28
60 Days       0           0.00     60 Days     107   8,153,999.69
90 Days       0           0.00     90 Days      50   3,506,728.11
120 Days      5     177,870.04     120 Days    173  11,992,571.22
150 Days      0           0.00     150 Days      0           0.00
180+ Days     0           0.00     180+ Days     0           0.00
          -----  -------------               -----  -------------
              5     177,870.04                 557  39,972,468.51

          No. of     Principal               No. of     Principal
          Loans       Balance                Loans       Balance

0-29 Days 0.000000 %  0.000000 %   0-29 Days 0.963455 %  1.020515 %
30 Days   0.000000 %  0.000000 %   30 Days   6.578073 %  6.168023 %
60 Days   0.000000 %  0.000000 %   60 Days   3.554817 %  3.591809 %
90 Days   0.000000 %  0.000000 %   90 Days   1.661130 %  1.544702 %
120 Days  0.166113 %  0.078351 %   120 Days  5.747508 %  5.282687 %
150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %
180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %
          ----------  ----------            ----------- -----------
          0.166113 %  0.078351 %            18.504983 % 17.607737 %

(7) The 120 Day category for delinquent, bankruptcy, foreclosure, and REO contains loans that are 120 days or more delinquent.

     Current Period Realized Loss - Includes Interest Shortfall             0.00
     Cumulative Realized Losses - Includes Interest Shortfall         153,501.44
     Current Period Class A Insufficient Funds                              0.00
     Principal Balance of Contaminated Properties                           0.00
     Periodic Advance                                               1,129,446.36

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                               DFH Series 2000-1

                          Delinquency Status By Group

        DELINQUENT                         BANKRUPTCY                        FORECLOSURE

GROUP     No. of     Principal               No. of     Principal               No. of     Principal
  1       Loans       Balance                Loans       Balance                Loans       Balance

                                   0-29 Days    19   1,308,294.11     0-29 Days     0           0.00
30 Days     137   9,432,362.38     30 Days       4     192,183.51     30 Days       0           0.00
60 Days      63   4,953,215.98     60 Days       3     191,602.29     60 Days       0           0.00
90 Days      34   2,136,112.42     90 Days       0           0.00     90 Days       0           0.00
120 Days     11     656,061.40     120 Days      9     539,205.99     120 Days     98   6,928,999.10
150 Days      0           0.00     150 Days      0           0.00     150 Days      0           0.00
180+ Days     0           0.00     180+ Days     0           0.00     180+ Days     0           0.00
          -----  -------------               -----  -------------               -----  -------------
            245  17,177,752.18                  35   2,231,285.90                  98   6,928,999.10

                                   0-29 Days 0.831510 %  0.773925 %   0-29 Days 0.000000 %  0.000000 %
30 Days   5.995624 %  5.579741 %   30 Days   0.175055 %  0.113687 %   30 Days   0.000000 %  0.000000 %
60 Days   2.757112 %  2,930089 %   60 Days   0.131291 %  0.113343 %   60 Days   0.000000 %  0.000000 %
90 Days   1.487965 %  1.263623 %   90 Days   0,000000 %  0.000000 %   90 Days   0.000000 %  0.000000 %
120 Days  0.481400 %  0.388095 %   120 Days  0.393873 %  0.318969 %   120 Days  4.288840 %  4.098869 %
150 Days  0.000000 %  0,000000 %   150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %
180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %
          ----------  ----------             ----------  ----------             ----------  ----------
         10.722101 % 10.161548 %             1.531729 %  1.319924%              4.288840 %  4.098869 %


           REO                               TOTAL

          No. of     Principal               No. of     Principal
          Loans       Balance                Loans       Balance

0-29 Days     0           0.00     0-29 Days    19   1,308,294.11
30 Days       0           0.00     30 Days     141   9,624,545.89
60 Days       0           0.00     60 Days      66   5,144,818.27
90 Days       0           0.00     90 Days      34   2,136,112.42
120 Days      3     125,792.53     120 Days    121   8,250,059.02
150 Days      0           0.00     150 Days      0           0.00
180+ Days     0           0.00     180+ Days     0           0.00
          -----  -------------               -----  -------------
              3     125,792.53                 381  26,463,829.71

0-29 Days 0.000000 %  0.000000 %   0-29 Days 0.831510 %  0.773925 %
30 Days   0.000000 %  0.000000 %   30 Days   6.170678 %  5.693428 %
60 Days   0.000000 %  0.000000 %   60 Days   2.888403 %  3.043432 %
90 Days   0.000000 %  0.000000 %   90 Days   1.487965 %  1.263623 %
120 Days  0.131291 %  0.074413 %   120 Days  5.295405 %  4.880346 %
150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %
180+ Days 0.000000%   0.000000 %   180+ Days 0.000000 %  0.000000 %
          ----------  ----------             ----------  ----------
          0.131291 %  0.074413 %            16.673961 %  15.654754%



        DELINQUENT                         BANKRUPTCY                        FORECLOSURE

GROUP     No. of     Principal               No. of     Principal               No. of     Principal
  2       Loans       Balance                Loans       Balance                Loans       Balance

                                   0-29 Days    10   1,008,444.10     0-29 Days     0           0.00
30 Days      54   4,136,435.88     30 Days       3     241,449.51     30 Days       0           0.00
60 Days      37   2,792,744.39     60 Days       4     216,437.03     60 Days       0           0.00
90 Days      14   1,258,470.96     90 Days       2     112,144.73     90 Days       0           0.00
120 Days      2     130,796.97     120 Days      4     294,247.22     120 Days     44   3,265,390.50
150 Days      0           0.00     150 Days      0           0.00     150 Days      0           0.00
180+ Days     0           0.00     180+ Days     0           0.00     180+ Days     0           0.00
          -----  -------------               -----  -------------               -----  -------------
            107   8,318,448.20                  23   1,872,722.59                  44   3,265,390.50

                                   0-29 Days 1.379310 %  1.739599 %   0-29 Days 0.000000 %  0.000000
30 Days   7.448276 %  7.135488 %   30 Days   0.413793 %  0.416508 %   30 Days   0.000000 %  0.000000
60 Days   5.103448 %  4.817576 %   60 Days   0.551724 %  0.373361 %   60 Days   0.000000 %  0.000000
90 Days   1.931034 %  2.170904 %   90 Days   0.275862 %  0.193453 %   90 Days   0.000000 %  0.000000
120 Days  0.275862 %  0.225629 %   120 Days  0.551724 %  0.507586 %   120 Days  6.068966 %  5.632906
150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000
180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000
          ----------  ----------             ----------  ----------             ----------  ---------
         14.758621 % 14.349598 %             3.172414 %  3.230508 %             6.068966 %  5.632906


            REO                              TOTAL

            No. of     Principal               No. of     Principal
            Loans       Balance                Loans       Balance

  0-29 Days     0           0.00     0-29 Days    10   1,008,444.10
  30 Days       0           0.00     30 Days      57   4,377,885.39
  60 Days       0           0.00     60 Days      41   3,009,181.42
  90 Days       0           0.00     90 Days      16   1,370,615.69
  120 Days      2      52,077.51     120 Days     52   3,742,512.20
  150 Days      0           0.00     150 Days      0           0.00
  180+ Days     0           0.00     180+ Days     0           0.00
            -----  -------------               -----  -------------
                2      52,077.51                 176  13,508,638.80

  0-29 Days O.0OOOO0 %  0.000000 %   0-29 Days 1.379310 %  1.739599 %
  30 Days   0.000000 %  0.000000 %   30 Days   7.862069 %  7.551997 %
  60 Days   0.000000 %  0.000000 %   60 Days   5.655172 %  5.190937 %
  90 Days   0,000000 %  0.000000 %   90 Days   2.206897 %  2.364357 %
  120 Days  0.275862 %  0.089835 %   120 Days  7.172414 %  6.455957 %
  150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %
  180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %
            ----------  ----------             ----------  ----------
            0.275862 %  0.089835 %            24.275862 % 23.302848 %

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001


                               DFH Series 2000-1

                              COLLATERAL STATEMENT

Collateral Description                                   ixed Fixed & Arn

Weighted Average Gross Coupon                                  10.855040%

Weighted Average Net Coupon                                    10.355041%

Weighted Average Pass-Through Rate                             10.330041%

Weighted Average Maturity (Stepdown Calculation)                      348


Beginning Scheduled Collateral Loan Count                           3,052

Number of Loans Paid in Full                                           42

Ending Scheduled Collateral Loan Count                              3,010

Beginning Scheduled Collateral Balance                     230,431,756.03

Ending Scheduled Collateral Balance                        226,796,890.09

Ending Actual Collateral Balance at 28-Feb-2001            227,016,507.44

Monthly P&I Constant                                     2,276,432.27

Ending Scheduled Balance for Premium Loans                 226,796,890.09

Scheduled Principal                                            191,977.37

Unscheduled Principal                                        3,442,888.57

Required Overcollateralized Amount                                   0.00

Overcollateralized Increase Amount                             353,487.67

Overcollateralized Reduction Amount                                  0.00

Specified O/C Amount                                         4,625,000.00

Overcollateralized Amount                                    2,911,074.90

Overcollateralized Deficiency Amount                         2,067,412.77

Base Overcollateralization Amount                                    0.00

Extra Principal Distribution Amount                            353,487.67

Excess Cash Amount                                             353,487.67


Interest Advance Recoveries                                   $933,477.99

Servicing Advance Recoveries                                   $55,126.49

Delta Funding Corporation
Mortgage Pass-Through Certificates          Securities ~~drninistration Services
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001


                               DFH Series 2000-1

Group                                  1                    2                   Total

Collateral Description           Mixed Fixed            Mixed ARM
Weighted Average Coupon Rate       10.918669            10.669765
Weighted Average Net Rate          10.393669            10.144765
Weighted Average Maturity             348.00               348.00
Record Date                         02/28/01             02/28/01
Principal And Interest Constant 1,725,624.22           550,808.05        2,276,432.27
Beginning Loan Count                   2,318                  734               3,052
Loans Paid In Full                        33                    9                  42
Ending Loan Count                      2,285                  725               3,010
Beginning Scheduled Balance   171,524,738.34        58,907,017.69      230,431,756.03
Ending Scheduled Balance      168,863,192.73        57,933,697.36      226,796,890.09
Scheduled Principal               164,939.36            27,038.01          191,977.37
Unscheduled Principal           2,496,606.25           946,282.32        3,442,888.57
Scheduled Interest              1,560,684.86           523,770.04        2,084,454.90
Servicing Fee                      71,468.64            24,544.59           96,013.23
Master ervicing Fee                     0.00                 0.00                0.00
Trustee Fee                         3,573.43             1,227.22            4,800.65
FRY Amount                              0.00                 0.00                0.00
Special Hazard Fee                      0.00                 0.00                0.00
Other Fee                               0.00                 0.00                0.00
Pool Insurance Fee                      0.00                 0.00                0.00
Spread 1                                0.00                 0.00                0.00
Spread 2                                0.00                 0.00                0.00
Spread 3                                0.00                 0.00                0.00
Net Interest                    1,485,642.79           497,998.23        1,983,641.02
Realized Loss Amount               83,907.09                 0.00           83,907.09
Cumulative Realized Loss          153,501.44                 0.00          153,501.44
Percentage of Cumulative Losses         0.00                 0.00                0.00


Group          Miscellaneous Reporting Items

1              Group F Curtailments                                   $12,985.08

2              Group A Curtailments                                    $1,576.34

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                                 28-Feb-2001
Distribution Date                            15-Mar-2001



                               DFH Series 2000-2

                     Certificateholder Distribution Summary

                          Certificate    Certificate    Beginning
                          Class          Pass-Through   Certificate       Interest        Principal
   Class      CUSIP       Description    Rate           Balance           Distribution    Distribution

    A-1F      24763LGN4       SEN        7.79000 %     47,180,557.42      306,280.45     3,038,906.84
    A-2F      24763LGP9       SEN        7.82000 %     14,502,000.00       94,504.70             0.00
    A-3F      24763LGQ7       SEN        7.98000 %     41,519,000.00      276,101.35             0.00
    A-4F      24763LGR5       SEN        8.22000 %     10,953,000.00       75,028.05             0.00
    A-5F      24763LGS3       SEN        8.36000 %     20,327,000.00      141,611.43             0.00
    A-6F      24763LGTI       SEN        7.97000 %     21,000,000.00      139,475.00             0.00
     IOF      24763LGU8       SEN        7.00000 %              0.00      303,333.33             0.00
    A-1A      24763LGV6       SEN        5.88875 %     59,525,513.65      272,635.12     1,163,433.74
     M-1      24763LGW4       MEZ        8.36000 %     16,500,000.00      114,950.00             0.00
     M-2      24763LGX2       MEZ        8.36000 %     11,344,000.00       79,029.87             0.00
      B       24763LGYO       JUN        8.36000 %     12,375,000.00       86,212.50             0.00
     BIO      DFHO02BIO       JUN        0.00000 %              0.00           79.72             0.00
     0C       DFHOO020C       JUN        0.00000 %      1,912,215.73            0.00             0.00
     R-1      DFHOO02R1       JUN        0.00000 %              0.00            0.00             0.00
     R-2      DFHOO02R2       RES        0.00000 %              0.00            0.00             0.00
     R-3      DFHOO02R3       RES        0.00000 %              0.00            0.00             0.00
                                                      --------------    ------------     ------------
        Totals                                        257,138,286.80    1,889,241.52     4,202,340.58


                  Current        Ending                            Cumulative
                  Realized       Certificate        Total          Realized
   Class          Loss           Balance         Distribution      Losses

    A-1F           0.00        44,141,650.58     3,345,187.29         0.00
    A-2F           0.00        14,502,000.00        94,504.70         0.00
    A-3F           0.00        41,519,000.00       276,101.35         0.00
    A-4F           0.00        10,953,000.00        75,028.05         0.00
    A-5F           0.00        20,327,000.00       141,611.43         0.00
    A-6F           0.00        21,000,000.00       139,475.00         0.00
     IOF           0.00                 0.00       303,333.33         0.00
    A-1A           0.00        58,362,079.91     1,436,068.86         0.00
     M-1           0.00        16,500,000.00       114,950.00         0.00
     M-2           0.00        11,344,000.00        79,029.87         0.00
      B            0.00        12,375,000.00        86,212.50         0.00
     BIO           0.00                 0.00            79.72         0.00
     0C            0.00         2,254,074.30             0.00         0.00
     R-1           0.00                 0.00             0.00         0.00
     R-2           0.00                 0.00             0.00         0.00
     R-3           0.00                 0.00             0.00         0.00
                   ----       --------------     ------------         -----
        Totals     0.00       253,277,804.79     6,091,582.10         0.00


All distributions REQUIRED BY the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                           28-Feb-2001
Distribution Date:                     15-Mar-2001


                                DFH Series 2000-2

                        Principal Distribution Statement

              Original              Beginning             Scheduled         Unscheduled
              Face                  Certificate           Principal         Principal
Class         Amount                Balance               Distribution      Distribution     Accretion

 A-1F         61,480,000.00         47,180,557.42         201,800.46       2,837,106.38         0.00
 A-21         14,502,000.00         14,502,000.00               0.00               0.00         0.00
 A-31         41,519,000.00         41,519,000.00               0.00               0.00         0.00
 A-4F         10,953,000.00         10,953,000.00               0.00               0.00         0.00
 A-5F         20,327,000.00         20,327,000.00               0.00               0.00         0.00
 A-6F         21,000,000.00         21,000,000.00               0.00               0.00         0.00
 IOF                   0.00                  0.00               0.00               0.00         0.00
 A-1A         65,000,000.00         59,525,513.65          25,192.94       1,138,240.80         0.00
 M-1          16,500,000.00         16,500,000.00               0.00               0.00         0.00
 M-2          11,344,000.00         11,344,000.00               0.00               0.00         0.00
  B           12,375,000.00         12,375,000.00               0.00               0.00         0.00
 BIO                   0.00                  0.00               0.00               0.00         0.00
 OC                    0.00          1,912,215.73               0.00               0.00         0.00
 R-1                   0.00                  0.00               0.00               0.00         0.00
 R-2                   0.00                  0.00               0.00               0.00         0.00
 R-3                   0.00                 10.00               0.00               0.00         0.00
             --------------        --------------         ----------       ------------         ----
     Totals  275,000,000.00        257,138,286.80         226,993.40       3,975,347.18         0.00


                                      Total              Ending               Ending          Total
                    Realized         Principal          Certificate          Certificate     Principal
Class               Loss(1)          Reduction           Balance            Percentage      Distribution

A-1F                   0.00          3,038,906.84      44,141,650.58         0.71798391  3,038,906.85
A_2F                   0.00                  0.00      14,502,000.00         1.00000000          0.00
A-3F                   0.00                  0.00      41,519,000.00         1.00000000          0.00
A-4F                   0.00                  0.00      10,953,000.00         1.00000000          0.00
A 5F                   0.00                  0.00      20,327,000.00         1.00000000          0.00
A 6F                   0.00                  0.00      21,000,000.00         1.00000000          0.00
IOF                    0.00                  0.00               0.00         0.00000000          0.00
A-1A                   0.00          1,163,433.74      58,362,079.91         0.89787815   1,163,433.74
M-1                    0.00                  0.00      16,500,000.00         1.00000000          0.00
M-2                    0.00                  0.00      11,344,000.00         1.00000000          0.00
  B                    0.00                  0.00      12,375,000.00         1.00000000          0.00
 BIO                   0.00                  0.00               0.00         0.00000000          0.00
 OC                    0.00                  0.00       2,254,074.30         0.00000000          0.00
 R-1                   0.00                  0.00               0.00         0.00000000          0.00
 R-2                   0.00                  0.00               0.00         0.00000000          0.00
 R-3                   0.00                  0.00               0.00         0.00000000          0.00
                       ----          ------------     --------------         ----------  -------------
    Totals             0.00          4,202,340.58     253,277,804.79         0.92101020  4,202,340.58


(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplementfor a Full Description

    Delta Funding Corporation
    Mortgage Pass-Through Certificates
    Record Date:                           28-Feb-2001
    Distribution Date:                     15-Mar-2001


                                DFH Series 2000-2

                    Principal Distribution Factors Statement

                Original        Beginning         Scheduled         Unscheduled
                  Face         Certificate        Principal         Principal
  Class (2)      Amount          Balance          Distribution      Distribution    Accretion

   A-1F     61,480,000.00      767.41310052       3.28237573        46.14681815     0.00000000
   A-2F     14,502,000.00     1000.00000000       0.00000000         0.00000000     0.00000000
   A-3F     41,519,000.00     1000.00000000       0.00000000         0.00000000     0.00000000
   A-4F     10,953,000.0O     1000.00000000       0.00000000         0.00000000     0.00000000
   A-5F     20,327,000.00     1000.00000000       0.00000000         0.00000000     0.00000000
   A-6F     21,000,000.00     1000.00000000       0.00000000         0.00000000     0.00000000
   IOF               0.00        0.00000000       0.00000000         0.00000000     0.00000000
   A-lA     65,000,000.00      915.77713308       0.38758369        17.51139692     0.00000000
   M-1      16,500,000.00     1000.00000000       0.00000000         0.00000000     0.00000000
   M-2      11,344,000.00     1000.00000000       0.00000000         0.00000000     0.00000000
   B        12,375,000.00     1000.00000000       0.00000000         0.00000000     0.00000000
   BIO               0.00        0.00000000       0.00000000         0.00000000     0.00000000
   OC                0.00        0.00000000       0.00000000         0.00000000     0.00000000
   R-1               0.00        0.00000000       0.00000000         0.00000000     0.00000000
   R-2               0.00        0.00000000       0.00000000         0.00000000     0.00000000
   R-3               0.00        0.00000000       0.00000000         0.00000000     0.00000000


                              Total            Ending             Ending            Total
                Realized      Principal        Certificate        Certificate       Principal
  Class (2)     Loss (3)      Reduction          Balance          Percentage        Distribution

   A-1F      0.00000000     49.42919388       717.98390664       0.71798391        49.42919388
   A-2F      0.00000000      0.00000000      1000.00000000       1.00000000         0.00000000
   A-3F      0.00000000      0.00000000      1000.00000000       1.00000000         0.00000000
   A-4F      0.00000000      0.00000000      1000.00000000       1.00000000         0.00000000
   A-5F      0.00000000      0.00000000      1000.00000000       1.00000000         0.00000000
   A-6F      0.00000000      0.00000000      1000.00000000       1.00000000         0.00000000
   IOF       0.00000000      0.00000000         0.00000000       0.00000000         0.00000000
   A-lA      0.00000000     17.89898062       897.87815246       0.89787815        17.89898062
   M-1       0.00000000      0.00000000      1000.00000000       1.00000000         0.00000000
   M-2       0.00000000      0.00000000      1000.00000000       1.00000000         0.00000000
   B         0.00000000      0.00000000      1000.00000000       1.00000000         0.00000000
   BIO       0.00000000      0.00000000         0.00000000       0.00000000         0.00000000
    OC       0.00000000      0.00000000         0.00000000       0.00000000         0.00000000
   R-1       0.00000000      0.00000000         0.00000000       0.00000000         0.00000000
   R-2       0.00000000      0.00000000         0.00000000       0.00000000         0.00000000
   R-3       0.00000000      0.00000000         0.00000000       0.00000000         0.00000000

(2)  All Classes are Per 1,000 Denomination.
(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

    Delta Funding Corporation
    Mortgage Pass-Through Certificates
    Record Date:                           28-Feb-2001
    Distribution Date:                     15-Mar-2001


                                DFH Series 2000-2

                         INTEREST DISTRIBUTION STATEMENT

                                                     Beginning                            Payment of
   Class            Original         Current         Certificate/        Current          Unpaid
                    Face             Certificate     Notional            Accrued          Interest
                    Amount           Rate            Balance             Interest         Shortfall

     A-1F        61,480,000.00      7.79000 %       47,180,557.42       306,280.45         0.00
     A_2F        14,502,000.00      7.82000 %       14,502,000.00        94,504.70         0.00
     A_3F        41,519,000.00      7.98000 %       41,519,000.00       276,101.35         0.00
     A_4F        10,953,000.00      8.22000 %       10,953,000.00        75,028.05         0.00
     A-5F        20,327,000.00      8.36000 %       20,327,000.00       141,611.43         0.00
     A-6F        21,000,000.00      7.97000 %       21,000,000.00       139,475.00         0.00
     IOF                  0.00      7.00000 %       52,000,000.00       303,333.33         0.00
     A-1A        65,000,000.00      5.88875 %       59,525,513.65       272,635.12         0.00
     M-1         16,500,000.00      8.36000 %       16,500,000.00       114,950.00         0.00
     M-2         11,344,000.00      8.36O00 %       11,344,000.00        79,029.87         0.00
     B           12,375,000.00      8.36000 %       12,375,000.00        86,212.50         0.00
     BIO                  0.00      0.00000 %                0.00             0.00         0.00
      OC                  0.00      0.00000 %        1,912,215,73             0.00         0.00
     R-1                  0.00      0.00000 %                0.00             0.00         0.00
     R-2                  0.00      0.00000 %                0.00             0.00         0.00
     R-3                  0.00      0.00000 %                0.00            10.00         0.00
                --------------                                        ------------         ----
      Totals    275,000,000.00                                        1,889,161.80         0.00


                                                                                           Remaining
                    Current      Non-Supported                           Total             Unpaid
   Class           Interest      Interest              Realized          Interest          Interest
                   Shortfall     Shortfall             Loss(4)           Distribution      Shortfall

     A-1F          0.00          0.00                  0.00             306,280.45            0.00
     A-2F          0.00          0.00                  0.00              94,504.70            0.00
     A-3F          0.00          0.00                  0.00             276,101.35            0.00
     A-4F          0.00          0.00                  0.00              75,028.05            0.00
     A-5F          0.00          0.00                  0.00             141,611.43            0.00
     A-6F          0.00          0.00                  0.00             139,475.00            0.00
     IOF           0.00          0.00                  0.00             303,333.33            0.00
     A-1A          0.00          0.00                  0.00             272,635.12            0.00
     M-1           0.00          0.00                  0.00             114,950.00            0.00
     M-2           0.00          0.00                  0.00              79,029.87            0.00
      B            0.00          0.00                  0.00              86,212.50            0.00
     BIO           0.00          0.00                  0.00                  79.72            0.00
      OC           0.00          0.00                  0.00                   0.00            0.00
     R-1           0.00          0.00                  0.00                   0.00            0.00
     R-2           0.00          0.00                  0.00                   0.00            0.00
     R-3           0.00          0.00                  0.00                   0.00            0.00
                   ----          ----                  ----           ------------            ----
     Totals        0.00          0.00                  0.00           1,889,241.52            0.00



                   Ending
                   Certificate/
                   Notional
 Class             Balance

   A-1F           44,141,650.58
   A-2F           14,502,000.00
   A-3F           41,519,000.00
   A-4F           10,953,000.00
   A-5F           20,327,000.00
   A-6F           21,000,000.00
   IOF            46,000,000.00
   A-1A           58,362,079.91
   M-1            16,500,000.00
   M-2            11,344,000.00
    B             12,375,000.00
   BIO                     0.00
    OC             2,254,074.30
   R-1                     0.00
   R-2                     0.00
   R-3                     0.00
                   ------------
    Totals


(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

    Delta Funding Corporation
    Mortgage Pass-Through Certificates
    Record Date:                           28-Feb-2001
    Distribution Date:                     15-Mar-2001

                                DFH Series 2000-2

                     Interest Distribution Factors Statement

                                                 Beginning          Current          Payment of
              Original          Current          Certificate/       Accrued          Unpaid
Class (5)     Face              Certificate      Notional           Interest         Interest
              Amount            Rate             Balance                             Shortfall

   A-1F       61,480,000.00      7.79000 %        767.41310052      4.98179001        0.00000000
   A-2F       14,502,000.00      7.82000 %       1000.00000000      6.51666667        0.00000000
   A-3F       41,519,000.00      7.98000 %       1000.00000000      6.65000000        0.00000000
   A-4F       10,953,000.00      8.22000 %       1000.00000000      6.85000000        0.00000000
   A-5F       20,327,000.00      8.36000 %       1000.00000000      6.96666650        0.00000000
   A-6F       21,000,000.00      7.97000 %       1000.00000000      6.64166667        0.00000000
   IOF                 0.00      7.00000 %        888.88888889      5.18518513        0.00000000
   A-1A       65,000,000.00      5.88875 %        915.77713308      4.19438646        0.00000000
    M-1       16,500,000.00      8.36000 %       1000.00000000      6.96666667        0.00000000
    M-2       11,344,000.00      8.36000 %       1000.00000000      6.96666696        0.00000000
     B        12,375,000.00      8.36000 %       1000.00000000      6.96666667        0.00000000
    BIO                0.00      0.00000 %          0.00000000      0.00000000        0.00000000
    OC                 0.00      0.00000 %          0.00000000      0.00000000        0.00000000
    R-1                0.00      0.00000 %          0.00000000      0.00000000        0.00000000
    R-2                0.00      0.00000 %          0.00000000      0.00000000        0.00000000
    R-3                0.00      0.00000 %          0.00000000      0.00000000        0.00000000



                  Current         Non-Supported                   Total              Remaining
                  Interest        Interest       Realized         Interest           Unpaid
Class (5)         Shortfall       Shortfall      Loss(6)          Distribution       Interest
                                                                                     Shortfall

   A-1F          0.00000000      0.00000000     0.00000000        4.98179001         0.00000000
   A-2F          0.00000000      0.00000000     0.00000000        6.51666667         0.00000000
   A-3F          0.00000000      0.00000000     0.00000000        6.65000000         0.00000000
   A-4F          0.00000000      0.00000000     0.00000000        6.85000000         0.00000000
   A-5F          0.00000000      0.00000000     0.00000000        6.96666650         0.00000000
   A-6F          0.00000000      0.00000000     0.00000000        6.64166667         0.00000000
   IOF           0.00000000      0.00000000     0.00000000        5.18518513         0.00000000
   A-1A          0.00000000      0.00000000     0.00000000        4.19438646         0.00000000
    M-1          0.00000000      0.00000000     0.00000000        6.96666667         0.00000000
    M-2          0.00000000      0.00000000     0.00000000        6.96666696         0.00000000
     B           0.00000000      0.00000000     0.00000000        6.96666667         0.00000000
    BIO          0.00000000      0.00000000     0.00000000        0.00000000         0.00000000
    0C           0.00000000      0.00000000     0.00000000        0.00000000         0.00000000
    R-1          0.00000000      0.00000000     0.00000000        0.00000000         0.00000000
    R-2          0.00000000      0.00000000     0.00000000        0.00000000         0.00000000
    R-3          0.00000000      0.00000000     0.00000000        0.00000000         0.00000000


                 Ending
                 Certificate/
                 Notional
Class (5)        Balance

   A-1F         717.98390664
   A-2F        1000.00000000
   A-3F        1000.00000000
   A-4F        1000.00000000
   A-5F        1000.00000000
   A-6F        1000.00000000
   IOF          786.32478632
   A-1A         897.87815246
    M-1        1000.00000000
    M-2        1000.00000000
     B         1000.00000000
    BIO           0.00000000
    OC            0.00000000
    R-1           0.00000000
    R-2           0.00000000
    R-3           0.00000000


(3)  All Classes are Per 1,000 Denomination

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

 Delta Funding Corporation
 Mortgage Pass-Through Certificates
 Record Date:                           28-Feb-2001
 Distribution Date:                     15-Mar-2001


                                DFH Series 2000-2


                         Certificate Component Statement

             Component          Beginning           Ending            Beginning
             Pass-Through       Notional            Notional          Component
             Rate               Balance             Balance           Balance
Class

FSA          0.0800%           215,007,071.07      210,804,730.49      0.00



                   Ending            Ending
                   Component         Component
                   Balance           Percentage
Class

FSA                0.00              89.78781524%

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                           28-Feb-2001
Distribution Date:                     15-Mar-2001


                                DFH Series 2000-2

                       Certificateholder Account Statement

                          CERTIFICATE ACCOUNT

    Beginning Balance                                           0.00
    Deposits
        Payments of Interest and Principal              4,834,960.56
        Liquidations, Insurance Proceeds, Reserve Funds         0.00
        Proceeds from Repurchased Loans                         0.00
        Other Amounts (Servicer Advances)               1,362,853.17
        Realized Losses                                         0.00
                                                        ------------
    Total Deposits                                      6,197,813.73
    Withdrawals
        Reimbursement for Servicer Advances                     0.00
        Payment of Service Fee                            106,231.63
        Payment of Interest and Principal               6,091,582.10
                                                        ------------
    Total Withdrawals (Pool Distribution Amount)        6,197,813.73
    Ending Balance                                              0.00
                                                        ============


                PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

Total Prepayment/Curtailment Interest Shoftfall      20,600.16
Servicing Fee Support                                20,600.16
                                                     -----------
Non-Supported Prepayment/Curtailment
 Interest Shortfall                                       0.00
                                                     ===========


Gross Servicing Fee                                  107,140.95
Trustee Fee- Wells Fargo                               5,357.04
Supported Prepayment/
Curtailment Interest Shortfall                        20,600.16
                                                     -----------
Net Servicing Fee                                     91,897.83
                                                     ===========


                                     OTHER ACCOUNTS

                         Beginning      Current          Current      Ending
Account Type             Balance        Withdrawals      Deposits     Balance

Net Rate Cap Fund        10,000.00      39.86            39.86        10,000.00
LIBOR Carryover Fund     10,000.00      39.86            39.86        10,000.00

    Delta Funding Corporation
    Mortgage Pass-Through Certificates
    Record Date:                           28-Feb-2001
    Distribution Date:                     15-Mar-2001


                                DFH Series 2000-2

            Loan Status StratificatiorL/Credit Enhancement Statement


             DELINQUENT                            BANKRUPTCY                          FORECLOSURE
          No. of    Principal                    No. of     Principal                  No. of    Principal
          Loans     Balance                      Loans      Balance                    Loans     Balance

                                      0-29 Days      6        569,662.46    0-29 Days     3       149,851.71
30 Days     173     12,953,924.22     30 Days        2        135,205.98    30 Days       1       199,841.69
60 Days      69      5,196,326.50     60 Days        2        108,278.02    60 Days       1        45,144.85
90 Days      22      2,482,051.75     90 Days        3        179,866.86    90 Days      29     2,317,276.67
120 Days     15        735,182.48     120 Days      18        947,083.77    120 Days    166    11,067,477.76
150 Days      0              0.00     150 Days       0              0.00    150 Days      0             0.00
180+ Days     0              0.00     180+ Days      0              0.00    180+ Days     0             0.00
            ---     -------------                   --      ------------                 ---   -------------
            279     21,367,484.95                   31      1,940,097.09                 200   13,779,592.68


          No. of     Principal                    No. of     Principal                  No. of    Principal
          Loans      Balance                      Loans      Balance                    Loans     Balance

                                      0-29 Days  0.174978%  0.224787%       0-29 Days  0.087489% 0.059131%
30 Days   5.045203%   5.111578%       30 Days    0.058326%  0.053352%       30 Days    0.029163% 0.078857%
60 Days   2.012248%   2.050454%       60 Days    0.058326%  0.042726%       60 Days    0.029163% 0.017814%
90 Days   0.641586%   0.979410%       90 Days    0.087489%  0.070975%       90 Days    0.845728% 0.914390%
120 Days  0.437445%   0.290101%       120 Days   0.524934%  0.373716%       120 Days   4.841062% 4.367192%
150 Days  0.000000%   0.000000%       150 Days   0.000000%  0.000000%       150 Days   0.000000% 0.000000%
180+ Days 0.000000%   0.000000%       180+ Days  0.000000%  0.000000%       180+ Days  0.000000% 0.000000%
          --------   ---------                    --------   --------                   --------  --------
          8.136483%   8.431543%                  0.904054%  0.765556%                  5.832604% 5.437385%

                   REO                                           TOTAL
          No. of    Principal                            No. of    Principal
          Loans     Balance                              Loans     Balance

0-29 Days    0              0.00          0-29 Days          9        719,514.17
30 Days      0              0.00          30 Days          176     13,288,971.89
60 Days      0              0.00          60 Days           72      5,349,749.37
90 Days      0              0.00          90 Days           54      4,979,195.28
120 Days     9        351,379.27          120 Days         208     13,101,123.28
150 Days     0              0.00          150 Days           0              0.00
180+ Days    0              0.00          180+ Days          0              0.00
           ----    -------------                           ----    -------------
             9        351,379.27                            519    37,438,553.99


          No. of    Principal                            No. of     Principal
          Loans     Balance                              Loans      Balance

0-29 Days 0.000000% 0.000000%              0-29 Days     0.262467%  0.283918%
30 Days   0.000000% 0.000000%              30 Days       5.132692%  5.243787%
60 Days   0.000000% 0.000000%              60 Days       2.099738%  2.110995%
90 Days   0.000000% 0.000000%              90 Days       1.574803%  1.964775%
120 Days  0.262467% 0.138653%              120 Days      6.065908%  5.169663%
150 Days  0.000000% 0.000000%              150 Days      0.000000%  0.000000%
180+ Days 0.000000% 0.000000%              180+ Days     0.000000%  0.000000%
          --------  ---------                            ---------  ----------
          0.262467% 0.138653%                           15.135608% 14.773137%

(7) Delinquencies are stratified according to the information the Servicer has provided. All 120 day fields contain loans 120+ days delinquent

Current Period Realized Loss - Includes Interest Shortfall             0.00
Cumulative Realized Losses - Includes Interest Shortfall               0.00
Current Period Class A Insufficient Funds                              0.00
Principal Balance of Contaminated Properties                           0.00
Periodic Advance                                               1,362,853.17

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                           28-Feb-2001
Distribution Date:                     15-Mar-2001


                                DFH Series 2000-2

                           Delinquency Status By Group

          DELINQUENT                                       BANKRUPTCY
 GROUP       No of     Principal                      No of     Principal
     1       Loans     Balance                        Loans     Balance
                                           0-29 Days      3        187,098.92
 30 Days     129        9,300,602.53       30 Days        1         15,639.48
 60 Days      56        4,047,971.74       60 Days        1         29,512.28
 90 Days      15        1,333,021.52       90 Days        1         20,436.51
 120 Days     15          735,182.48       120 Days      13        749,572.78
 150 Days      0                0.00       150 Days       0              0.00
 180+ Days     0                0.00       180+ Days      0              0.00
             ---       -------------                    ---      ------------
             215       15,416,778.27                     19      1,002,259.97

                                           0-29 Days  0.111070%     0.096666%
 30 Days    4.776009%       4.805203%      30 Days    0.037023%     0.008080%
 60 Days    2.073306%       2.091405%      60 Days    0.037023%     0.015248%
 90 Days    0.555350%       0.688712%      90 Days    0.037023%     0.010559%
 120 Days   0.555350%       0.379836%      120 Days   0.481303%     0.387271%
 150 Days   0.000000%       0.000000%      150 Days   0.000000%     0.000000%
 180+ Days  0.000000%       0.000000%      180+ Days  0.000000%     0.000000%
            --------        --------                  --------      --------
            7.960015%       7.965156%                0.703443%      0.517823%


           FORECLOSURE                              REO
                No of     Principal                      No of        Principal
                Loans      Balance                       Loans        Balance
   0-29 Days      3       149,851.71        0-29 Days      0               0.00
   30 Days        0             0.00        30 Days        0               0.00
   60 Days        1        45,144.85        60 Days        0               0.00
   90 Days       19     1,349,640.87        90 Days        0               0.00
   120 Days     109     7,108,362.48        120 Days       6         214,585.65
   150 Days       0             0.00        150 Days       0               0.00
   180+ Days      0             0.00        180+ Days      0               0.00
                ---    -------------                      --       ------------
                132     8,652,999.91                       6         214,585.65

   0-29 Days 0.111070%      0.077422%       0-29 Days   0.000000%      0.000000%
   30 Days   0.000000%      0.000000%       30 Days     0.000000%      0.000000%
   60 Days   0.037023%      0.023324%       60 Days     0.000000%      0.000000%
   90 Days   0.703443%      0.697299%       90 Days     0.000000%      0.000000%
   120 Days  4.035542%      3.672571%       120 Days    0.222140%      0.110867%
   150 Days  0,000000%      0.000000%       150 Days    0.000000%      0.000000%
   180+ Days 0.000000%      0.000000%       180+ Days   0.000000%      0.000000%
             --------       --------                    --------       --------
             4.887079%      4.470616%                   0.222140%      0.110867%


           TOTAL
                No of      Principal
                 Loans      Balance
  0-29 Days        6        336,950.63
  30 Days        130      9,316,242.01
  60 Days         58      4,122,628.87
  90 Days         35      2,703,098.90
  120 Days       143      8,807,703.39
  150 Days         0              0.00
  180+ Days        0              0.00
                 ---     -------------
                 372     25,286,623.80

  0-29 Days   0.222140%       0.174087%
  30 Days     4.813032%       4.813283%
  60 Days     2.147353%       2.129977%
  90 Days     1.295816%       1.396570%
  120 Days    5.294335%       4.550544%
  150 Days    0.000000%       0.000000%
  180+ Days   0.000000%       0.000000%
              --------        --------
             13.772677%      13.064461%


                    DELINQUENT                          BANKRUPTCY
 GROUP        No of    Principal                  No of      Principal
 2            Loans    Balance                    Loans      Balance
                                        0-29 Days     3        382,563.54
 30 Days        44     3,653,321.69     30 Days       1        119,566.50
 60 Days        13     1,148,354.76     60 Days       1         78,765.74
 90 Days         7     1,149,030.23     90 Days       2        159,430.35
 120 Days        0             0.00     120 Days      5        197,510.99
 150 Days        0             0.00     150 Days      0              0.00
 180+ Days       0             0.00     180+ Days     0              0.00
               ---     -------------                 --      ------------
               64      5,950,706.68                  12        937,837.12


                                        0-29 Days   0.412088%    0.638986%
30 Days      6.043956%     6.102047%    30 Days     0.137363%    0.199709%
60 Days      1.785714%     1.918067%    60 Days     0.137363%    0.131560%
90 Days      0.961538%     1.919195%    90 Days     0.274725%    0.266292%
120 Days     0.000000%     0.000000%    120 Days    1.686813%    1.329897%
150 Days     0.000000%     0.000000%    150 Days    0.000000%    0.000000%
180+ Days    0.000000%     0.000000%    180+ Days   0.000000%    0.000000%
            ---------     ----------                --------     --------
             8.791209%     9.939309%                1.648352%    1.566445%


             FORECLOSURE                          REO
              No of     Principal                    No of           Principal
              Loans     Balance                      Loans            Balance
0-29 Days      0            0.00        0-29 Days      0                0.00
30 Days        1      199,841.69        30 Days        0                0.00
60 Days        0            0.00        60 Days        0                0.00
90 Days        1      967,635.80        90 Days        0                0.00
120 Days       1    3,959,115.28        120 Days       3          136,793.62
150 Days       0            0.00        150 Days       0                0.00
180+ Days      0            0.00        180+ Days      0                0.00
               --   ------------                      --        ------------
               68   5,126,592.77                      3           136,793.62


0-29 Days    0.00000%      0.00000%   0-29 Days     0.000000%    0.000000%
30 Days      0.137363%     0.333790%    30 Days     0.000000%    0.000000%
60 Days      0.000000%     0.000000%    60 Days     0.000000%    0.000000%
90 Days      1.373626%     1.616217%    90 Days     0.000000%    0.000000%
120 Days     7.829670%     6.612806%    120 Days    0.412088%    0.228483%
150 Days     0.000000%     0.000000%    150 Days    0.000000%    0.000000%
180+ Days    0.000000%     0.000000%    180+ Days   0.000000%    0.000000%
            ---------     ----------                --------     --------
             9.340659%     8.562813%                0.412088%    0.228483%


                    TOTAL
              No of           Principal
              Loans            Balance
 0-29 Days      3              382,563.54
 30 Days       46            3,972,729.88
 60 Days       14            1,227,120.50
 90 Days       19            2,276,096.38
 120 Days      65            4,293,419.89
150 Days        0                    0.00
180+ Days       0                    0.00
               ---           ------------
               147          12,151,930.19


0-29 Days   0.412088%         0.638986%
30 Days     6.318681%         6.635547%
60 Days     1.923077%         2.049627%
90 Days     2.609890%         3.801704%
120 Days    8.928571%         7.171187%
150 Days    0.000000%         0.000000%
180+ Days   0.000000%         0.000000%
            --------         ----------
           20.192308%        20.297050%

    Delta Funding Corporation
    Mortgage Pass-Through Certificates
    Record Date:                           28-Feb-2001
    Distribution Date:                     15-Mar-2001


                                DFH Series 2000-2

                              COLLATERAL STATEMENT

Collateral Description                             Fixed & Mixed ARNI.

Weighted Average Gross Coupon                                  11.003506%

Weighted Average Net Coupon                                    10.503506%

Weighted Average Pass-Through Rate                             10.478504%

Weighted Average Maturity (Stepdown Calculation)                      351

Beginning Scheduled Collateral Loan Count                           3,479

Number of Loans Paid in Full                                           50

Ending Scheduled Collateral Loan Count                              3,429

Beginning Scheduled Collateral Balance                     257,138,286.80

Ending Scheduled Collateral Balance                        253,277,804.79

Ending Actual Collateral Balance at 28-Feb-2001            253,423,177.71

Monthly P&I Constant                                         2,584,845.58

Ending Scheduled Balance for Premium Loans                 253,277,804.79

Scheduled Principal                                            226,993.40

Unscheduled Principal                                        3,633,488.61

Required Overcollateralized Amount                                   0.00

Overcollateralized Increase Amount                             341,858.57

Overcollateralized Reduction Amount                                  0.00

Specified O/C Amount                                         4,468,750.00

Overcollateralized Amount                                    2,254,074.30

Overcollateralized Deficiency Amount                         2,556,534.27

Base Overcollateralization Amount                                    0.00

Extra Principal Distribution Amount                            341,858.57

Excess Cash Amount                                             341,858.57

Group F Curtailment                                             $3,264.38

Group A Curtailment                                             $5,214.42

    Delta Funding Corporation
    Mortgage Pass-Through Certificates
    Record Date:                           28-Feb-2001
    Distribution Date:                     15-Mar-2001


    Group                                        1                    2                   Total

Collateral Description                       Fixed 30 Year      6 Month LIBOR ARM
Weighted Average Coupon Rate                     11.017154            10.959668
Weighted Average Net Rate                        10.492154            10.434668
Weighted Average Maturity                           303.00               351.00
Record Date                                       02/28/01             02/28/01
Principal And Interest Constant               2,002,079.93            582,765.65        2,584,845.58
Beginning Loan Count                                 2,737                   742               3,479
Loans Paid In Full                                      36                    14                  50
Ending Loan Count                                    2,701                   728               3,429
Beginning Scheduled Balance                 196,088,330.20         61,049,956.60      257,138,286.80
Ending Scheduled Balance                    193,435,983.35         59,841,821.44      253,277,804.79
Scheduled Principal                             201,800.46             25,192.94          226,993.40
Unscheduled Principal                         2,450,546.39          1,182,942.22        3,633,488.61
Scheduled Interest                            1,800,279.47            557,572.71        2,357,852.18
Servicing Fee                                    81,703.47             25,437.48          107,140.95
Master Servicing Fee                                  0.00                  0.00                0.00
Trustee Fee                                       4,085.17              1,271.87            5,357.04
FRY Amount                                            0.00                  0.00                0.00
Special Hazard Fee                                    0.00                  0.00                0.00
Other Fee                                             0.00                  0.00                0.00
Pool Insurance Fee                                    0.00                  0.00                0.00
Spread 1                                              0.00                  0.00                0.00
Spread 2                                              0.00                  0.00                0.00
Spread 3                                              0.00                  0.00                0.00
Net Interest                                  1,714,490.83            530,863.36        2,245,354.19
Realized Loss Amount                                  0.00                  0.00                0.00
Cumulative Realized Loss                              0.00                  0.00                0.00
Percentage of Cumulative Losses                       0.00                  0.00                0.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                        28-Feb-2001
Distribution Date:                  15-Mar-2001

                                DFH Series 2000-3

                     Certificateholder Distribution Summary

                   Certificate  Certificate     Beginning                                 Current
                      Class    Pass-Through    Certificate     Interest       Principal   Realized
Class    CUSIP     Description     Rate          Balance     Distribution   Distribution    Loss

A-1F    24763LGZ7      SEN       7.26000 %   37,299,207.01     225,660.20   1,582,353.44    0.00
A-2F    24763LHA1      SEN       7.17000 %   12,000,000.00      71,700.00           0.00    0.00
A-3F    24763LHB9      SEN       7.31000 %   29,000,000.00     176,658.33           0.00    0.00
A-4F    24763LHC7      SEN       7.61000 %    8,000,000.00      50,733.33           0.00    0.00
A-5F    24763LHD5      SEN       7.89000 %   17,500,000.00     115,062.50           0.00    0.00
A-6F    24763LHE3      SEN       7.51000 %   12,000,000.00      75,100.00           0.00    0.00
IOF     24763LHF0      SEN       9.20000 %            0.00     355,733.33           0.00    0.00
A-1A    24763LHG8      SEN       5.81875 %   52,854,409.85     239,202.91     722,236.01    0.00
M-1     24763LHH6      MEZ       7.89000 %    9,500,000.00      62,462.50           0.00    0.00
M-2     24763LHJ2      MEZ       7,89000 %    8,500,000.00      55,887.50           0.00    0.00
B       24763LHK9      JUN       7.89000 %    6,500,000.00      42,737.50           0.00    0.00
BIO     DFHO03BIO      JUN       0,00000 %            0.00           0.00           0.00    0.00
R-1     DFHOO03R1      SEN       0.00000 %            0.00           0.00           0.00    0.00
R-2     DFHOO03R2      SEN       0.00000 %            0.00           0.00           0.00    0.00
R-3     DFHOO03R3      SEN       0.00000 %            0.00           0.00           0.00    0.00
P       DFHOO003P      JUN       0.00000 %          100.00      52,414.83           0.00    0.00
-----                                       --------------   ------------   ------------    ----
Totals                                      193,153,716.86   1,523,352.93   2,304,589.45    0.00

               Ending                    Cumulative
             Certificate       Total      Realized
Class          Balance     Distribution    Losses

A-1F        35,716,853.57  1,808,013.64     0.00
A-2F        12,000,000.00     71,700.00     0.00
A-3F        29,000,000.00    176,658.33     0.00
A-4F         8,000,000.00     50,733.33     0.00
A-5F        17,500,000.00    115,062.50     0.00
A-6F        12,000,000.00     75,100.00     0.00
IOF                  0.00    355,733.33     0.00
A-1A        52,132,173.84    961,438.92     0.00
M-1          9,500,000.00     62,462.50     0.00
M-2          8,500,000.00     55,887.50     0.00
B            6,500,000.00     42,737.50     0.00
BIO                  0.00          0.00     0.00
R-1                  0.00          0.00     0.00
R-2                  0.00          0.00     0.00
R-3                  0.00          0.00     0.00
P                  100.00     52,414.83     0.00
-----      --------------  ------------     ----
Totals     190,849,127.41  3,827,942.38     0.00

All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:             28-Feb-2001
Distribution Date:       15-Mar-2001

                                DFH Series 2000-3

                        Principal Distribution Statement

           Original         Beginning      Scheduled     Unscheduled
             Face          Certificate     Principal      Principal
Class       Amount           Balance     Distribution   Distribution   Accretion

A-1F      42,000,000.00   37,299,207.01    133,039.94   1,449,313.50       0.00
A-2F      12,000,000.00   12,000,000.00          0.00           0.00       0.00
A-3F      29,000,000.00   29,000,000.00          0.00           0.00       0.00
A-4F       8,000,000.00    8,000,000.00          0.00           0.00       0.(0
A-5F      17,500,000.00   17,500,000.00          0.00           0.00       0.00
A-6F      12,000,000.00   12,000,000.00          0.00           0.00       0.00
IOF                0.00            0.00          0.00           0.00       0.00
A-1A      55,000,000.00   52,854,409.85     19,875.41     702,360.60       0.00
M-1        9,500,000.00    9,500,000.00          0.00           0.00       0.00
M-2        8,500,000.00    8,500,000.00          0.00           0.00       0.00
B          6,500,000.00    6,500,000.00          0.00           0.00       0.00
BIO                0.00            0.00          0.00           0.00       0.00
P                100.00          100.00          0.00           0.00       0.00
                 100.00          100.00          0.00           0.00       0.00
-----    --------------  --------------    ----------   ------------       -----
Totals   200,000,200.00  193,153,816.86    152,915.35   2,151,674.10       0.00


                          Total        Ending          Ending           Total
           Realized     Principal    Certificate     Certificate      Principal
Class      Loss (1)     Reduction      Balance       Percentage     Distribution

A-1F        0.00      1,582,353.44  35,716,853.57     0.85040128    1,582,353.44
A-2F        0.00              0.00  12,000,000.00     1.00000000            0.00
A-3F        0.00              0.00  29,000,000.00     1.00000000            0.00
A-4F        0.00              0.00   8,000,000.00     1.00000000            0.00
A-5F        0.00              0.00  17,500,000.00     1.00000000            0.00
A-6F        0.00              0.00  12,000,000.00     1.00000000            0.00
IOF         0.00              0.00           0.00     0.00000000            0.00
A-1A        0.00        722,236.01  52,132,173.84     0.94785771      722,236.01
M-1         0.00              0.00   9,500,000.00     1.00000000            0.00
M-2         0.00              0.00   8,500,000.00     1.00000000            0.00
B           0.00              0.00   6,500,000.00     1.00000000            0.00
BIO         0.00              0.00           0.00     0.00000000            0.00
P           0.00              0.00         100.00     1.00000000            0.00
            0.00              0.00         100.00     1.00000000            0.00
-----       ----      ------------ --------------     ----------    ------------
Totals      0.00      2,304,589.45 190,849,227.41     0.95424518    2,304,589.45

(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                       28-Feb-2001
Distribution Date:                 15-Mar-2001

                               DFH Series 2000-3

                    Principal Distribution Factors Statement

               Original       Beginning     Scheduled   Unscheduled
                 Face        Certificate    Principal    Principal
Class (2)       Amount         Balance    Distribution Distribution   Accretion

A-1F        42,000,000.00   888.07635738   3.16761762  34.50746429   0.00000000
A-2F        12,000,000.00  1000.00000000   0.00000000   0.00000000   0.00000000
A-3F        29,000,000.00  1000.00000000   0.00000000   0.00000000   0.00000000
A-4F         8,000,000.00  1000.00000000   0.00000000   0.00000000   0.00000000
A-5F        17,500,000.00  1000.00000000   0.00000000   0.00000000   0.00000000
A-6F        12,000,000.00  1000.00000000   0.00000000   0.00000000   0.00000000
IOF                  0.00     0.00000000   0.00000000   0.00000000   0.00000000
A-1A        55,000,000.00   960.98927000   0.36137109  12.77019273   0.00000000
M-1          9,500,000.00  1000.00000000   0.00000000   0.00000000   0.00000000
M-2          8,500,000.00  1000.00000000   0.00000000   0.00000000   0.00000000
B            6,500,000.00  1000.00000000   0.00000000   0.00000000   0.00000000
BIO                  0.00     0.00000000   0.00000000   0.00000000   0.00000000
R-1                  0.00     0.00000000   0.00000000   0.00000000   0.00000000
R-2                  0.00     0.00000000   0.00000000   0.00000000   0.00000000
R-3                  0.00     0.00000000   0.00000000   0.00000000   0.00000000
P                  100.00  1000.00000000   0.00000000   0.00000000   0.00000000


                             Total         Ending          Ending          Total
              Realized     Principal     Certificate     Certificate     Principal
Class (2)     Loss (3)     Reduction       Balance       Percentage    Distribution

A-1F         0.00000000   37.67508190    850.40127548    0.85040128    37.67508190
A-2F         0.00000000    0.00000000   1000.00000000    1.00000000     0.00000000
A-3F         0.00000000    0.00000000   1000.00000000    1.00000000     0.00000000
A-4F         0.00000000    0.00000000   1000.00000000    1.00000000     0.00000000
A-5F         0.00000000    0.00000000   1000.00000000    1.00000000     0.00000000
A-6F         0.00000000    0.00000000   1000.00000000    1.00000000     0.00000000
IOF          0.00000000    0.00000000      0.00000000    0.00000000     0.00000000
A-1A         0.00000000   13.13156382    947.85770618    0.94785771    13.13156382
M-1          0.00000000    0.00000000   1000.00000000    1.00000000     0.00000000
M-2          0.00000000    0.00000000   1000.00000000    1.00000000     0.00000000
B            0.00000000    0.00000000   1000.00000000    1.00000000     0.00000000
BIO          0.00000000    0.00000000      0.00000000    0.00000000     0.00000000
R-1          0.00000000    0.00000000      0.00000000    0.00000000     0.00000000
R-2          0.00000000    0.00000000      0.00000000    0.00000000     0.00000000
R-3          0.00000000    0.00000000      0.00000000    0.00000000     0.00000000
P            0.00000000    0.00000000   1000.00000000    1.00000000     0.00000000

(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                        28-Feb-2001
Distribution Date:                  15-Mar-2001

                                DFH Series 2000-3

                         Interest Distribution Statement

                                           Beginning                    Payment of
              Original       Current       Certificate/     Current       Unpaid       Current
                Face       Certificate      Notional        Accrued      Interest      Interest
Class          Amount         Rate           Balance        Interest     Shortfall    Shortfall

A-1F       42,000,000.00     7.26000 %   37,299,207.01    225,660.20       0.00          0.00
A-2F       12,000,000.00     7.17000 %   12,000,000.00     71,700.00       0.00          0.00
A-3F       29,000,000.00     7.31000 %   29,000,000.00    176,658.33       0.00          0.00
A-4F        8,000,000.00     7.61000 %    8,000,000.00     50,733.33       0.00          0.00
A-5F       17,500,000.00     7.89000 %   17,500,000.00    115,062.50       0.00          0.00
A-6F       12,000,000.00     7.51000 %   12,000,000.00     75,100.00       0.00          0.00
IOF                 0.00     9.20000 %   46,400,000.00    355,733.33       0.00          0.00
A-1A       55,000,000.00     5.81875 %   52,854,409.85    239,202.91       0.00          0.00
M-1         9,500,000.00     7.89000 %    9,500,000.00     62,462.50       0.00          0.00
M-2         8,500,000.00     7.89000 %    8,500,000.00     55,887.50       0.00          0.00
B           6,500,000.00     7.89000 %    6,500,000.00     42,737.50       0.00          0.00
BIO                 0.00     0.00000 %            0.00          0.00       0.00          0.00
R-1                 0.00     0.00000 %            0.00          0.00       0.00          0.00
R-2                 0.00     0.00000 %            0.00          0.00       0.00          0.00
R-3                 0.00     0.00000 %            0.00          0.00       0.00          0.00
P                 100.00     0.00000 %          100.00          0.00       0.00          0.00
-----     --------------                                ------------       ----          ----
Totals    200,000,100.00                                1,470,938.10       0.00          0.00


                                                     Remaining     Ending
           Non-Supported                Total         Unpaid    Certificate/
             Interest      Realized    Interest      Interest     Notional
Class        Shortfall     Loss (4)  Distribution   Shortfall      Balance

A-1F           0.00          0.00     225,660.20       0.00     35,716,853.57
A-2F           0.00          0.00      71,700.00       0.00     12,000,000.00
A-3F           0.00          0.00     176,658.33       0.00     29,000,000.00
A-4F           0.00          0.00      50,733.33       0.00      8,000,000.00
A-5F           0.00          0.00     115,062.50       0.00     17,500,000.00
A-6F           0.00          0.00      75,100.00       0.00     12,000,000.00
IOF            0.00          0.00     355,733.33       0.00     43,600,000.00
A-1A           0.00          0.00     239,202.91       0.00     52,132,173.94
M-1            0.00          0.00      62,462.50       0.00      9,500,000.00
M-2            0.00          0.00      55,887.50       0.00      8,500,000.00
B              0.00          0.00      42,737.50       0.00      6,500,000.00
BIO            0.00          0.00           0.00       0.00              0.00
R-1            0.00          0.00           0.00       0.00              0.00
R-2            0.00          0.00           0.00       0.00              0.00
R-3            0.00          0.00           0.00       0.00              0.00
P              0.00          0.00      52,414.83       0.00            100.00
-----          ----          ----   ------------       ----
Totals         0.00          0.00   1,523,352.93       0.00

(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                 28-Feb-2001
Distribution Date:           15-Mar-2001

                               DFH Series 2000-3

                     Interest Distribution Factors Statement

              Original      Current       Beginning     Current    Payment of   Current
Class (5)       Face      Certificate   Certificate/    Accrued      Unpaid     Interest
               Amount        Rate         Notional      Interest    Interest    Shortfall
                                           Balance                 Shortfall

A-1F       42,000,000.00   7.26000 %    888.07635738   5.37286190  0.00000000  0.00000000
A-2F       12,000,000.00   7.17000 %   1000.00000000   5.97500000  0.00000000  0.00000000
A-3F       29,000,000,00   7.31000 %   1000.00000000   6.09166655  0.00000000  0.00000000
A-4F        8,000,000.00   7.61000 %   1000.00000000   6.34166625  0.00000000  0.00000000
A-5F       17,500,000.00   7.89000 %   1000.00000000   6.57500000  0.00000000  0.00000000
A-6F       12,000,000.00   7.51000 %   1000.00000000   6.25833333  0.00000000  0.00000000
IOF                 0.00   9.20000 %    950.81967213   7.28961742  0.00000000  0.00000000
A-1A       55,000,000.00   5.81875 %    960.98927000   4.34914382  0.00000000  0.00000000
M-1         9,500,000.00   7.89000 %   1000.00000000   6.57500000  0.00000000  0.00000000
M-2         8,500,000.00   7.89000 %   1000.00000000   6.57500000  0.00000000  0.00000000
B           6,500,000.00   7.89000 %   1000.00000000   6.57500000  0.00000000  0.00000000
BIO                 0.00   0.00000 %      0.00000000   0.00000000  0.00000000  0.00000000
R-1                 0.00   0.00000 %      0.00000000   0.00000000  0.00000000  0.00000000
R-2                 0.00   0.00000 %      0.00000000   0.00000000  0.00000000  0.00000000
R-3                 0.00   0.00000 %      0.00000000   0.00000000  0.00000000  0.00000000
P                 100.00   0.00000 %   1000.00000000   0.00000000  0.00000000  0.00000000


             Non-Supported                  Total       Remaining        Ending
Class (5)      Interest      Realized     Interest       Unpaid       Certificate/
               Shortfall     Loss (6)   Distribution    Interest        Notional
                                                        Shortfall       Balance

A-1F          0.00000000    0.00000000      5.37286190  0.00000000    850.40127548
A-2F          0.00000000    0.00000000      5.97500000  0.00000000   1000.00000000
A-3F          0.00000000    0.00000000      6.09166655  0.00000000   I000.0000D000
A-4F          0.00000000    0.00000000      6.34166625  0.00000000   1000.0000DOOO
A-5F          0.00000000    0.00000000      6.57500000  0.00000000   1000.00000000
A-6F          0.00000000    0.00000000      6.25833333  0.00000000   1000.00000000
IOF           0.00000000    0.00000000      7.28961742  0.00000000    893.44262295
A-1A          0.00000000    0.00000000      4.34914382  0.00000000    947.85770618
M-1           0.00000000    0.00000000      6.57500000  0.00000000   1000.00000o00
M-2           0.00000000    0.00000000      6.57500000  0.00000000   1000.00000000
B             0.00000000    0.00000000      6.57500000  0.00000000   1000.00000000
BIO           0.00000000    0.00000000      0.00000000  0.00000000      0.00000000
R-1           0.00000000    0.00000000      0.00000000  0.00000000      0.00000000
R-2           0.00000000    0.00000000      0.00000000  0.00000000      0.00000000
R-3           0.00000000    0.00000000      0.00000000  0.00000000      0.00000000
P             0.00000000    0.00000000  24148.30000000  0.00000000   1000.00000000

(5) Per $1 denomination.

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                         28-Feb-2001
Distribution Date:                   15-Mar-2001

                                DFH Series 2000-3

                      Certificateholder Component Statement

               Component     Beginning         Ending        Beginning    Ending           Ending
             Pass-Through    Notional          Notional      Component   Component        Component
   Class         Rate         Balance          Balance        Balance     Balance        Percentage

    OC          0.00000 %            0.00             0.00  546,301.47  872,763.85   44,179.16639248 %
    FSA         0.08000 %  168,653,616.86   166,349,027.41        0.00        0.00       94.78577060 %
FSA-PAYBACK     0.00000 %            0.00             0.00        0.00        0.00        0.00000000 %

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                       28-Feb-2001
Distribution Date:                 15-Mar-2001

                                DFH Series 2000-3

                       Certificateholder Account Statement

                               CERTIFICATE ACCOUNT

Beginning Balance                                                           0.00

Deposits
     Payments of Interest and Principal                             3,161,859.89
     Liquidations, Insurance Proceeds, Reserve Funds                        0.00
     Proceeds from Repurchased Loans                                        0.00
     Other Amounts (Servicer Advances)                                751,799.57
     Realized Losses                                                        0.00
                                                                    ------------
Total Deposits                                                      3,913,659.46

Withdrawals
     Reimbursement for Servicer Advances                                    0.00
     Payment of Service Fee                                            85,717.08
     Payment of Interest and Principal                              3,827,942.38
                                                                    ------------
Total Withdrawals (Pool Distribution Amount)                        3,913,659.46

Ending Balance                                                              0.00
                                                                    ============

                    PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

Total Prepayment/Curtailment Interest Shortfall                        11,077.19
Servicing Fee Support                                                  11,077.19
                                                                       ---------
Non-Supported Prepayment/Curtailment Interest Shortfall                     0.00
                                                                       =========

                                 SERVICING FEES

Gross Servicing Fee                                                    80,708.20
Trusee - Wells Fargo Bank N.A.                                          4,842.50
Supported Prepayment/Curtailment Interest Shortfall                    11,077.19
                                                                       ---------
Net Servicing Fee                                                      74,473.51
                                                                       =========

                                 OTHER ACCOUNTS

                            Beginning     Current       Current       Ending
Account Type                 Balance    Withdrawals     Deposits      Balance

Net Rate Cap Fund           10,000.0O       0.00          0.00       10,000.00
LIBOR Carryover Fund        10,000.00       0.00          0.00       10,000.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                             28-Feb-2001
Distribution Date:                      15-Mar-2001

                                DFH Series 2000-3

             Loan Status Stratification/Credit Enhancement Statement

        DELINQUENT                         BANKRUPTCY                        FORECLOSURE

          No. of     Principal               No. of     Principal               No. of     Principal
          Loans       Balance                Loans       Balance                Loans       Balance

                                   0-29 Days     3     217,665.96     0-29 Days     0           0.00
30 Days     198  13,929,648.08     30 Days       0           0.00     30 Days       0           0.00
60 Days      58   4,371,892.15     60 Days       0           0.00     60 Days       1      48,651.35
90 Days      22   1,223,529.72     90 Days       3     255,243.44     90 Days      37   2,781,164.68
120 Days     17   1,013,228.09     120 Days      2     106,146.24     120 Days     89   4,861,899.17
150 Days      0           0.00     150 Days      0           0.00     150 Days      0           0.00
180+ Days     0           0.00     180+ Days     0           0.00     180+ Days     0           0.00
            ---  -------------                 ---  -------------                 ---  -------------
            295  20,538,298.04                   8     579,055.64                 127   7,691,715.20

          No. of     Principal               No. of     Principal               No. of     Principal
          Loans       Balance                Loans       Balance                Loans       Balance

                                   0-29 Days 0.107411 %  0.113486 %   0-29 Days 0.000000 %  0.000000 %
30 Days   7.089151 %  7.262573 %   30 Days   0.000000 %  0.000000 %   30 Days   0.000000 %  0.000000 %
60 Days   2.076620 %  2.279396 %   60 Days   0.000000 %  0.000000 %   60 Days   0.035804 %  0.025366 %
90 Days   0.787683 %  0.637918 %   90 Days   0.107411 %  0.133078 %   90 Days   1.324740 %  1.450030 %
120 Days  0.608665 %  O.528272 %   120 Days  0.071608 %  0.055342 %   120 Days  3.186538 %  2.534874 %
150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %
180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %
          ----------  ----------             ----------  ----------             ----------  ----------
          0.562120 % 10.708159 %             0.286430 %  0.301905 %             4.547082 %  4.010270 %


           REO                               TOTAL

          No. of     Principal               No. of     Principal
          Loans       Balance                Loans       Balance

0-29 Days     0           0.00     0-29 Days     3     217,665.96
30 Days       0           0.00     30 Days     198  13,929,648.08
60 Days       0           0.00     60 Days      59   4,420,543.50
90 Days       0           0.00     90 Days      62   4,259,937.84
120 Days      0           0.00     120 Days    108   5,981,273.50
150 Days      0           0.00     150 Days      0           0.00
180+ Days     0           0.00     180+ Days     0           0.00
            ---  -------------                 ---  -------------
              0           0.00                 430  28,809,068.88

          No. of     Principal               No. of     Principal
          Loans       Balance                Loans       Balance

0-29 Days 0.000000 %  0.000000 %   0-29 Days 0.107411 %  0.113486 %
30 Days   0.000000 %  0.000000 %   30 Days   7.089151 %  7.262573 %
60 Days   0.000000 %  0.000000 %   60 Days   2.112424 %  2.304762 %
90 Days   0.000000 %  0.000000 %   90 Days   2.219835 %  2.221026 %
120 Days  0.000000 %  0.000000 %   120 Days  3.866810 %  3.118488 %
150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %
180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %
          ----------  ----------             ----------  ----------
          0.000000 %  0.000000 %            15.395632 % 15.020334 %

(7) The 120 day category for delinquent, bankruptcy, foreclosure, and REO contains loans that are 120 days or more delinquent.

     Current Period Realized Loss - Includes Interest Shortfall             0.00
     Cumulative Realized Losses - Includes Interest Shortfall               0.00
     Current Period Class A Insufficient Funds                              0.00
     Periodic Advance                                                 751,799.57
     Principal Balance of Contaminated Properties                           0.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                   28-Feb-2001
Distribution Date:             15-Mar-2001

                                DFH Series 2000-3

                           Delinquency Status By Group

        DELINQUENT                         BANKRUPTCY                        FORECLOSURE

GROUP     No. of     Principal               No. of     Principal               No. of     Principal
  1       Loans       Balance                Loans       Balance                Loans       Balance

                                   0-29 Days     1      26,603.31     0-29 Days     0           0.00
30 Days     142   9,411,987.44     30 Days       0           0.00     30 Days       0           0.00
60 Days      42   3,179,659.61     60 Days       0           0.00     60 Days       0           0.00
90 Days      17     823,261.21     90 Days       2     177,677.33     90 Days      23   1,710,197.64
120 Days     10     568,454.92     120 Days      0           0.00     120 Days     48   2,459,591.46
150 Days      0           0.00     150 Days      0           0.00     150 Days      0           0.00
180+ Days     0           0.00     180+ Days     0           0.00     180+ Days     0           0.00
            ---  -------------                 ---  -------------                 ---  -------------
            211  13,983,363.18                   3     204,280.64                  71   4,169,789.10

                                   0-29 Days 0.047506 %  0.019250 %   0-29 Days 0.000000 %  0.000000 %
30 Days   6.745843 %  6.810426 %   30 Days   0.000000 %  0.000000 %   30 Days   0.000000 %  0.000000 %
60 Days   1.995249 %  2.300772 %   60 Days   0.000000 %  0.000000 %   60 Days   0.000000 %  0.000000 %
90 Days   0.807601 %  0.595704 %   90 Days   0.095012 %  0.128566 %   90 Days   1.092637 %  1.237483 %
120 Days  0.475059 %  0.411329 %   120 Days  0.000000 %  0.000000 %   120 Days  2.280285 %  1.779737 %
150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %
180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %
          ----------  ----------             ----------  ----------             ----------  ----------
         10.023753 % 10.118230 %             0.142518 %  0.147816 %             3.372922 %  3.017220 %


           REO                               TOTAL

          No. of     Principal               No. of     Principal
          Loans       Balance                Loans       Balance

0-29 Days   0           0.00       0-29 Days     1      26,603.31
30 Days     0           0.00       30 Days     142   9,411,987.44
60 Days     0           0.00       60 Days      42   3,179,659.61
90 Days     0           0.00       90 Days      42   2,711,136.18
120 Days    0           0.00       120 Days     58   3,028,046.38
150 Days    0           0.00       150 Days      0           0.00
180+ Days   0           0.00       180+ Days     0           0.00
          ---  -------------                   ---  -------------
            0           0.00                   285  18,357,432.92

0-29 Days 0.000000 %  0.000000 %   0-29 Days 0.047506 %  0.019250 %
30 Days   0.000000 %  0.000000 %   30 Days   6.745843 %  6.810426 %
60 Days   0.000000 %  0.000000 %   60 Days   1.995249 %  2.300772 %
90 Days   0.000000 %  0.000000 %   90 Days   1.995249 %  1.961753 %
120 Days  0.000000 %  0.000000 %   120 Days  2.755344 %  2.191066 %
150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %
180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %
          ----------  ----------             ----------  ----------
          0.000000 %  0.000000 %            13.539192 % 13.283266 %


        DELINQUENT                         BANKRUPTCY                        FORECLOSURE

GROUP     No. of     Principal               No. of     Principal               No. of     Principal
  2       Loans       Balance                Loans       Balance                Loans       Balance

                                   0-29 Days     2     191,062.65     0-29 Days     0           0.00
30 Days      56   4,517,660.64     30 Days       0           0.00     30 Days       0           0.00
60 Days      16   1,192,232.54     60 Days       0           0.00     60 Days       1      48,651.35
90 Days       5     400,268.51     90 Days       1      77,566.11     90 Days      14   1,070,967.04
120 Days      7     444,773.17     120 Days      2     106,146.24     120 Days     41   2,402,307.71
150 Days      0           0.00     150 Days      0           0.00     150 Days      0           0.00
180+ Days     0           0.00     180+ Days     0           0.00     180+ Days     0           0.00
            ---  -------------                 ---  -------------                 ---  -------------
             84   6,554,934.86                   5     374,775.00                  56   3,521,926.10

                                   0-29 Days 0.290698 %  0.356455 %   0-29 Days 0.000000 %  0.000000 %
30 Days   8.139535 %  8.428352 %   30 Days   0.000000 %  0.000000 %   30 Days   0.000000 %  0.000000 %
60 Days   2.325581 %  2.224283 %   60 Days   0.000000 %  0.000000 %   60 Days   0.145349 %  0.090766 %
90 Days   0.726744 %  0.746759 %   90 Days   0.145349 %  0.144711 %   90 Days   2.034884 %  1.998045 %
120 Days  1.017442 %  0.829789 %   120 Days  0.290698 %  0.198031 %   120 Days  5.959302 %  4.481854 %
150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %
180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %
          ----------  ----------             ----------  ----------             ----------  ----------
         12.209302 % 12.229183 %             0.726744 %  0.699197 %             8.139535 %  6.570665 %


           REO                               TOTAL
          No. of     Principal               No. of     Principal
          Loans       Balance                Loans       Balance

0-29 Days     0           0.00     0-29 Days     2     191,062.65
30 Days       0           0.00     30 Days      56   4,517,660.64
60 Days       0           0.00     60 Days      17   1,240,883.89
90 Days       0           0.00     90 Days      20   1,548,801.66
120 Days      0           0.00     120 Days     50   2,953,227.12
150 Days      0           0.00     150 Days      0           0.00
180+ Days     0           0.00     180+ Days     0           0.00
            ---  -------------                 ---  -------------
              0           0.00                 145  10,451,635.96

0-29 Days 0.000000 %  0.000000 %   0-29 Days 0.290698 %  0.356455 %
30 Days   0.000000 %  0.000000 %   30 Days   8.139535 %  8.428352 %
60 Days   0.000000 %  0.000000 %   60 Days   2.470930 %  2.315049 %
90 Days   0.000000 %  0.000000 %   90 Days   2.906977 %  2.889514 %
120 Days  0.000000 %  0.000000 %   120 Days  7.267442 %  5.509674 %
150 Days  0.000000 %  0.000000 %   150 Days  0.000000 %  0.000000 %
180+ Days 0.000000 %  0.000000 %   180+ Days 0.000000 %  0.000000 %
          ----------  ----------             ----------  ----------
          0.000000 %  0.000000 %            21.075581 % 19.499045 %

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                       28-Feb-2001
Distribution Date:                 15-Mar-2001

                                DFH Series 2000-3

                              COLLATERAL STATEMENT

Collateral Description                                 Fixed & Mixed ARM
Weighted Average Gross Coupon                                 11.734815%
Weighted Average Net Coupon                                   11.234813%
Weighted Average Pass-Through Rate                            11.204810%
Weighted Average Maturity (Stepdown Calculation)                     355

Beginning Scheduled Collateral Loan Count                          2,824
Number of Loans Paid in Full                                          31
Ending Scheduled Collateral Loan Count                             2,793

Beginning Scheduled Collateral Balance                    193,700,018.33
Ending Scheduled Collateral Balance                       191,721,891.26
Ending Actual Collateral Balance at 28-Feb-2001           191,800,453.59
Monthly P&I Constant                                        2,099,525.09
Ending Scheduled Balance for Premium Loans                191,721,891.26
Required Overcollateralized Amount                                  0.00
Overcollateralized Increase Amount                            326,462.38
Overcollateralized Reduction Amount                                 0.00
Specified O/C Amount                                        4,500,000.00
Overcollateralized Amount                                     872,763.85
Overcollateralized Deficiency Amount                        3,953,698.53
Base Overcollateralization Amount                                   0.00
Extra Principal Distribution Amount                                 0.00
Excess Cash Amount                                            326,462.38

Curtailments Group F                                        -$274,453.07
Curtailments Group A                                         -$24,682.00
Group F Prepayment Penalties                                  $43,484.51
Group A Prepayment Penalties                                   $8,930.32

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                       28-Feb-2001
Distribution Date:                 15-Mar-2001

                                DFH Series 2000-3

Group                                   1                    2               Total

Collateral Description            Mixed Fixed             Mixed ARM
Weighted Average Coupon Rate        12.176474            11.755111
Weighted Average Net Rate           11.646474            11.225111
Weighted Average Maturity              203.00               353.00
Record Date                          02/28/01             02/28/01
Principal And Interest Constant  1,553,041.14           546,483.95       2,099,525.09
Beginning Loan Count                    2,134                  690              2,824
Loans Paid In Full                         29                    2                 31
Ending Loan Count                       2,105                  688              2,793
Beginning Scheduled Balance    139,942,102.80        53,757,915.53     193,700,018.33
Ending Scheduled Balance       138,137,666.54        53,584,224.72     191,721,891.26
Scheduled Principal                133,039.94            19,875.41         152,915,35
Unscheduled Principal            1,671,396.32           153,815.40       1,825,211.72
Scheduled Interest               1,420,001.20           526,608.54       1,946,609.74
Servicing Fee                       58,309.21            22,399.13          80,708.34
Master Servicing Fee                     0.00                 0.00               0.00
Trustee Fee                          3,498.55             1,343.95           4,842.50
FRY Amount                               0.00                 0.00               0.00
Special Hazard Fee                       0.00                 0.00               0.00
Other Fee                                0.00                 0.00               0.00
Pool Insurance Fee                       0.00                 0.00               0.00
Spread 1                                 0.00                 0.00               0.00
Spread 2                                 0.00                 0.00               0.00
Spread 3                                 0.00                 0.00               0.00
Net Interest                     1,358,193.44           502,865.46       1,861,058.90
Realized Loss Amount                     0.00                 0.00               0.00
Cumulative Realized Loss                 0.00                 0.00               0.00
Percentage of Cumulative Losses          0.00                 0.00               0.00

Delta Funding Corporation
Mortgage Pass-Through Certificates
Record Date:                      28-Feb-2001
Distribution Date                 15-Mar-2001



                                DFH Series 2000-4

                     Certificateholder Distribution Summary

                          Certificate  Certificate      Beginning
                             Class    Pass-Through     Certificate     Interest          Principal
    Class       CUSIP     Description     Rate           Balance     Distribution      Distribution

      A        24763LHL7      SEN         7.06000 %   97,405,350.59     573,068.15       694,421.06
     IO        24763LHM5      10          9.25000 %            0.00     257,666.67             0.00
     M-1       24763LHN3      MEZ         7.15000 %    6,000,000.00      35,750.00             0.00
     M-2       24763LHP8      MEZ         7.15000 %    5,500,000.00      32,770.83             0.00
      B        24763LHQ6      SUB         7.15000 %    4,900,000.00      29,195.83             0.00
     BIO       DFHO04BIO      SUB         0.00000 %            0.00           0.00             0.00
     R-1       DFHOO04RI      RES         0.00000 %            0.00           0.00             0.00
     R-2       DFHOO04R2      RES         0.00000 %            0.00           0.00             0.00
     R-3       DFHOO04R3      RES         0.00000 %            0.00           0.00             0.00
      P        DFHOO004P      SEN         0.00000 %          100.00       3,185.70             0.00
                                                     --------------     ----------       ----------
   Totals                                            113,805,450.59     931,637.18       694,421.06


                  Current         Ending                        Cumulative
                 Realized       Certificate        Total         Realized
    Class          Loss           Balance      Distribution       Losses

      A           0.00         96,710,929.53     1,267,489.21        0.00
     IO           0.00                  0.00       257,666.67        0.00
     M-1          0.00          6,000,000,00        35,750.00        0.00
     M-2          0.00          5,500,000.00        32,770.83        0.00
      B           0.00          4,900,000.00        29,195.83        0.00
     BIO          0.00                  0.00             0.00        0.00
     R-1          0.00                  0.00             0.00        0.00
     R-2          0.00                  0.00             0.00        0.00
     R-3          0.00                  0.00             0.00        0.00
      P           0.00                100.00         3,185.70        0.00
                              --------------     ------------        ----
   Totals         0.00        113,111,029.53     1,626,058.24        0.00


All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

    Delta Funding Corporation
    Mortgage Pass-Through Certificates
    Administration Services
    Record Date:                 28-Feb-2001
    Distribution Date:           15-Mar-2001

                                DFH Series 2000-4

                        Principal Distribution Statement

                 Original         Beginning       Scheduled      Unscheduled
                   Face          Certificate      Principal       Principal                        Realized
     Class        Amount           Balance      Distribution    Distribution      Accretion        Loss (1)

       A       98,600,000.00     97,405,350.59      73,368.23     621,052.83           0.00          0.00
      IO                0.00              0.00           0.00           0.00           0.00          0.00
      M-I       6,000,000.00      6,000,000.00           0.00           0.00           0.00          0.00
      M-2       5,500,000.00      5,500,000.00           0.00           0.00           0.00          0.00
       B        4,900,000.00      4,900,000.00           0.00           0.00           0.00          0.00
      BIO               0.00              0.00           0.00           0.00           0.00          0.00
      R-1               0.00              0.00           0.00           0.00           0.00          0.00
      R-2               0.00              0.00           0.00           0.00           0.00          0.00
      R-3               0.00              0.00           0.00           0.00           0.00          0.00
       P                0.00          1 100.00           0.00           0.00           0.00          0.00
              --------------    ---------------     ----------    ----------           ----          ----
    Totals    115,000,000.00    113,805,450.59      73,368.23     621,052.83           0.00          0.00


                 Total        Ending             Ending           Total
               Principal    Certificate        Certificate      Principal
     Class     Reduction      Balance          Percentage     Distribution

       A      694,421.06     96,710,929.53      0.98084107       694,421.06
      IO            0.00              0.00      0.00000000            0.00
      M-I           0.00      6,000,000.00      1.00000000            0.00
      M-2           0.00      5,500,000.00      1.00000000            0.00
       B            0.00      4,900,000.00      1.00000000            0.00
      BIO           0.00              0.00      0,00000000            0.00
      R-1           0.00              0.00      0.00000000            0.00
      R-2           0.00              0.00      0.00000000            0.00
      R-3           0.00              0.00      0.00000000            0.00
       P            0.00            100.00      0.00000000            0.00
              ----------    --------------      ----------      ----------
    Totals    694,421.06    113,111,029.53      0.98357417      694,421.06

(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplementfor a Full Descript

     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:            28-Feb-2001
     Distribution Date:      15-Mar-2001



                                DFH Series 2000-4
                    Principal Distribution Factors Statement

                Original        Beginning    Scheduled     Unscheduled
                  Face         Certificate   Principal     Principal
  Class (2)      Amount          Balance     Distribution Distribution    Accretion

    A       98,600,000.00      987.88388022   0.74409970   6.29871024     0.00000000
   IO                0.00        0.00000000   0.00000000   0.00000000     0.00000000
   M-1       6,000,000.00     1000.00000000   0.00000000   0.00000000     0.00000000
   M-2       5,500,000.00     1000.00000000   0.00000000   0.00000000     0.00000000
    B        4,900,000.00     1000.00000000   0.00000000   0.00000000     0.00000000
  BIO                0.00        0.00000000   0.00000000   0.00000000     0.00000000
  R-1                0.00        0.00000000   0.00000000   0.00000000     0.00000000
  R-2                0.00        0.00000000   0.00000000   0.00000000     0.00000000
  R-3                0.00        0.00000000   0.00000000   0.00000000     0.00000000
   P                 0.00        0.00000000   0.00000000   0.00000000     0.00000000

                                  Total         Ending        Ending          Total
               Realized          Principal    Certificate   Certificate      Principal
 Class (2)      Loss (3)         Reduction      Balance     Percentage      Distribution

   A           0.00000000        7.04280994    980.84107028   0.98084107     7.04280994
  IO           0.00000000        0.00000000      0.00000000   0.00000000     0.00000000
  M-1          0.00000000        0.00000000   1000.00000000   1.00000000     0.00000000
  M-2          0.00000000        0.00000000   1000.00000000   1.00000000     0.00000000
   B           0.00000000        0.00000000   1000.00000000   1.00000000     0.00000000
  BIO          0.00000000        0.00000000      0.00000000   0.00000000     0.00000000
  R-1          0.00000000        0.00000000      0.00000000   0.00000000     0.00000000
  R-2          0.00000000        0.00000000      0.00000000   0.00000000     0.00000000
  R-3          0.00000000        0.00000000      0.00000000   0.00000000     0.00000000
   P           0.00000000        0.00000000      0.0000000O   0.00000000     0.00000000


(2) All Classes are per $ 1,000 denomination.

(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Descript

     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:            28-Feb-2001
     Distribution Date:      15-Mar-2001



                                DFH Series 2000-4

                         Interest Distribution Statement

  Class         Original        Current       Beginning        Current     Payment of     Current
                  Face        Certificate   Certificate/       Accrued       Unpaid       Interest
                 Amount          Rate         Notional         Interest     Interest      Shortfall
                                                  Balance                   Shortfall
    A        98,600,000.00      7.06000 %   97,405,350.59      573,068.15     0.00          0.00
   IO                 0.00      9.25000 %   33,427,027.00      257,666.67     0.00          0.00
   M-1        6,000,000.00      7.15000 %    6,000,000.00       35,750.00     0.00          0.00
   M-2        5,500,000.00      7.15000 %    5,500,000.00       32,770.83     0.00          0.00
    B         4,900,000.00      7.15000 %    4,900,000.00       29,195.83     0.00          0.00
   BID                0.00      0.00000 %            0.00            0.00     0.00          0.00
   R-1                0.00      0.00000 %            0.00            0.00     0.00          0.00
   R-2                0.00      0.00000 %            0.00            0.00     0.00          0.00
   R-3                0.00      0.00000 %            0.00            0.00     0.00          0.00
    P                 0.00      0.00000 %          100.00          100.00     0.00          0.00
            --------------                                     ----------     ----          -----
   Totals   115,000,000.00                                     928,451.48     0.00          0.00

 Class   Non-Supported  Realized      Total        Remaining       Ending
           Interest     Loss; (4)   Interest        Unpaid      Certificate/
          Shortfall               Distribution     Interest        Notional
                                                   Shortfall       Balance
   A        0.00        0.00       573,068.15         0.00      96,710,929.53
  IO        0.00        0.00       257,666.67         0.00      32,518,919.00
  M-1       0.00        0.00        35,750.00         0.00       6,000,000.00
  M-2       0.00        0.00        32,770.83         0.00       5,500,000.00
   B        0.00        0.00        29,195.83         0.00       4,900,000.00
  BID       0.00        0.00             0.00         0.00               0.00
  R-1       0.00        0.00             0.00         0.00               0.00
  R-2       0.00        0.00             0.00         0.00               0.00
  R-3       0.00        0.00             0.00         0.00               0.00
   P        0.00        0.00         3,185.70         0.00             100.00

Totals      0.00        0.00       931,637.18         0.00


(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.



     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:            28-Feb-2001
     Distribution Date:      15-Mar-2001



                                DFH Series 2000-4

                     Interest Distribution Factors Statement


                 Original      Current        Beginning       Current    Payment of     Current
  Class (5)        Face      Certificate    Certificate/      Accrued      Unpaid       Interest
                  Amount        Rate          Notional        Interest    Interest     Shortfall
                                                 Balance                   Shortfall
     A        98,600,000.00     7.06000 %   987.88388022     5.81205020    0.00000000   0.00000000
    IO                 0.00     9.25000 %  1000.00000000     7.70833344    0.00000000   0.00000000
    M-1        6,000,000.00     7.15000 %  1000.00000000     5.95833333    0.00000000   0.00000000
    M-2        5,500,000.00     7.15000 %  1000.00000000     5.95833273    0.00000000   0.00000000
     B         4,900,000.00     7.15000 %  1000.00000000     5.95833265    0.00000000   0.00000000
    BIO                0.00     0.00000 %     0.00000000     0.00000000    0.00000000   0.00000000
    R-1                0.00     0.00000 %     0.00000000     0.00000000    0.00000000   0.00000000
    R-2                0.00     0.00000 %     0.00000000     0.00000000    0.00000000   0.00000000
    R-3                0.00     0.00000 %     0.00000000     0.00000000    0.00000000   0,00000000
     P                 0.00     0.00000 %     0.00000000     0.00000000    0.00000000   0.00000000


  Class (5)   Non-Supported                  Total       Remaining        Ending
                Interest     Realized      Interest       Unpaid        Certificate/
               Shortfall     Loss (6)     Distribution    Interest       Notional
                                                         Shortfall        Balance

     A         0.00000000   0.00000000     5.81205020    0.00000000     980.84107028
    IO         0.00000000   0.00000000     7.70833344    0.00000000     972.83312094
    M-1        0.00000000   0.00000000     5.95833333    0.00000000    1000.00000000
    M-2        0.00000000   0.00000000     5.95833273    0.00000000    1000.00000000
     B         0.00000000   0.00000000     5.95833265    0.00000000    1000.00000000
    BIO        0.00000000   0.00000000     0.00000000    0.00000000       0.00000000
    R-1        0.00000000   0.00000000     0.00000000    0.00000000       0.00000000
    R-2        0.00000000   0,00000000     0.00000000    0.00000000       0.00000000
    R-3        0.00000000   0.00000000     0.00000000    0.00000000       0.00000000
     P         0.00000000   0.00000000     0.00000000    0.00000000       0.00000000



(5) All Classes are per $1,000 denomination

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:            28-Feb-2001
     Distribution Date:      15-Mar-2001



                                DFH Series 2000-4

                      Certificateholder Component Statement

            Component       Beginning     Ending      Beginning     Ending         Ending
            Pass-Through    Notional     Notional     Component     Component     Component
   Class       Rate          Balance      Balance      Balance      Balance       Percentage

    0C       0.00000 %         0.00         0.00      295,187.16     462,721.01    0.00000000 %
    FSA      0.10000 %         0.00         0.00            0.00           0.00    0.00000000 %
    SUB      0.00000 %         0.00         0.00            0.00           0.00    0.00000000 %

     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:            28-Feb-2001
     Distribution Date:      15-Mar-2001



                                DFH Series 2000-4

                       Certificateholder Account Statement

                         CERTIFICATE ACCOUNT
    Beginning Balance                                           0.00
    Deposits
        Payments of Interest and Principal              1,384,317.41
        Liquidations, Insurance Proceeds, Reserve Funds         0.00
        Proceeds from Repurchased Loans                         0.00
        Other Amounts (Servicer Advances)                 316,639.83
        Realized Losses                                         0.00
                                                        --------------
    Total Deposits                                      1,700,957.24
    Withdrawals
        Reimbursement for Servicer Advances                     0.00
        Payment of Service Fee                             74,899.00
        Payment of Interest and Principal               1,626,058.24
                                                        -------------
    Total Withdrawals (Pool Distribution Amount)        1,700,957.24
    Ending Balance                                              0.00
                                                        =============
         PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

Total Prepayment/Curtailment Interest Shortfall               727.60
 Servicing Fee Support                                        727.60
                                                              ------
 Non-Supported Prepayment/Curtailment Interest Shortf           0.00
                                                              ======

                        SERVICING FEES

 Gross Servicing Fee                                       61,804.45
 Wells Fargo Bank of Minnesota, N.A.                        5,705.04
 Supported Prepayment/Curtailment Interest Shortfall          727.60
                                                           ---------
 Net Servicing Fee                                         66,781.89
                                                           =========



                                 OTHER ACCOUNTS

                          Beginning       Current      Current       Ending
   Account Type            Balance      Withdrawals    Deposits      Balance

   Reserve Fund            5,000.00         0.00        0.00         5,000.00
   Reserve Fund                0.00         0.00        0.00             0.00
   Financial Guaranty          0.00         0.00        0~00             0.00

     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:            28-Feb-2001
     Distribution Date:      15-Mar-2001



                                DFH Series 2000-4

             Loan Status Stratification/Credit Enhancement Statement

             DELINQUENT                BANKRUPTCY                   FORECLOSURE
          No. of    Principal            No. of   Principal            No. of   Principal
           Loans    Balance              Loans     Balance             Loans     Balance

                                 0-29 Days    0     0.00    0-29 Days    0        0.00
 30 Days   144    8,838,762.40   30 Days      0     0.00     30 Days     0        0.00
 60 Days    73    4,880,217.92   60 Days      0     0.00     60 Days     0        0.00
 90 Days    30    1,624,072.81   90 Days      0     0.00     90 Days     0        0.00
120 Days     9      735,896.58   120 Days     0     0.00    120 Days     0        0.00
150 Days     0            0.00   150 Days     0     0.00    150 Days     0        0.00
180+ Days    0            0.00   180+ Days    0     0.00    180+ Days    0        0.00
           ---   -------------               ---    ----                ---       ----
           256   16,078,949.71                0     0.00                 0        0.00

            REO                               Total
             No. of    Principal             No. of    Principal
             Loans     Balance               Loans     Balance

 0-29 Days     0        0.00      0-29 Days     0             0.00
   30 Days     0        0.00       30 Days    144     8,838,762.40
   60 Days     0        0.00       60 Days     73     4,880,217.92
   90 Days     0        0.00       90 Days     30     1,624,072.81
  120 Days     0        0.00       120 Days     9       735,896.58
  150 Days     0        0.00       150 Days     0             0.00
 180+ Days     0        0.00       180+ Days    0             0.00
              ---       -----                 ---    -------------
               0        0.00                  256    16,078,949.71




        DELINQUENT                        BANKRUPTCY                           FORECLOSURE
           No. of     Principal               No. of      Principal           No. of      Principal
           Loans       Balance                Loans        Balance             Loans       Balance

                                   0-29 Days 0.000000%   0.000000% 0-29 Days  0.000000%   0.000000%
 30 Days   8.551069 %  7.779478 %   30 Days  0.000000%   0.000000% 30 Days    0.000000%   0.000000%
 60 Days   4.334917 %  4,295346 %   60 Days  0.000000%   0.000000% 60 Days    0.000000%   0.000000%
 90 Days   1.781473 %  1.429435 %   90 Days  0.000000%   0.000000% 90 Days    0.000000%   0.000000%
 120 Days  0.534442 %  0.647703 %  120 Days  0.000000%   0.000000% 120 Days   0.000000%   0.000000%
 150 Days  0.000000 %  0.000000%   150 Days  0.000000%   0.000000% 150 Days   0.000000%   0.000000%
 180+ Days 0.000000 %  0.000000%   180+ Days 0.000000%   0.000000% 180+ Days  0.000000%   0.000000%
           ---------- -----------            --------    --------             ---------   ---------
           5.201900 % 14.151962 %            0.000000%   0.000000%            0.000000%   0.000000%


               REO                               Total
             No. of    Principal             No. of    Principal
             Loans      Balance              Loans       Balance

0-29 Days   0.000000%  0.000000% 0-29 Days  0.000000%   0.000000%
 30 Days    0.000000%  0.000000%  30 Days   8.551069 %  7.779478 %
 60 Days    0.000000%  0.000000%  60 Days   4.334917 %  4.295346 %
 90 Days    0.000000%  O.ODOOOO%  90 Days   1.781473 %  1.429435 %
 120 Days   0.000000%  0.000000%  120 Days  0.534442 %  0.647703 %
 150 Days   0.000000%  0.000000%  150 Days  0.000000 %  0.000000 %
180+ Days   0.000000%  0.000000%  180+ Days 0.000000 %  0.000000 %
            --------   ---------            ----------  ----------
            0.0000W%   0.000000%           15.201900 % 14.151962 %




(7) The 120 Day category for delinquent, bankruptcy, foreclosure, and REO contains loans that are 120 days or more delinquent.


    Current Period Realized Loss - Includes Interest Shortfall    0.00
    Cumulative Realized Losses - Includes Interest Shortfall      0.00
    Current Period Class A Insufficient Funds                     0.00

    Principal Balance of Contaminated Properties                  0.00
    Periodic Advance                                        316,639.83

     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:            28-Feb-2001
     Distribution Date:      15-Mar-2001



                                DFH Series 2000-4

                           Delinquency Status By Gioup

          DELINQUENT                            BANKRUPTCY                     FORECLOSURE
 GROUP       No of    Principal                  No of     Principal                 No of    Principal
   1         Loans     Balance                   Loans      Balance                 Loans      Balance
                                   0-29 Days       0         0.00      0-29 Days      0         0.00
 30 Days     108    6,596,800.16     30 Days       0         0.00        30 Days      0         0.00
 60 Days      57    3,720,022.23     60 Days       0         0.00        60 Days      0         0.00
 90 Days      19    1,009,929.22     90 Days       0         0.00        90 Days      0         0.00
 120 Days      6      619,990.07    120 Days       0         0.00       120 Days      0         0.00
 150 Days      0            0.00    150 Days       0         0.00       150 Days      0         0.00
 180+ Days     0            0.00    180+ Days      0         0.00       180+ Days     0         0.00
             ---   -------------                  ---        ----                    --         ----
             190   11,946,741.68                   0         0.00                     0         0.00

          REO                            Total
             No of     Principal               No of    Principal
             Loans      Balance               Loans      Balance
 0-29 Days      0         0.00    0-29 Days      0            0.00
  30 Days       0         0.00      30 Days    108     6,596,800.16
  60 Days       0         0.00      60 Days     57     3,720,022.23
  90 Days       0         0.00      90 Days     19     1,009,929.22
 120 Days       0         0.00     120 Days      6       619,990.07
 150 Days       0         0.00     150 Days      0             0.00
 180+ Days      0         0.00     180+ Days     0             0.00
                --        ----                 ---    -------------
                0         0.00                 190    11,946,741.68





          DELINQUENT                            BANKRUPTCY                     FORECLOSURE
 GROUP       No of    Principal                  No of     Principal                 No of    Principal
   1         Loans     Balance                   Loans      Balance                 Loans      Balance
                                 0-29 Days   0.000000%   0.000000%  0-29 Days   0.000000%   0.000000%
 30 Days    7.526132%  6.809582%   30 Days   0.000000%   0.000000%  30 Days     0.000000%   0.000000%
 60 Days    3.972125%  3.840013%   60 Days   0.000000%   0.000000%  60 Days     0.000000%   0.000000%
 90 Days    1.324042%  1.042505%   90 Days   0.000000%   0.000000%  90 Days     0.000000%   0.000000%
 120 Days   0.418118%  0.639988%   120 Days  0.000000%   0.000000%  120 Days    0.000000%   0.000000%
 150 Days   0.000000%  0.000000%   150 Days  0.000000%   0.000000%  150 Days    0.000000%   0.000000%
 180+ Days  0.000000%  0.000000%  180+ Days  0.000000%   0.000000% 180+ Days    0.000000%   0.000000%
           ---------- ----------             ---------   ---------              ---------   ---------
           13.240418% 12.332087%             0.000000%   0.000000%              0.000000%   0.000000%

            REO                               Total
               No of     Principal               No of    Principal
               Loans      Balance               Loans      Balance
0-29 Days   0.000000%  0.000000%   0-29 Days   0.000000%  0.000000%
  30 Days   0.000000%  0.000000%     30 Days   7.526132%  6.809582%
  60 Days   0.000000%  0.000000%     60 Days   3.972125%  3.840013%
  90 Days   0.000000%  0.000000%     90 Days   1.324042%  1.042505%
 120 Days   0.000000%  0.000000%    120 Days   0.418118%  0.639988%
 150 Days   0.000000%  0.000000%    150 Days   0.000000%  0.000000%
 180+ Days  0.000000%  0.000000%    180+ Days  0.000000%  0.000000%
            ---------  ---------               --------- ----------
            0.000000%  0.000000%              13.240418% 12.332087%



          DELINQUENT                      BANKRUPTCY                     FORECLOSURE
 GROUP       No of    Principal                  No of    Principal               No of    Principal
 2           Loans    Balance                   Loans      Balance               Loans      Balance
                                    0-29 Days      0        0.00     0-29 Days     0         0.00
 30 Days    36      2,241,962.24      30 Days      0        0.00       30 Days     0         0.00
 60 Days    16      1,160,195.69      60 Days      0        0.00       60 Days     0         0.00
 90 Days    11        614,143.59      90 Days      0        0.00       90 Days     0         0.00
 120 Days    3        115,906.51     120 Days      0        0.00      120 Days     0         0.00
 150 Days    0              0.00     150 Days      0        0.00      150 Days     0         0.00
 180+ Days   0              0.00     180+ Days     0        0.00      180+ Days    0         0.00
           ---      ------------                  ---       ----                  ---        ----
            66      4,132,208.03                   0        0.00                   0         0.00


       REQ                                Total
             No of    Principal               No of      Principal
             Loans      Balance              Loans        Balance
 0-29 Days     0         0.00     0-29 Days     0            0.00
   30 Days     0         0.00       30 Days    36    2,241,962.24
   60 Days     0         0.00       60 Days    16    1,160,195.69
   90 Days     0         0.00       90 Days    11      614,143.59
  120 Days     0         0.00      120 Days     3      115,906.51
  150 Days     0         0.00      150 Days     0            0.00
  180+ Days    0         0.00      180+ Days    0            0.00
             ---        -----                  ---   ------------
               0         0.00                  66    4,132,208.03



          DELINQUENT                      BANKRUPTCY                     FORECLOSURE
 GROUP       No of      Principal                   No of    Principal                No of    Principal
 2           Loans      Balance                    Loans      Balance                 Loans      Balance
                                     0-29 Days    0.000000%  0.000000%   0-29 Days   0.000000%   0.000000%
 30 Days   14.457831%   13.391932%     30 Days    0.000000%  0.000000%     30 Days   0.000000%   0.000000%
 60 Days    6.425703%    6.930207%     60 Days    0.000000%  0.000000%     60 Days   0.000000%   0.000000%
 90 Days    4.417671%    3.668469%     90 Days    0.000000%  0.000000%     90 Days   0.000000%   0.000000%
 120 Days   1.204819%    0.692345%    120 Days    0.000000%  0.000000%    120 Days   0.000000%   0.000000%
 150 Days   0.000000%    0.000000%    150 Days    0.000000%  0.000000%    150 Days   0.000000%   0.000000%
 180+Days   0.000000%    0.000000%    180+ Days   0.000000%  0.000000%    180+ Days  0.000000%   0.000000%
           ----------   ---------                 ---------  --------                ---------   ----------
           26.506024%   24.682953%                0.000000%  0.000000%               0.000000%   0.000000%


   REQ                                Total
             No of    Principal                 No of      Principal
              Loans      Balance                Loans        Balance
 0-29 Days 0,000000%  0.000000%   0-29 Days    0.000000%   0.000000%
  30 Days   0.000000% 0.000000%     30 Days   14.457831%  13.391932%
  60 Days   0.000000% 0.000000%     60 Days    6.425703%   6.930207%
  90 Days   0.000000% 0.000000%     90 Days    4.417671%   3.668469%
  120 Days  0.000000% 0.000000%    120 Days    1.204819%   0.692345%
  150 Days  0.000000% 0.000000%    150 Days    0.000000%   0.000000%
 180+ Days  0.000000% 0.000000%    180+ Days   0.000000%   0.000000%
            --------- ---------               ----------   ---------
            0.000000% 0.000000%               26.506024%  24.682953%



     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:            28-Feb-2001
     Distribution Date:      15-Mar-2001



                                DFH Series 2000-4

                               COLLATERALSTATEMENT

Collateral Description                                      Mixed Fixed & Arn
Weighted Average Gross Coupon                                      12.321890%
Weighted Average Net Coupon                                        11.671890%
Weighted Average Pass-Through Rate                                 11.611885%
Weighted Average Maturity (Stepdown Calculation)                          322
Beginning Scheduled Collateral Loan Count                               1,689
Number of Loans Paid in Full                                                5
Ending Scheduled Collateral Loan Count                                  1,684
Beginning Scheduled Collateral Balance                         114,100,537.76
Ending Scheduled Collateral Balance                            113,573,650.54
Ending Actual Collateral Balance at 28-Feb-2001                113,616,401.27
Monthly P&I Constant                                             1,244,980.15
Ending Scheduled Balance for Premium Loans                     113,573,650.54
Scheduled Principal                                                 73,368.23
Unscheduled Principal                                              453,518.99
Required Overcollateralized Amount                                       0.00
Overcollateralized Increase Amount                                 167,533.84
Overcollateralized Reduction Amount                                      0.00
Specified O/C Amount                                             2,587,500.00
Overcollateralized Amount                                          462,721.01
Overcollateralized Deficiency Amount                             2,292,312.83
Base Overcollateralization Amount                                        0.00
Extra Principal Distribution Amount                                      0.00
Excess Cash Amount                                                 167,533.84
                                                                  ------------
Curtailments                                                        $6,768.18

     Delta Funding Corporation
     Mortgage Pass-Through Certificates
     Record Date:            28-Feb-2001
     Distribution Date:      15-Mar-2001



                                DFH Series 2000-4


    Group                                  1                     2            Total
Collateral Description           Mixed Fixed             Mixed ARM
Weighted Average Coupon Rate       12.305158             12.417315
Weighted Average Net Rate          11.595158             11.707315
Weighted Average Maturity             322.00                322.00
Record Date                         02/28/01              02/28/01
Principal And Interest Constant 1,063,368.76            181,611.39        1,244,980.15
Beginning Loan Count                   1,437                   252               1,689
Loans Paid In Full                         2                     3                   5
Ending Loan Count                      1,435                   249               1,684
Beginning Scheduled Balance    97,078,042.34         17,022,495.42      114,100,537.76
Ending Scheduled Balance       96,837,767.10         16,735,883.44      113,573,650.54
Scheduled Principal                67,901.58              5,466.65           73,368.23
Unscheduled Principal             172,373.66            281,145.33          453,518.99
Scheduled Interest                995,467.18            176,144.74        1,171,611.92
Servicing Fee.                     52,583.94              9,220.51           61,804.45
Master Servicing Fee                    0.00                  0.00                0.00
Trustee Fee                         4,853.91                851.13            5,705.04
FRY Amount                              0.00                  0.00                0.00
Special Hazard Fee                      0.00                  0.00                0.00
Other Fee                               0.00                  0.00                0.00
Pool Insurance Fee                      0.00                  0.00                0.00
Spread 1                                0.00                  0.00                0.00
Spread 2                                0.00                  0.00                0.00
Spread 3                                0.00                  0.00                0.00
Net Interest                      938,029.33            166,073.10        1,104,102.43
Realized Loss Amount                    0.00                  0.00                0.00
Cumulative Realized Loss                0.(0                  0.00                0.00
Percentage of Cumulative Losses         0.00                  0.00                0.00

Delta Funding Non-Performing Loan Trust
Mortgage Pass-Through Certificates
Record Date:             31-Mar-2001
Distribution Date:       16-Apr-2001

                                DNT Series 2000-1

                     Certificateholder Distribution Summary

                           Certificate Certificate      Beginning
                              Class   Pass-Through     Certificate      Interest         Principal
     Class        CUSIP    Description    Rate           Balance      Distribution     Distribution

    NOTES       DNT00001A      SEN        9.50000 %    1,912,258.16     15,138.71       107,511.47
   TRUSTCER     DNTOOO0TC      JUN        0.0O000 %            0.00          0.00             0.00
    Totals                                             1,912,258.16     15,138.71       107,511.47


                 Current        Ending                        Cumulative
                 Realized      Certificate       Total         Realized
     Class        Loss          Balance      Distribution       Losses

    NOTES           0.00      l,804.746.69    122,650.18         0.00
   TRUSTCER         0.00              0.00          0.00         0.00
    Totals          0.00      1,804,746.69    122,650.18         0.00


All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

Delta Funding Non-Performing Loan Trust
Mortgage Pass-Through Certificates
Record Date:             31-Mar-2001
Distribution Date:       16-Apr-2001

                                DNT Series 2000-1

                        Principal Distribution Statement

                   Original        Beginning       Scheduled     Unscheduled
                     Face         Certificate      Principal      Principal                      Realized
       Class        Amount          Balance      Distribution   Distribution       Accretion      Loss (1)

        NOTES   3,013,040.40     1,912,258.16      107,511.47        0.00             0.00          0.00
     TRUSTCERT          0.00             0.00            0.00        0.00             0.00          0.00
      Totals    3,013,040.40     1,912,258.16      107,511.47        0.00             0.00          0.00


                   Total         Ending          Ending         Total
                 Principal     Certificate     Certificate     Principal
       Class      Reduction      Balance        Percentage    Distribution

        NOTES   107,511.47    1,804,746.69      0.59897859      107,511.47
     TRUSTCERT        0.00            0.00      0.00000000            0.00
      Totals    107,511.47    1,804,746.69      0.59897859      107,511.47



(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise disclosed. Please Refer to tho Prospectus Supplement for a Full Description

Delta Funding Non-Performing Loan Trust
Mortgage Pass-Through Certificates
Record Date:             31-Mar-2001
Distribution Date:       16-Apr-2001

                                DNT Series 2000-1

                    Principal Distribution Factors Statement

                     Original        Beginning     Scheduled      Unscheduled
                     Face           Certificate    Principal       Principal
      Class (2)      Amount           Balance     Distribution    Distribution    Accretion

        NOTES       3,013.040.40   634.66064378    35.68205391     0.0000000      0.00000000
     TRUSTCERT              0.00     0.00000000     0.000O0000     0.0000000      0.00000000


                                       Total           Ending           Ending          Total
                      Realized        Principal       Certificate     Certificate      Principal
      Class (2)       Loss (3)        Reduction        Balance         Percentage     Distribution

        NOTES         0.00OO0000      35.68205391    598.97858987     0.59897859       35.68205391
     TRUSTCERT        0.00000000       0.00000OO0      0.00000000     0.00000000        0.00000000


(2) All Classes are per $1,000 denomination.

(3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description

Delta Funding Non-Performing Loan Trust
Mortgage Pass-Through Certificates
Record Date:             31-Mar-2001
Distribution Date:       16-Apr-2001


                                DNT Series 2000-1

                         Interest Distribution Statement

          Class       Original        Current        Beginning       Current      Payment of
                        Face        Cerfificate     Certificate/      Accrued       Unpaid
                       Amount          Rate          Notional        Interest      Interest
                                                     Balance                       Shortfall

           NOTES     3,013,040.40    9.50000 %      1,912.258.16    15,138.71          0.00
         TRUSTCE             0.00    0.00000%               0.00         0.00          0.00
          Totals     3,013,040.40                                   15,138.71          0.00


          Class       Current    Non-Supportcd  Realized     Total      Remaining     Ending
                      Interest     Interest     Loss (4)   Interest      Unpaid    Certificate/
                      Shortfall    Shortfall             Distribution   Interest     Notional
                                                                        Shortfall    Balance

           NOTES         0.00         0.00        0.00     15,138.71      0.00       1,804,746.69
         TRUSTCE         0.00         0.00        0.00          0.00      0.00               0.00
          Totals         0.00         0.00        0.00     l5,138.71      0.00


(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Suplementement for a Full Description.

Delta Funding Non-Performing Loan Trust
Mortgage Pass-Through Certificates
Record Date:             31-Mar-2001
Distribution Date:       16-Apr-2001

                                DNT Series 2000-1

                    Interest Distribution Factors Staternent

                          Original      Current       Beginning       Current    Payment of
        Class (5)           Face      Certificate    Certificate/     Accrued     Unpaid
                           Amount        Rate          Notional       Interest    Interest
                                                       Balance                   Shortfall

          NOTES         3,013,040.40    9.50000 %    634.66064378    5.02439662  0.000000O0
        TRUSTCER                0.00    0.00000 %      0.00000000    0.00000000  0.00000000


        Class (5)      Current    Non-Supported                   Total       Remaining      Ending
                      Interest      Interest      Realized      Interest       Unpaid      Cerfificate/
                      Shortfall     Shortfall     Loss (6)    Distribution    Interest      Notional
                                                                              Shortfall      Balance
          NOTES
        TRUSTCER     0.0000000O   0.00000000    0.00000000     5.02439662     0.00000000    598.97858987
                     0.0000OO0O   0.00000000    O.O0000000     0.00000000     0.00000000      0.00000000



(5) All Classes are per $1,000 denomination.

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Delta Funding Non-Performing Loan Trust
Mortgage Pass-Through Certificates
Record Date:             31-Mar-2001
Distribution Date:       16-Apr-2001

                                DNT Series 2000-1

                       Certificateholder Account Statement

                                    CERTIFICATE ACCOUNT
              Beginning Balance                                            0.00
              Deposits
                  Payments of Interest and Principal                 164,300.81
                  Liquidations, Insurance Proccotts, Reserve Funds         0.00
                  Proceeds from Repurchased Loans                          O.O0
                  Other Amounts (Servicer Advances)                        0.00
                  Realized Losses                                    (37,273.13)
                                                                     -----------
              Total Deposits                                         127,027.68

              Withdrawals
                  Reimbursement for Servicer Advances                      0.00
                  Payment of Service Fee                               4,377.50
                  Payment of Interest and Principal                  122,650.18
                                                                     ----------
              Total Withdrawals (Pool Distribution Amount)           127,027.68
              Ending Balance                                               0.00


                       PREPAYMENT/CURTAILMENT INTEREST SHORTFALL
               Total Prepayment/Curtailment Interest Shortfall          0.00
               Servicing Fee Support                                    0.00
                                                                      ------
               Non-Supported Prepayment/Curtailment Interest Shortfall  0.00


                                      SERVICING FEES
               Gross Servicing Fee                                    2,315,00
               Trustee - Wells Fargo Bank, N.A.                       1,500.00
               Trust Expenses                                             0.00
               Owner Trustee Fee                                        562.50
               Supported Prepayment/Curtailment Interest Shortfall        0.00
                                                                      ---------
               Net Servicing Fee                                      4,377.50

Delta Funding Non-Performing Loan Trust
Mortgage Pass-Through Certificates
Record Date:             31-Mar-2001
Distribution Date:       16-Apr-2001

                                DNT Series 2000-1

             Loan Status Stratification/Credit Enhancement Statement

            DELINQUENT                         BANKRUPTCY                            FORECLOSURE
            No. of   Principal                  No. of      Principal                 No. of      Principal
             Loans    Balance                    Loans       Balance                   Loans       Balance

                                  0-29 Days          1      46,418.92    0-29 Days          0            0.00
30 Days          3    255,586.02  30 Days            0           0.00    30 Days            0            0.00
60 Days          0          0.00  60 Days            0           0.00    60 Days            0            0.00
90 Days          0          0.00  90 Days            0           0.00    90 Days            1       19.744.21
120 Days         0          0.00  120 Days           0           0.00    120 Days           0            0.00
ISO Days         0          0,00  15O Days           0           0.00    150 Days           0            0.00
180+ Days        0          0.00  180+ Days          6     669,542.47    180+ Days         14    2,535,271.51
           -------    ----------              --------     ----------               ---------  --------------
                 3    255,586.02                     7     715,961.39                      15    2,555,015.72

            No, of   Principal                  No. of      Principal                 No. of      Principal
             Loans    Balance                    Loans       Balance                   Loans       Balance

                                  0-29 Days   2.941176%      1.121470%   0-29Days    0.000000%       0.000OOO%
30 Days   8.823529%     6.174894% 30 Days     0.000000%      0.000000%   30 Days     0.000000%       0.000000%
60 Days   0.000000%     0.OO0000% 60 Days     0.000000%      0.000000%   60 Days     O.O00000%       0.000000%
9O Days   0.000000%     0.000OO0% 90 Days     0.0000OO%      0.000000%   90 Days     2.941176%       0.477015%
120 Days  0.000000%     0.000000% 120 Days    0.000000%      0.000000%   120 Days    O.OO0OO0%       0.000000%
150 Days  0.000000%     0.000000% 15O Days    0.000000%      0.0O0000%   15O Days    0.000000%       0.000000%
180+ Days 0.000000%     O.00OO00% 180+ Days  17.647059%     16.175979%   180+ Days   1.176471%      61.251526%
          --------      --------             ----------     ---------               ---------       ---------
          8.823529%     6.174894%            20.588235%      7.297448%               4.117647%       1.728542%


                  REO                                  Total
               No. of     Principal                No. of        Principal
                Loans      Balance                  Loans        Balance

 0-29 Days          0          0.00   0-29 Days           1       46,418.92
 30 Days            0          0.00   30 Days             3      255,586.02
 60 Days            0          0.00   60 Days             0            0.00
 90 Days            0          0.00   90 Days             1       19,744.21
 120 Days           0          0.00   120 Days            0            O.O0
 150 Days           0          0.00   150 Days            0            0.00
 180+ Days          4    139,499.57   180+ Days          24    3,344,313.55
             --------    ----------               ---------    ------------
                    4    139,499.57                      29    3,666,062,70

               No. of     Principal                No. of        Principal
                Loans      Balance                  Loans        Balance

 0-29 Days   O.OOOO00%     0.000000%  0-29 Days    2.941176%       1.121470%
 30 Days     0.000000%     0.000000%  30 Days      8.823529%       6.174894%
 60 Days     0.000000%     0.00O000%  60 Days      0.000000%       0.000000%
 90 Days     0.000000%     0.000000%  90 Days      2.941176%       0.477015%
 120 Days    0.000OO0%     O.OOO000%  120 Days     O.OO0000%       0.000000%
 150 Days    O.O0000O%     0.000000%  150 Days     0.000000%       0.00OO00%
 180+ Days  11.764706%     3.370275%  18O+ Days   70.588235%      80.797780%
            ---------     ----------              ---------       ----------
            11.764706%     3.370275%              85.294118%      88.571159%


(7) The 90 day category for delinquent, bankruptcy, foreclosures, and REO may contain loans that are 90 days or more delinquent.

Current Period Realized Loss - Includes Interest Shortfall          0.00
Principal Balance of Contaminated Properties                        0.00
Cumulative Realized Losses - Includes Interest Shortfall      231,875.17
Periodic Advance                                                    0.00
Current Period Class A Insufficient Funds                           0.00

Delta Funding Non-Performing Loan Trust
Mortgage Pass-Through Certificates
Record Date:             31-Mar-2001
Distribution Date:       16-Apr-2001

                                DNT Series 2000-1

                              COLLATERAL STATEMENT

       Collateral Description                                    Fixed Mixed &
                                                                 ARM & Balloon
       Weighted Average Gross Coupon                                4.252969%
       Weighted Average Net Coupon                                  3.605902%
       Weighted Average Pass-Through Rate                           3.186637%
       Weighted Average Maturity (Stepdown Calculation)                    1
       Beginning Scheduled Collateral Loan Count                          35
       Number of Loans Paid in Full                                        1
       Ending Scheduled Collateral Loan Count                             34
       Beginning Scheduled Collateral Balance                   4,293,221.22
       Ending Scheduled Collateral Balance                      4,139,115.64
       Ending Actual Collateral Balance at 31-Mar-2001          4,139,115.64
       Monthly P&I Constant                                       124,712.68
       Reimbursed Servicer Advances                               -$2,68O.43
       Reimbursed Escrow Advances                                 -$2,340.12
       Interest on Taxes                                               $0.00

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our certificate of incorporation and Delta Funding Residual Management, Inc.'s certificate of incorporation eliminate, to the fullest extent permitted by the law of the State of Delaware, personal liability of directors to those companies and their shareholders for monetary damages for breach of fiduciary duty as directors.

     Section 145(a) of the Delaware General Corporation Law, or DGCL, provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

     With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor. . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement or such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     To the fullest extent permitted by applicable law, each of Delta and Delta Funding Residual Management Inc. agrees to indemnify any of its respective officers or directors for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with his or her duties as an officer or director formed pursuant to our or Delta Funding Residual Management's charter documents, as the case may be, including the costs and expenses (including reasonable legal fees and expenses) of defending him or herself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

     Delta Funding Residual Exchange Company's LLC agreement eliminates to the fullest extent permitted by the State of Delaware, the personal liability of its managing member.

     Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any manager from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, as are set forth in its limited liability company agreement.

     Section 7 of Delta Funding Residual Exchange Company's LLC agreement, provides that neither the manager, nor any of its agents, partners, employees, counsel or affiliates (other than professionals employed by the LLC who shall be held to the usual standards of professional practice), shall be liable, responsible or accountable in damages or otherwise to the LLC or any member for any action taken or failure to act (even if such action or failure to act constituted negligence, other than gross negligence, on such person's part) on behalf of the LLC unless such act or failure to act was fraudulent, performed or omitted, in bad faith or constituted gross negligence.

     The LLC agreement further provides that the LLC shall indemnify and hold harmless the manager and each officer of the LLC and any of the manager's affiliates with respect to the following activities as follows:

     o The LLC shall indemnify and hold harmless, to the fullest extent permitted by law, each of the above listed parties from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the party may be involved, or threatened to be involved, as a party or otherwise arising as a result of such person's status as an indemnified party, regardless of whether the party continues in such capacity at the time any such liability or expense is paid or incurred, and regardless of whether any such action is brought by a third party, a member, or by or in the name of the LLC; provided, however, no party shall be indemnified under the LLC agreement for any costs that proximately result from such party's fraud, gross negligence or willful misconduct, or a material breach of the LLC agreement.

     o The LLC shall pay or reimburse, to the fullest extent allowed by law, in advance of the final disposition of the proceeding, costs as incurred by the indemnified party in connection with any; provided, however, that such indemnified party shall repay all amounts received from the LLC pursuant to the LLC agreement if it shall ultimately be determined at the final disposition of the proceeding that such indemnified party is not entitled to be indemnified by the LLC as authorized by the LLC agreement.

     o The LLC shall pay or reimburse costs incurred by an indemnified party in connection with such person's appearance as a witness or other participation in a proceeding involving or affecting the LLC at a time when the indemnified party is not a named defendant or respondent in the proceeding.

     o The manager of the LLC may cause the LLC to purchase and maintain insurance or other arrangements on behalf of the indemnified parties and/or the LLC against any liability asserted against any indemnified party and incurred by any indemnified party in such person's capacity as such or arising out of the indemnified party's status in such capacity, regardless of whether the LLC would have the power to indemnify the indemnified party against that liability under Section 7 of the LLC agreement, to the extent that such insurance is available on commercially reasonable terms. An party shall not be denied indemnification in whole or in part under the LLC agreement because the party had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the LLC agreement.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENTS AND SCHEDULES

         (a)      Exhibits

EXHIBIT NUMBER                                                  EXHIBIT

     3.1       Articles of Incorporation of Delta Financial Corporation.(1)

     3.2       Bylaws of Delta Financial Corporation.(1)

     3.3 Delta Funding Residual Exchange Company, LLC Amended and Restated Limited Liability Company Agreement.

     3.4       Delta Funding Residual Management, Inc. Certificate of
               Incorporation.

     3.5       Delta Funding Residual Management, Inc. Bylaws.

     3.6 Certificate of Designations, Voting Powers, Preferences and Rights of The Series A Preferred Stock of Delta Financial Corporation.

     3.7       Reorganization and Exchange Agreement.

     4.1 Senior Notes Indenture, dated as of July 23, 1997, of Delta Financial Corporation.(2)

     4.2 Senior Notes First Supplemental Indenture, dated as of August 1, 2000, of Delta Financial Corporation.(3)

     4.3 Senior Notes Second Supplemental Indenture, dated as of October 16, 2000, of Delta Financial Corporation.

     4.4 Senior Notes Third Supplemental Indenture, dated as of November 20, 2000, of Delta Financial Corporation.

     4.5 Senior Notes Fourth Supplemental Indenture, dated as of December 21, 2000, of Delta Financial Corporation.

     4.6 Senior Secured Notes Indenture, dated as of December 21, 2000, of Delta Financial Corporation.(4)

     4.7 Senior Secured Notes First Supplemental Indenture, dated as of January 11, 2001, of Delta Financial Corporation.

     4.8 Senior Secured Notes Second Supplemental Indenture, dated as of February 12, 2001, of Delta Financial Corporation.

     4.9 Senior Secured Notes Third Supplemental Indenture, dated as of March 16, 2001, of Delta Financial Corporation.(5)

     4.10 Senior Secured Notes Fourth Supplemental Indenture, dated as of July __, 2001, of Delta Financial Corporation.(6)

     5.1       Legal Opinion of Stroock & Stroock & Lavan LLP.

     10.1 Employment Agreement, dated October 1, 1996, between Delta Financial Corporation and Sidney A. Miller.(7)

     10.2 Employment Agreement, dated October 1, 1996, between Delta Financial Corporation and Hugh Miller.(7)

     10.3 Employment Agreement, dated October 1, 1996, between Delta Financial Corporation and Christopher Donnelly.(7)

     10.4 Employment Agreement, dated March 4, 1997, between Delta Financial Corporation and Richard Blass.(7)

     10.5 Lease Agreement between Delta Funding Corporation and the Tilles Investment Company.(7)

     13.1      Annual Report of Delta Financial Corporation.(8)

     23.1      Consent of KPMG LLP.

     23.2      Consent of Stroock & Stroock & Lavan LLP (included in Exhibit
               5.1).

     24.1      Power of Attorney (included in the signature page).

--------------------

(1) Incorporated by reference from Delta Financial Corporation's Registration Statement on Form S-1 filed with the Commission on October 9, 1996. (File No. 333-11289).

(2) Incorporated by reference from Delta Financial Corporation's Current Report on Form 8-K filed with the Commission on September 30, 1997 (File No. 1-12109).

(3) Incorporated by reference from Delta Financial Corporation's Current Report on Form 8-K filed with the Commission on August 1, 2001 (File No. 1-12109).

(4) Incorporated by reference from Delta Financial Corporation's Current Report on Form 8-K filed with the Commission on January 10, 2001 (File No. 1-12109).

(5) Incorporated by reference from Delta Financial Corporation's Current Report on Form 8-K filed with the Commission on March 16, 2001 (File No. 1-12109).

(6)  To be filed by amendment.

(7) Incorporated by reference from Delta Financial Corporation's Amendment to Registration Statement on Form S-1/A filed with the Commission on July 18, 1997 (File No. 1-12109).

(8) Incorporated by reference from Delta Financial Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000, filed with the Commission on July 3, 2001 (File No. 1-12109).

          (b) FINANCIAL STATEMENT SCHEDULES [ASK KPMG WHETHER ANY ARE REQUIRED, IF NOT DELETE]

ITEM 22.  UNDERTAKINGS

     (a)       Each of the undersigned registrants hereby undertakes:

               (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (6) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (7) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each of the undersigned Registrants hereby undertakes:

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective ate of the registration statement through the date of responding to the request.

     (d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused Amendment No. 1 to this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2001.


                                  DELTA FINANCIAL CORPORATION


                                  By:  /S/HUGH MILLER
                                       Name:  Hugh Miller
                                       Title:  President and Chief Executive
                                               Officer


                                  DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC


                                  By:   Delta Financial Corporation

                                  By:   /S/HUGH MILLER
                                        Name:  Hugh Miller
                                        Title:  President


                                  DELTA FUNDING RESIDUAL MANAGEMENT, INC.


                                  By:      Delta Financial Corporation

                                  By:      /S/HUGH MILLER
                                           Name:  Hugh Miller
                                           Title:  President and Chief Executive
                                                   Officer

                                POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Hugh Miller and Marc Miller and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto) and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                 TITLE                                          DATE

*_________________        Chairman of the Board of Directors             July 3, 2001
Sidney Miller

*_________________        Chief Executive Officer, President             July 3, 2001
Hugh Miller               and Director (Principal Executive Officer)

*_________________        Executive Vice President, Chief                July 3, 2001
Richard Blass             Financial Officer and Director (Principal
                          Financial Officer)

*_________________        Director                                       July 3, 2001
Arnold B. Pollard

* By Hugh Miller as Attorney-in-Fact.
